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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

STRATEGIC DIAGNOSTICS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY MATERIAL; SUBJECT TO COMPLETION, DATED May 17, 2013

STRATEGIC DIAGNOSTICS INC.
111 Pencader Drive
Newark, Delaware 19702

    •    , 2013

Dear Stockholder:

        You are cordially invited to attend a special meeting of stockholders of Strategic Diagnostics Inc., which will be held on    •    , 2013 at     •    , local time, at the Embassy Suites Newark/Wilmington South, 654 South College Avenue, Newark, Delaware 19713.

        On April 5, 2013, Strategic Diagnostics Inc. entered into an asset purchase agreement with OriGene Technologies, Inc. and its wholly owned subsidiary, SDIX, LLC, pursuant to which Strategic Diagnostics Inc. has agreed, among other things, to sell all of Strategic Diagnostics Inc.'s right, title, and interest in substantially all of the non-cash assets, equipment, inventory, and intellectual property related exclusively to Strategic Diagnostic Inc.'s Life Sciences Business, the product portfolio in respect of which includes a full suite of integrated capabilities, including antibody and assay design, development and production and the Advanced Technologies business (which we refer to as the "Asset Sale Transaction"). The Asset Sale Transaction is the result of a review of strategic alternatives by the board of directors of Strategic Diagnostics Inc. Strategic Diagnostics Inc.'s board of directors has unanimously approved the Asset Sale Transaction and recommends that stockholders vote in favor of such transaction.

        At the special meeting of stockholders, you will be asked to approve the Asset Sale Transaction. You will also be asked to approve an amendment to our certificate of incorporation to change our name to Special Diversified Opportunities Inc., effective upon completion of the Asset Sale Transaction. Finally, you will be asked to approve, on an advisory basis, the compensation that may be paid or become payable to certain of Strategic Diagnostics Inc.'s named executive officers in connection with the Asset Sale Transaction, including the agreements and understandings pursuant to which such compensation may be paid or become payable. If there are insufficient votes to approve the Asset Sale Transaction, you will be asked to vote to adjourn or postpone the special meeting of stockholders to solicit additional proxies. The Asset Sale Transaction is conditioned upon receiving approval from the holders of a majority of the shares of common stock of Strategic Diagnostics Inc. outstanding and entitled to vote thereon, but not on approval of the name change or compensation arrangements.

        The accompanying proxy statement contains important information concerning the Asset Sale Transaction, certain benefits to be received by executive officers of Strategic Diagnostics Inc. in connection with the Asset Sale Transaction, specific information about the special meeting and how to cast your vote. We encourage you to read the accompanying proxy statement in its entirety.

        Your vote is very important. Whether or not you plan to attend the special meeting of stockholders, please vote by proxy over the Internet, by telephone or by mailing the enclosed proxy card.

        If your shares of Strategic Diagnostics Inc. common stock are held in "street name" by your broker, bank or other nominee, then in order to vote you will need to instruct your broker, bank or other nominee on how to vote your shares using the instructions provided by your broker, trust, bank or other nominee.

Sincerely,
Francis M. DiNuzzo Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Asset Sale Transaction, passed upon the merits or fairness of the Asset Sale Transaction or passed upon the adequacy or accuracy of the disclosure in the accompanying proxy statement. Any representation to the contrary is a criminal offense.

STRATEGIC DIAGNOSTICS INC.
111 Pencader Drive
Newark, Delaware 19702

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on             •    , 2013

To Stockholders of Strategic Diagnostics Inc.:

        NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Strategic Diagnostics Inc. will be held on    •    , 2013 at     •    , local time, at the Embassy Suites Newark/Wilmington South, 654 South College Avenue, Newark, Delaware 19713. At the special meeting, stockholders will be asked:

  (1)
  To approve the sale of all of Strategic Diagnostics Inc.'s right, title, and interest in substantially all of the non-cash assets, equipment, inventory, and intellectual property related exclusively to the Company's Life Sciences Business, as contemplated by the asset purchase agreement between Strategic Diagnostics Inc., OriGene Technologies, Inc. and OriGene Technologies, Inc.'s wholly owned subsidiary, SDIX, LLC, dated as of April 5, 2013 (as it may be amended from time to time in accordance with the terms thereof), a copy of which is attached as Appendix A to the accompanying proxy statement. We refer to this transaction as the "Asset Sale Transaction" and this proposal as the "Asset Sale Proposal";

  (2)
  To approve an amendment to our certificate of incorporation to change our name to Special Diversified Opportunities Inc. effective upon completion of the Asset Sale Transaction. We refer to this proposal as the "Name Change Amendment Proposal";

  (3)
  To approve, on an advisory basis, the compensation that may be paid or become payable to Strategic Diagnostics Inc.'s named executive officers in connection with the Asset Sale Transaction, including the agreements and understandings pursuant to which such compensation may be paid or become payable. We refer to this as the "Compensation Proposal"; and

  (4)
  To approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Asset Sale Proposal. We refer to this proposal as the "Proposal to Adjourn or Postpone the Special Meeting."

        By approving the Asset Sale Proposal, our stockholders are also authorizing us to make any non-material changes that our officers deem advisable to the asset purchase agreement and the other transaction documents contemplated in connection with the Asset Sale Transaction.

        Our board of directors has fixed    •    , 2013 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. Only holders of record of shares of our common stock at the close of business on the record date are entitled to notice of, and to vote at, the special meeting. At the close of business on the record date, Strategic Diagnostics Inc. had     •    shares of common stock outstanding and entitled to vote.

        The proxy statement accompanying this notice is deemed to be incorporated into and forms part of this notice. The accompanying proxy statement, dated     •    , 2013, and proxy card for the special meeting are first being mailed to our stockholders on or about    •    , 2013.

        Our board of directors has unanimously approved the asset purchase agreement and unanimously recommends that you vote "FOR" the Asset Sale Proposal, "FOR" the Name Change Amendment Proposal, "FOR" the Compensation Proposal, and "FOR" the Proposal to Adjourn or Postpone the Special Meeting. YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. STOCKHOLDERS MAY ALSO VOTE VIA THE INTERNET OR BY USING A TOLL-FREE TELEPHONE NUMBER. INSTRUCTIONS ON HOW TO VOTE EITHER VIA THE INTERNET OR BY TELEPHONE ARE INCLUDED ON THE PROXY CARD. IF YOU RETURN YOUR PROXY CARD AND LATER ATTEND THE MEETING IN PERSON, YOU MAY REVOKE THE PROXY BEFORE IT IS EXERCISED AND VOTE IN PERSON IF YOU WISH.

        Only stockholders and persons holding proxies from stockholders may attend the special meeting. If your shares are registered in your name, you should bring a form of photo identification to the special meeting. If your shares are held in the name of a broker, bank or other nominee, you should bring a proxy or letter from that broker, bank or other nominee that confirms you are the beneficial owner of those shares, together with a form of photo identification. Cameras, recording devices and other electronic devices will not be permitted at the special meeting. All stockholders are cordially invited to attend the special meeting.

BY ORDER OF THE BOARD OF DIRECTORS
Kevin J. Bratton Corporate Secretary

Newark, Delaware
    •    , 2013

		Page
PROXY STATEMENT		1
SUMMARY TERM SHEET		1
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING		10
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS		19
RISK FACTORS		20
PROPOSAL #1 ASSET SALE PROPOSAL		25
ASSET PURCHASE AGREEMENT		46
PROPOSAL #2 NAME CHANGE AMENDMENT PROPOSAL		58
PROPOSAL #3 COMPENSATION PROPOSAL		59
PROPOSAL #4 PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING		63
OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT		64
OTHER INFORMATION		65
FUTURE PROPOSALS BY STOCKHOLDERS		65
HOUSEHOLDING OF PROXY MATERIALS		65
OTHER MATTERS		66
APPENDIX A:	ASSET PURCHASE AGREEMENT	A-1
APPENDIX B:	OPINION OF BROADOAK PARTNERS, LLC	B-1
APPENDIX C:	STRATEGIC DIAGNOSTICS INC. CONSOLIDATED FINANCIAL STATEMENTS FOR THE FISCAL YEARS ENDED DECEMBER 31, 2012 AND DECEMBER 31, 2011	C-1
APPENDIX D:	STRATEGIC DIAGNOSTICS INC. UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2013	D-1
APPENDIX E:	STRATEGIC DIAGNOSTICS INC. UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2012 AND THE THREE MONTH PERIOD ENDED MARCH 31, 2013	E-1
APPENDIX F:
	STRATEGIC DIAGNOSTICS INC. UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE BUSINESS TO BE SOLD FOR THE FISCAL YEARS ENDED DECEMBER 31, 2012 AND DECEMBER 31, 2011 AND THE THREE MONTH PERIOD ENDED MARCH 31, 2013	F-1

STRATEGIC DIAGNOSTICS INC.
111 Pencader Drive
Newark, Delaware 19702

PROXY STATEMENT

        The board of directors of Strategic Diagnostics Inc., a Delaware corporation (which we refer to as "SDIX," the "Company," "we," "our," and "us"), is soliciting the enclosed proxy for use at the special meeting of stockholders to be held on    •    , 2013 at    •    , local time, at the Embassy Suites Newark/Wilmington South, 654 South College Avenue, Newark, Delaware 19713. This proxy statement, dated    •    , 2013, and proxy card are first being mailed to our stockholders on or about    •    , 2013.

SUMMARY TERM SHEET

        This summary term sheet, together with the question and answer section that follows, highlights selected information from this proxy statement about the proposed sale of substantially all of the non-cash operating assets of SDIX (which we refer to as the "Asset Sale Transaction"). This summary term sheet and the question and answer section may not contain all of the information that is important to you. For a more complete description of the Asset Sale Transaction, you should carefully read this proxy statement and the asset purchase agreement attached hereto as Appendix A in their entirety. The location of the more detailed description of each item in this summary is provided in the parentheses in each sub-heading below. Also see "OTHER INFORMATION" on page 65.

Information About the Parties to the Asset Purchase Agreement (page 25)

  Strategic Diagnostics Inc.

        SDIX is publicly traded on the NASDAQ Capital Market (symbol: SDIX) and is a biotechnology company with a core mission of developing, commercializing and marketing innovative, effective products and solutions, many of which are proprietary, that preserve and enhance the quality of human health and wellness. The Company serves the pharmaceutical, biotechnology and diagnostics markets.

        SDIX is a customer-centric organization. Our goals are to consistently deliver increased value to our customers through products and services that facilitate business results and reduce costs. SDIX sales professionals focus among other things on delivering a scientifically relevant solution to our customers, based on a clear understanding of their technical needs while striving to deliver products and services that reduce time and total costs for the customer.

        The Company is focused on leveraging its expertise in antibodies and immuno-technologies to successfully develop proprietary products and services that enhance the competitive advantage of our customers and drive profitable growth.

        The Company believes that our competitive position has been enhanced through the combination of talent, technology, and resources resulting from the business development activities we have pursued since our inception. The Company believes it has achieved meaningful economies of scale for the discovery, development, and production of antibodies and assays through the utilization of its facilities in Newark, Delaware and Windham, Maine.

        SDIX has been developing antibodies and assays which have advanced our customers' immuno-based work for 20 years. By applying its core competencies of creating and producing proprietary, high-quality antibodies and assay development solutions, the Company has produced reagents and assay systems that are responsive to our customers' analytical information needs.

        SDIX is a leading provider of a wide range of life sciences products and services, including custom antibodies, in-vitro diagnostic-grade antibodies, proprietary critical reagent products, associated bio-processing services, and custom assay design and development services. The Company's products and services are sold to, and often incorporated in the production process for other commercial products used by a wide range of customers including pharmaceutical, biotechnology and diagnostic companies, and major biomedical research centers both domestically and internationally. The Company is fully integrated to deliver a wide range of services encompassing its customers' antibody and assay needs from antigen design and antibody development through large scale production and post-production bio-processing and immunoassay design and development. Customer service, innovation, and technical expertise are the foundation of the Company's competitive advantage. The Company's ISO9001:2008 accredited facilities employ sophisticated production processes that are reliable and deliver high quality to its customers, and its Newark, Delaware and Windham, Maine facilities are certified and accredited by the Association for the Assessment and Accreditation of Laboratory Animal Care ("AAALAC"), the highest standard in laboratory animal care. The Company is licensed by the U.S. Department of Agriculture for research and its work with laboratory animals.

        The Company has dedicated substantial resources towards the development of its proprietary Genomic Antibody Technology® ("GAT") platform, with the intent of making this platform a key element of the Company's Life Sciences strategy for establishing and maintaining sustainable differentiation in key markets. The study of gene and protein functionality has created a growing demand for antibody reagents. GAT was developed to address this growing need for high-quality reagents. Advanced versions of the technology along with a novel approach to sorting and cloning antibody producing B cells has recently been the focus of development resources. This work has been undertaken to address the growing demand for high-quality, novel antibodies to some of the most difficult and therapeutically relevant cellular targets, such as highly conserved proteins, ion channels and transmembrane proteins.

        An immunoassay is an analytical test that uses antibodies to detect the presence of a target in a complex biological sample with a high degree of sensitivity, precision and accuracy. Immunoassays play a central role in the detection and quantitation of proteins associated with disease diagnosis, prognosis and progression, and therapeutic toxicity, efficacy and outcome. Antibody quality and fit for a particular assay application are key to success. The Company's scientific expertise with multiple immunoassay formats, coupled with a thorough understanding of the needs of markets and specific customer applications, has allowed the Company to collaborate with customers to develop a diverse array of immunoassay products and the critical antibody reagents necessary for assay performance.

        The Company's business is focused in two areas, Life Sciences Research Antibodies and Assay Development and In vitro Diagnostic antibody reagents.

        In 2011 and 2012, the Company disposed of several of its former lines of business, leaving it focused solely on its life sciences business (our "Life Sciences Business"). Specifically, the Company sold its water quality and environmental products assets (our "Water Quality Business") in 2011 and its business of the development, manufacture and sale of diagnostic kits for the detection of various food pathogens and genetically modified organisms (our "Food Safety Business") in 2012.

  OriGene Technologies, Inc.

        OriGene Technologies, Inc. ("OriGene"), a Delaware corporation and the ultimate parent of SDIX, LLC, is a leading gene-centric life science company that develops, manufactures, and sells research and diagnostic products. OriGene uses a high-throughput, genome-wide approach to develop products for pharmaceutical, biotechnology, and academic research. OriGene's vision is to enable scientists to study complete biological pathways, enabling a better understanding of disease mechanisms. Practical applications of OriGene's products include, among other things, cancer and stem cell research.

        Founded in 1995, OriGene focused on creating the largest commercial collection of full-length human cDNAs in a standard expression vector, and its flagship product is the cDNA clone collection, a searchable gene bank of over 30,000 TrueClone cDNA clones and over 25,000 TrueORF cDNA clones. From its TrueORF cDNA clones, OriGene has developed the largest offering of full-length human proteins expressed in mammalian cells, ideal for functional studies. In 2010, OriGene initiated the

TrueMAB project to develop mouse monoclonal antibodies against protein antigens, with the goal of developing protein assays for every human protein. Since then, OriGene has developed an extensive array of ultra-specific monoclonal antibodies called UltraMAB™, which offer significant improvement over traditional antibodies in antibody specificity. In August 2010, OriGene acquired Blue Heron Biotech and, as a result of this strategic acquisition, now offers complete molecular biology services from codon optimization, gene synthesis, protein expression and assay development.

        The following are examples of the products offered by OriGene today:

  •
  Untagged full-length human, mouse, and rat cDNA clones.

  •
  Tagged human, mouse, and rat reading frame cDNA clones.

  •
  Purified full-length human proteins expressed in HEK293 cells.

  •
  Over-expression cell lysates as antigens and assay standards.

  •
  Monoclonial mouse antibodies made against native protein epitopes for IHC, flow, IP ELISA applications.

  •
  Validated primary antibodies targeting human proteins, including free positive controls.

  •
  Pre-designed shRNA constructs targeting all human, mouse and rat genes.

  •
  TissueScan cancer tissue qPCR arrays.

  •
  Tissue biorepository for biomarker discovery and validation.

        OriGene's unique products are distributed worldwide, through distributors located in more than 34 countries. OriGene sells directly to customers in the U.S. and China through its sales force and website.

        In the Asset Sale Transaction, OriGene will acquire the life sciences portion of Strategic Diagnostics Inc.'s business through OriGene's newly formed and wholly owned subsidiary, SDIX, LLC. OriGene irrevocably and unconditionally guarantees to SDIX all of the obligations of Purchaser (as defined below) under the asset purchase agreement.

  SDIX, LLC

        SDIX, LLC ("Purchaser") is a wholly owned subsidiary of OriGene formed for the purpose of acquiring substantially all of the non-cash operating assets of the Company's Life Sciences Business.

Asset Purchase Agreement (page 46 and Appendix A)

        On April 5, 2013, we entered into an asset purchase agreement with OriGene and its wholly owned subsidiary, SDIX LLC, pursuant to which we have agreed, subject to specified terms and conditions, including approval of the Asset Sale Transaction by our stockholders at the special meeting, to sell to Purchaser substantially all of the Company's right, title, and interest in substantially all of the non-cash assets, equipment, inventory, accounts receivable and intellectual property related exclusively to the Company's Life Sciences Business. Among other things, we will retain all cash (including the cash consideration to be paid in connection with the Asset Sale Transaction), certain organizational documents and instruments necessary for maintaining our corporate existence following the Asset Sale Transaction and certain employee benefit plans. Neither OriGene nor Purchaser will assume liabilities (if any) associated with our Life Sciences Business arising prior to the closing, other than product liabilities with respect to products sold by us prior to closing (solely to the extent Purchaser received proceeds for claims made pursuant to an assigned insurance policy), accounts payable and liabilities for certain taxes. OriGene irrevocably and unconditionally guarantees to the Company all of the obligations of Purchaser under the asset purchase agreement.

        A copy of the asset purchase agreement is attached as Appendix A to this proxy statement. The description of the asset purchase agreement herein is qualified in its entirety by reference to the asset purchase agreement. We encourage you to read the asset purchase agreement in its entirety.

Purchase Price (page 47)

        The aggregate purchase price for the Life Sciences Business is $16,000,000 plus the assumption by Purchaser of certain liabilities associated with the Life Sciences Business. The purchase price is subject to a downward post-closing adjustment for the amount by which our non-cash working capital is less than $3,000,000 or an upward post-closing adjustment for the amount by which our non-cash working capital exceeds $3,000,000 (in each case, subject to a de minimis threshold).

        At the closing, $1,300,000 of the purchase price will be placed into escrow with an escrow agent. The escrow amount will be held in escrow for up to nine months to cover any indemnification claims made by Purchaser under the asset purchase agreement (subject to earlier release after six months to the extent the Company announces a distribution of all or substantially all of the liquid assets of the Company to its stockholders).

Use of Proceeds (page 44)

        Our Company, and not our stockholders, will receive all of the net proceeds from the Asset Sale Transaction. Following the Asset Sale Transaction, the Company's board of directors (the "Board") plans to explore strategic alternatives to deploy the proceeds of the Asset Sale Transaction, which may include future acquisitions, a merger with another company, or other actions to redeploy capital, including, without limitation, distribution of cash to our stockholders.

        Although our Board and management have had preliminary discussions regarding potential uses of our capital following the Asset Sale Transaction, our Board intends to continue to review anticipated liabilities and potential strategic uses of capital in connection with the continuation of SDIX as a going concern. Accordingly, we cannot specify with certainty the amount of net proceeds, if any, we will use for any particular use or the timing in respect thereof. Consequently, you should not vote in favor of the Asset Sale Transaction based upon any assumptions regarding the amount or timing of any potential usages of capital or distributions to stockholders.

Recommendation of Our Board of Directors (page 34)

        After careful consideration, our Board unanimously recommends that you vote:

  •
  "FOR" the Asset Sale Proposal;

  •
  "FOR" the Name Change Amendment Proposal;

  •
  "FOR" the Compensation Proposal; and

  •
  "FOR" the Proposal to Adjourn or Postpone the Special Meeting.

Reasons for the Asset Sale Transaction (page 34)

        After taking into account all of the material factors relating to the asset purchase agreement and the Asset Sale Transaction, our Board unanimously concluded that the benefits of the asset purchase agreement and the Asset Sale Transaction outweigh the risks and that the asset purchase agreement and the Asset Sale Transaction are advisable and in the best interests of our Company and our stockholders. Our Board did not assign relative weights to the material factors it considered. In addition, our Board did not reach any specific conclusion on each of the material factors considered, but conducted an overall analysis of all of the material factors. Individual members of our Board may have given different weights to different factors.

 Opinion of Our Financial Advisor (page 36 and Appendix B)

        We retained BroadOak Partners, LLC ("BroadOak") as our financial advisor in connection with the Asset Sale Transaction. At the meeting of our Board on April 5, 2013, BroadOak rendered to our Board its oral opinion, subsequently confirmed in writing, that, as of that date and based upon and subject to the assumptions, factors, and limitations set forth in the written opinion and described below, the aggregate consideration to be paid by Purchaser in the proposed Asset Sale Transaction was fair, from a financial point of view, to the Company.

        The opinion of BroadOak was directed to, and for the use of, our Board in connection with its consideration of the Asset Sale Transaction, does not address the underlying business decision to proceed with or effect the Asset Sale Transaction or the relative merits of the Asset Sale Transaction as compared to any strategic alternatives that may be available to our Company and does not constitute a recommendation as to how any of our stockholders should vote with respect to the Asset Sale Transaction.

        The full text of the opinion of BroadOak dated as of April 5, 2013, which sets forth the assumptions made, matters considered and limits on the scope of the review undertaken in connection with the opinion is attached as Appendix B to this proxy statement. We encourage you to read the opinion of BroadOak in its entirety.

Special Meeting (page 10)

        Date, Time and Place.    The special meeting will be held on    •    , 2013 at     •    , local time, at the Embassy Suites Newark/Wilmington South, 654 South College Avenue, Newark, Delaware 19713.

        Record Date and Voting Power.    You are entitled to vote at the special meeting if you owned shares of our common stock at the close of business on     •    , 2013, the record date for the special meeting. You will have one vote at the special meeting for each share of our common stock you held at the close of business on the record date. There are    •    shares of our common stock entitled to be voted at the special meeting.

        Required Vote.    The approval of the Asset Sale Proposal and of the Name Change Amendment Proposal each require the affirmative vote of holders of at least a majority of our issued and outstanding shares of common stock that are entitled to vote at the special meeting. The approval, on an advisory basis, of the Compensation Proposal, requires the affirmative vote of the holders of at least a majority of the shares of our common stock entitled to vote and present in person or represented by proxy at the special meeting. If the Name Change Amendment Proposal and/or the Compensation Proposal is not approved, this will not affect approval of the Asset Sale Proposal; however, if the Asset Sale Proposal is not approved, neither the Name Change Amendment Proposal nor the Compensation Proposal will take effect. If you attend the special meeting but abstain from voting, either in person or by proxy, or you hold your shares through a broker or other nominee and you do not instruct your broker or other nominee how to vote your shares, the resulting abstention or broker non-vote will have the same effect as a vote "AGAINST" the approval of the Asset Sale Proposal, the Name Change Amendment proposal and the Compensation Proposal. If a quorum is present at the special meeting, the Proposal to Adjourn or Postpone the Special Meeting will be approved if the number of shares voted in favor of that proposal is greater than the number of shares voted against that proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote on the Proposal to Adjourn or Postpone the Special Meeting if it is submitted for stockholder approval when a quorum is present at the meeting. If a quorum is not present at the special meeting, the Proposal to Adjourn or Postpone the Special Meeting will be approved by the affirmative vote of the holders of a majority of the voting power of our common stock present in person or by proxy at the special meeting and no other business will be transacted thereat. Abstentions would have the same effect as a vote

"AGAINST" this proposal and broker non-votes would have no effect on the outcome of the vote on this proposal if it is submitted for approval when no quorum is present at the special meeting.

        Proxy Solicitation.    We will bear all expenses incurred in connection with the solicitation of proxies and printing, filing and mailing this proxy statement. We have engaged Okapi Partners to solicit proxies in connection with the matters to be voted on at the special meeting. The terms of our engagement with Okapi Partners requires us to pay Okapi Partners an upfront fee of $8,000 and also reimburse Okapi Partners for certain costs and expenses incurred in connection with the solicitation. In addition, upon a successful conclusion of the solicitation, we are required to pay Okapi Partners an additional $8,000 performance fee. Certain of our directors, officers and regular employees may also, without additional compensation, solicit proxies personally or by telephone or e-mail. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, letter, facsimile or in person. These directors, officers and employees will not be paid additional remuneration for their efforts but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Following the original mailing, we will request brokers, custodians, nominees and other record holders to forward their own notice and, upon request, to forward copies of the proxy statement and related soliciting materials to persons for whom they hold shares of our common stock and to request authority for the exercise of proxies. In such cases, upon the request of the record holders, we will reimburse such holders for their reasonable out-of-pocket expenses.

Interests of Certain Persons in the Asset Sale Transaction (page 43)

        In considering the recommendation of our Board with respect to the Asset Sale Proposal, our stockholders should be aware that some of our executive officers have interests in the Asset Sale Transaction that are different from, or in addition to, the interests of our stockholders generally. Our Board was aware of these interests and considered them in approving the asset purchase agreement and the Asset Sale Transaction and recommending that our stockholders approve the Asset Sale Proposal. The interests include:

  •
  certain of our executive officers and other employees are eligible to receive retention payments and severance payments and other payments, as applicable, in connection with a change of control or termination following a change of control, under their respective employment agreements or retention and severance agreements;

  •
  the vesting of certain stock options, shares of restricted stock and restricted stock units granted to certain of our named executive officers and certain of our executive officers will be accelerated in connection with the closing of the Asset Sale Transaction; and

  •
  the named executive officers are eligible to receive certain special change of control and retention bonuses contingent upon the closing of the Asset Sale Transaction and certain other conditions.

Conditions to Closing (page 47)

        The closing of the Asset Sale Transaction is subject to the satisfaction or, to the extent permissible under applicable law or pursuant to the asset purchase agreement, waiver of certain conditions on or prior to the closing. Such conditions include, in addition to customary closing conditions, that our stockholders approve the Asset Sale Transaction.

No Solicitation of Transactions (page 53)

        Generally, we and our subsidiaries and our representatives may not directly or indirectly, (i) initiate, solicit, encourage, induce, or facilitate the making, submission, or announcement of any acquisition proposal or take any action that could reasonably be expected to lead to an acquisition proposal, including furnishing non-public information to, and participating in discussions with, third parties. In addition, we are required to cause to be terminated any discussion or negotiation with any persons conducted prior to the signing date by us or our representatives with respect to any acquisition proposal.

        If we receive a written unsolicited, bona fide acquisition proposal from a third party, however, we may furnish information to such third party and participate in discussions and negotiations regarding the acquisition proposal if our Board determines in good faith, after consultation with our financial advisors and outside counsel, that the acquisition proposal constitutes or may lead to a proposal that is superior (as defined in the asset purchase agreement) to the Asset Sale Transaction.

Change of SDIX Board Recommendation (page 53)

        Our Board unanimously recommends that you vote for the Asset Sale Proposal. Our Board may withdraw or change its recommendation for approval of the Asset Sale Proposal only if (i) it determines in good faith, after consultation with its financial advisors and outside counsel, that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties under applicable law and (ii) we have engaged in good faith negotiations with Purchaser regarding potential changes to the terms of the asset purchase agreement for at least two business days.

        Purchaser has the right to terminate the asset purchase agreement if our Board changes its recommendation prior to the approval by our stockholders of the Asset Sale Proposal.

Termination (page 55)

        We and Purchaser may terminate the asset purchase agreement by mutual written consent. In addition, there are certain other circumstances under which the asset purchase agreement may be terminated prior to the closing, including:

  •
  generally, by either party, if the Asset Sale Transaction has not closed by August 31, 2013;

  •
  generally, by either party, if the approval of the Asset Sale Proposal by the Company's stockholders is not obtained;

  •
  by either party, if a court or governmental authority permanently restrains, enjoins or otherwise prohibits the transaction;

  •
  by either party, upon breach by the other party of any representation, warranty, covenant or obligation contained in the Asset Purchase Agreement in any material respect such that a closing condition would not be satisfied, and such breach or failure, if capable of cure, cannot be cured by August 31, 2013;

  •
  by the Company, to enter into a definitive agreement relating to a superior proposal (upon payment of termination fee);

  •
  by Purchaser, if, since the signing date, there shall have been a material adverse effect on the Company; or

  •
  by Purchaser, if the Company's Board changed its recommendation or endorsed a third party acquisition proposal.

        The termination of the asset purchase agreement generally relieves both parties from their obligations, except for certain obligations that customarily survive termination, including obligations relating to confidentiality. However, under certain circumstances, the Company is required to pay Purchaser a termination fee equal to $480,000, including if:

  •
  Purchaser terminates the asset purchase agreement because the Company's Board changes its recommendation or the Company materially breaches the no-shop covenant;

  •
  the Company terminates the asset purchase agreement to enter into a superior proposal;

  •
  either party terminates the asset purchase agreement because the Asset Sale Transaction has not closed by August 31, 2013 and, on or before the date of any such termination, (x) an acquisition proposal shall have been announced, disclosed or otherwise communicated to the Company's Board, and (y) a definitive agreement is entered into by the Company with respect to the transaction contemplated by such acquisition proposal or such a transaction is consummated within 12 months of such termination of the asset purchase agreement;

  •
  either party terminates the asset purchase agreement because the Company stockholder approval is not obtained and, on or before the date of the adoption of the asset purchase agreement by the required stockholder vote, (x) an acquisition proposal shall have been announced, disclosed or otherwise communicated to the Company's Board, and (y) a definitive agreement is entered into by the Company with respect to the transaction contemplated by such acquisition proposal or such a transaction is consummated within 12 months of such termination of the asset purchase agreement; or

  •
  either party terminates the asset purchase agreement at any time during which the asset purchase agreement was otherwise terminable in a circumstance in which Purchaser would be entitled to payment of the termination fee pursuant to any of the four immediately foregoing bulleted reasons and, in the case of a circumstance associated with either of the two immediately foregoing bulleted reasons, the condition specified in clause (y) thereof has occurred.

Indemnification (page 56)

        We and Purchaser have agreed to indemnify each other for damages as a result of certain breaches of representations, warranties or covenants contained in the asset purchase agreement. The representations, warranties and covenants survive for a period of nine months following closing, after which a claim for indemnification may not be made by either party. A party's damages from breaches of representations, warranties and covenants must exceed $350,000 in the aggregate before the other party is required to pay for any indemnification claims (at which point the relevant indemnified party will only be entitled to recover the amount of damages in excess of $350,000) and the aggregate indemnification claims payable by either party, subject to the same exceptions, may not exceed $3,600,000. The foregoing limitations (including time limitations) do not apply to claims of fraud, knowing and intentional misconduct or violations by the Company of the non-compete or non-solicitation provisions.

When the Asset Sale Transaction is Expected to be Completed (page 41)

        We expect to complete the Asset Sale Transaction no later than the second business day after satisfaction or waiver of all of the closing conditions in the asset purchase agreement, including approval of the Asset Sale Proposal by our stockholders. Subject to the satisfaction or waiver of these conditions, we expect the Asset Sale Transaction to close on or around June 30, 2013. However, there can be no assurance that the Asset Sale Transaction will be completed at all or, if completed, when it will be completed. The asset purchase agreement may be terminated by either party if the Asset Sale Transaction does not close by August 31, 2013.

Effects on Our Company if the Asset Sale Transaction is Completed (page 42)

        If the Asset Sale Transaction is completed, we will no longer conduct the Life Sciences Business, which constitutes our only current operating business. Instead, we will focus on strategic alternatives to deploy the proceeds of the Asset Sale Transaction, which may include future acquisitions, a merger with another company, or other actions to redeploy capital, including, without limitation, distribution of cash to our stockholders.

        The Asset Sale Transaction will not alter the rights, privileges or nature of the issued and outstanding shares of our common stock. A stockholder who owns shares of our common stock immediately prior to the closing of the Asset Sale Transaction will continue to hold the same number of shares immediately following the closing.

        Our Securities and Exchange Commission (the "SEC") reporting obligations as a public Company will not be affected as a result of completing the Asset Sale Transaction. We believe that immediately after the Asset Sale Transaction we will continue to qualify for listing on the NASDAQ Capital Market. However, our business will be significantly smaller following the Asset Sale Transaction, and therefore we may fail to satisfy the continued listing standards of that market. If we are unable to satisfy the continued listing standards of the NASDAQ Capital Market, our common stock may be delisted from that market.

Effects on Our Company if the Asset Sale Transaction is Not Completed (page 43)

        If the Asset Sale Transaction is not completed, we will continue our current focus on operating the Life Sciences Business and we may consider and evaluate other strategic opportunities. In such a circumstance, there can be no assurances that our continued operation of the Life Sciences Business or any alternative strategic opportunities will result in the same or greater value to our stockholders as the proposed Asset Sale Transaction.

        If the asset purchase agreement is terminated under certain circumstances described in this proxy statement and set forth in the asset purchase agreement, we may be required to pay Purchaser a termination fee equal to $480,000. In addition, please review the "RISK FACTORS" section beginning on page 20 below.

No Appraisal or Dissenters' Rights (page 43)

        No appraisal or dissenters' rights are available to our stockholders under Delaware law or our certificate of incorporation or bylaws in connection with the Asset Sale Proposal, the Name Change Amendment Proposal, the Compensation Proposal or the Proposal to Adjourn or Postpone the Special Meeting.

Anticipated Accounting Treatment (page 44)

        Under generally accepted accounting principles, upon completion of the Asset Sale Transaction, we will remove the net assets and assumed liabilities sold from our consolidated balance sheet and we anticipate recording a gain from the Asset Sale Transaction.

Material U.S. Federal Income Tax Consequences of the Asset Sale Transaction (page 44)

        The Asset Sale Transaction will be treated for U.S. federal income tax purposes as a taxable transaction upon which we will recognize gain or loss. The amount of gain or loss we recognize with respect to the sale of a particular asset will be measured by the difference between the amount realized by us on the sale of that asset and our tax basis in that asset. The determination of whether we will recognize gain or loss will be made with respect to each of the assets to be sold. Accordingly, we may recognize gain on the sale of certain assets and loss on the sale of certain others, depending on the amount of consideration allocated to an asset as compared with the basis of that asset. Further, the sale of certain assets may result in ordinary income or loss, depending on the nature of the asset. To the extent the Asset Sale Transaction results in us recognizing a net gain for U.S. federal income tax purposes, we expect, subject to a final analysis, that our available net operating loss carryforwards will offset a substantial part of such gain.

Risk Factors (page 20)

        In evaluating the Asset Sale Proposal, in addition to the other information contained in this proxy statement, you should carefully consider the risk factors relating to the Asset Sale Transaction and our Company beginning on page 20.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q:    Why am I receiving this proxy statement?

A:
Our Board is furnishing this proxy statement in connection with the solicitation of proxies to be voted at the special meeting of stockholders, or at any adjournments or postponements of the special meeting.

Q:    When and where will the special meeting be held?

A:
The special meeting will be held on    •    , 2013 at    •    , local time, at the Embassy Suites Newark/Wilmington South, 654 South College Avenue, Newark, Delaware 19713.

Q:    What matters will the stockholders vote on at the special meeting?

A:
The stockholders will vote on the following four proposals:

•
To approve the Asset Sale Proposal;

•
To approve the Name Change Amendment Proposal;

•
To approve the Compensation Proposal; and

•
To approve the Proposal to Adjourn or Postpone the Special Meeting.

Q:    What is the Asset Sale Proposal?

A:
The Asset Sale Proposal is a proposal to sell all of Strategic Diagnostics Inc.'s right, title, and interest in substantially all of the non-cash assets, equipment, inventory, and intellectual property related exclusively to Strategic Diagnostic Inc.'s Life Sciences Business pursuant to an asset purchase agreement dated as of April 5, 2013 between the Company, OriGene and Purchaser. Among other things, we will retain all cash (including the cash consideration to be paid in connection with the Asset Sale Transaction) and certain organizational documents and instruments necessary for maintaining our corporate existence following the Asset Sale Transaction. Neither OriGene nor Purchaser will assume liabilities associated with our Life Sciences Business arising prior to the closing, other than product liabilities with respect to products sold by us prior to closing (solely to the extent Purchaser received proceeds for claims made pursuant to an assigned insurance policy), accounts payable and liabilities for certain taxes. OriGene irrevocably and unconditionally guarantees to the Company all of the obligations of Purchaser under the asset purchase agreement

Q:    Who is buying substantially all of the Company's asset's and what is the Aggregate Purchase Price for the assets?

A:
We are proposing to sell substantially all of the non-cash assets, equipment, inventory, and intellectual property related exclusively to Strategic Diagnostic Inc.'s Life Sciences Business to Purchaser. The aggregate purchase price for such assets is $16,000,000 plus the assumption by Purchaser of certain liabilities associated with the Life Sciences Business. The purchase price is subject to a downward post-closing adjustment for the amount by which our non-cash working capital is less than $3,000,000 or an upward post-closing adjustment for the amount by which our non-cash working capital exceeds $3,000,000 (in each case, subject to a de minimis threshold).

  At the closing, $1,300,000 of the purchase price will be placed into escrow with an escrow agent. The escrow amount will be held in escrow for up to nine months to cover any indemnification claims made by Purchaser under the asset purchase agreement (subject to earlier release after six months to the extent the Company announces a distribution of all or substantially all of the liquid assets of the Company to its stockholders).

Q:    What are the material terms of the Asset Sale Proposal?

A:
In addition to the cash consideration, customary representations and warranties and indemnities, the asset purchase agreement contains other important terms and provisions, including:

•
The Asset Sale Transaction is subject to a prohibition on the Company from soliciting or initiating any discussion regarding a business combination or asset sale and provides for a $480,000 million termination fee to be payable to Purchaser in certain circumstances, including if stockholders do not approve the Asset Sale Transaction.

•
The Asset Sale Transaction is subject to approval by our stockholders.

•
$1,300,000 of the cash consideration to be paid to the Company must be placed in an escrow account for up to nine months to secure the Company's indemnification obligations under the asset purchase agreement, including accuracy of representations and warranties made by the Company in the asset purchase agreement.

•
The Company has agreed to continue to conduct business in the ordinary course and subject to certain other restrictions during the period prior to completion of the Asset Sale Transaction.

•
The obligations of the parties to the asset sale agreement to close the Asset Sale Transaction subject thereto are subject to several closing conditions, including the authorization of the Asset Sale Transaction by our stockholders.

•
The asset purchase agreement may be terminated by Purchaser or the Company in a number of circumstances, in which case the Asset Sale Transaction will not be completed.

  See "Asset Purchase Agreement" beginning on page 46 below, as well as Appendix A—Asset Purchase Agreement.

Q:    If consummated, how will the proceeds from the Asset Sale Transaction be used?

A:
The Company, and not the Company's stockholders, will receive all of the net proceeds from the Asset Sale Transaction. Following the Asset Sale Transaction, the Company's Board plans to explore strategic alternatives to deploy the proceeds of the Asset Sale Transaction, which may include future acquisitions, a merger with another company, or other actions to redeploy capital, including, without limitation, distribution of cash to our stockholders.

  Although our Board and management have had preliminary discussions regarding potential uses of our capital following the Asset Sale Transaction, our Board intends to continue to review anticipated liabilities and potential strategic uses of capital in connection with the continuation of the Company as a going concern. Accordingly, we cannot specify with certainty the amount of net proceeds, if any, we will use for any particular use or the timing in respect thereof. Consequently, you should not vote in favor of the Asset Sale Transaction based upon any assumptions regarding the amount or timing of any potential usages of capital or distributions to stockholders.

Q:    What will the nature of our business be following the Asset Sale Transaction?

A:
Following the Asset Sale Transaction, we will be precluded from reentering the antibody and assay design business (as defined in the asset purchase agreement) during the five years following the consummation of the Asset Sale Transaction. The Company's Board plans to explore strategic alternatives to deploy the proceeds of the Asset Sale Transaction, which may include future acquisitions, a merger with another company, or other actions to redeploy capital, including, without limitation, distribution of cash to our stockholders.

Q:    Are there any risks to the Asset Sale Transaction?

A:
Yes, please read carefully the section of this proxy statement entitled "RISK FACTORS" beginning on page 20 below.

Q:    What does the Board of Directors of Strategic Diagnostics Inc. recommend regarding the Asset Sale Proposal and why?

A:
Strategic Diagnostics Inc.'s Board has unanimously approved the Asset Sale Transaction and recommends that stockholders vote in favor of such transaction.

  In reaching its decision to approve the asset purchase agreement and the transactions contemplated thereby, and to recommend that our stockholders vote to approve the Asset Sale Proposal, our Board consulted with management and outside financial and legal advisors. Our Board considered a wide range of material factors relating to the asset purchase agreement and the proposed Asset Sale Transaction, many of which our Board believed supported its decision, including those set forth under "Reasons for the Asset Sale Transaction and Recommendation of our Board of Directors" beginning on page 34 below.

Q:    Will the Asset Sale Transaction trigger any payments to our current or former named executive officers or directors?

A:
Yes. The closing of the Asset Sale Transaction, or a termination of employment following such closing, will trigger certain payments to our current named executive officers, including severance payments under the employment agreement and change of control severance agreement for Messrs. DiNuzzo and Bratton, respectively, the accelerated vesting of stock options, shares of restricted stock and restricted stock units and certain special change of control and retention bonuses. Such payments are described below in "Proposal #3—Compensation Proposal" beginning on page 59.

Q:    What will happen if the Asset Sale Proposal is approved by our stockholders?

A:
Under the terms of the asset purchase agreement, if the Asset Sale Proposal is approved by our stockholders and the other closing conditions under the asset purchase agreement have been satisfied or waived, we will sell substantially all of the non-cash assets, equipment, inventory, and intellectual property related exclusively to Strategic Diagnostic Inc.'s Life Sciences Business to Purchaser. By approving the Asset Sale Proposal, our stockholders are also authorizing us to make any non-material changes that our officers deem advisable to the asset purchase agreement and the other transaction documents contemplated by the asset purchase agreement in connection with the Asset Sale Transaction.

Q:    If approved, when is the closing of the Asset Sale Transaction expected to occur?

A:
We expect to complete the Asset Sale Transaction no later than the second business day after satisfaction or waiver of all of the closing conditions in the asset purchase agreement, including approval of the Asset Sale Proposal by our stockholders. Subject to the satisfaction or waiver of these conditions, we expect the Asset Sale Transaction to close on or around June 30, 2013. However, there can be no assurance that the Asset Sale Transaction will be completed at all or, if completed, when it will be completed. If the Asset Sale Transaction is not completed by August 31, 2013, either party may terminate the asset purchase agreement.

Q:    How will the Asset Sale Transaction affect outstanding equity awards held by our directors and named executive officers?

A:
Upon the closing of the Asset Sale Transaction, or a termination of employment following such closing the vesting of the stock options, shares of restricted stock and restricted stock units held by our named executives will be accelerated. Such payments are described below in "Proposal #3—Compensation Proposal" beginning on page 59.

Q:    What are the tax consequences of the Asset Sale Transaction to stockholders of the Company?

A:
The Asset Sale Transaction is a corporate action of the Company. Therefore, the Asset Sale Transaction will not be a taxable event (for federal income tax purposes) to our shareholders.

Q:    What is the Name Change Amendment Proposal?

A:
Under the asset purchase agreement, we have agreed to, as soon as reasonably practicable (and, in any event, within 30 days after the closing), change and cause (and continue after the closing to cause) any of our affiliates to change our and our affiliates' assumed names, ticker symbol or other "doing business as" names that includes the word "SDIX" to names that do not include the word "SDIX" or any other name or abbreviation that is reasonably likely to be confused with "SDIX." We have also agreed to amend our organizational documents and take all other actions necessary to change our name to one sufficiently dissimilar to "Strategic Diagnostics Inc." The Name Change Amendment Proposal is a proposal to change our name from "Strategic Diagnostics Inc." to "Special Diversified Opportunities Inc." effective upon completion of the Asset Sale Transaction.

Q:    What will happen if the Name Change Amendment Proposal is approved by our stockholders?

A:
If the Name Change Amendment Proposal is approved by our stockholders, then upon the completion of the Asset Sale Transaction, appropriate officers will be authorized and directed to take such steps and to execute such documents for and on behalf of the Company as may be necessary or proper to effectuate the name change through an amendment to our certificate of incorporation. If the Name Change Amendment Proposal is not approved, we will not effect the name change to "Special Diversified Opportunities Inc.," but because we have agreed with OriGene and Purchaser to change our name to one sufficiently dissimilar to our present name, we will need to hold another special meeting of stockholders seeking stockholder approval of a change in our corporate name to a name that does not include the words "Strategic Diagnostics Inc."

Q:    What is the Compensation Proposal?

A:
The Compensation Proposal is a proposal to approve, on an advisory basis, the compensation that may be payable to the Company's named executive officers that is based on or otherwise relates to the Asset Sale Transaction.

Q:    What will happen if the Compensation Proposal is approved by our stockholders?

A:
The approval or rejection of the Compensation Proposal is not binding on the Company or our Board, and approval of the Compensation Proposal is not a condition to completion of the Asset Sale Transaction. Therefore, if the Asset Sale Transaction is approved by our stockholders and completed, the compensation described in the Compensation Proposal may be payable to our named executive officers regardless of whether our stockholders approve the Compensation Proposal.

Q:    What is the Proposal to Adjourn or Postpone the Special Meeting?

A:
The Proposal to Adjourn or Postpone the Special Meeting is a proposal to permit us to adjourn or postpone the special meeting for the purpose of soliciting additional proxies in the event that, at the special meeting, the affirmative vote in favor of the Asset Sale Proposal is less than a majority of the issued and outstanding shares of our common stock entitled to vote at the special meeting.

Q:    What will happen if the Proposal to Adjourn or Postpone the Special Meeting is approved by our stockholders?

A:
If there are insufficient votes at the time of the special meeting to approve the Asset Sale Proposal, and the Proposal to Adjourn or Postpone the Special Meeting is approved at the special meeting, we will be able to adjourn or postpone the special meeting for purposes of soliciting additional proxies to approve the Asset Sale Proposal. If you have previously submitted a proxy on the proposals discussed in this proxy statement and wish to revoke it upon adjournment or postponement of the special meeting, you may do so.

Q:    Am I entitled to appraisal or dissenters' rights in connection with the Asset Sale Proposal, the Name Change Amendment Proposal, the Compensation Proposal or the Proposal to Adjourn or Postpone the Special Meeting?

A:
No appraisal or dissenters' rights are available to our stockholders under Delaware law or under our certificate of incorporation or bylaws in connection with the types of actions contemplated under the Asset Sale Proposal, the Name Change Amendment Proposal, the Compensation Proposal or the Proposal to Adjourn or Postpone the Special Meeting.

Q:    Who is entitled to vote at the special meeting?

A:
Holders of our common stock at the close of business on    •    , 2013, the record date for the special meeting established by our Board, are entitled to receive notice of, and to vote their shares at, the special meeting and any related adjournments or postponements. As of the close of business on the record date, there were    •    shares of our common stock outstanding and entitled to vote. Holders of our common stock are entitled to one vote per share.

Q:    What are the quorum requirements for the special meeting?

A:
The presence in person or by proxy of the holders of a majority of our outstanding shares of common stock that are entitled to vote at the special meeting constitutes a quorum. You are counted as present at the special meeting for quorum purposes if you are present and vote in person at the special meeting or if you properly submit a proxy by returning the proxy card accompanying this proxy statement in the postage-paid envelope provided or by the Internet procedures described under "Q: How do I vote?" A validly submitted proxy will result in your shares counting towards a quorum even if no voting instructions are provided.

Q:    What vote is required to approve each of the proposals?

A:
The approval of the Asset Sale Proposal and of the Name Change Amendment Proposal each requires the affirmative vote of holders of at least a majority of our issued and outstanding shares of common stock that are entitled to vote at the special meeting. If you fail to vote, either in person or by proxy, or you attend the meeting or deliver a proxy but abstain from voting, or you do not instruct your broker or other nominee how to vote your shares, the resulting non-attendance, abstention or broker non-vote will have the same effect as a vote "AGAINST" the approval of such proposals.

  The approval, on an advisory basis, of the Compensation Proposal, requires the affirmative vote of the holders of at least a majority of the shares of our common stock entitled to vote and present in person or represented by proxy at the special meeting. If you neither attend the meeting nor deliver a proxy, this non-attendance will have no effect on the outcome of the vote on the Compensation Proposal. If you attend the meeting or deliver a proxy, but abstain from voting, or you do not instruct your broker or other nominee how to vote your shares, the resulting abstention or broker non-vote will have the same effect as a vote "AGAINST" the approval of such proposals. If a quorum is present at the special meeting, the Proposal to Adjourn or Postpone the Special Meeting will be approved if the number of shares voted in favor of that proposal is greater than the number of shares voted against that proposal. Non-attendance, abstentions and broker non-votes will have no effect on the outcome of the vote on the Proposal to Adjourn or Postpone the Special Meeting if it is submitted for stockholder approval when a quorum is present at the meeting. If a quorum is not present at the special meeting, the Proposal to Adjourn or Postpone the Special Meeting will be approved by the affirmative vote of the holders of a majority of the voting power of our common stock present in person or by proxy at the special meeting and no other business will be transacted thereat. Abstentions would have the same effect as a vote "AGAINST" this proposal and non-attendance and broker non-votes would have no effect on the outcome of the vote on this proposal if it is submitted for approval when no quorum is present at the special meeting.

Q:    How do I vote?

A:
You may vote by proxy or in person at the special meeting.

•
Voting in Person.  If you hold shares as a stockholder of record and plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Alternatively, you may provide us with a signed proxy card before voting is closed. If you would like to vote in person, please bring proof of identification with you to the special meeting. Even if you plan to attend the special meeting, we strongly encourage you to submit a proxy for your shares in advance as described below, so your vote will be counted if you are not able to attend. If your shares are held in street name, you must bring to the special meeting a proxy from the record holder of the shares (your broker, bank or nominee) authorizing you to vote at the special meeting. To do this, you should contact your broker, bank or nominee as soon as possible.

•
Voting By Proxy.  If you hold your shares as stockholder of record, you may submit a proxy for your shares by mail, by telephone or on the Internet. If you submit a proxy by mail, by telephone or on the Internet, you should not return the proxy card accompanying this proxy statement.

•
Vote by Mail.  You may submit a proxy for your shares by mail by marking the proxy card accompanying this proxy statement, dating and signing it, and returning it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Please allow sufficient time for mailing if you decide to submit a proxy for your shares by mail.

•
Vote on the Internet.  You may also submit a proxy for your shares on the Internet by visiting www.proxyvote.com. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

•
Vote by Telephone.  You may also submit a proxy for your shares by telephone by calling toll-free 1-800-690-6903 from any touch-tone telephone and following the instructions. You may transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card available when you call.

  If you hold your shares in street name, then you received this proxy statement from your broker, bank or nominee, along with a voting instruction card from your broker, bank or nominee. You will need to instruct your broker, bank or other nominee on how to vote your shares of common stock using the voting instructions provided. All shares represented by properly executed proxies received in time for the special meeting will be voted in the manner specified by the stockholders giving those proxies.

Q:    What happens if I abstain?

A:
If you neither attend the special meeting nor deliver a proxy, the resulting non-attendance will have the same effect as a vote "AGAINST" the approval of the Asset Sale Proposal and the Name Change Amendment Proposal, but will have no effect on the outcome of the vote for the Compensation Proposal or the Proposal to Adjourn or Postpone the Special Meeting. If you attend the special meeting but abstain from voting, either in person or by proxy, the resulting abstention will have the same effect as a vote "AGAINST" the approval of the Asset Sale Proposal, the Name Change Amendment Proposal and the Compensation Proposal. Abstentions will not have any effect on the outcome of the vote on the Proposal to Adjourn or Postpone the Special Meeting if the proposal is submitted for stockholder action when a quorum is present at the special meeting. If the Proposal to Adjourn or Postpone the Special Meeting is submitted for stockholder action when a quorum is not present at the special meeting, abstentions will have the same effect as a vote "AGAINST" the proposal.

Q:    If I hold my shares in street name through my broker, will my broker vote these shares for me?

A:
If you hold your shares in street name, you must provide your broker, bank or other nominee with instructions in order to vote those shares. To do so, you should follow the voting instructions provided to you by your bank, broker or other nominee. If your bank, broker or nominee holds your shares in its name and you do not instruct it how to vote, it will not have discretion to vote on any of the proposals at the special meeting.

Q:    What happens if I hold my shares in street name through my broker and I do not instruct my broker how to vote my shares?

A:
Brokers, banks or other nominees who hold shares in street name for their customers have the authority to vote on "routine" proposals when they have not received instructions from the beneficial owners of such shares. However, brokers, banks or other nominees do not have the authority to vote shares they hold for their customers on non-routine proposals when they have not received instructions from the beneficial owners of such shares. Each of the Asset Sale Proposal, the Name Change Amendment Proposal, the Compensation Proposal and the Proposal to Adjourn or Postpone the Special Meeting are non-routine proposals. As a result, absent instructions from the beneficial owner of such shares, brokers, banks and other nominees will not vote those shares. This is referred to as a "broker non-vote." Broker non-votes are counted for purposes of determining whether there is a quorum. Broker non-votes will have the same effect as a vote "AGAINST" the approval of the Asset Sale Proposal, the Compensation Proposal and the Name Change Amendment Proposal. Broker non-votes will not have any effect on the outcome of the vote on the Proposal to Adjourn or Postpone the Special Meeting.

Q:    Can I change my vote?

A:
Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the vote at the special meeting by:

•
delivering to our Corporate Secretary a written notice, bearing a date later than your proxy, stating that you revoke the proxy;

•
submitting a later-dated proxy (either by mail, by telephone or on the Internet) relating to the same shares prior to the vote at the special meeting; or

•
attending the special meeting and voting in person (although attendance at the special meeting will not, by itself, revoke a proxy).

  You should send any written notice or a new proxy card to our Corporate Secretary, Kevin Bratton, at 111 Pencader Drive, Newark, DE 19702, Fax: (302) 456-6789. You may request a new proxy card by calling our Corporate Secretary, Kevin Bratton, at (302) 456-6789.

  If your shares are held in street name, you must contact your broker, bank or nominee to revoke your proxy.

Q:    What if I do not specify a choice for a matter when returning a proxy?

A:
If you hold your shares of record, proxies that are signed and returned without voting instructions will be voted in accordance with the recommendations of our Board. If your shares are held in street name, failure to give voting instructions to your broker, bank or other nominee will result in a broker non-vote.

Q:    What is the difference between a stockholder of record and a stockholder who holds stock in street name?

A:
If your shares are registered in your name, you are a stockholder of record. If your shares are held in an account with a broker, bank or another holder of record, these shares are held in street name.

Q:    Can I see a list of stockholders of record?

A:
You may examine a list of the stockholders of record as of the close of business on    •    , 2013 for any purpose germane to the special meeting during normal business hours during the 10-day period preceding the date of the meeting at our corporate headquarters at 111 Pencader Drive, Newark, Delaware 19702. This list will also be made available at the special meeting.

Q:    What does it mean if I get more than one proxy card?

A:
If your shares are registered differently and are in more than one account, you may receive more than one proxy card.

  Please complete, sign, date, and return all of the proxy cards you receive regarding the special meeting to ensure that all of your shares are voted.

Q:    How are proxies solicited and what is the cost?

A:
We will bear all expenses incurred in connection with the solicitation of proxies and printing, filing and mailing this proxy statement. We have engaged Okapi Partners to solicit proxies in connection with the matters to be voted on at the special meeting. The terms of our engagement with Okapi Partners requires us to pay Okapi Partners an upfront fee of $8,000 and also reimburse Okapi Partners for certain costs and expenses incurred in connection with the solicitation. In addition, upon a successful conclusion of the solicitation, we are required to pay Okapi Partners an additional $8,000 performance fee.

  Certain of the Company's directors, officers and regular employees may also, without additional compensation, solicit proxies personally or by telephone or e-mail. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, letter, facsimile or in person. These directors, officers and employees will not be paid additional remuneration for their efforts but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Following the original mailing, we will request brokers, custodians, nominees and other record holders to forward their own notice and, upon request, to forward copies of the proxy statement and related soliciting materials to persons for whom they hold shares of our common stock and to request authority for the exercise of proxies. In such cases, upon the request of the record holders, we will reimburse such holders for their reasonable out-of-pocket expenses.

Q:    What should I do if I have questions regarding the special meeting?

A:
If you have any questions about how to cast your vote for the special meeting or would like copies of any of the documents referred to in this proxy statement, you should call our Corporate Secretary, Kevin Bratton, at (302) 456-6789.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. The use of words such as "anticipates," "estimates," "expects," "projects," "intends," "plans" and "believes," among others, generally identifies forward-looking statements.

        Actual results could differ materially from those contained in the forward-looking statements. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include those set forth under "RISK FACTORS," beginning on page 20, below.

        Other unknown or unpredictable factors that could also adversely affect our business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, the forward-looking statements discussed in this proxy statement may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of the Company management as of the date of this proxy statement. Except as required by applicable law, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

 RISK FACTORS

        In addition to the other information contained in this proxy statement, you should carefully consider the following risk factors relating to the Asset Sale Transaction and our Company.

Risk Factors Relating to Our Business

        For a discussion of certain risks relating to our business, please refer to the risk factors under the caption "Risks Related to Our Business" beginning on page 10 of our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission. Stockholders should also carefully consider the risk factors described below and the other information contained in this proxy statement.

Risk Factors Relating to the Asset Sale Transaction

         The failure to complete the Asset Sale Transaction may result in a decrease in the market value of our common stock and we may continue to have limited ability to grow and implement our Life Sciences Business strategies and face challenges in operating our business, which could be exacerbated if we do not close the Asset Sale Transaction.

        Purchaser's obligation to close the Asset Sale Transaction is subject to a number of contingencies, including approval by our stockholders, and other closing conditions set forth in the asset purchase agreement. We cannot control some of these conditions and we cannot assure you that they will be satisfied or that Purchaser will waive any that are not satisfied. If the Asset Sale Transaction is not completed, we may be subject to a number of risks, including the following:

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  there may not be another party interested in and able to purchase our Life Sciences Business;

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  if an alternate purchaser and transaction is identified, such alternate transaction may not result in an equivalent or higher price to what is proposed in the Asset Sale Transaction;

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  the trading price of our common stock may decline to the extent that the current market price reflects a market assumption that the Asset Sale Transaction will be completed or if sufficient downward pressure on our stock price is exerted through sales of our common stock following a failure to complete the Asset Sale Transaction;

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  that our efforts to attain profitability would continue to be affected because the operations that we retained after the divestures of our Water Quality and Food Safety Business in 2011 and 2012, respectively, have not historically been profitable;

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  our relationships with our customers, suppliers and employees may be damaged and our business may be harmed; and

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  we may be required to pay Purchaser a termination fee of $480,000.

        The occurrence of any of these events individually or in combination could have a material adverse effect on our business, financial condition and results of operations and the market value of our common stock may decline.

         While the Asset Sale Transaction is pending, it creates uncertainty about our future which could have a material adverse effect on our business, financial condition and results of operations.

        While the Asset Sale Transaction is pending, it creates uncertainty about our future. As a result of this uncertainty, our current or potential business partners may decide to delay, defer or cancel entering into new business arrangements with us pending completion or termination of the Asset Sale

Transaction. In addition, while the Asset Sale Transaction is pending, we are subject to a number of risks, including:

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  the diversion of management and employee attention from our day-to-day business;

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  the potential disruption to business partners and other service providers;

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  the loss of employees who may depart due to their concern about losing their jobs following the Asset Sale Transaction; and

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  we may be unable to respond effectively to competitive pressures, industry developments and future opportunities.

        The occurrence of any of these events individually or in combination could have a material adverse effect on our business, financial condition and results of operations. Additionally, we have incurred substantial transaction costs and diversion of management resources in connection with the Asset Sale Transaction, and we will continue to do so until the closing.

         Our stockholders will not receive any of the proceeds of the Asset Sale Transaction.

        If the Asset Sale Transaction is consummated, the cash purchase price for the Life Sciences Business will be paid directly to the Company (less $1,300,000, which will be deposited into escrow with the escrow agent at closing for up to nine months to cover indemnification claims made by Purchaser under the asset purchase agreement during such post-closing period; after such period, any remaining balance will be paid to SDIX). None of the net proceeds of the purchase price will be received by our stockholders, unless our Board ultimately proposes, and our stockholders approve, a distribution of the assets of the Company to the stockholders.

         The asset purchase agreement limits our ability to pursue alternatives to the Asset Sale Transaction.

        The asset purchase agreement contains provisions that make it more difficult for us to sell the Life Sciences Business to a party other than Purchaser. These provisions include a non-solicitation provision, a provision requiring that we submit the Asset Sale Transaction to our stockholders for approval unless the asset purchase agreement has been terminated in accordance with its terms, and provisions obligating us to pay Purchaser a termination fee of $480,000 under certain circumstances. These provisions could discourage a third party that might have an interest in acquiring all of or a significant part of our Life Sciences Business from considering or proposing such an acquisition, even if that party were prepared to pay consideration with a higher value than the consideration to be paid by Purchaser.

         The asset purchase agreement may expose us to contingent liabilities.

        We have agreed to indemnify Purchaser for certain breaches of any representation, warranty or covenant made by us in the asset purchase agreement, subject to certain limitations. In some instances, our indemnification obligations are not subject to any limitations. Significant indemnification claims by Purchaser could materially and adversely affect our business, financial condition and results of operations.

         The Purchaser is not assuming any of the excluded liabilities under the asset purchase agreement.

        Under the asset purchase agreement, Purchaser is not assuming all of the liabilities associated with our Life Sciences Business. Certain liabilities will remain with SDIX post-closing. For example, Purchaser is not assuming any liabilities arising out of, relating to or resulting or accruing from or with respect to the Life Sciences Business prior to the closing date. Such liabilities, together with other excluded liabilities under the asset purchase agreement, could be significant. While the Company believes that it is adequately insured against certain of the risks associated with such excluded liabilities, there can be no assurances.

         We expect our business to be significantly smaller following the Asset Sale Transaction, and our common stock may be delisted from the NASDAQ Capital Market if we fail to satisfy the continued listing standards of that market.

        If we are unable to satisfy the continued listing standards of the NASDAQ Capital Market, our common stock may be delisted from that market. In order to continue to be listed on the NASDAQ Capital Market, we must meet all of the following requirements as set forth in NASDAQ Listing Rule 5550(a):

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  minimum bid price of at least $1.00 per share for 30 consecutive trading days;

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  at least 300 total stockholders (including both beneficial holders and holders of record, but excluding any holder who is directly or indirectly an executive officer, director, or the beneficial holder of more than 10% of the total shares outstanding);

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  at least 500,000 publicly held shares with a market value of at least $1 million (excluding any shares held directly or indirectly by officers, directors or any person who is the beneficial owner of more than 10% of the total shares outstanding of the Company); and

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  at least two registered and active market makers, one of which may be a market maker entering a stabilizing bid.

We must also meet at least one of the three standards in NASDAQ Listing Rule 5550(b) as follows:

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  stockholders' equity of at least $2.5 million;

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  market value of listed securities of at least $35 million; or

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  net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the three most recently completed fiscal years.

        If we do not satisfy those standards, or any other applicable standards of the NASDAQ Capital Market, and we are unsuccessful in taking corrective action to comply with the listing requirements or standards, we may be delisted from the NASDAQ Capital Market. If our common stock were to be delisted from the NASDAQ Capital Market, trading of our common stock most likely would be conducted in the over-the-counter market on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. Such trading could substantially reduce the market liquidity of our common stock. As a result, an investor would find it more difficult to dispose of, or obtain accurate quotations for the price of, our common stock.

         We might not generate revenue following the Asset Sale Transaction and, if we do, any such revenue will be unpredictable.

        The Life Sciences Business being sold to Purchaser represented substantially all of our revenue-generating assets. Following the Asset Sale Transaction, we may never generate revenue. Our revenues, if any, following completion of the Asset Sale Transaction will be unpredictable. Conversely, during the immediate future following the Asset Sale Transaction, we will continue to incur certain expenses of operating our business as a public Company.

         We will be precluded from competing in the Life Sciences Business for five years following the consummation of the Asset Sale Transaction.

        We have agreed to be bound by a non-competition covenant in the asset purchase agreement which precludes our ability to re-enter the antibody and assay design business (as defined in the asset purchase agreement) during the five years following the consummation of the Asset Sale Transaction.

         If the closing occurs, failure to successfully identify and enter into a new line of business or identify possible acquisition candidates could cause our stock price to decline.

        If the closing occurs, we expect to explore strategic alternatives to maximize shareholder value going forward, including deploying the proceeds of the Asset Sale Transaction in seeking business acquisition opportunities, a merger with another company, or other actions to redeploy our capital, including, without limitation, distribution of cash to our stockholders. In relation to pursuing such strategic alternatives and new business acquisition opportunities, our stock price may decline due to any or all of the following potential occurrences:

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  we may not be able to identify a profitable new line of business or deploy successfully our resources to operate profitably in such line of business; and

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  we may not be able to find suitable acquisition candidates or may not be able to acquire suitable candidates with our limited financial resources.

         There can be no assurance that we will be able to identify suitable acquisition candidates or business and investment opportunities once the closing occurs.

        If the closing occurs, we intend to explore strategic alternatives and identify new business acquisition opportunities. There is no guarantee that we will be able to identify such new business acquisition opportunities or strategic alternatives in which we may redeploy our assets and the proceeds of the Asset Sale Transaction. If we are unable to identify new business opportunities or acquire suitable acquisition candidate(s), we may continue to incur operating losses and negative cash flows, and our results of operations and stock price may suffer.

         Following the closing, our shareholders may be subject to the broad discretion of our Board.

        Should the closing occur, we will have essentially no operating assets, and our business strategy will involve identifying new business and investment opportunities. Our stockholders may not have an opportunity to evaluate the specific merits or risks of any such proposed transactions or investments. As a result, our stockholders may be dependent on the broad discretion and judgment of our Board in connection with the application of our capital and the selection of acquisition or investment targets, or any proposal that our Board may make to our stockholders that they approve, a distribution of the assets of the Company to the stockholders. There can be no assurance that determinations ultimately made by us will permit us to achieve profitable operations.

         We will incur significant costs in connection with our evaluation of new business opportunities and suitable acquisition candidates.

        Our Board intends to identify, analyze and evaluate potential new business opportunities, including possible acquisition and merger candidates. We will incur significant costs, such as due diligence and legal and other professional fees and expenses, as part of these efforts. Notwithstanding these efforts and expenditures, we cannot give any assurance that we will identify an appropriate new business opportunity, or any acquisition opportunity, in the near term, or at all.

         We will likely have no operating history in our new line of business, which is yet to be determined, and therefore we will be subject to the risks inherent in establishing a new business.

        We have not identified what, if anything, our new line or lines of business will be and, therefore, we cannot fully describe the specific risks presented by such business. It is likely that we will have had no operating history in the new line of business, and it is possible that any Company we may acquire will have a limited operating history in its business. Accordingly, there can be no assurance that our future operations will generate operating or net income, and as such our success will be subject to the risks, expenses, problems and delays inherent in establishing a new line of business for us. The ultimate success of such new business cannot be assured.

         Certain of our executive officers may have interests in the Asset Sale Transaction that may be in addition to, or different from, the interests of our stockholders.

        Stockholders should be aware that certain of our executive officers have financial interests in the sale transaction that may be in addition to, or different from, the interests of our stockholders generally. These interests include those described below and those described in "Proposal #3—Compensation Proposal" beginning on page 59. The Board was aware of and considered these potential interests, among other matters, in evaluating and negotiating the Asset Sale Transaction and the asset purchase agreement and in recommending to our stockholders that they approve the Asset Sale Proposal.

         There is a chance that we may be deemed a shell company under the federal securities laws following the closing.

        Pursuant to Rule 405 of the Securities Act and Exchange Act Rule 12b-2, a shell Company is defined as a registrant that has no or nominal operations, and either:

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  no or nominal assets;

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  assets consisting solely of cash and cash equivalents; or

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  assets consisting of any amount of cash and cash equivalents and nominal other assets.

        The Life Sciences Business constitutes our only operating business. Accordingly, it is possible that after the closing, we may be deemed to be a shell company. Applicable securities rules prohibit shell companies from using a Form S-8 registration statement to register securities pursuant to employee compensation plans and from utilizing Form S-3 for the registration of securities for so long as we would be a shell company and for 12 months thereafter.

        Additionally, Form 8-K requires shell companies to provide more detailed disclosure upon completion of a transaction that causes it to cease being a shell company. To the extent that we acquire a business in the future, we would be required to file a current report on Form 8-K containing the financial and other information required in a registration statement on Form 10 within four business days following completion of such a transaction.

        To assist the Securities and Exchange Commission in the identification of shell companies, we would also be required to check a box on our quarterly reports on Form 10-Q and our annual reports on Form 10-K indicating that we are a shell company.

        To the extent that we would be required to comply with additional disclosure because we would be a shell Company, we might be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company. In addition, under Rule 144 of the Securities Act, a holder of restricted securities of a "shell company" is not allowed to resell their securities in reliance upon Rule 144. Preclusion from any prospective purchase using the exemptions from registration afforded by Rule 144 might make it more difficult for us to sell equity securities in the future and the inability to utilize registration statements on Forms S-8 and S-3 would likely increase our costs to register securities in the future. Additionally, the loss of the use of Rule 144 and Forms S-3 and S-8 might make investments in our securities less attractive to investors and might make the offering and sale of our securities to employees, directors and others under compensatory arrangements more expensive and less attractive to recipients.

PROPOSAL #1

ASSET SALE PROPOSAL

Information About the Parties to the Asset Purchase Agreement

  Strategic Diagnostics Inc.

        SDIX is publicly traded on the NASDAQ Capital Market (symbol: SDIX) and is a biotechnology company with a core mission of developing, commercializing and marketing innovative, effective products and solutions, many of which are proprietary, that preserve and enhance the quality of human health and wellness. The Company serves the pharmaceutical, biotechnology and diagnostics markets.

        SDIX is a customer-centric organization. Its goals have been to consistently deliver increased value to our customers through products and services that facilitate business results and reduce costs. SDIX sales professionals focus, among other things, on delivering a scientifically relevant solution to our customers based on a clear understanding of their technical needs while striving to deliver products and services that reduce time and total costs for the customer.

        The Company is focused on leveraging its expertise in antibodies and immuno-technologies to successfully develop proprietary products and services that enhance the competitive advantage of our customers and drive profitable growth.

        The Company believes that our competitive position has been enhanced through the combination of talent, technology, and resources resulting from the business development activities we have pursued since our inception. The Company has achieved meaningful economies of scale for the discovery, development, and production of antibodies and assays through the utilization of its facilities in Newark, Delaware and Windham, Maine.

        SDIX has been developing antibodies and assays which have advanced our customers' immuno-based work for 20 years. By applying its core competencies of creating and producing proprietary, high-quality antibodies and assay development solutions, the Company has produced reagents and assay systems that are responsive to our customers' analytical information needs.

        SDIX is a leading provider of a wide range of life sciences products and services, including custom antibodies, in-vitro diagnostic-grade antibodies, proprietary critical reagent products, associated bio-processing services, and custom assay design and development services. The Company's products and services are sold to, and often incorporated in the production process for other commercial products used by a wide range of customers including pharmaceutical, biotechnology and diagnostic companies, and major biomedical research centers both domestically and internationally. The Company is fully integrated to deliver a wide range of services encompassing its customers' antibody and assay needs from antigen design and antibody development through large scale production and post-production bio-processing and immunoassay design and development. Customer service, innovation, and technical expertise are the foundation of the Company's competitive advantage. The Company's ISO9001:2008 accredited facilities employ sophisticated production processes that are reliable and deliver high quality to its customers, and its Newark, Delaware and Windham, Maine facilities are certified and accredited by the AAALAC, the highest standard in laboratory animal care. The Company is licensed by the U.S. Department of Agriculture for research and its work with laboratory animals.

        The Company has dedicated substantial resources towards the development of its proprietary GAT platform, with the intent of making this program a key element of the Company's Life Sciences strategy for establishing and maintaining sustainable differentiation in key markets. The study of gene and protein functionality has created a growing demand for antibody reagents. GAT was developed to address this growing need for high quality reagents. Advanced versions of the technology along with a novel approach to sorting and cloning antibody producing B cells has recently been the focus of development resources. This work has been undertaken to address the growing demand for high quality, novel antibodies to some of the most difficult and therapeutically relevant cellular targets, such as highly conserved proteins, ion channels and transmembrane proteins.

        An immunoassay is an analytical test that uses antibodies to detect the presence of a target in a complex biological sample with a high degree of sensitivity, precision and accuracy. Immunoassays play a central role in the detection and quantitation of proteins associated with disease diagnosis, prognosis and progression, and therapeutic toxicity, efficacy and outcome. Antibody quality and fit for a particular assay application are key to success. The Company's scientific expertise with multiple immunoassay formats, coupled with a thorough understanding of the needs of markets and specific customer applications, has allowed the Company to collaborate with customers to develop a diverse array of immunoassay products and the critical antibody reagents necessary for assay performance.

        The Company's Life Sciences Business is focused in two areas, Life Sciences Research Antibodies and Assay Development and In vitro Diagnostic antibody reagents.

        In 2011 and 2012, the Company disposed of several of its former lines of business, leaving it focused solely on its Life Sciences business. Specifically, the Company sold its Water Quality Business in 2011 and its Food Safety Business in 2012. Financial information of the Water Quality and Food Safety Business has been separately reclassified within the consolidated financial statements as a discontinued operation.

  OriGene Technologies, Inc.

        OriGene is a leading gene-centric life science company that develops, manufactures, and sells research and diagnostic products. OriGene uses a high-throughput, genome-wide approach to develop products for pharmaceutical, biotechnology, and academic research. OriGene's vision is to enable scientists to study complete biological pathways, enabling a better understanding of disease mechanisms. Practical applications of OriGene's products include, among other things, cancer and stem cell research.

        Founded in 1995, OriGene focused on creating the largest commercial collection of full-length human cDNAs in a standard expression vector, and its flagship product is the cDNA clone collection, a searchable gene bank of over 30,000 TrueClone cDNA clones and over 25,000 TrueORF cDNA clones. From its TrueORF cDNA clones, OriGene has developed the largest offering of full-length human proteins expressed in mammalian cells, ideal for functional studies. In 2010, OriGene initiated the TrueMAB project to develop mouse monoclonal antibodies against protein antigens, with the goal of developing protein assays for every human protein. Since then, OriGene has developed an extensive array of ultra-specific monoclonal antibodies called UltraMAB™, which offer significant improvement over traditional antibodies in antibody specificity. In August 2010, OriGene acquired Blue Heron Biotech and, as a result of this strategic acquisition, now offers complete molecular biology services from codon optimization, gene synthesis, protein expression and assay development.

        The following are examples of the products offered by OriGene today:

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  Untagged full-length human, mouse, and rat cDNA clones.

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  Tagged human, mouse, and rat reading frame cDNA clones.

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  Purified full-length human proteins expressed in HEK293 cells.

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  Over-expression cell lysates as antigens and assay standards.

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  Monoclonial mouse antibodies made against native protein epitopes for IHC, flow, IP ELISA applications.

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  Validated primary antibodies targeting human proteins, including free positive controls.

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  Pre-designed shRNA constructs targeting all human, mouse and rat genes.

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  TissueScan cancer tissue qPCR arrays.

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  Tissue biorepository for biomarker discovery and validation.

        OriGene's unique products are distributed worldwide, through distributors located in more than 34 countries. OriGene sells directly to customers in the U.S. and China through its sales force and website.

        In the Asset Sale Transaction, OriGene will acquire the life sciences portion of Strategic Diagnostics Inc.'s business through OriGene's newly formed and wholly owned subsidiary, SDIX, LLC.

  SDIX, LLC

        Purchaser is a wholly owned subsidiary of OriGene formed for the purpose of acquiring substantially all of the non-cash operating assets of the Company's Life Sciences Business.

Background of the Asset Sale Transaction

        As part of the ongoing evaluation of our business, our Board and senior management regularly review and assess different strategies for improving our competitive position and enhancing stockholder value. As part of such ongoing review, our Board and senior management continually engage in a review of our business plans and other strategic alternatives. This process has included evaluating prospects and options pertaining to certain of our businesses, the markets in which we compete, organic initiatives, and the possibility of pursuing strategic alternatives, such as mergers, acquisitions and dispositions, in each case with a view towards enhancing value for our stockholders.

        During the period between 2009 and 2011, at the direction of our Board, we made a concerted effort to grow our Life Sciences Business. This effort included initiatives designed to facilitate organic growth, including through development of our advanced technologies and growth through the exploration of potential acquisitions. Despite our efforts, the Company was unable to realize significant growth in our Life Sciences Business.

        In 2011, our Board directed our senior management to begin a process to consider potential significant strategic transactions involving parts or potentially all of our company. We began this process because, among other things, our historical share price has underperformed relative the value of the Company's then three business units: our Water Quality Business; our Food Safety Business; and our Life Sciences Business. The Board decided to explore the possibility that the each such business division may in fact be more valuable than the sum of such parts.

        In connection with this ongoing process of evaluating strategic alternatives for the Company, in the fourth quarter of 2011, the Company sold its Water Quality Business to Modern Water Plc.

        In early 2012, at the direction of our Board, the Company interviewed several investment banking firms including BroadOak Partners, LLC ("BroadOak") in connection with assisting the Company regarding the possible sale of the Company's Food Safety Business. In February 2012, we retained BroadOak to assist the Company in exploring potential strategic alternatives for the Company, including the possible sale of the Company's Food Safety Business.

        At a meeting of our Board on February 28, 2012, representatives from BroadOak made a presentation to our Board regarding potential strategic alternatives for the Company, which contained advice regarding the sale of the Food Safety Business and views on strategic alternatives for the Company's business assuming the divestiture of the Food Safety Business. Following an extensive discussion with the Board, our Board expanded the engagement of BroadOak beyond the potential sale of the Food Safety Business and commissioned a strategic report that would include an evaluation of SDIX assuming the Food Safety Business was divested. We requested that the report include a valuation assessment and list of potential acquirers for the remainder of the business.

        In April 2012, simultaneous with the Company's ongoing process for the sale of its Food Safety Business, BroadOak began contacting on a preliminary basis potential acquirers for the Company to determine if there may be an interest in acquiring the Company including both the Food Safety and Life Sciences Businesses.

        At a meeting of our Board on May 14, 2012, our Board, along with Kevin Bratton, our Chief Financial Officer, participated in a conference call with members of BroadOak, during which BroadOak provided an update on the progress of a potential sale of our Food Safety Business. BroadOak advised that they have had preliminary discussions with five tier-one companies about a potential sale of the Food Safety Business and provided a timeline for moving forward on a potential transaction. Following the general update, a question and answer period ensued with Board members and the BroadOak team about strategy, timing and likelihood of success.

        At a meeting of our Board on August 24, 2012, BroadOak presented to our Board a strategic report that included a valuation of the Life Sciences Business and included a list of selected potential acquirers. To prepare the report, BroadOak and members of the Company's senior management held several meetings and management provided certain strategic and financial information. Our Board was informed by BroadOak, that one company ("Company A") that had participated in the then ongoing process of the sale of the Company's Food Safety Business had indicated an interest in acquiring the Company once the divestiture of the Food Safety Business was complete. Following an extensive discussion with BroadOak regarding the potential sale of the Life Sciences Business, the Board deliberated on potential strategic alternatives for the Company assuming the divestiture of the Food Safety Business. Members of the Company's senior management then discussed with the Board, based upon material distributed to the Board in advance of the meeting, various scenarios on how the Company might look and be operated from a financial, management and operational perspective following certain potential events, such as sale of the Food Safety Business. The Board then discussed whether to engage BroadOak to be prepared to market and begin a customary process for the sale the Life Sciences Business, and whether to at the same time engage another banker or consultant to assist the Company in sale of its early stage technologies (collectively, "Advanced Technologies"). After deliberation, our Board expressed general agreement with this strategy. As part of this general agreement, the Board also indicated that Company management should explore potential strategic transactions involving the Company's Advanced Technologies assets.

        On September 10, 2012, senior management from the Company made a presentation to members of the management team of Company A that included strategic and financial information regarding the Company's Life Sciences Business.

        On September 28, 2012, the Company entered into an asset purchase agreement with Romer Labs Technology, Inc. ("Romer") in respect of the sale of the Company's Food Safety Business. The closing of the sale of the Food Safety Business to Romer occurred on October 16, 2012.

        On October 10, 2012, BroadOak was formally engaged by the Company to market and commence a process regarding the potential sale of the Company, the Company's Life Sciences Business or all the remaining operating assets of the Company.

        On October 18, 2012, BroadOak began contacting potential acquirers of the Company or its Life Sciences Business. From October 18, 2012 to November 26, 2012, BroadOak contacted 51 potential acquirers. During that time frame the Company entered into non-disclosure agreements with 17 potential acquirers, each of which was provided with a confidential information memorandum regarding the Company. Of the 17 potential acquirers that received confidential information regarding the Company, six companies, including OriGene, indicated an interest in attending a presentation by the Company's senior management similar to the management presentation previously made to Company A.

        On October 29, 2012, the Company engaged Red Sky Partners, LLC ("Red Sky") to evaluate and help to identify potential acquirors for the Company's Advanced Technologies. Over the course of the following four months, Red Sky assisted management and members of the Board in exploring the opportunity with over 15 potential targets. The Company entered into confidentiality agreements with and provided background information and made technical and management presentations to many of those contacted. The Company was not successful in obtaining any offers for the purchase of the Company's Advanced Technologies prior to signing an agreement with OriGene.

        At a meeting of our Board on November 20, 2012, members of BroakOak presented via teleconference a discussion of the status of the potential sale of the Company based on materials distributed to the Board in advance of the meeting. Members of BroadOak discussed various aspects of the sale process and updated the Board on status of discussions with various potential acquirers discussed in the immediately preceding paragraph. Following the general update, a question and answer period ensued with Board members and the BroadOak team about strategy, timing, process and likelihood of success.

        At the same meeting of our Board on November 20, 2012, members of the Company's senior management updated the Board with respect to the Company's arrangements with Red Sky regarding their assisting the Company in potentially selling or monetizing the Company's Advanced Technologies assets, referring to materials distributed to the Board in advance of the meeting. In addition, the Company's Chief Financial Officer made a presentation to the Board, based on materials distributed to the Board in advance of the meeting, regarding the Company's projected operations in the future assuming that no strategic transaction was consummated. During the presentation, members of the Board asked questions about the costs and purposes of various operational functions, the potential challenges and benefits of operating the Company's Life Sciences business on a standalone basis as a public company, and an extensive deliberation ensued regarding how the Company might proceed depending on various scenarios for the efforts to complete strategic transactions, and potential timelines for making decisions on these matters.

        From November 26 to December 3, 2012, the Company's management made presentations regarding the Company and its Life Sciences Business and provided facility tours to the six companies previously mentioned as expressing in interest in the Company, including OriGene. Such presentations and facility tours generally were followed by an extensive question and answer period in which the Company and BroadOak responded to information requests regarding the Company's operations, properties and assets.

        On December 11, 2012, BroadOak distributed a procedures letter to seven companies, including OriGene and Company A, outlining steps and timing to provide an indication of interest. A deadline of December 20, 2012 was requested for the potential acquirers to submit indications of interest.

        On December 13, 2012, the Company provided access to a data room containing confidential information regarding the Company and its Life Sciences Business to four of the companies, including Company A and OriGene. We refer to the other companies that were provided access to the data room as "Company B" and "Company C."

        On December 20, 2012, Company C and OriGene each submitted to the Company a written indication of interest. OriGene's proposal included a range of values based in part on whether OriGene would purchase the Advanced Technologies. In addition, Company A provided a verbal indication of value and expressed an interest in continuing discussions. Company B notified us that it was no longer interested in pursuing a potential transaction.

        During the ensuing four weeks, BroadOak held discussions with Company A, Company C and OriGene to seek clarifications on their proposals. The other three companies that received the procedures letter on December 11, 2012 indicated during this time that each had declined to further pursue a potential transaction with the Company.

        During the week of January 7, 2013, the Company's management and members of BroadOak attended the JP Morgan Healthcare conference and discussed the potential acquisition of the Company with three additional potential acquirors. Subsequently, management presentations were provided to two of these companies, while the third sought to see only the background information on the deal. None of these additional potential acquirors further pursued a transaction with the Company.

        At a meeting of our Board on January 22, 2013, members of BroadOak provided our Board with an overview on the sale process and a comparison of the three formal indications of interest received from Company A, Company C and OriGene. All of the offers provided for the purchase of the assets of the Company's Life Sciences Business (excluding, other than in the case of Company C, the Company's Advanced Technologies), rather than a purchase of the Company or its stock. Company C's proposal provided for a purchase of the Company's core life sciences business and a license for the Company's Advanced Technologies. After an extensive review and discussion with the Company's management team, BroadOak and the Company's outside counsel, Morgan Lewis & Bockius, LLP ("Morgan Lewis") regarding the strategic alternatives for the Company, our Board directed management and BroadOak to invite these parties to on-site visits and hold more extensive discussions with management. The Board then discussed the possibility of entering into exclusive negotiations with one of the potential acquirers should one of their final proposals be deemed superior to the others following such meetings.

        Also on January 22, 2013, our Board created a committee (the "Transaction Committee") for the purpose of overseeing and assisting the Company's management and the full Board in considering the merits of pursuing and potentially negotiating the terms of possible sale of the Company, including potential efficiencies resulting from eliminating the need to convene the full Board on a frequent basis. The Transaction Committee was composed of the following members of our Board: Thomas A. Bologna, Steven Becker, David M. Wurzer and Wayne P. Yetter.

        At a subsequent meeting of our Board on January 30, 2013, Francis DiNuzzo, the Company's Chief Executive Officer, provided the Board with a further update on the status of the potential sale of the Company's Life Sciences Business. Mr. DiNuzzo explained that following follow up discussions with the three potential acquirers that had provided indications of interest, the Company was proceeding with two potential bidders: Company A and OriGene. Mr. DiNuzzo indicated that management presentations and a site visits had occurred or were scheduled to occur with each of Company A and OriGene. The Board and senior management then discussed a potential bid that was received by the Company on January 29, 2013 from Company C. It was determined that Company C's bid was competitive with the other two potential bids received by the Company. Company C's indication of interest stated that Company C was interested in purchasing assets and potentially a license to use the Company's Advanced Technologies.

        During the January 30, 2013 Board meeting, members of our Board engaged in a lengthy discussion over the strategy and future of the Company, which included a brief overview of the key decisions that the Board has made over the last four years and the decisions facing the Board going forward. It was reiterated that, according to information received from the Company's bankers, the potential bidders are interested in purchasing assets of the Company (as opposed to purchasing the entire entity) and as a result, following the transaction, the Company, if an asset sale is pursued, would, as previously discussed with the Board, be a public shell corporation whose primary asset is cash. Depending on the structure of the sale, the Company may also retain certain of its Advanced Technologies assets. The Board engaged in a lengthy discussion around the best course of action for the Company with respect to possible sale of the Life Sciences Business, the Company's Advanced Technologies and pipeline opportunities. The Board discussed the merits of pursuing an asset sale, which was the only form of sale transaction in which any potential acquirer had expressed an interest. The Board recognized that there should be more clarity once final bids are received from all potential bidders. The Board directed management to provide detailed financial and other information, including wind-down costs and post-sale operating costs assuming an asset sale, to the Board in advance of the scheduled February meetings of the Board in order to facilitate the Board's analysis of various alternatives at that meeting.

        On January 30, 2013, representatives of Company A visited the Company's facility in Newark, DE and held further discussions with management and a representative of BroadOak. On February 1, 2013, representatives of Company A visited the Company's facility in Maine.

        During the first week of February 2013, the Company distributed a form of purchase agreement to Company A, Company C and OriGene and BroadOak outlined a process for the three potential acquirers to follow in submitting final bids for the Board to consider.

        On February 8, 2013, representatives of OriGene visited the Company's facility in Newark, DE and held discussions with management and a representative of BroadOak.

        On February 11, 2013, representatives of Company C visited the Company's facilities in Newark, Delaware and held discussions with management and representatives of BroadOak. On February 12th, Company C told BroadOak that based upon further analysis, Company C had elected not to pursue a transaction due to the complexity and strategic fit with SDIX.

        On February 14, 2013, in a conversation between BroadOak and representatives of Company A, Company A provided verbal comments to the form purchase agreement and proposed an alternative structure for the transaction for the acquisition of a subset of the Company's assets.

        During the week of February 14, 2013, representatives of Company C and BroadOak held conversations in which Company C indicated that, notwithstanding its earlier election to stop pursuing a transaction with SDIX, it remained interested but would revise its initial bid (which was superior in terms of price to that of OriGene and Company A) to a lower purchase price. The range of their final proposal was communicated orally to BroadOak.

        On February 14, 2013, Mr. DiNuzzo provided an update to the Transaction Committee regarding the status of discussions with potential acquirers.

        On February 16, 2013, OriGene submitted a revised bid proposal in respect of the purchase of the assets of Company's Life Sciences Business (including the Company's Advanced Technologies business). The bid proposal included a proposed mark-up of the form purchase agreement prepared by the Company.

        At a meeting of our Board on February 21, 2013, members of the Company's senior management, BroadOak, Morgan Lewis and our Board conducted a review of the final proposals received from Company C and OriGene and the proposed alternative structure presented by Company A. A discussion ensued regarding the merits of the transaction and the material terms of each of the proposals and the likelihood of consummating a transaction with each party. After a lengthy deliberation the Board determined that the proposal put forth by OriGene was the most attractive to the Company. The Board directed BroadOak to seek clarifications on certain of the material terms of the OriGene proposal and directed management to quantify certain of the potential liabilities that could be retained by the Company if the OriGene proposal was pursued.

        Over the course of the next subsequent five days, members of the Company's management and BroadOak engaged in discussions regarding certain of the material terms of OriGene's offer, including purchase price, the scope of acquired assets and retained liabilities and other material terms of the purchase agreement. During this period the Company provided additional information and draft disclosure schedules to the purchase agreement in order to facilitate OriGene's consideration of revisions to certain of the material terms of their proposal.

        At a meeting of our Board on February 26, 2013, members of the Company's senior management, BroadOak, Morgan Lewis and our Board discussed the revisions and clarifications made by OriGene with respect to their February 16th bid. Following a lengthy discussion regarding the OriGene proposal, our Board determined that the proposal was superior to the other proposals and worth pursuing further. A discussion was held regarding the condition by OriGene that it required an exclusivity agreement in order to continue discussions with the Company regarding a potential transaction, following which our Board directed management to enter into an exclusivity agreement with OriGene providing for a period of up to 30 days of exclusive negotiations with OriGene.

        On March 1, 2013, the Company entered into an exclusivity agreement with OriGene, which provided OriGene exclusivity for the period from March 1, 2013 to March 26, 2013.

        Over the course of the next five weeks the Company and its representatives engaged in numerous negotiating sessions with OriGene and its representatives regarding the terms of the asset purchase agreement. In addition, during this period OriGene and its representatives conducted an extensive review of due diligence materials provided by the Company, which included the commissioning of a Phase I environmental study of the Company's facility in Maine.

        During the period between March 1, 2013 and April 5, 2013, the Transaction Committee convened multiple meetings to discuss the status of negotiations, and material terms of the Company's discussions and progress with OriGene. Meetings of the Transaction Committee were held on March 1, March 4, March 8, March 15, March 22 and April 2, 2013. In addition to the scheduled meetings, the Company's management and Morgan Lewis provided numerous update messages to the Transaction Committee (and other members of the Board) regarding the status of the negotiations and material terms of the transaction.

        On March 4, 2013, Mr. DiNuzzo met with members of OriGene's management team at OriGene's offices in Rockville, MD.

        On March 13, 2013, members of OriGene's management team visited and toured the Company's facilities in Delaware and on March 14, 2013 members of OriGene's management team visited and toured the Company's facilities in Maine.

        On March 28, 2013, following updates from the Transaction Committee, the Board agreed to an amendment to the exclusivity agreement with OriGene, which provided for an extension to the exclusivity period from March 26, 2013 until April 5, 2013.

        As contemplated in the original engagement to sell the Company on April 4, 2013, the Company formally engaged BroadOak to provide a fairness opinion in connection with the proposed transaction with OriGene.

        At a meeting of our Board on April 5, 2013, our Board considered the merits of the proposed transaction with OriGene. BroadOak orally delivered their opinion and the basis of their opinion to the full Board that the transaction was fair from a financial point of view to the Company. Morgan Lewis provided a detailed presentation regarding the material terms of the asset purchase agreement and the limited open items that remained outstanding at such time. The Board then engaged in an extensive discussion regarding the reasons in favor of the transaction, which are set out in "Reasons for the Transaction and Recommendation of our Board of Directors" on page 34.

        Subsequent to the Board meeting, the Company and its representatives completed negotiations on the limited items that had been outstanding at such time. A final asset purchase agreement was then distributed to the Board. Our Board then reconvened on April 5, 2013 and following a discussion with Morgan Lewis and the Company's management team our Board unanimously approved the asset purchase agreement and the Asset Sale Transaction. Subsequent to the meeting, BroadOak delivered a written copy of the fairness opinion. The asset purchase agreement was executed later that evening.

 Past Contacts, Transactions or Negotiations

        Other than as described under "Background of the Asset Sale Transaction" above, during the past two years we and Purchaser and OriGene have not had prior contacts, transactions, or negotiations, and other than as described therein there are no present or proposed material agreements, arrangements, understandings or relationships between our executive officers or directors and Purchaser and OriGene and their respective executive officers or directors.

Projected Financial Information

        We do not, as a matter of course, make public forecasts or projections as to future performance or financial data beyond the current fiscal year and are especially wary of making projections for extended earnings periods given the inherent unpredictability of the underlying assumptions and estimates. However, in connection with the process that we commenced in 2012 of exploring a potential strategic transaction, our management provided to representatives of various potential acquirers of the Company, including OriGene, certain unaudited projections based on our management's estimate of the Company's future financial performance. These and certain updated projections, as well as projected financial information for 2013, (collectively, the "Projected Financial Information") were presented to and discussed with our Board of Directors in connection with its consideration of the Asset Sale Transaction, and also were provided to our financial advisor. We have included below a summary of these projections to give our stockholders access to certain nonpublic information prepared for purposes of considering and evaluating the Asset Sale Transaction. The inclusion of this information should not be regarded as an indication that we, our Board of Directors, OriGene or any other recipient considered, or now considers, this information to be necessarily predictive of actual future results, and such data should not be relied upon as such. Neither we nor any of our affiliates or representatives has made or makes any representations to any person regarding the ultimate performance of the assets to be acquired in the Asset Sale Transaction compared to the information contained in the projections, and none of them intends to provide any update or revision thereof.

        As prepared by our management, the Projected Financial Information reflected the impact of certain operational and financial targets considered to be potentially achievable and demonstrated our upside potential, including potential growth in the evolving market for our Advanced Technologies business, which products and services are at early stages of development commercialization. The tables below summarize such unaudited Projected Financial Information prepared by our management and provided to OriGene:

UNAUDITED PROJECTED FINANCIAL INFORMATION

(in thousands)

	2013	2014	2015	2016	2017
Revenue	$16,685	$18,875	$22,338	$24,923	$27,789
EBITDA	$(2,599)	$(781)	$2,379	$4,443	$6,761

Cautionary Statement Regarding Projected Financial Information

        The unaudited Projected Financial Information described above was not prepared with a view towards public disclosure or compliance with generally accepted accounting principles or with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding forecasts or projections. Our internal financial forecasts (upon which the projections were based in part) are, in general, prepared solely for internal use and capital budgeting and other management decisions and are subjective in many respects and thus susceptible to interpretation and periodic revision based on actual experience and business developments. The projected financial information described above also reflects numerous assumptions made by our management with respect to industry performance, general business, economic, market and financial conditions and other matters, all of which are difficult to predict and many of which are beyond our control. Accordingly, we cannot assure you that the projected results will be realized or that actual results will not be significantly higher or lower than projected. In addition, the projections do not consider the effect of the Asset Sale Transaction or any future combination of our business with the businesses conducted by OriGene.

        Readers of this proxy statement are cautioned not to rely on the unaudited projected financial information described above. These projections are forward-looking statements and are based on expectations and assumptions at the time they were prepared by management. The unaudited projected financial information described above is not a guarantee of future performance and involves risks and uncertainties that may cause future financial results and stockholder value of our Company to materially differ from those expressed in the Projected Financial Information. Accordingly, we cannot assure you that the projected results will be realized or that our future financial results will not materially vary from the projected results. We do not intend to update or revise the unaudited projected financial information described above. For a discussion of the risks and uncertainties that may be relevant to our results, see "Cautionary Statement Regarding Forward-Looking Statements" on page 19.

Reasons for the Asset Sale Transaction and Recommendation of our Board of Directors

        In reaching its decision to approve the asset purchase agreement and the transactions contemplated thereby, and to recommend that our stockholders vote to approve the Asset Sale Proposal, our Board consulted with management and outside financial and legal advisors. Our Board considered a wide range of material factors relating to the asset purchase agreement and the proposed Asset Sale Transaction, many of which our Board believed supported its decision, including the following:

  •
  our Board believes that the Asset Sale Transaction is more favorable to our Company than maintaining the core antibody and assay design businesses and Advanced Technologies, which determination is based on various factors including the Board's view of the current size and scale of the Company and the time, cost and execution risk associated with expanding the Company's business and product offerings. Our Board viewed these considerations in light of the Company's efforts over the past several years to grow the business by expanding product offerings, adding marketing and sales, engaging in the consideration of various potential acquisitions and funding substantial R&D;

  •
  the estimated consideration that we would receive in the Asset Sale Transaction is highly attractive in light of the risks associated with maintaining the Life Sciences Business and developing the Advanced Technologies commercial opportunities, which include those risk factors under "RISK FACTORS," beginning on page 20 above;

  •
  the belief by our Board that we have obtained the highest purchase price that Purchaser is willing to pay, taking into account the improvement in terms as a result of the extensive negotiations between the parties;

  •
  historical information concerning our businesses, prospects, financial performance and condition, operations, technology, management and competitive position;

  •
  our assessment that the likelihood was low that a third party would offer a higher price than Purchaser, especially in light of the process we conducted in late 2012 and early 2013, which involved discussions with numerous parties to determine their potential interest in purchasing the Life Sciences Business or the stock of the Company, and which did not lead to any proposals to purchase the stock of the Company or proposals more favorable than the proposal by Purchaser, as more fully described below under "The Asset Sale—Background of the Transaction";

  •
  structuring the transaction as a sale of assets is expected, subject to final analysis, to allow us to use the net operating loss carryforwards for U.S. federal income tax purposes to offset a substantial part of the gain recognized in the transaction;

  •
  the consideration we receive in the Asset Sale Transaction, combined with existing resources, would provide us with substantial cash, which we intend to use to the end that our Board ultimately determines to be in the best interests of our stockholders;

  •
  the opinion of BroadOak, that, as of the date of the opinion and based upon and subject to the factors and assumptions set forth in such opinion, the aggregate consideration to be paid to us at the closing of the Asset Sale Transaction, plus the assumption of certain liabilities by Purchaser, was fair to us, from a financial point of view (see "ASSET PURCHASE AGREEMENT—Opinion of Our Financial Advisor" below);

  •
  the Asset Sale Transaction will be subject to the approval of the holders of a majority of our outstanding shares of common stock;

  •
  our stockholders will continue to own stock in our Company and participate in our potential future earnings and growth;

  •
  the terms of the asset purchase agreement, as reviewed by our Board with our legal advisors, including:

  •
  sufficient operating flexibility for us to conduct our business in the ordinary course between signing and closing;

  •
  the parties' representations, warranties and covenants;

  •
  the limited closing conditions to Purchaser's obligations under the asset purchase agreement, including the fact that the asset purchase agreement is not subject to approval by Purchaser's stockholders and that consummation of the Asset Sale Transaction is not subject to Purchaser's obtaining financing for the Asset Sale Transaction;

  •
  the provisions of the asset purchase agreement that allow us to engage in negotiations with, and provide information to, third parties in response to credible inquiries from third parties regarding alternative acquisition proposals;

  •
  the provisions of the asset purchase agreement that allow our Board to change its recommendation that our stockholders vote in favor of the Asset Sale Transaction in response to certain acquisition proposals and certain intervening events, if our Board determines in good faith that the failure to change its recommendation could reasonably be determined to be inconsistent with its fiduciary duties under applicable law; and

  •
  our ability to specifically enforce the terms of the asset purchase agreement.

        Our Board also considered and balanced against the potential benefits of the Asset Sale Transaction a number of potentially adverse factors concerning the Asset Sale Transaction, including the following:

  •
  the uncertainties created by various conditions to Purchaser's obligations to complete the proposed Asset Sale Transaction, including our obtaining stockholder approval, which neither we nor Purchaser control that, such that while the Asset Sale Transaction is expected to be completed, there can be no assurance that all conditions to the parties' obligations to complete the Asset Sale Transaction will be satisfied, and as a result, it is possible that the Asset Sale

    Transaction may not be completed even if approved by our stockholders (see "Terms of the Asset Purchase Agreement—Conditions to the Completion of the Asset Sale Transaction");

  •
  uncertainty relating to the determination by our Board of the use to which to ultimately put the proceeds of the Asset Sale Transaction and the other assets of the Company after the transaction;

  •
  the restrictions on our ability to solicit or respond to acquisition proposals, as defined in the asset purchase agreement and as described under "ASSET PURCHASE AGREEMENT—Covenants—No Solicitation of Transactions; Change of Board Recommendation" below;

  •
  the requirement that we pay Purchaser a termination fee of $480,000 if the asset purchase agreement is terminated under certain circumstances;

  •
  the fact that we will have, at least in the short-term, limited ability to produce revenues and profitability without the Life Sciences Business as compared to with the Life Sciences Business, and the expenses related to continuing to operate as a going concern;

  •
  the fact that Purchaser will not assume or be liable for certain liabilities of SDIX, for which we will remain liable after the transaction;

  •
  the covenant not to compete in the antibody and assay design business within the non-compete area (as such terms are defined in the asset purchase agreement) for a period of five years (see "ASSET PURCHASE AGREEMENT—Covenant Not to Compete" below);

  •
  the risk of disruption to our Life Sciences Business as a result of the public announcement of the Asset Sale Transaction and the resulting effect on our Company if the Asset Sale Transaction does not close, including potential negative impact on our sales, operating results and stock price, and our ability to attract and retain key management, sales and marketing and other personnel; and

  •
  the other risks set forth under "RISK FACTORS" above.

        After taking into account all of the material factors relating to the asset purchase agreement and the Asset Sale Transaction, including those factors set forth above, our Board unanimously concluded that the benefits of the asset purchase agreement and the Asset Sale Transaction outweigh the risks and that the asset purchase agreement and the Asset Sale Transaction are advisable and in the best interests of our Company and our stockholders. Our Board did not assign relative weights to the material factors it considered. In addition, our Board did not reach any specific conclusion on each of the material factors considered, but conducted an overall analysis of all of the material factors. Individual members of our Board may have given different weights to different factors.

        For the reasons set forth above, our Board has unanimously determined that the asset purchase agreement and the Asset Sale Transaction and other transactions contemplated by the asset purchase agreement are advisable, expedient and in the best interests to and of our Company and our stockholders, and unanimously recommends that stockholders vote "FOR" the Asset Sale Proposal.

 Opinion of Our Financial Advisor

        We retained BroadOak as our financial advisor in connection with the Asset Sale Transaction. At the meeting of our Board on April 5, 2013, BroadOak rendered to our Board its oral opinion, and subsequently confirmed in writing, that, as of that date and based upon and subject to the assumptions, factors, and limitations set forth in the written opinion and described below, the aggregate consideration to be paid by Purchaser in the proposed Asset Sale Transaction was fair, from a financial point of view, to the Company.

        The full text of BroadOak's opinion dated April 6, 2013, which sets forth, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of the review undertaken by BroadOak in rendering its opinion, is attached to this proxy statement as Appendix B and is incorporated in its entirety herein by reference. The holders of the Company's common stock are urged to read the opinion carefully in its entirety. The BroadOak opinion is for the information of our Board in its evaluation of the purchase consideration. The BroadOak opinion was approved by a fairness opinion committee of BroadOak. The BroadOak opinion does not address any other term or aspect of the Asset Sale Transaction, including, but not limited to, the fairness of the Asset Sale Transaction to the holders of the Company's common stock, the fairness of the amount or nature of, or any other aspect relating to, any compensation to any of the Company's officers, directors or employees, or class of such persons, including without limitation, in relation to the purchase consideration. The BroadOak opinion also does not address the underlying business decision by the Company to enter into the Asset Sale Transaction, or the relative merits of the Asset Sale Transaction as compared to any strategic alternatives that may be available to the Company, and it does not constitute a recommendation to the Company, its Board or any committee thereof, its stockholders, or any other person as to any specific action that should be taken in connection with the Asset Sale Transaction. BroadOak was not asked to, and did not, offer any opinion as to the material terms of the Asset Sale Transaction or the structure of the Asset Sale Transaction. The following is a summary of the BroadOak opinion, including the procedures followed, the assumptions made, the matters considered and the limitations on review undertaken by BroadOak in rendering its opinion, and is qualified by reference to the full text of the opinion attached as Appendix B, which you are encouraged to read in its entirety.

        In arriving at its opinion, BroadOak, among other things:

  •
  reviewed the final draft of the asset purchase agreement as of April 5, 2013;

  •
  reviewed certain publicly available financial and other information for the Company, including Annual Reports on Form 10-K for the fiscal year ended December 31, 2011, a draft report of the Form 10-K for December 31, 2012 and preliminary financial data for the quarter ended March 31, 2013, and certain other relevant financial and operating data furnished to BroadOak by the Company management;

  •
  reviewed the Projected Financial Information, all as prepared and provided to BroadOak by the Company's management on March 20, 2013;

  •
  toured the Company's facilities and met with certain members of the Company's management to discuss the business, operations, historical and projected financial results and future prospects of the Company and such other matters we deemed relevant;

  •
  reviewed and analyzed public information, including certain stock market data and financial information relating to selected companies with businesses which we deemed comparable to those of the Company;

  •
  analyzed the present value of the Company's future cash flows, based on the Company's actual financial results and projections;

  •
  reviewed public financial and transaction information relating to selected multiples paid in certain business combination transactions which we deemed comparable to the Asset Sale Transaction;

  •
  participated in discussions and negotiations among representatives of the Company and OriGene; and

  •
  reviewed such other information, financial studies, analyses and investigations and such other factors that we deemed relevant for the purposes of this opinion.

        In preparing its opinion, BroadOak assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it. BroadOak did not undertake any independent investigation of any legal, accounting or tax matters affecting the Company or the Asset Sale Transaction, and BroadOak has assumed the correctness of all legal, accounting and tax advice given to the Company and the Board. BroadOak did not undertake any formal valuation or appraisal of any of the assets, liabilities or securities of the Company, OriGene or any of their respective affiliates, nor was BroadOak furnished with any such valuations or appraisals. BroadOak also has not evaluated the Company's go-forward business plan and has not performed any valuation or analysis with respect to the assets or liabilities that the Company may retain, or distribute, following the Asset Sale Transaction, or any related tax consequences.

        With respect to the financial projections relating to the Company's Life Sciences Business prepared by the management of the Company, BroadOak assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company. BroadOak further assumed that the Asset Sale Transaction would be consummated in accordance with the terms set forth in the asset purchase agreement last reviewed by it.

        The opinion of BroadOak is necessarily based upon financial, economic, market and other conditions as in effect on, and the information made available to BroadOak as of, the date of its opinion. BroadOak has assumed no responsibility to update or revise its opinion based upon events or circumstances occurring or becoming known to it after the date of the opinion.

  Valuation Analyses of BroadOak

        On April 5, 2013, in connection with preparing its opinion for our Board, BroadOak made a presentation of its valuation analyses of the Life Science Business to our Board.

        The following is a summary of the material analyses contained in the presentation that was delivered to our Board on April 5, 2013. The fact that any specific analysis has been referred to in the summary below and in this proxy statement does not mean that such analysis was given more weight than any other analysis. In arriving at its opinion, BroadOak made qualitative judgments as to the significance and relevance of each analysis and factor that it considered. In reaching its conclusions, BroadOak arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole and believes the totality of the factors considered and analyses performed by BroadOak in connection with its opinion operated collectively to support its determination as to the fairness of the aggregate consideration from a financial point of view to the Company. BroadOak did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis.

        In arriving at its opinion, BroadOak made its determination as to the fairness of the purchase consideration from a financial point of view to the Company as of the date of its opinion on the basis of its financial and comparative analyses. The following summary is not a complete description of all of the analyses performed and factors considered by BroadOak in connection with its opinion, but rather is a summary of the material financial analyses performed and factors considered by BroadOak. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis. BroadOak believes that its analysis must be considered as a whole and that selecting portions of its analysis, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying its analysis and opinion. With respect to the analysis of publicly traded companies and the analyses of transactions summarized below, such analyses reflect selected companies and transactions, and not necessarily all companies or transactions, that may be considered relevant in evaluating the Company or the Asset Sale Transaction. In addition, no company or transaction used as a comparison is either identical or directly comparable to the Company or the Life Sciences Business. These analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or acquisition values of the companies concerned. Although other valuation techniques may exist, BroadOak believes that the analyses described below, when taken as a whole, provide the most appropriate analyses for BroadOak to arrive at the opinion.

        The estimates of the future performance of the Company's Life Sciences Business provided by our management and reviewed by BroadOak are not necessarily indicative of future results or values, which may be significantly more or less favorable than those estimates. Accordingly, the estimates used in, and the results derived from, BroadOak's analysis are inherently subject to substantial uncertainty. In performing its analyses, BroadOak considered industry performance, general business and economic conditions, and other matters, many of which are beyond the control of the Company. Estimates of the financial value of companies do not purport to be appraisals or reflect the prices at which companies may actually be sold.

        Although the purchase consideration was determined through negotiation between the Company and OriGene in which BroadOak participated, the decision to enter into the Asset Sale Transaction was solely the decision of the Company and the Board. The opinion of BroadOak was only one of many factors considered by our Board in its evaluation of the Asset Sale Transaction and should not be viewed as determinative of the views of our Board or our management with respect to the Asset Sale Transaction or the purchase consideration. BroadOak did not recommend any specific purchase consideration to our Board or state that any specific purchase consideration constituted the only appropriate purchase consideration for the Asset Sale Transaction.

        Comparable Companies Analysis.    Using publicly available information and estimates of future financial results published by equity research analysts, BroadOak compared financial and operating information and ratios for the Life Sciences Business with the corresponding financial and operating information and ratios for the following publicly traded companies. The comparable companies used by BroadOak in this analysis were selected based on certain business and market criteria that BroadOak determined to be similar to characteristics of the Company's Life Sciences Business.

  Comparable Companies:

  Albany Molecular Research Inc.
  Bioanalytical Systems Inc.
  Covance Inc.
  Ina Research Inc.
  Lonza Group AG
  Patheon Inc.

        BroadOak calculated implied reference aggregate value ranges for the Life Sciences Business of the Company using revenue multiples of the comparable companies, which were based on the trailing twelve month revenues and the projected twelve month forward revenues (as derived from public filings, press releases and publicly available equity research analyst reports and estimates). Based on the Life Sciences Business's lack of profitability for the last two years and the Life Sciences Business's projected lack of profitability for 2013 and 2014, profit based multiples such as EBITDA were not applied. BroadOak applied its judgment and derived from such range of revenue multiplies for the comparable companies a selected range of revenue multiples that it viewed as most appropriate for purposes of calculating the implied reference aggregate value ranges for the Life Sciences Business of the Company. Based on the trailing twelve month revenue selected multiple range of the comparable companies of 0.7x to 1.3x, BroadOak applied the Life Sciences Business's 2012 actual revenue and calculated an implied reference aggregate value range for the Life Sciences Business of the Company of $11.0 million to $20.0 million. Based on the trailing twelve month revenue selected multiple range of the comparable companies of 0.7x to 1.3x, BroadOak applied the Life Sciences Business's trailing twelve month revenue based on the Company's estimates and calculated an implied reference aggregate value range for the Life Sciences Business of the Company of $10.6 million to $19.2 million. Based on the forward twelve months revenue projection selected multiple range of the comparable companies of 0.8x to 1.1x, BroadOak applied the Life Sciences Business's 2013 revenue projections based on the Company's estimates and calculated an implied reference aggregate value range for the Life Sciences Business of the Company of $13.9 million to $17.8 million. BroadOak noted that the proposed aggregate consideration of $16.0 million was within the range indicated by the trailing twelve month and forward twelve month revenue multiples for the comparable companies.

        Precedent Transaction Analysis.    BroadOak compared the Asset Sale Transaction to the acquisitions of private and public companies in the table below. The precedent transactions used by BroadOak in this analysis were selected based on certain transaction characteristics, including target business model, which BroadOak determined to be similar to the contemplated sale of the Company's Life Sciences Business:

Date Announced	Acquiror	Target
03/06/2013	Ajinomoto Co., Inc.	Althea Technologies, Inc.
12/21/2012	Eurofins Scientific SA	Cerep SA
12/16/2012	Bio-Rad Laboratories, Inc.	AbD Serotec
03/05/2012	Abcam Plc	Epitomics, Inc.
02/13/2012	Linden LLC	SeraCare Life Sciences, Inc.
05/24/2011	Abcam Plc	Mitosciences Inc.
12/27/2010	Warburg Pincus	ReSearch Pharmaceutical Services
11/18/2010	Sekisui Medical Co., Ltd.	Genzyme Diagnostics
06/15/2010	Kaneka Corporation	Eurogentec S.A.
05/07/2010	Addtech Life Science	Immuno Diagnostic Oy
02/17/2010	Albany Molecular Research	Excelsyn Limited
12/01/2009	Taconic Farms	Xenogen Biosciences
11/23/2009	NexMed Inc.	Bio-Quant, Inc.
03/12/2009	Enzo Life Sciences, Inc.	Assay Designs, Inc.
02/18/2008	Source Bioscience plc	Autogen Bioclear UK Limited

        In connection with this analysis, BroadOak measured a twelve month trailing revenue multiple. Based on the Life Sciences Business's lack of profitability for the last two years and the Life Sciences Business's projected lack of profitability for 2013 and 2014, profit based multiples such as EBITDA were not applied. Actual and estimated revenues for the constituent entities of the comparable acquisitions were derived from publicly available sources, including public filings, press releases and equity research analysts' estimates. BroadOak calculated implied reference aggregate value ranges for the Life Sciences Business using the trailing twelve month revenue multiples of the comparable acquisitions. BroadOak then applied its judgment and derived from such a range of twelve month trailing revenue multiples that it viewed as most appropriate for purposes of calculating the implied reference aggregate value ranges for the Life Sciences Business of the Company. Based on the twelve month trailing revenue multiple selected range of the comparable acquisitions of 1.0x to 1.4x, BroadOak calculated an implied reference aggregate value range for the Life Sciences Business of the Company of $13.9 million to $17.8 million. BroadOak noted that the proposed aggregate consideration of $16.0 million was within the aggregate value range indicated by the twelve month trailing revenue multiple range of the comparable acquisitions.

        Discounted Cash Flow Analysis.    Using the Projections provided by our management, BroadOak performed a discounted cash flow analyses for the Company's core life sciences operations and separately for the Company's Advanced Technologies. Based on the projections provided by our management, BroadOak calculated the unlevered free cash flows that the core life sciences operations of the Company is projected to generate during 2013 through 2017. BroadOak then calculated two terminal values for the core life sciences operations of the Company using EBITDA and revenue exit multiples. BroadOak used an EBITDA exit multiple range of 8.0x to 10.0x and a revenue exit multiple range of 1.0x to 1.2x. These values were then discounted to present value as of March 31, 2013 using a range of discount rates of between 12% and 14%, which was selected based on a weighted average cost of capital calculation and the core life sciences operations assumed cost of equity calculated utilizing a capital asset pricing model.

        BroadOak noted that the advanced technologies are at an earlier stage than the other core operations of the business. BroadOak performed a separate discounted cash flow analysis for these Advanced Technologies with different assumptions based on the Projected Financial Information. BroadOak calculated a terminal value for these Advanced Technologies using perpetuity growth rates ranging from 0.5% to 2.0%. The total implied aggregate value ranges for these Advanced Technologies were calculated based on the present values of cash flows, and terminal values were then discounted to present value as of March 31, 2013 using a range of discount rates between 30% to 40%. These values were then summed with the values generated from the discounted cash flow analyses of the core life sciences operations to calculate a range of aggregate values for the entire Life Sciences Business of the Company.

        Based on the information provided by the Company management and estimates consistent with market practice, BroadOak calculated a discounted cash flow analysis range of aggregate values for the Life Sciences Business of the Company of $10.3 million to $19.4 million. BroadOak noted that the proposed aggregate consideration of $16.0 million was within the range of aggregate values indicated by the discounted cash flow analysis.

        The discounted cash flow methodology relies on a number of assumptions including exit multiples, perpetuity growth rates and discount rates. The valuations derived from the discounted cash flow analyses are not necessarily indicative of the present or future value or results of the Life Sciences Business of the Company.

        Miscellaneous.    BroadOak is acting as financial adviser to our Board in connection with the Asset Sale Transaction. Under the terms of its engagement, we have agreed to pay BroadOak fees for its financial advisory services, including its opinion discussed above, a portion of which is payable in connection with the opinion discussed above and a substantial majority of which is payable upon the consummation of the Asset Sale Transaction. We have agreed also to reimburse BroadOak for expenses reasonably incurred in performing its services, and to indemnify BroadOak for certain liabilities related to or arising out of its engagement.

        In addition to acting as financial adviser to our Board in connection with the Asset Sale Transaction, BroadOak has provided financial advisory services to the Company in the past two years. Specifically, BroadOak advised the Company on its divestiture of its Food Safety and GMO businesses, announced on October 1, 2012 and completed on October 22, 2012. BroadOak and its affiliates may provide financial advisory and/or financing services to the Company and OriGene in the future. BroadOak was selected by our Board based on BroadOak's qualifications, expertise and reputation. BroadOak and its affiliates are engaged in investment banking and financial advisory services, principal investment and other financial and non-financial activities and services for various persons and entities.

When the Asset Sale Transaction is Expected to be Completed

        We expect to complete the Asset Sale Transaction on or before the second business day after all of the closing conditions in the asset purchase agreement, including approval of the Asset Sale Proposal by our stockholders, have been satisfied or waived. Subject to the uncertainty concerning the satisfaction or waiver of these conditions, we expect the Asset Sale Transaction to close on or around June 30, 2013. However, there can be no assurance that the Asset Sale Transaction will be completed at all or, if completed, when it will be completed.

 Effects on Our Company if the Asset Sale Transaction is Completed and the Nature of Our Business Following the Transaction

        If the Asset Sale Transaction is completed, we will no longer conduct the Life Sciences Business, and will be prevented by the asset purchase agreement from reentering the antibody and assay design business for a period of five years. Following the Asset Sale Transaction, the Company's Board plans to explore strategic alternatives to deploy the proceeds of the Asset Sale Transaction and the Company's other assets, which may include future acquisitions, a merger with another company, or other actions to redeploy capital, including, without limitation, distribution of cash to our stockholders.

        The Asset Sale Transaction will not alter the rights, privileges or nature of the issued and outstanding shares of our common stock. A stockholder who owns shares of our common stock immediately prior to the closing of the Asset Sale Transaction will continue to hold the same number of shares immediately following the closing.

        Our Securities and Exchange Commission reporting obligations as a public company will not be affected as a result of completing the Asset Sale Transaction. However, following the Asset Sale Transaction our business will be significantly smaller, and therefore we may fail to satisfy the continued listing standards of the NASDAQ Capital Market. In order to continue to be listed on the NASDAQ Capital Market, we must meet the bid price and total stockholders requirements as set forth in NASDAQ Listing Rule 5550(a) and at least one of the three standards in NASDAQ Listing Rule 5550(b), which include having stockholders' equity of at least $2.5 million. We must also satisfy certain other requirements that the NASDAQ Stock Market may impose for the continued listing of our common stock.

        If we do not satisfy those standards or requirements and we are unsuccessful in taking corrective action to comply with the listing requirements, we may be delisted from the NASDAQ Capital Market. If our common stock were to be delisted from the NASDAQ Capital Market, trading of our common stock most likely would be conducted in the over-the-counter market on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board.

        Following the Asset Sale Transaction we expect to have stockholders' equity of at least $2.5 million and qualify for listing on the NASDAQ Capital Market under the stockholders' equity standard set forth above. Our continued listing on the NASDAQ Capital Market will also be subject to the requirement that: (i) the bid price of our common stock does not fall below $1.00 per share for 30 consecutive trading days, (ii) we continue to have at least 300 total stockholders (including both beneficial holders and holders of record, but excluding any holder who is directly or indirectly an executive officer, director, or the beneficial holder of more than 10% of the total shares outstanding), (iii) we continue to have at least 500,000 publicly held shares with a market value of at least $1 million (excluding any shares held directly or indirectly by officers, directors or any person who is the beneficial owner of more than 10% of the total shares outstanding of the Company), and (iv) we continue to have at least two registered and active market makers.

        If we are unable to satisfy the continued listing standards of the NASDAQ Capital Market, we may be delisted from that market. If we are delisted from the NASDAQ Capital Market, trading of our common stock most likely would be conducted in the over-the-counter market on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. Such trading could substantially reduce the market liquidity of our common stock. As a result, an investor would find it more difficult to dispose of, or obtain accurate quotations for the price of, our common stock. See "RISK FACTORS" above.

        Appendix E sets forth certain unaudited pro forma consolidated financial information regarding the Company giving effect to the consummation of the Asset Sale Transaction.

 Effects on Our Company if the Asset Sale Transaction is Not Completed

        If the Asset Sale Transaction is not completed, we will continue our focus on operating the Life Sciences Business, and we may consider and evaluate other strategic opportunities. In such a circumstance, there can be no assurances that our continued operation of the Life Sciences Business or any alternative strategic opportunities will result in the same or greater value to our stockholders as the Asset Sale Transaction.

        If the asset purchase agreement is terminated under certain circumstances described in this proxy statement and set forth in the asset purchase agreement, we may be required to pay Purchaser a termination fee of $480,000. See "ASSET PURCHASE AGREEMENT—Termination" below.

No Appraisal or Dissenters' Rights

        No appraisal or dissenters' rights are available to our stockholders under Delaware law or our certificate of incorporation or bylaws in connection with the Asset Sale Proposal.

Interests of Certain Persons in the Asset Sale Transaction

        In considering the recommendation of our Board with respect to the Asset Sale Proposal, our stockholders should be aware that some of our executive officers have interests in the Asset Sale Transaction that are different from, or in addition to, the interests of our stockholders generally, including those described below and those described in "Proposal #3—Compensation Proposal" beginning on page 59. Our Board was aware of these interests and considered them in approving the asset purchase agreement and the Asset Sale Transaction and recommending that our stockholders approve the Asset Sale Proposal.

  Special Retention Bonuses

        Our named executive officers are entitled to special retention bonuses, which are conditioned upon the closing of the Asset Sale Transaction on the terms contemplated by the asset purchase agreement and the named executive officers remaining with the Company through the closing of the Asset Sale Transaction as well as certain other conditions. Such payments are described below in "Proposal #3—Compensation Proposal" beginning on page 59.

  Outstanding Stock Options, Restricted Stock and Restricted Stock Units

        The vesting of stock options, shares of restricted stock and restricted stock units granted to our named executive officers and certain of our executive officers will be accelerated under the Strategic Diagnostics Inc. 2000 Stock Incentive Plan. Such accelerated vesting is conditioned upon the closing of the Asset Sale Transaction on the terms contemplated by the asset sale agreement and such named executive officers and executive officers remaining employed with us through the date of the closing of the Asset Sale Transaction. Such accelerated vesting for our named executive officers is described below in "Proposal #3—Compensation Proposal" beginning on page 59.

  Employment and Severance Arrangements

        Purchaser has agreed to offer employment to all of the Company's employees (other than a list of less than 15 employees that are designated on a schedule). Such offers are to be on an at-will basis and on terms of employment substantially similar to the terms such employees have prior to closing.

        In addition, Purchaser has agreed to assume the severance obligations under the retention and severance agreements for four of the transferring employees that have such agreements. Certain executive employees who are not hired by Purchaser, including the named executive officers, may become entitled to severance payments and benefits under the terms of their respective employment agreements, change of control severance agreements or retention and severance agreements if they experience a termination of employment without cause or for good reason following a change of control.

        The Company will be solely responsible for payment of all wages and compensation due to employees up to the closing and the payment of any termination or severance payments arising at closing. The Company will retain all liability for vacation and paid time off for 2012 (including carryover to 2013) and for the period beginning January 1, 2013 through the signing date, to the extent such time is accrued but not used prior to closing. Purchaser will assume all liability for vacation and paid time off accrued by the Company employees it hires for the period beginning on the signing date through the closing date (excluding any amounts that were accrued for the 2012 calendar year which such hired employees were permitted to carry over to the 2013 calendar year pursuant to the Company's vacation and paid time off policies).

Anticipated Accounting Treatment

        Under generally accepted accounting principles, upon completion of the Asset Sale Transaction, we will remove the net assets sold and liabilities assumed from our consolidated balance sheet and we anticipate recording a gain from the Asset Sale Transaction.

Use of Proceeds

        Our Company, and not our stockholders, will receive all of the net proceeds from the Asset Sale Transaction. Following the Asset Sale Transaction, the Company's Board plans to explore strategic alternatives to deploy the proceeds of the Asset Sale Transaction, which may include future acquisitions, a merger with another company, or other actions to redeploy capital, including, without limitation, distribution of cash to our stockholders.

        Although our Board and management have had preliminary discussions regarding potential uses of our capital following the Asset Sale Transaction, our Board intends to continue to review anticipated liabilities and potential strategic uses of capital in connection with the continuation of the Company as a going concern. Accordingly, we cannot specify with certainty the amount of net proceeds, if any, we will use for any particular use or the timing in respect thereof. Consequently, you should not vote in favor of the Asset Sale Transaction based upon any assumptions regarding the amount or timing of any potential usages of capital or distributions to stockholders.

Material U.S. Federal Income Tax Consequences

        The following is a general discussion of the anticipated material U.S. federal income tax consequences of the Asset Sale Transaction. This discussion is a summary for general information only and applies solely to holders of our common stock and to us. The discussion addresses only the specific U.S. federal tax consequences set forth below and does not address any other U.S. federal, state, local or foreign income, estate, gift, transfer, sales, use or other tax consequences that may result from the Asset Sale Transaction or any other transaction.

        This discussion does not purport to be a complete analysis of all of the tax considerations applicable to all categories of stockholders, some of which (such as broker-dealers, stockholders who hold the common stock as part of hedging or conversion transactions, stockholders whose functional currency is not the U.S. dollar, and tax-exempt organizations) may be subject to special rules.

        THIS DISCUSSION IS NOT INTENDED TO BE USED, AND IT CANNOT BE USED BY ANY TAXPAYER, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER'S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

        This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury regulations, all as in effect on the date hereof and all of which may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those described below. No rulings have been requested or received from the Internal Revenue Service, or IRS, as to the tax consequences of the Asset Sale Transaction and there is no intent to seek any such ruling. Accordingly, no assurance can be given that the IRS will not challenge the tax treatment of tax consequences of the Asset Sale Transaction discussed below or, if it does challenge the tax treatment, that it will not be successful.

        The Asset Sale Transaction will be treated for U.S. federal and state income tax purposes as a taxable transaction upon which we will recognize gain or loss. The amount of gain or loss we recognize with respect to the sale of a particular asset will be measured by the difference between the amount realized by us on the sale of that asset and our tax basis in that asset. The amount realized by us on the Asset Sale Transaction will include the amount of cash received, the fair market value of any other property received, and total liabilities assumed or taken by Purchaser. For purposes of determining the amount realized by us with respect to specific assets, the total amount realized by us will generally be allocated among the assets according to the rules set forth in Section 1060(a) of the Code. Our basis in our assets is generally equal to their cost, as adjusted for certain items, such as depreciation. The determination of whether we will recognize gain or loss will be made with respect to each of the assets to be sold. Accordingly, we may recognize gain on the sale of certain assets and loss on the sale of certain others, depending on the amount of consideration allocated to an asset as compared with the basis of that asset. Further, the sale of certain assets may result in ordinary income or loss, depending on the nature of the asset. To the extent the Asset Sale Transaction results in us recognizing a net gain for U.S. federal income tax purposes, we expect, subject to a final analysis, that our available net operating loss carryforwards will offset a substantial part of such gain.

Vote Required

        Approval of the Asset Sale Proposal requires the affirmative vote of the holders of at least a majority of our outstanding shares of common stock as of the record date for the special meeting. By approving the Asset Sale Proposal, our stockholders are also authorizing us to make any non-material changes that our officers deem advisable to the asset purchase agreement and the other transaction documents contemplated in connection with the Asset Sale Transaction. Failure to attend the special meeting, in person or by proxy, broker non-votes, and abstentions will have the same effect as an "AGAINST" vote on this proposal.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" PROPOSAL #1, THE ASSET SALE PROPOSAL.

ASSET PURCHASE AGREEMENT

        The following is a summary of the material terms of the asset purchase agreement and is qualified in its entirety by reference to the complete asset purchase agreement which is attached as Appendix A to and is incorporated by reference into this proxy statement. We urge to you to read the asset purchase agreement carefully and in its entirety because it, and not this proxy statement, is the legal document that governs the Asset Sale Transaction and the agreement among the Company, OriGene and Purchaser with respect to the Asset Sale Transaction.

        The asset purchase agreement and this summary of its terms have been included to provide you with information regarding the terms of the asset purchase agreement. Factual disclosures about the Company contained in this proxy statement or in the Company's public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the asset purchase agreement and described in this summary. The asset purchase agreement contains representations and warranties that the Company, OriGene and Purchaser made to each other as of specific dates. The representations and warranties were negotiated between the parties with the principal purpose of setting forth their respective rights with respect to their obligation to complete the Asset Sale Transaction and allocating risk between the parties to the asset purchase agreement, rather than establishing matters as facts. The representations and warranties may also be subject to important limitations and qualifications as set forth (i) therein, including a contractual standard of materiality different from that generally applicable to stockholders or generally applicable under federal securities laws, and (ii) in the disclosure schedule delivered by the Company in connection with the asset purchase agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the asset purchase agreement, and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement.

General

        On April 5, 2013, we entered into an asset purchase agreement with OriGene and Purchaser, its wholly owned subsidiary, pursuant to which we have agreed, subject to specified terms and conditions, including approval of the Asset Sale Proposal by our stockholders at the special meeting, to sell to Purchaser substantially all of our assets used in the Life Sciences Business.

Purchase and Sale of Assets

  Purchased Assets

        The asset purchase agreement contemplates that the Company will sell to Purchaser substantially all of the non-cash assets of its Life Sciences Business (the only business operating currently by the Company), including, among others: substantially all contracts; all inventory; all accounts receivable; all equipment and machinery and any other equipment and other tangible personal property; all real property; and substantially all intellectual property. The purchased assets include our owned real property in Windham, Maine and the assumption of our leases with respect to our Pencader Drive and Sandy Drive facilities in Delaware.

  Assumed Liabilities

        Purchaser will also assume all of the Company's liabilities relating to the Company's Life Sciences Business (other than certain excluded liabilities described below and in the asset purchase agreement), including, among others: liabilities of the Company under the purchased contracts arising from and after the closing date; all accounts payable as of the closing date; product liabilities (if any) for products sold by the Life Sciences Business solely to the extent of the amount of proceeds actually received by Purchaser under assigned insurance policies; and liabilities with respect to the Life Sciences Business or the purchased assets arising from and after the closing date.

  Excluded Assets

        Under the asset purchase agreement, the Company is not selling or assigning to Purchaser certain assets, including, among other things, cash and cash equivalents of the Company, corporate books and records and certain employee benefit plans.

  Excluded Liabilities

        Purchaser will not assume or be liable for certain liabilities of the Company (i.e., all excluded liabilities will remain the sole responsibility of the Company) including, among others: all pre-closing liabilities of the Life Sciences Business or relating to the purchased assets; all employee liabilities (under contract or under employee benefit plans) other than assumption of certain retention agreement liabilities for certain transferred employees; product liabilities and the like for products sold by the Life Sciences Business to the extent such liabilities exceed the amount of proceeds received by Purchaser under assigned insurance policies; and tax liabilities of the Company.

  Non-Assignable Assets

        Assets which are by their terms non-assignable without the consent of a third party are not transferred by the asset purchase agreement. The Company is required to use its commercially reasonable efforts to cooperate with Purchaser at its request for up to 60 days following the closing date in endeavoring to obtain promptly consents in respect of material contracts.

Purchase Price

        The aggregate purchase price for the Life Sciences Business is $16,000,000 plus the assumption by Purchaser of certain liabilities associated with the Life Sciences Business. The purchase price is subject to a downward post-closing adjustment for the amount by which our non-cash working capital is less than $3,000,000 or an upward post-closing adjustment for the amount by which our non-cash working capital exceeds $3,000,000 (in each case, subject to a de minimis threshold).

        At the closing, $1,300,000 of the purchase price will be placed into escrow with an escrow agent. The escrow amount will be held in escrow for up to nine months to cover any indemnification claims made by Purchaser under the asset purchase agreement (subject to earlier release after six months to the extent the Company announces a distribution of all or substantially all of the liquid assets of the Company to its stockholders).

Conditions to Closing

        The closing of the Asset Sale Transaction is subject to the satisfaction or, to the extent permissible under applicable law or pursuant to the asset purchase agreement, waiver of certain conditions on or prior to the closing. Such conditions include:

  Conditions for Both Parties

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  approval by the Company's stockholders;

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  absence of an injunction or other legal restraint;

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  neither the consummation nor the performance of any of the transactions contemplated by the asset purchase agreement will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of, or cause Purchaser or the Company to suffer any adverse consequence under, any applicable law.

  Conditions for Purchaser

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  material performance by the Company of its covenants and agreements as specified in the asset purchase agreement;

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  the truth and correctness of each of the Company's representations and warranties on the signing date and the closing date, except (i) to the extent such representations and warranties speak as of an earlier date and (ii) where the failure of such representations and warranties to be so true and correct has not had, and would not reasonably be likely to have, individually or in the aggregate, a material adverse effect on the Company;

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  absence of a material adverse effect on the Company;

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  the Company shall have delivered to Purchaser the following documents: (i) the escrow agreement, executed by the Company; (ii) the bill of sale and assignment and assumption agreement, executed by the Company; (iii) one or more assignment and assumption agreements and other required assignment or conveyance documents, in form and substance reasonably satisfactory to Purchaser, providing for the assignment of the purchased intellectual property to Purchaser, executed by the Company; (iv) with respect to each parcel of owned real property, a special warranty deed under applicable law, in form and substance reasonably satisfactory to Purchaser, duly executed by the Company; (v) landlord waivers/consents executed by the landlords under the Company's leased real property in form and substance reasonably satisfactory to Purchaser if, and to the extent, expressly required by any applicable real property lease that is not an excluded contract; (vi) an the Company non-foreign status FIRPTA certificate meeting the requirements of Section 1445(b)(2) of the Code; (vii) a closing certificate of the chief executive officer of the Company, dated as of the closing date; (viii) copies of the resolutions or consents of the Board and stockholders of the Company, as required, of the Company authorizing and approving the asset purchase agreement and the transactions contemplated thereby, certified by a duly authorized representative of the Company to be true and complete and in full force and effect and unmodified as of the closing date; (ix) copies of any third party and governmental consents, approvals and waivers that are listed on Schedule 5.3(b) of the disclosure schedules to the asset purchase agreement and that have been obtained prior to the closing date; (x) evidence satisfactory to Purchaser that all liens (other than certain permitted liens) on the purchased assets have been released; (xi) originals or copies of all books and records; and (xii) a seller's affidavit.

  Conditions for the Company

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  material performance by Purchaser of its covenants and agreements as specified in the asset purchase agreement;

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  the truth and correctness of each of Purchaser's representations and warranties on the signing date and the closing date, except (i) to the extent such representations and warranties speak as of an earlier date and (ii) where the failure of such representations and warranties to be so true and correct did not, and would not reasonably be likely to, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by the asset purchase agreement or have a material adverse effect on the ability of Purchaser to consummate the transactions contemplated by the asset purchase agreement;

  •
  Purchaser shall have delivered to the Company the following: (i) the purchase price; (ii) the escrow agreement, executed by Purchaser; (iii) the bill of sale and assignment and assumption agreement, executed by Purchaser; (iv) one or more assignment and assumption agreements and other required assignment or conveyance documents, in form and substance reasonably satisfactory to Purchaser, providing for the assignment of the purchased intellectual property and other purchased assets to Purchaser, executed by Purchaser; (v) a sublease, executed by Purchaser; and (vi) a certificate of the chief executive officer of Purchaser, dated as of the closing date.

Representations and Warranties

        The representations and warranties of the Company contained in the asset purchase agreement (i) have been made solely for purposes of the asset purchase agreement, (ii) have been qualified by matters specifically disclosed in reports filed by us with the SEC prior to the date of the asset purchase agreement and disclosure schedules delivered by the Company to OriGene and Purchaser prior to the execution of the asset purchase agreement, (iii) are subject to materiality qualifications contained in the asset purchase agreement, which might differ from what is viewed as material by investors, (iv) were made only as of the date of the asset purchase agreement or such other date as is specified in the asset purchase agreement and (v) have been included in the asset purchase agreement for the purpose of allocating risk between the contracting parties and were not intended to be treated as categorical statements of fact. The asset purchase agreement should not be read alone, but should instead be read in conjunction with the information provided elsewhere in this document. In addition, to the extent specific material facts are known by the Company to exist that it believes contradict the representations and warranties of the Company contained in the asset purchase agreement in a material way, we have provided disclosure of those facts.

        The Company made representations and warranties to Purchaser concerning the following matters:

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  organization and good standing;

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  authorization with respect to the asset purchase agreement;

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  conflicts and consents of third parties;

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  Securities and Exchange Commission filings;

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  financial statements;

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  books and records;

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  personal and real property;

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  title to purchased assets, sufficiency and inventory;

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  accounts receivable and accounts payable;

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  no undisclosed liabilities;

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  absence of certain developments since September 30, 2012;

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  taxes;

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  intellectual property;

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  material contracts;

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  employees and labor relations;

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  litigation;

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  compliance with law and governmental authorizations;

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  environmental matters;

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  insurance;

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  financial advisors;

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  customers and suppliers;

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  relationships with affiliates; and

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  no material adverse effect on the Company since September 30, 2012.

        Purchaser made representations and warranties to the Company concerning the following matters:

  •
  organization and good standing;

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  authorization with respect to the asset purchase agreement;

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  conflicts and consents of third parties;

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  litigation;

  •
  financial advisors; and

  •
  financial capability.

Covenants

  Conduct of the Company's Business Prior to Closing.

        Until the earlier of the closing of the Asset Sale Transaction or the termination of the asset purchase agreement, we have agreed to conduct the Life Sciences Business in the ordinary course consistent with our past practice, and we are required to use commercially reasonable efforts to preserve intact the purchased assets, the Life Sciences Business and relationships with customers, suppliers and other third parties. We also agreed, among other things, to:

  •
  maintain the purchased assets in a manner that complies with all requirements of applicable law and is consistent in all material respects with its ordinary course of business;

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  not incur, create or assume any lien, other than certain permitted liens, with respect to any assets that would constitute purchased assets;

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  not dispose of any assets outside of the ordinary course of business that would constitute purchased assets having a value in excess of $25,000 in the aggregate;

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  not undertake or commit to any capital expenditures in an amount in excess of $75,000 in the aggregate;

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  not amend or propose to amend its certificate of incorporation or bylaws (or similar organizational documents) or effect or become a party to any merger, consolidation, share exchange, business combination, recapitalization or similar transaction, except in accordance with the terms of the asset purchase agreement;

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  not acquire by merger, consolidation, or otherwise, or by purchasing all or a substantial portion of the assets of, or by purchasing all or a substantial equity or voting interest in, or by any other manner, any business or any person or entity or division thereof;

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  not amend, except in the ordinary course of business, any material term of, or waive any material right under, or terminate, or renew on any different terms any material contract; and not cease from complying with and enforcing the terms of the material contracts in a manner consistent in all material respects with the manner in which they are being complied with or enforced as of the signing date;

  •
  not make any change in any method of accounting or accounting practice or policy used by the Company or the Life Sciences Business in the preparation of its financial statements, other than such changes as are required by generally accepted accounting principles or applicable law;

  •
  not take any action (or omit to take any action) if such action (or omission) would, or would be reasonably likely to result in any representation and warranty of the Company set forth in the asset purchase agreement becoming untrue in any material respect;

  •
  not enter into any settlement or release with respect to any material proceeding relating to the Life Sciences Business, unless such settlement or release contemplates only the payment of money without admission of wrongdoing or misconduct and results in an absolute release of the Life Sciences Business relating to such proceeding; and

  •
  not authorize any of, or commit, resolve or agree to take any of, the actions described in the foregoing bulleted paragraphs.

  NonCompete.

        The Company has agreed for a period of five years after the closing date not to (i) create, establish or form or obtain an ownership interest in, or assist any person in creating, establishing or forming, a person that is engaged in the antibody and assay design business within the continental United States, or provide to any such person any services (as a consultant or otherwise) similar to or of the same nature as the services provided by Purchaser or any affiliate thereof or the Company or (ii) create, establish or form or obtain an ownership interest in, or assist any person in creating, establishing or forming, a person that owns an antibody and assay design business within the continental United States, or provide to any such person any services (as a consultant or otherwise) similar to or of the same nature as the services provided by Purchaser, or any affiliate, or by the Company. The covenant not to compete, however, does not restrict the Company from owning in the aggregate less than 3% of the equity securities of any such person that is a publicly traded Company.

  Nonsolicitation, etc.

        The Company has agreed for a period of two years after the closing date that it will not during such period, and will cause each of its respective controlled affiliates not to, without the prior written consent of Purchaser, directly or indirectly, induce or attempt to induce any such employee or officer to leave his or her employment with Purchaser. The covenant not to solicit employees, however, does not restrict us from hiring any employee or officer who responds to a general solicitation by the Company.

        We have also agreed for a period of five years after the closing date that we will not during such period, and will cause each of our respective controlled affiliates not to, without the prior written consent of Purchaser, directly or indirectly, for our own account or on behalf of any other person, in any way solicit or interfere with, disrupt or attempt to disrupt, any relationships between Purchaser and any customers, subcontractors, suppliers, or other persons with whom it deals.

  Nondisparagement.

        Purchaser and the Company have each agreed that, at any time, it will not disparage the other or any manager, officer, director, member, equity holder, employee, consultant or agent of the other in their respective capacities as such.

  Confidentiality.

        The Company has agreed to maintain the confidentiality of (i) confidential, proprietary or similar information relating to the Life Sciences Business or the purchased assets and (ii) trade secrets regarding the Company, in each case subject to certain customary exceptions.

  Efforts.

        The Company and Purchaser have agreed that, during the period from signing until closing, each party will use its commercially reasonable efforts to cause their respective conditions to closing to be satisfied as soon as practicable and to cooperate in good faith to consummate the transactions contemplated hereby as soon as possible.

  Books and Records.

        We have agreed that, from and after the closing, Purchaser will be entitled to originals or copies of all books and records. The Company will, on the closing date, deliver to Purchaser such originals or copies of all such books and records.

  Access and Investigation.

        Prior to the closing date, and upon reasonable notice from Purchaser, the Company will (a) afford Purchaser and its representatives reasonable and free access during regular business to the Company, the Company's personnel, and the purchased assets, (b) furnish Purchaser with copies of all purchased contracts as Purchaser may reasonably request, (c) furnish Purchaser with such additional financial, operating, and other relevant data and information as Purchaser may reasonably request, and (d) otherwise cooperate and assist with Purchaser's investigation of the antibody and assay design business, condition (financial or otherwise), assets, results of operations, or prospects of the Company. In addition, upon prior written approval by the Company, Purchaser will have the right to have the purchased assets inspected by Purchaser's representatives, at Purchaser's sole cost and expense.

  Preservation of and Access to Records.

        Purchaser has agreed, for a period of five years from the closing date, to preserve and keep the records held by it or its affiliates relating to the business and make such records and personnel available to the Company as may be reasonably required by the Company in connection with, among other things, any insurance claims by, proceedings or tax audits against or governmental investigations of the Company. If Purchaser wishes to destroy such records after such five-year period, it must first give 45 days prior written notice to the Company and the Company will have the right at its option and expense, upon prior written notice given to such party within that 45-day period, to take possession of the records within 75 days after the date of such notice.

  Notice of Breach.

        Prior to the closing date, the Company is required to promptly provide notice to Purchaser of any breach of any representation or warranty of the Company or any fact or circumstance that, to the knowledge of the Company, would or would reasonably be likely to cause or constitute a breach of any such representation or warranty had that representation or warranty been made as of the time of the occurrence of such fact or circumstance. Should any such breach relate to the Company's disclosure schedules to the asset purchase agreement, the Company must promptly deliver to Purchaser a supplement to such disclosure schedules.

        In addition, prior to the closing date, the Company is required to promptly provide notice to Purchaser of any breach of any covenant of the Company or any fact or circumstance that could make the satisfaction of any condition to the obligations of Purchaser to close impossible.

  Publicity.

        The Company and Purchaser have each agreed that it will not issue any press release or public announcement concerning the asset purchase agreement or the transactions contemplated thereby without obtaining the prior written approval of the other party, which approval will not be unreasonably withheld or delayed, unless, in the reasonable judgment of the Company and Purchaser, as applicable, disclosure is otherwise required by applicable law by the terms of the asset purchase agreement or by the applicable rules of any stock exchange on which the Company or Purchaser lists securities, provided that, to the extent required by applicable law, the party intending to make such release will use its reasonable efforts consistent with such applicable law to consult with the other party with respect to the timing and content thereof.

  Tradename.

        As soon as reasonably practicable (and, in any event, within 30 days after the closing), the Company shall, and shall cause its affiliates to, cease to use any written materials, including labels, packing materials, letterhead, advertising materials and forms, in each case which include the words "SDIX" (or any reasonably similar phrase or abbreviation thereof). During the 30-day period post-closing, the Company is permitted to use the words "SDIX" (or any reasonably similar phrase or abbreviation thereof) on such written materials subject to certain limitations.

        In addition, as soon as reasonably practicable (and, in any event, within 60 days after the closing), the Company shall change and shall cause (and shall continue after the closing to cause) any of its affiliates' assumed names, ticker symbol or other "doing business as" names that includes the word "SDIX" to be changed to names that do not include the word "SDIX" or any other name or abbreviation that is reasonably likely to be confused with "SDIX."

        The Company must amend its organizational documents and take all other actions necessary to change its name to one sufficiently dissimilar to "Strategic Diagnostics Inc."

  Preparation of Proxy Statement; Stockholder Meeting.

        The asset purchase agreement requires the Company, as promptly as practicable after the signing date, to file with the Securities and Exchange Commission a proxy statement to be sent to the stockholders of the Company in connection with the meeting of the stockholders of the Company to approve and adopt the asset purchase agreement and the transactions contemplated thereby.

        In addition, among other things, the Company must (i) duly give notice of the stockholders meeting and convene and hold the stockholders meeting as soon as practicable (and must not change such record date without the prior written consent of Purchaser, not to be unreasonably withheld), and (ii) use commercially reasonable efforts to solicit from its stockholders proxies in favor of the approval of the asset purchase agreement and take all such other action reasonably necessary or advisable to secure such approval.

        The asset purchase agreement requires the Company, through its Board, to recommend to its stockholders that such stockholders vote in favor of and adopt and approve the asset purchase agreement and the transactions contemplated thereby at the stockholders meeting, and that the Company's proxy statement include a statement to the effect that the Board has recommended that the stockholders of the Company vote in favor of and adopt and approve the asset purchase agreement and the transactions contemplated thereby at the stockholders meeting.

  No Solicitation of Transactions; Change of Board Recommendation.

        Prior to closing, the Company may not, directly or indirectly, (i) take any action that could reasonably be expected to lead to an acquisition proposal, (ii) furnish any non-public information regarding the Company, the Life Sciences Business, or the purchased assets to any person in connection with an acquisition proposal or an inquiry or indication of interest that could reasonably be expected to lead to an acquisition proposal, (iii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information for the purpose of facilitating or that could reasonably be expected to lead to any acquisition proposal, (iv) approve, endorse or recommend any acquisition proposal, or (v) enter into any letter of intent relating to any acquisition proposal. In addition, the Company must terminate any discussion or negotiation with any persons conducted prior to the signing date by the Company or its representatives with respect to any acquisition proposal.

        However, if, at any time prior to the Company securing the required stockholder vote, (i) the Company has received a bona fide written acquisition proposal from a third party that did not result from a material breach of the covenant not to solicit transactions and (ii) the Company's Board or any committee thereof determines in good faith, after consultation with its financial advisors or outside counsel, that such acquisition proposal constitutes or may lead to a superior proposal (as defined in the asset purchase agreement), then the Company generally may furnish information with respect to the Company to such person making such acquisition proposal and participate in discussions or negotiations with such person. However, in order to take such actions, among other things, the Board must conclude in good faith, after having taken into account the advice of its outside legal counsel, that such action is required in order for the Company's Board to comply with its fiduciary obligations to the Company's stockholders under applicable law.

        The Company's Board or any committee thereof may withdraw or change its recommendation for approval of the Asset Sale Proposal if, after the signing date, an unsolicited, bona fide, written offer constituting a superior proposal is made to the Company and, among other things, (i) the Company's Board determines in good faith, after obtaining and taking into account the advice of an independent financial advisor, that such offer constitutes a superior proposal; (ii) the Company's Board does not effect a change of the Company Board recommendation at any time within two business days after Purchaser receives written notice from the Company confirming that the Company's Board has determined that such offer is a superior proposal; (iii) during such two business day period, if requested by Purchaser, the Company engages in good faith negotiations with Purchaser to amend the asset purchase agreement in such a manner that, following such amendment(s), the offer that was determined to constitute a superior proposal no longer constitutes a superior proposal; (iv) at the end of such two business day period, such offer continues to constitute a superior proposal (taking into account any changes to the terms of the asset purchase agreement proposed by Purchaser as a result of negotiations or otherwise); and (v) the Company's Board or any committee thereof determines in good faith, after consultation with its financial advisors and outside counsel, that the failure to do so would be inconsistent with its fiduciary duties under applicable law.

  Employees.

        Purchaser agreed to offer employment to all of the Company's employees (other than a list of 15 employees that are designated on a schedule), including those employees who are absent due to vacation, sick leave, family leave, short-term disability or other approved leave of absence. Such employment will be on an at-will basis on terms and conditions as Purchaser, in its sole discretion, shall determine. However, among other things, such employment is required to be (i) at a level of compensation (including base salary and bonus) at least equal to the level of compensation in effect prior to closing for each such employee, (ii) at a position in which such employee's authority, duties and responsibilities are not materially less than those in effect prior to closing for each such employee and (iii) at a principal office location not more than fifty (50) miles from such employee's principal office location in effect prior to closing for each such employee. Purchaser has the option to offer employment to the excluded employees designated on a schedule, but is not obligated to make such offers.

        In addition, Purchaser has agreed to assume the severance obligations under the retention and severance agreements for four of the transferring employees that have such agreements.

        The Company will be solely responsible for: (i) the payment of all wages and other compensation (including commissions, bonuses and incentive compensation) due or which may become due to any of the Company's employees (including any employees hired by Purchaser) as a result of the work performed for the Company through the close of business on the closing date, including a pro-rata portion of any accrued but unpaid or unused compensation which does not accrue or is not payable until after the closing date and (ii) the payment of any termination or severance payments arising prior to or as of the closing date.

        The Company will retain all liability for all vacation and paid time off accrued by employees hired by Purchaser for the 2012 calendar year, including any amounts that were accrued for the 2012 calendar year which such hired employees were permitted to carry over to the 2013 calendar year pursuant to the Company's vacation and paid time off policies and for the period beginning January 1, 2013 through the signing date, and in each case, not used prior to closing date. Purchaser or its affiliates is required to recognize and assume all liability for all vacation and paid time off accrued by such hired employees for the period beginning on the signing date through the closing date (excluding any amounts that were accrued for the 2012 calendar year which such hired employees were permitted to carry over to the 2013 calendar year pursuant to the Company's vacation and paid time off policies). Purchaser or its affiliates must credit each such hired employee with such accrued amounts for the 2013 calendar year.

  Tax Matters

        The Company is liable for (A) taxes imposed on or with respect to the business and assets being sold to, and the liabilities being assumed by Purchaser for all taxable periods (or portion thereof) ending on or before the closing of the Asset Sale Transaction; (B) taxes of the Company or any of its affiliates, taxes imposed on or resulting to Purchaser or any of its affiliates as a transferee or successor or otherwise attaching the assets being sold to Purchaser, in each case for all taxable periods (or portion thereof) ending on or before the closing of the Asset Sale Transaction and any transfer taxes for which the Company is liable pursuant to the asset purchase agreement; and (C) any costs and expenses, including reasonable legal fees and expenses, attributable to any item in clauses (A) and (B). Purchaser is liable for taxes (other than taxes for which the Company is liable for pursuant to the asset purchase agreement) imposed on or with respect to the assets being sold to Purchaser for all taxable periods (or portion thereof) beginning after the closing of the Asset Sale Transaction. The Company and Purchaser are each responsible for 50% of any sales, use or other transfer tax imposed on the sale of assets to Purchaser pursuant to the asset purchase agreement. The Company is responsible for all income taxes incurred as a result of the Asset Sale Transaction.

        The Company and Purchaser have agreed to notify and cooperate with each other in any examination by a taxing authority. In addition, the Company and Purchaser have agreed to certain other covenants relating to tax returns, and other tax matters.

  Regulatory Approvals

        While the Company is required to provide notices to certain federal and state regulatory or governmental agencies in connection with the Asset Sale Transaction, the Company is not required to obtain any regulatory approvals in order to consummate the Asset Sale Transaction and the Asset Sale Transaction is not conditioned upon any such approvals.

  Termination and Termination Fee.

        We and Purchaser may terminate the asset purchase agreement by mutual written consent. In addition, there are certain other circumstances under which the asset purchase agreement may be terminated prior to the closing, including:

  •
  generally, by either party, if the Asset Sale Transaction has not closed by August 31, 2013;

  •
  generally, by either party, if the approval of the Asset Sale Proposal by the Company's stockholders is not obtained;

  •
  by either party, if a court or governmental authority permanently restrains, enjoins or otherwise prohibits the transaction;

  •
  by either party, upon breach by the other party of any representation, warranty, covenant or obligation contained in the asset purchase agreement in any material respect such that a closing condition would not be satisfied, and such breach or failure, if capable of cure, cannot be cured by August 31, 2013;

  •
  by the Company, to enter into a definitive agreement relating to a superior proposal (upon payment of termination fee);

  •
  by Purchaser, if, since the signing date, there shall have been a material adverse effect on the Company; or

  •
  by Purchaser, if the Company's Board changed its recommendation or endorsed a third party acquisition proposal.

        The termination of the asset purchase agreement generally relieves both parties from their obligations, except for certain obligations that customarily survive termination, including obligations relating to confidentiality. However, under certain circumstances, the Company is required to pay Purchaser a termination fee equal to $480,000, including if:

  •
  Purchaser terminates the asset purchase agreement because the Company's Board changes its recommendation or the Company materially breaches the no-shop covenant;

  •
  the Company terminates the asset purchase agreement to enter into a superior proposal;

  •
  either party terminates the asset purchase agreement because the Asset Sale Transaction has not closed by August 31, 2013 and, on or before the date of any such termination, (x) an acquisition proposal shall have been announced, disclosed or otherwise communicated to the Company's Board, and (y) a definitive agreement is entered into by the Company with respect to the transaction contemplated by such acquisition proposal or such a transaction is consummated within 12 months of such termination of the asset purchase agreement;

  •
  either party terminates the asset purchase agreement because the Company stockholder approval is not obtained and, on or before the date of the adoption of the asset purchase agreement by the required stockholder vote, (x) an acquisition proposal shall have been announced, disclosed or otherwise communicated to the Company's Board, and (y) a definitive agreement is entered into by the Company with respect to the transaction contemplated by such acquisition proposal or such a transaction is consummated within 12 months of such termination of the asset purchase agreement; or

  •
  either party terminates the asset purchase agreement at any time during which the asset purchase agreement was otherwise terminable in a circumstance in which Purchaser would be entitled to payment of the termination fee pursuant to any of the four immediately foregoing bulleted reasons and, in the case of a circumstance associated with either of the two immediately foregoing bulleted reasons, the condition specified in clause (y) thereof has occurred.

Indemnification

        We and Purchaser have agreed to indemnify each other for damages as a result of certain breaches of representations, warranties or covenants contained in the asset purchase agreement. The representations, warranties and covenants survive for a period of nine months following closing, after which a claim for indemnification may not be made by either party. A party's damages from breaches of representations, warranties and covenants must exceed $350,000 in the aggregate before the other party is required to pay for any indemnification claims (at which point the relevant indemnified party will only be entitled to recover the amount of damages in excess of $350,000) and the aggregate indemnification claims payable by either party, subject to the same exceptions, may not exceed $3,600,000. The foregoing limitations (including time limitations) do not apply to claims of fraud, knowing and intentional misconduct or violations by the Company of the non-compete or non-solicitation provisions.

Amendments and Waivers

        The asset purchase agreement can be amended, supplemented or changed, and any provision thereof may be waived, only by written instrument making specific reference to the asset purchase agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.

Governing Law

        The asset purchase agreement is governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed therein without giving effect to the choice of law principles of the State of Delaware that would require or permit the application of the laws of another jurisdiction.

 PROPOSAL #2
NAME CHANGE AMENDMENT PROPOSAL

        If approved, this proposal would permit us to change our name from "Strategic Diagnostics Inc." to "Special Diversified Opportunities Inc." effective upon completion of the Asset Sale Transaction. Under the asset purchase agreement, we have agreed to, as soon as reasonably practicable (and, in any event, within 30 days after the closing), change and cause (and continue after the closing to cause) any of our affiliates to change our and our affiliates' assumed names, ticker symbol or other "doing business as" names that includes the word "SDIX" to names that do not include the word "SDIX" or any other name or abbreviation that is reasonably likely to be confused with "SDIX. We have also agreed to amend our organizational documents and take all other actions necessary to change our name to one sufficiently dissimilar to "Strategic Diagnostics Inc." If the Asset Sale Proposal is not approved, we will not effect the name change of Strategic Diagnostics Inc.

Vote Required

        Approval of the Name Change Amendment Proposal requires the affirmative vote of holders of at least a majority of our outstanding shares of common stock that are entitled to vote at the special meeting. Failure to attend the special meeting, in person or by proxy, abstentions and broker non-votes will have the same effect as a vote "AGAINST" the approval of the Name Change Amendment Proposal. If a quorum is not present at the special meeting, the stockholders entitled to vote at the meeting may adjourn the meeting until a quorum shall be present. Any signed proxies received by us in which no voting instructions are provided on this matter will be voted "FOR" the Name Change Amendment Proposal.

        The name change is conditioned upon, and shall not take effect until the closing of the Asset Sale Transaction. Accordingly, if the Asset Sale Proposal is not approved, the name change will not occur.

        Stockholders who do not approve the Name Change Amendment Proposal may vote against the proposal, but under the General Corporation Law of the State of Delaware appraisal and dissenters' rights are not provided to stockholders in connection with this action.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" PROPOSAL #2, THE PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION TO CHANGE OUR NAME FROM "STRATEGIC DIAGNOSTICS INC." TO "SPECIAL DIVERSIFIED OPPORTUNITIES INC." EFFECTIVE UPON COMPLETION OF THE ASSET SALE TRANSACTION.

 PROPOSAL #3
COMPENSATION PROPOSAL

        Section 951 of the Dodd-Frank Act and Rule 14a-21(c) under the Securities Exchange Act of 1934 require that we seek an advisory vote from our stockholders to approve certain "golden parachute" compensation that our "named executive officers" may receive from our company in connection with the Asset Sale Transaction. Accordingly, we are asking our stockholders to approve the following resolution:

        "RESOLVED, that the stockholders approve, on an advisory basis, the agreements or understandings with and items of compensation payable to the named executive officers of Strategic Diagnostics Inc. that are based on or otherwise relate to the Asset Sale Transaction, as disclosed in the section of the proxy statement entitled 'Proposal #3—Compensation Proposal."'

Golden Parachute Compensation to Our Named Executive Officers

        Our named executive officers are eligible for certain payments in connection with the closing of the Asset Sale Transaction and the satisfaction of certain other conditions, as described below.

  Severance Payments and Benefits under Agreements with Named Executive Officers

        We entered into an employment agreement with Mr. DiNuzzo, effective as of October 13, 2008, pursuant to which Mr. DiNuzzo is provided with certain severance payments and benefits if he is terminated by the Company without cause (as defined in Mr. DiNuzzo's employment agreement) or terminates his employment with the Company for good reason (as defined in Mr. DiNuzzo's employment agreement) whether or not in connection with a change of control (as defined in Mr. DiNuzzo's employment agreement) of the Company. In connection with the Board's approval of the Asset Sale Transaction, the Board approved the increase of the severance payments to be paid by the Company to Mr. DiNuzzo under such agreement from continued monthly base salary for an eleven-month period (plus a 30-day notice obligation) to continued monthly base salary for a twelve-month period (without a 30-day notice obligation).

        Under the terms of Mr. DiNuzzo's employment agreement, if Mr. DiNuzzo is terminated by the Company without cause or terminates his employment with the Company for good reason, Mr. DiNuzzo would also be entitled to continued group health plan coverage for the eleven-month severance period, the exercisability of certain of his stock option grants and the extension of the exercise period with respect to certain of his stock option grants. Mr. DiNuzzo is not eligible to receive the continued group health coverage provided under this employment agreement because he does not participate in the Company's group health plan. As described below, Mr. DiNuzzo's stock options will be fully vested on the closing of the Asset Sale Transaction.

        Under the terms of Mr. DiNuzzo's employment agreement, in order to receive severance payments and benefits, Mr. DiNuzzo must execute and not revoke a release of claims.

        We entered into a change of control severance agreement with Mr. Bratton, effective as of June 1, 2009, pursuant to which Mr. Bratton is provided with certain severance payments and benefits if he has an involuntary termination of employment (as defined in Mr. Bratton's change of control severance agreement) within two (2) months prior to, or eighteen months following, a change of control (as defined in Mr. Bratton's change of control severance agreement). In connection with the Board's approval of the Asset Sale Transaction, the Board approved the increase of the severance payments to be paid by the Company to Mr. Bratton under such agreement from six months of current base salary to one year of current annual base salary.

        Under the terms of Mr. Bratton's change of control severance agreement, upon Mr. Bratton's involuntary termination within two (2) months prior to, or eighteen (18) months following, a change of control, the Company is also required to pay Mr. Bratton a pro-rated annual incentive bonus for the year of his termination and provide Mr. Bratton with continued medical and dental benefits for the six-month severance period, extension of the exercise period with respect to his stock options and outplacement services. Mr. Bratton is not entitled to receive from the Company a pro-rated annual incentive bonus and the exercise period with respect to his stock options will not need to be extended because, as described below, in connection with the closing of the Asset Sale Transaction, the Company will pay Mr. Bratton special change of control and retention bonuses and his stock options will be accelerated. The Company is still required to provide Mr. Bratton with continued medical and dental benefits and outplacement services in accordance with his change of control severance agreement.

        Under the terms of Mr. Bratton's change of control severance agreement, the Company is required to pay Mr. Bratton a tax gross-up payment if the severance and benefits provided under his change of control severance agreement constitute "parachute payments" within the meaning of Section 280G of the Code and become subject to the excise tax imposed by Section 4999 of the Code. The Asset Transaction sale will not trigger such tax gross-up payment. Under the terms of Mr. Bratton's change of control severance agreement, in order to receive severance payments and benefits from the Company, Mr. Bratton must execute and deliver to the Company a release of claims and a non-compete agreement.

Special Change of Control and Retention Bonuses

        The named executive officers are eligible for special change of control bonuses and special retention bonuses contingent upon the closing of the Asset Sale Transaction and their continued employment through the date of the closing of the Asset Sale Transaction. Such bonuses were approved by the Board in connection with the approval of the Asset Sale Transaction. The terms of such bonuses are as follows:

  •
  within fifteen (15) days following the closing of the Asset Sale Transaction, and conditioned upon Mr. DiNuzzo remaining employed by the Company through such date of such closing, the Company will pay, in cash, to Mr. DiNuzzo $250,000 and to Mr. Bratton $125,000;

  •
  within sixty (60) days following the closing of the Asset Sale Transaction, Mr. DiNuzzo will receive an additional $50,000 bonus payment in a cash lump sum payment, provided that Mr. DiNuzzo has entered into an agreement for his continued consulting and support for a defined period to be designated and agreed by the Company and Mr. DiNuzzo following his departure after the closing of the Asset Sale Transaction; and

  •
  Mr. Bratton will be paid an additional retention bonus of $50,000 in a lump sum cash payment on the date that is the last day of a "wind-down period" following the closing of the Asset Sale Transaction during which Mr. Bratton will continue to act as Chief Financial Officer (which wind-down period shall not exceed six (6) months), provided that at the end of the wind down period Mr. Bratton has entered into an agreement for his continued consulting and support for a defined period to be designated and agreed by the Company and Mr. Bratton following his departure after the end of the wind down period. If Mr. Bratton is terminated by the Company without cause (as defined in Mr. Bratton's change of control severance agreement) or terminates employment due to his death or disability (as defined in Mr. Bratton's change of control severance agreement), the Company is required to pay Mr. Bratton the retention bonus, but if his employment is terminated by the Company for cause or Mr. Bratton voluntarily terminates his employment, he will forfeit this retention bonus.

  Acceleration of Equity Awards

        The vesting of the stock options, shares of restricted stock and restricted stock units held by our named executive officers will be accelerated under the Strategic Diagnostics Inc. 2000 Stock Incentive

Plan in connection with the closing of the Asset Sale Transaction, as approved by the Board in connection with the approval of the Asset Sale Transaction, as follows:

  •
  75,000 restricted stock units previously granted to Mr. DiNuzzo, and subject to vesting upon certain performance conditions that have not yet occurred, will be vested upon the closing of the Asset Sale Transaction conditioned upon Mr. DiNuzzo remaining employed by the Company through the date of such consummation; and

  •
  all restricted shares of common stock and restricted stock units previously granted to Mr. Bratton, and subject to vesting upon certain performance conditions that have not yet occurred, will be vested upon the closing of the Asset Sale Transaction conditioned by upon Mr. Bratton remaining employed by the Company through the date of such consummation.

        The table below sets forth the information required by Item 402(t) of Regulation S-K regarding certain compensation that is based on or that otherwise relates to the Asset Sale Transaction to which the following individuals, each a named executive officer of the Company, are entitled under existing agreements. The table below assumes that:

  •
  the Asset Sale Transaction was consummated on April 5, 2013, which is the last practicable date prior to the filing of this proxy statement; and

  •
  the employment of each of the named executive officers is involuntarily terminated immediately following the effective time of the Asset Sale Transaction if it were consummated on April 5, 2013, which is the last practicable date prior to the filing of this proxy statement.

	Cash ($)(1)	Equity ($)(2)	Pension/ NQDC ($)	Perquisites/ Benefits ($)(3)	Tax Reimbursement ($)	Other ($)	Total ($)
Francis M. DiNuzzo	$650,000	$79,350	$0	$0	$0		$729,350
President and Chief Executive
Officer
Kevin J. Bratton	$427,144	$72,738	$0	$32,283	$0		$532,165
Vice President and Chief Financial
Officer

(1)
Represents (A) double trigger cash severance payments equal to 12 months of current base salary, plus (B) the amount of the special change of control and retention bonuses.

(2)
Represents the aggregate intrinsic value of stock option, restricted stock and restricted stock unit awards for which vesting will be accelerated by action of the Board prior to the closing of the Asset Sale Transaction, based on the average closing market price of the Company's common stock over the five business days following the first public announcement of the Asset Sale Transaction.

(3)
Represents the dollar value of continued medical and dental benefits for Mr. Bratton for six months and outplacement services of $20,000 to which Mr. Bratton would be entitled pursuant to his employment agreement.

Vote Required

        Approval of the Compensation Proposal requires the affirmative vote of the holders of at least a majority of the shares of our common stock entitled to vote and present in person or represented by proxy at the special meeting.

        Failure to attend the special meeting, in person or by proxy, will have no effect on the outcome of the vote on the approval of the Compensation Proposal. Abstentions and broker non-votes will have the same effect as a vote "AGAINST" the approval of the Compensation Proposal. If a quorum is not present at the special meeting, the stockholders entitled to vote at the meeting may adjourn the meeting until a quorum shall be present. Any signed proxies received by us in which no voting instructions are provided on this matter will be voted "FOR" the Compensation Proposal.

        Approval of the Compensation Proposal is not a condition to completion of the Asset Sale Transaction. Therefore, if the Asset Sale Transaction is approved by our stockholders and completed, the compensation described above may be payable to our named executive officers regardless of whether our stockholders approve the Compensation Proposal.

        Stockholders who do not approve the Compensation Proposal may vote against the proposal, but under the General Corporation Law of the State of Delaware appraisal and dissenters' rights are not provided to stockholders in connection with this action.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" PROPOSAL #3, THE PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION THAT MAY BE PAID OR BECOME PAYABLE TO THE COMPANY'S NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE ASSET SALE TRANSACTION, INCLUDING THE AGREEMENTS AND UNDERSTANDINGS PURSUANT TO WHICH SUCH COMPENSATION MAY BE PAID OR BECOME PAYABLE.

PROPOSAL #4
PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING

        If approved, this proposal would permit us to adjourn or postpone the special meeting for the purpose of soliciting additional proxies in the event that, at the special meeting, the affirmative vote in favor of the Asset Sale Proposal is less than a majority of our outstanding shares of common stock entitled to vote at the special meeting. If this proposal is approved and the Asset Sale Proposal is not approved at the special meeting, we will be able to adjourn or postpone the special meeting for the purpose of soliciting additional proxies to approve the Asset Sale Proposal. If you have previously submitted a proxy on the proposals discussed in this proxy statement and wish to revoke it upon adjournment or postponement of the special meeting, you may do so.

Vote Required

        If a quorum is present at the special meeting, the Proposal to Adjourn or Postpone the Special Meeting will be approved if the number of shares voted in favor of that proposal are greater than those voted against that proposal. Failure to attend the special meeting in person or by proxy, abstentions and broker non-votes will have no effect on the outcome of the vote on the Proposal to Adjourn or Postpone the Special Meeting if it is submitted for stockholder approval when a quorum is present at the meeting. If a quorum is not present at the special meeting, the Proposal to Adjourn or Postpone the Special Meeting will be approved by the affirmative vote of the holders of a majority of the voting power of our common stock present in person or by proxy at the special meeting. Abstentions would have the same effect as a vote "AGAINST" this proposal and broker non-votes would have no effect on the outcome of the vote on this proposal if it is submitted for approval when no quorum is present at the special meeting.

        Stockholders who do not approve the Proposal to Adjourn or Postpone the Special Meeting may vote against the proposal, but under the General Corporation Law of the State of Delaware appraisal and dissenters' rights are not provided to stockholders in connection with this action.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" PROPOSAL #4, THE PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE ASSET SALE PROPOSAL.

 OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of April 19, 2013, certain information with respect to the beneficial ownership of the Company's common stock by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director of the Company, (iii) the executive officers of the Company, and (iv) all directors and executive officers of the Company as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Options Excercisable Within 60 Days After Record Date		Total Beneficial Ownership	Percent of Class
Steven R. Becker	3,460,693	(2)	51,021		3,511,714	16.6%
Francis M. DiNuzzo	88,188		448,500	(7)	536,688	2.5%
Richard van den Broek	235,630	(3)	51,021		286,651	1.4%
Stephen L. Waechter	86,490		83,000		169,490	0.80%
Kevin J. Bratton	56,825		122,500	(8)	154,325	*
C. Geoffrey Davis	26,596		50,575		77,171	*
David M. Wurzer	12,500		41,574		54,074	*
Thomas Bologna	10,000		41,574		51,574	*
Wayne P. Yetter	7,500		41,304		48,804	*
All officers and directors as a group (9 persons)	3,984,422		931,069		4,915,491	22.3%
Becker Drapkin Management, LLC	3,295,304	(4)			3,295,304	15.6%
300 Crescent Court, Suite 1111 Dallas, Texas 75201
T. Rowe Price Associates, Inc.	1,657,000	(5)			1,657,000	7.9%
100 E. Pratt Street Baltimore, Maryland 21202
Stephens Investment Management, LLC	490,271	(6)			490,271	2.3%
One Ferry Building, Suite 255 San Francisco, California 94111

*
Represents less than 1%

(1)
Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the securities shown to be owned by such stockholder. The inclusion herein of securities listed as beneficially owned does not constitute an admission of beneficial ownership.

(2)
Includes 3,295,304 shares held by Becker Drapkin Management, of which Mr. Becker is a co-managing partner.

(3)
Includes 200,000 shares held by HSMR Advisors, LLC, of which Mr. van den Broek is the managing partner.

(4)
The Company has relied solely on Form 4 dated July 3, 2012 for this information.

(5)
The Company has relied solely on Schedule 13G dated February 14, 2013 for this information. These securities are owned by various individual and institutional investors, including T. Rowe Price Small-Cap Value Fund, Inc., which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with the power to direct investments and/or the sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(6)
The Company has relied solely on Schedule 13G dated February 14, 2013 for this information.

(7)
Does not include 75,000 performance based restricted stock units.

(8)
Does not include 50,000 performance based restricted stock units.

OTHER INFORMATION

        A list of stockholders will be available for inspection by stockholders of record during normal business hours during the 10-day period preceding the date of the meeting at our corporate headquarters at 111 Pencader Drive, Newark, Delaware 19702. This list will also be made available at the special meeting.

        OriGene and Purchaser have supplied, and the Company has not independently verified, the information in this proxy statement relating to OriGene and Purchaser.

        This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make such a proxy solicitation in such jurisdiction.

        Stockholders should not rely on information other than that contained in this proxy statement. The Company has not authorized anyone to provide information that is different from that contained in this proxy statement. This proxy statement is dated    •    . No assumption should be made that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement will not create any implication to the contrary. Notwithstanding the foregoing, in the event of any material change in any of the information previously disclosed, the Company will, where relevant and if required by applicable law, update such information through a supplement to this proxy statement.

FUTURE PROPOSALS BY STOCKHOLDERS

        Whether or not the Asset Sale Transaction is completed, stockholders will continue to be entitled to attend and participate in meetings of the Company's stockholders. The Company will inform its stockholders, by press release or other means determined reasonable by the Company, of the date by which stockholder proposals must be received by the Company for inclusion in the proxy materials relating to the Company's 2013 annual meeting, which proposals must comply with the rules and regulations of the Securities and Exchange Commission then in effect.

HOUSEHOLDING OF MATERIALS

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding." This means that only one copy of this proxy statement may have been sent to multiple stockholders in a household. We will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed in writing to a stockholder's broker, bank or other nominee holding shares of our common stock for such stockholder or to us at 111 Pencader Drive, Newark, DE 19702. Stockholders wishing to receive separate copies of our proxy statements in the future, and stockholders sharing an address that wish to receive a single copy of our proxy statements if they are receiving multiple copies of our proxy statements, should contact his or her bank, broker or other nominee record holder, or may contact the Corporate Secretary at the above address.

 OTHER MATTERS

        As of the date of this proxy statement, our Board does not know of any business to be presented at the special meeting other than as set forth in the notice accompanying this proxy statement. If any other matters should properly come before the special meeting, or any adjournment or postponement of the special meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting the proxies.

        Your vote is very important. Whether or not you plan to attend the special meeting of stockholders, please vote by proxy over the Internet, by telephone or by mailing the enclosed proxy card.

BY ORDER OF THE BOARD OF DIRECTORS

Kevin J. Bratton Corporate Secretary

Newark, Delaware
    •    , 2013

Appendix A

Execution Version

ASSET PURCHASE AGREEMENT

by and between

STRATEGIC DIAGNOSTICS INC.,

SDIX, LLC

and

ORIGENE TECHNOLOGIES, INC.

Dated as of April 5, 2013

ASSET PURCHASE AGREEMENT

        This ASSET PURCHASE AGREEMENT (this "Agreement") is dated as of April 5, 2013, by and between Strategic Diagnostics Inc., a Delaware corporation ("Seller"), SDIX, LLC, a Delaware limited liability company ("Purchaser") and OriGene Technologies, Inc., a Delaware corporation and the ultimate parent of Purchaser ("Parent"). Seller and Purchaser are referred to collectively herein as the "Parties" and individually as a "Party."

W I T N E S S E T H:

        WHEREAS, Seller operates a life sciences business, the product portfolio in respect of which includes a full suite of integrated capabilities, including antibody and assay design, development and production and the Advanced Technologies Business (the "Business");

        WHEREAS, Seller desires to sell, transfer and assign to Purchaser, and Purchaser desires to acquire and assume from Seller, all of the Purchased Assets (as defined below) and Assumed Liabilities (as defined below), upon the terms and subject to the conditions contained herein;

        WHEREAS, Purchaser is a wholly owned subsidiary of Parent and Parent desires, and Seller requires that Parent unconditionally guarantee the obligations of Purchaser in this Agreement; and

        WHEREAS, certain terms used in this Agreement are defined in Section 1.1.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, Seller and Purchaser hereby agree as follows:

ARTICLE I

DEFINITIONS

        1.1    Certain Definitions.

        For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

        "Accounts Payable" means any obligations of Seller for payment of suppliers or vendors to the Business which are unpaid, and any Liability or obligation with respect to any claim, remedy or other right by such a supplier or vendor related to the foregoing.

        "Accounts Receivable" means any rights of Seller to receive payment from customers of the Business which are unpaid, and any claim, remedy or other right related to the foregoing.

        "Acquisition Proposal" means any written offer or proposal from any Person (other than Purchaser or any Affiliate thereof) relating to any (a) merger, consolidation, share exchange, business combination or other similar transaction involving Seller that, if consummated, would result in a third party acquiring 50% or more of the outstanding voting power of Seller or the surviving entity of such transaction immediately following such transaction, (b) sale, lease or other disposition by Seller (including by way of merger, consolidation, share exchange, business combination, joint venture, sale of shares of capital stock of Seller or otherwise), of assets of Seller representing 50% or more of the assets of the Business, or from which 20% or more of the consolidated revenues or net income of the Business are derived, (c) issuance of shares of capital stock of Seller representing 50% or more of the voting power of Seller or (d) tender offer or exchange offer that, if consummated, would result in any Person beneficially owning more than 50% of the shares of capital stock of Seller then outstanding.

        "Advanced Technologies Business" means the business of researching, developing, producing, using, owning, marketing, selling or engaging in any related activities (including efforts toward collaborative transactional arrangements and other third party transactions) relating to (a) the development of monoclonal antibodies to transmembrane proteins or (b) antibody discovery based on B-cell selection technology.

        "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

        "Applicable Rate" shall mean the prime rate of interest on the Due Date or the date specified in Section 9.3(c)(ii), as applicable, plus two percent (2.0%) per annum. For purposes of this Agreement, the "prime rate of interest" shall be that rate of interest published in The Wall Street Journal presently designated under the category of "Money Rates" as the "Prime Rate." If, for any reason, The Wall Street Journal should cease publishing the "Prime Rate," as used herein, the "Prime Rate of Interest" shall be the Prime Rate of Interest announced from time to time by the institution at which the Purchaser maintains its primary bank accounts. If the published "Prime Rate" shall be a range of rates, then the highest rate shall be the Prime Rate of Interest.

        "Books and Records" means all files, documents, papers, books, reports, customer and supplier lists, regulatory filings, operating data and plans, technical documentation (including laboratory notebooks and product master records), user documentation (user manuals, training materials, etc.), marketing documentation, and other similar materials, in all cases related solely to the Business and the Purchased Assets in each case whether or not in electronic form; provided that "Books and Records" shall not include duplicate copies of such Books and Records retained by Seller or its Affiliates subject to the obligations relating to the use and disclosure thereof set forth in this Agreement; provided, further, that "Books and Records" shall not include any personnel records or files relating to Employees or Former Employees. For the avoidance of doubt, "Books and Records" shall include the items described in the foregoing sentence which are primarily related to the Advanced Technologies Business.

        "Business Day" means any day of the year on which national banking institutions in Delaware are open to the public for conducting business and are not required or authorized to close.

        "Cash and Cash Equivalents" means, as determined in accordance with GAAP, the aggregate cash balance of Seller as of the open of business on the Closing Date, including all cash, commercial paper, certificates of deposit, treasury bills, and all other cash equivalents in all accounts of Seller, including restricted cash.

        "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., as amended and comparable state statutes and regulations.

        "Closing Date Net Working Capital" means the Net Working Capital, as of 12:01 A.M. EST on the Closing Date.

        "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

        "Confidentiality Agreement" means that certain Confidentiality Agreement by and between Seller and Purchaser, dated October 25, 2012.

        "Confidential Information" shall have the meaning set forth in the Confidentiality Agreement.

        "Contract" means any written contract, agreement, indenture, note, bond, mortgage, loan, instrument, lease or license.

        "Controlled Affiliate" means, with respect to a particular party, an Affiliate controlled by such party.

        "Damages" any cost, loss, liability, obligation, claim, cause of action, damage, deficiency, expense (including documented costs of investigation and reasonable attorneys' fees and expenses), fine, penalty, judgment, award, Tax or assessment.

        "DGCL" means the General Corporation Law of the State of Delaware.

        "Disputes" means controversies (in writing), which are material to the subject matter, asset or right to which the term "Dispute" relates.

        "Effective Date" means the date of this Agreement.

        "Employee" means all individuals as of the Effective Date, who are employed by Seller solely in connection with the Business, together with individuals who are hired as employees solely in respect of the Business after the Effective Date and prior to the Closing.

        "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement (whether or not subject to Code Section 409A), (b) qualified (within the meaning of Code Section 401(a)) defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified (within the meaning of Code Section 401(a)) defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), (d) Employee Welfare Benefit Plan, or (e) material fringe benefit or other material retirement, bonus, or incentive plan or program not otherwise described herein.

        "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2).

        "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(1).

        "Environment" means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), ground waters, drinking water supply, stream sediments, ambient air (including indoor air), and any other environmental medium or natural resource.

        "Environmental Law" means any applicable Law currently in effect relating to the protection of the environment or natural resources, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.) the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), and the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), as each has been amended and the regulations promulgated pursuant thereto.

        "Equipment and Machinery" means (a) all the equipment, machinery, furniture, fixtures and improvements, shelving, trade fixtures, business machines, ovens, cash registers, refrigeration equipment, tools, tooling, spare parts, supplies, computer hardware and software (including but not limited to Seller's "ERP System"), any proprietary computer software utilized in the Business, any environmental equipment, including environmental monitoring or upgrade equipment, and equipment or apparatus related to any of the foregoing, and any and all other items of equipment used by Seller in connection with the Business (including all leases of such property), (b) any rights of Seller to warranties applicable to the foregoing (to the extent assignable), and licenses received from manufacturers and sellers of any such item, and (c) any related claims, credits, and rights of recovery with respect thereto.

        "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

        "Escrow Agent" means Chicago Title Company.

        "Escrow Agreement" means that certain Escrow Agreement, dated as of the Closing Date, among Purchaser, Seller, and the Escrow Agent, substantially in the form attached hereto as Exhibit D.

        "Former Employee" means all individuals who were employed by Seller in connection with the Business but who are no longer so employed on the Effective Date.

        "GAAP" means generally accepted accounting principles in the United States as of the Effective Date.

        "Governmental Authorization" means any approval, consent, license, permit, waiver, certificate or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

        "Governmental Body" means any government or governmental or regulatory body thereof, or political or judicial subdivision thereof, whether foreign, federal, state, or local, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

        "Hazardous Materials" means any product, waste or other substance that is listed, defined, designated, or classified as, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof and asbestos or asbestos-containing materials.

        "Indebtedness" of any Person means, without duplication, (i) the principal of and, accreted value and accrued and unpaid interest in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments the payment of which such Person is responsible or liable; (ii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities); (iii) all obligations of the type referred to in clauses (i) and (ii) of any Persons the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise; and (iv) all obligations of the type referred to in clauses (i) through (iii) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person).

        "Intellectual Property" means all right, title and interest in or relating to intellectual property, whether protected, created or arising under the Laws of the United States or any other jurisdiction, including: (i) all patents and all rights of priority resulting from the filing of applications therefor, including all continuations, divisionals, substitutions and continuations-in-part thereof and patents issuing thereon, along with all reissues, reexaminations and extensions thereof; (ii) all trademarks, service marks, design marks, trade names, service names, brand names, trade dress rights, logos, corporate names, trade styles, logos and other source or business identifiers, whether registered or unregistered, and general intangibles of a like nature, together with the goodwill associated with any of the foregoing, along with all applications, registrations, renewals and extensions thereof; (iii) all Internet domain names; (iv) all copyrights and all mask works, databases and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith, along with all reversions, extensions and renewals thereof; (v) trade secrets; (vi) any common-law rights arising from the use of the foregoing and any rights commonly known as "shop rights," or "industrial property rights" relating to the foregoing; and (vii) all claims, causes of action, or other rights arising out of or relating to any actual or threatened infringement by any person relating to the foregoing, together with the right to sue and recover for, and the right to profits or damages due or accrued arising out of or in connection with, any and all past, present or future infringement of any of the foregoing."

        "Inventory" means all work-in-process, finished goods, supplies, spare parts and other inventories related solely to the Business.

        "IRS" means the United States Internal Revenue Service and, to the extent relevant, the United States Department of Treasury.

        "Knowledge of Seller" means the actual knowledge of those Persons identified on Schedule 1.1 of the Disclosure Schedules.

        "Law" means any foreign, federal, state, local law, treaty, statute, code, ordinance, rule or regulation or other administrative order.

        "Liability" means any debt, liability or obligation (whether direct or indirect, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due), and including all costs and expenses relating thereto.

        "Lien" means any lien, encumbrance, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude or transfer restriction.

        "Material Adverse Effect" means a material adverse effect on the business, assets, properties, results of operations or condition of the Business (taken as a whole); provided, however, that the following shall not be taken into account in determining whether there has been or would be a "Material Adverse Effect": (i) the effect of any change in the United States or foreign economies or securities or financial markets in general that does not materially and disproportionately affect the Business relative to other companies in the industry of the Business; (ii) the effect of any change that generally affects any industry in which Seller operates but that does not materially and disproportionately affect the Business relative to other companies in the industry of the Business; (iii) the effect of any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway as of the Effective Date, to the extent any or all of foregoing does not materially disproportionately affect the Business relative to other companies in the industry of the Business; (iv) any effect resulting from the entry into this Agreement (including compliance with its terms and the identity of Purchaser) or the announcement or consummation of the transactions contemplated hereby; or (v) the effect of any changes in applicable Laws.

        "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

        "Net Working Capital" means, as of the measurement time (and without giving effect to any changes, including any purchase accounting adjustments, which arise solely as a result of the transactions contemplated by this Agreement), (i) Accounts Receivable, plus (ii) Inventory, less (iii) Accounts Payable, in each case, without duplication, as determined in accordance with GAAP in a manner consistent with the preparation of the Financial Statements. Attached hereto as Exhibit A, is an illustrative sample calculation of Net Working Capital as of December 31, 2012. Notwithstanding anything to the contrary in the foregoing, Net Working Capital shall not include any Cash and Cash Equivalents, Excluded Assets or any Excluded Liabilities and the consistent application of accounting policies and methodologies with the Financial Statements will prevail over the application of GAAP.

        "Occupational Safety and Health Law" means any Law currently in effect designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, including the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.) and comparable state statutes and regulations.

        "Order" means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Body.

        "Ordinary Course of Business" means the ordinary and usual course of normal day-to-day operations of the Business substantially consistent with past practice, as conducted by Seller prior to the Closing.

        "Organizational Documents" means (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles or certificate of organization and the operating agreement of a limited liability company; (e) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (f) any amendment to any of the foregoing.

        "Permits" means any approvals, authorizations, consents, franchises, licenses, permits or certificates of a Governmental Body.

        "Permitted Liens" means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance; (ii) statutory liens for current Taxes, assessments or other governmental charges not yet due, payable or delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings; (iii) zoning, entitlement and other land use and environmental regulations by any Governmental Body; (iv) title of a lessor under a ground, capital or operating lease; (v) such other imperfections in title, charges, easements, restrictions and encumbrances which would not, individually or in the aggregate, result in a Material Adverse Effect; and (vi) mechanics', carriers', workers', repairers' and similar Liens arising or incurred in the Ordinary Course of Business and any other liens and encumbrances that relate to Liabilities that are to be discharged in full at Closing or that will be removed prior to or at Closing, including but not limited to the removal of: (a) that certain Assignment of Rents and Leases by the Seller in favor of PNC Bank, dated May 12, 2000, and recorded among the records of the Cumberland County Registry of Deeds at Book 1548, Page 109; and (b) that certain mortgage by Iceman Properties, LLC in favor of Gorham Savings Bank, dated May 17, 2005, and recorded among the records of the Cumberland County Registry of Deeds at Book 22890, Page 192.

        "Person" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, trust, unincorporated organization, Governmental Body or other entity.

        "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

        "Qualifying SEC Report" means (a) Seller's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and (b) any Seller SEC Report filed or furnished on or after the date of filing of such Form 10-K that is filed with or furnished to the SEC on the SEC's EDGAR system at least one Business Day prior to the date of this Agreement.

        "Release" means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, pumping, pouring, placing, discarding, abandoning, emptying, injecting, dumping, or other releasing into the Environment, whether intentional or unintentional.

        "Representatives" means, with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other representative of that Person.

        "SEC" means the United States Securities and Exchange Commission.

        "Seller Distribution Date" means the date that is ten Business Days prior to the distribution date of any publicly announced distribution of all or substantially all of the liquid assets of the Seller to its shareholders; provided, however, for purposes hereof only, in no event will such date be less than six months following the Closing Date.

        "Superior Proposal" means any Acquisition Proposal made by a third party that, in the reasonable judgment of Seller's Board or any committee thereof, after consultation with its financial advisors or outside counsel, taking into account all the terms and conditions of such proposal that Seller's Board or any committee thereof deems relevant (including the legal, financial, business, regulatory and any other aspects of the proposal) (i) is more favorable, from a financial point of view, to the stockholders of Seller than the transactions contemplated hereby, and (ii) is reasonably capable of being consummated; provided, however, that any such offer shall not be deemed to be a "Superior Proposal" if any financing required to consummate the transaction contemplated by such offer is not committed and is not reasonably capable of being obtained by such third party.

        "Tax" or "Taxes" means (i) any and all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever; and (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Taxing Authority in connection with any item described in clause (i).

        "Taxing Authority" means the IRS and any other Governmental Body responsible for the administration of any Tax.

        "Tax Return" means any return, report or statement required to be filed with respect to any Tax (including any attachments thereto, and any amendment thereof), including any information return, claim for refund, amended return or declaration of estimated Tax.

        "Threat of Release" or "Threatened Release" means a substantial likelihood of a Release that requires action under applicable Environmental Law in order to prevent or mitigate damage to the Environment that may result from such Release.

        "Transfer Documents" means the Bill of Sale and Assignment and Assumption Agreement, the Intellectual Property Assignment, and the Deed.

        "WARN Act" means the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Section 2101, et seq., and any comparable state or local law, and all applicable regulations.

        "Workers' Compensation Law" means Laws that provide for awards to employees and their dependents for employment-related accidents and occupational diseases, including, but not limited to, the Federal Black Lung Benefits Act, as amended, 29 U.S.C. Section 801 et seq.

        1.2    Terms Defined Elsewhere in this Agreement.     For purposes of this Agreement, the following terms have meanings set forth in the sections indicated:

Term	Section
AAA	3.3(b)
Adjusted Closing Date Payment	3.3(c)(i)
Agreement	Preamble
Allocation Schedule	2.7
Antibody and Assay Design Business	7.3(a)
Asset Acquisition Statement	2.7
Assigned Insurance Policy	2.1(k)
Assumed Liabilities	2.3
Bill of Sale and Assignment and Assumption Agreement	4.2(a)(ii)
BDO	3.3(b)
Board	7.12(b)
Business	Recitals
Change of Seller Board Recommendation	7.13(e)
Claim Notice	10.4(a)
Clarification Agreement	7.14(d)

Term	Section
Closing	4.1
Closing Date	4.1
Closing Date Payment	3.2
Deductible	10.5(a)
Deed	4.2(a)(iv)
Destroy/Destroyed	7.13(d)
Direct Claim	10.7
Disclosure Schedules	Article V
Disputed WC Items	3.3(b)
Due Date	10.8(b)(i)
End Date	9.1(a)(ii)
Escrow Distribution Date	3.4
Excluded Assets	2.2
Excluded Contracts	2.2(a)
Excluded Employees	7.14(a)
Excluded Intellectual Property	2.2(d)
Excluded Liabilities	2.4
Final Closing Date Balance Sheet	3.3(a)
Final Net Working Capital	3.3(b)
Final Purchaser Working Capital Payment	3.3(e)
Final Seller Working Capital Payment	3.3(d)
Final Working Capital Deficit Amount	3.3(c)(iii)
Final Working Capital Surplus Amount	3.3(c)(ii)
Financial Statements	5.5
Hired Employees	7.14(c)
Indemnification Notification Date	10.1(a)
Indemnity Escrow Amount	3.4
Independent Accountant	3.3(b)
Insurance Policies	5.19
Intellectual Property Assignment	4.2(a)(iii)
Intellectual Property Licenses	5.13(b)
Leased Fixtures and Improvements	5.7(d)(ii)
Leased Real Property	5.7(d)
Liability Cap	10.5(a)
Material Contracts	5.14(a)
Material Customers	5.21
Material Suppliers	5.21
Net Working Capital Threshold	3.3(c)(iv)
Nonassignable Assets	2.5(b)
Non-Compete Area	7.3(a)
Owned Fixtures and Improvements	5.7(e)(i)
Owned Real Property	5.7(e)
Parent	Preamble
Party	Preamble
Proprietary Rights Agreement	5.15(c)
Proxy Statement	7.12(a)
Purchase Price	3.1
Purchased Assets	2.1
Purchased Contracts	2.1(a)
Purchased Intellectual Property	2.1(g)
Purchased Permits	2.1(i)
Purchaser	Preamble

Term	Section
Purchaser Indemnified Parties	10.2
Real Property Leases	5.7(d)
Required Stockholder Vote	5.2
Retention and Severance Agreements	7.14(d)
Seller	Preamble
Seller Board Recommendation	7.12(b)
Seller Indemnified Parties	10.3
Seller SEC Reports	5.4
Seller Stockholder Meeting	7.12(a)
Seller's Affidavit	4.2(a)(xii)
Termination Fee	9.3(a)
Third Party Claim	10.6(a)
Total Consideration	3.1
Transfer Taxes	7.15(b)
Transferred Employees	7.14(a)
TUPE	7.14(g)
WC Dispute Notice	3.3(b)

        1.3    Other Definitional and Interpretive Matters.

          (a)   Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

            Calculation of Time Period.    When calculating the period of time before which, within which or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

            Dollars.    Any reference in this Agreement to $ shall mean U.S. dollars.

            Exhibits/Schedules.    All Exhibits and Schedules (including the Disclosure Schedules) annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any matter or item disclosed on one Schedule shall be deemed to have been disclosed on any other Schedule to the extent applicability to such other Schedule is reasonably apparent on its face. Disclosure of any item on any Schedule (including the Disclosure Schedules) shall not constitute an admission or indication that such item or matter is material or would have a Material Adverse Effect. No disclosure on a Schedule (including the Disclosure Schedules) relating to a possible breach or violation of any Contract, Law or Order shall be construed as an admission or indication that breach or violation exists or has actually occurred. Any capitalized terms used in any Schedule (including the Disclosure Schedules) or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement. In the event of any inconsistency between the statements in the body of this Agreement or any agreement contemplated hereby and those in the Disclosure Schedules (other than an exception expressly set forth as such in such Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

            Gender and Number.    Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

            Headings.    The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any "Section" are to the corresponding Section of this Agreement unless otherwise specified.

            Herein.    The words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

            Including.    The word "including" or any variation thereof means (unless the context of its usage clearly otherwise requires) "including, without limitation" and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

            Reflected On or Set Forth In.    An item arising with respect to a specific representation or warranty shall be deemed to be "reflected on" or "set forth in" a balance sheet or financial statements, to the extent any such phrase appears in such representation or warranty, if (a) there is a reserve, accrual or other similar item underlying a number on such balance sheet or financial statements that related to the subject matter of such representation, (b) such item is otherwise specifically and correctly set forth on the balance sheet or financial statements, or (c) such item is reflected on the balance sheet or financial statements and is specifically set forth in the notes thereto.

          (b)   The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

ARTICLE II

PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES

        2.1    Purchase and Sale of Assets.     On the terms and subject to the conditions set forth in this Agreement, at the Closing, Purchaser shall purchase, acquire and accept from Seller, and Seller shall sell, transfer, assign, convey and deliver to Purchaser, free and clear of any and all Liens, except for Permitted Liens, all of Seller's right, title and interest in, to and under the Purchased Assets. "Purchased Assets" shall mean all assets of Seller (excluding only the Excluded Assets described in Section 2.2 below) as the same shall exist on and as of the Closing Date, including:

          (a)   all Contracts (other than the Excluded Contracts), to which Seller is a party and which relate to the Business, the Owned Real Property and/or Leased Real Property (including, without limitation, the Retention and Severance Agreements listed on Schedule 7.14(d)) (collectively, the "Purchased Contracts");

          (b)   all Inventory;

          (c)   all Accounts Receivable as of the Closing Date;

          (d)   the Equipment and Machinery and any other equipment and other tangible personal property relating to the Business;

          (e)   all Owned Real Property;

          (f)    all Leased Real Property;

          (g)   all Intellectual Property relating to the Business (other than the Excluded Intellectual Property) (collectively, the "Purchased Intellectual Property");

          (h)   all Books and Records, excluding such files as may be required under applicable Law regarding privacy;

          (i)    all Permits relating to the Business, the Owned Real Property and/or Leased Real Property to the extent assignable (collectively, the "Purchased Permits");

          (j)    all goodwill and other intangible assets associated with the Business, including the goodwill associated with the Purchased Intellectual Property;

          (k)   the insurance policy set forth on Schedule 2.1(k) (the "Assigned Insurance Policy") and all rights to proceeds of the Assigned Insurance Policy; and

          (l)    all of Seller's claims, demands, deposits, refunds, rebates, causes of action, choses in action, rights of recovery, rights of set-off and rights of recoupment relating to the Business, other than those excluded pursuant to Section 2.2(g) and Section 2.2(h).

For the avoidance of doubt, the Purchased Assets do not include any of the Excluded Assets.

        2.2    Excluded Assets.     Nothing herein contained shall be deemed to sell, transfer, assign or convey the Excluded Assets to Purchaser, and Seller shall retain all right, title and interest to, in and under the Excluded Assets. "Excluded Assets" shall mean each of the following assets of Seller:

          (a)   the Contracts listed on Schedule 2.2(a) (collectively, the "Excluded Contracts");

          (b)   all Cash and Cash Equivalents, bank deposits, marketable securities and other short-term investments or similar cash items of Seller;

          (c)   Seller's certificate of incorporation, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, books and records and other documents either relating to the organization, maintenance and existence of Seller as a corporation or not included in the Purchased Assets;

          (d)   the Intellectual Property rights of Seller listed on Schedule 2.2(d) (the "Excluded Intellectual Property");

          (e)   any personnel records and files pertaining to any Employee or Former Employee;

          (f)    any (i) other books and records that Seller is required by Law to retain or that Seller determines are necessary or advisable to retain, to the extent permitted by Law; provided, however, that Purchaser shall have the right to make copies of any portions of such retained books and records that relate to the Business or any of the Purchased Assets if and to the extent permitted by Law; and (ii) documents relating to proposals to acquire the Business by Persons other than Purchaser;

          (g)   any claim, right or interest of Seller in or to any refund, rebate, abatement or other recovery for Taxes, together with any interest due thereon or penalty rebate arising therefrom, in each case relating to Taxes imposed on or with respect to the Business or the Purchased Assets that relate to any period, or the portion of any period, ending prior to the Closing;

          (h)   all of Seller's causes of action, claims, credits, demands or rights of set-off against third parties, related to any Excluded Asset or set forth on Schedule 2.2(h);

          (i)    all insurance policies or rights to proceeds thereof relating to the assets, properties, business or operations of Seller, other than the Assigned Insurance Policy;

          (j)    all Tax returns and financial statements of Seller and the Business and all records (including working papers) related thereto;

          (k)   except for the Retention and Severance Agreements listed on Schedule 7.14(d), all Employee Benefit Plans;

          (l)    all rights that accrue to Seller under this Agreement; and

          (m)  the assets listed on Schedule 2.2(m).

        2.3    Assumption of Liabilities.     On the terms and subject to the conditions set forth in this Agreement, at the Closing, Purchaser shall assume, effective as of the Closing, and shall timely perform, pay and discharge in accordance with their respective terms, all Liabilities of Seller other than the Excluded Liabilities (collectively, the "Assumed Liabilities"), including, without limitation, the following Liabilities:

          (a)   Liabilities of Seller under the Purchased Contracts arising from and after the Closing Date;

          (b)   any sales, use, stamp, transfer and other Taxes applicable to the transfer of the Purchased Assets pursuant to this Agreement for which Purchaser has assumed responsibility pursuant to Section 7.15(b);

          (c)   all Accounts Payable as of the Closing Date;

          (d)   Liabilities arising from and after the Closing Date with respect to the Business and the Purchased Assets;

          (e)   all product Liabilities, all product warranties or guaranty Liabilities, and all Liabilities for product recall or replacement with respect to any product sold by the Business (including prior to the Closing and whether or not any claim thereof has been made or is pending as of the Closing), in each case, solely to the extent of the amount of proceeds actually received by Purchaser for claims made pursuant to the Assigned Insurance Policy;

          (f)    Liabilities under the Leased Real Property leases arising from and after the Closing Date; and

          (g)   except as otherwise provided in Section 7.15(c), Liabilities for Taxes relating to the Purchased Assets for all taxable periods (or portions thereof) beginning after the Closing Date.

        2.4    Excluded Liabilities.     Purchaser will not assume or be liable for any of the following Liabilities of Seller which shall remain the sole responsibility of Seller (collectively, the "Excluded Liabilities"):

          (a)   Liabilities arising out of the Excluded Assets, including Liabilities arising out of the Excluded Contracts;

          (b)   Liabilities (whether or not disclosed in a schedule hereto) arising out of, relating to or resulting or accruing from or with respect to the Business or the Purchased Assets prior to the Closing Date;

          (c)   all product Liabilities, all product warranties or guaranty Liabilities, and all Liabilities for product recall or replacement with respect to any product sold by the Business (including prior to the Closing and whether or not any claim thereof has been made or is pending as of the Closing), in each case, solely to the extent such Liabilities exceed the amount of proceeds actually received by Purchaser for claims made pursuant to the Assigned Insurance Policy;

          (d)   Liabilities for legal, accounting, audit or investment banking fees, broker commissions or any other expenses incurred by Seller in connection with the negotiation or preparation of this Agreement or ancillary documents;

          (e)   Liabilities of Seller for outstanding funded Indebtedness for borrowed money;

          (f)    except as otherwise provided in Section 2.3(b), Section 2.3(f) and Section 7.15(c), all Liabilities for Taxes (i) for all taxable periods relating to the Excluded Assets, and (ii) for all taxable periods (or portions thereof) ending on or prior to (or, to the extent attributable to the portion of such period ending on the Closing Date, including) the Closing Date, in the case of Taxes relating to the Purchased Assets;

          (g)   except for the Retention and Severance Agreements listed on Schedule 7.14(d), any Liabilities under the Employee Benefit Plans;

          (h)   Liabilities under any employment, severance, retention or termination agreement with any Employee of Seller or any of its Affiliates (including, but not limited to, as provided in Section 7.14(b));

          (i)    any Liabilities of Seller based upon Seller's acts or omissions occurring after the Effective Date; and

          (j)    the Liabilities listed on Schedule 2.4(j) of the Disclosure Schedules.

        2.5    Further Conveyances and Assumptions; Consent of Third Parties.

          (a)   From time to time following the Closing, Seller and Purchaser shall execute, acknowledge and deliver all such further conveyances, notices, assumptions, releases and acquittances and such other instruments, and shall take such further actions, as may be reasonably necessary or appropriate to assure fully to Purchaser and its successors or assigns, all of the rights, titles and interests intended to be conveyed to Purchaser under this Agreement and the Transfer Documents and to assure fully to Seller and its Affiliates, successors and assigns, the assumption of the liabilities and obligations intended to be assumed by Purchaser under this Agreement and the Transfer Documents, and to otherwise make effective the transactions contemplated hereby and thereby.

          (b)   Nothing in this Agreement nor the consummation of the transactions contemplated hereby shall be construed as an attempt or agreement to assign or transfer any Purchased Asset, including any Contract, Permit, certificate, approval, authorization or other right, which by its terms or by Law is nonassignable or nontransferable without the consent of a third party or a Governmental Body or is cancelable by a third party in the event of an assignment ("Nonassignable Assets") unless and until such consent shall have been obtained. With respect to Material Contracts or Permits that are material for the Business as a going concern after the Closing Date, Seller shall use its commercially reasonable efforts to cooperate with Purchaser at its request for up to 60 days following the Closing Date in endeavoring to obtain such consents promptly; provided, however, that such efforts shall not require Seller or any of its Affiliates to incur any Liabilities or provide any financial accommodation or to remain secondarily or contingently liable for any Assumed Liability to obtain any such consent. Purchaser and Seller shall use their respective commercially reasonable efforts to obtain, or cause to be obtained, any consent, substitution, approval or amendment required to novate all Liabilities under any and all Purchased Contracts or other Liabilities that constitute Assumed Liabilities or to obtain in writing the unconditional release of Seller and its Affiliates so that, in any such case, Purchaser shall be solely responsible for such Liabilities. To the extent permitted by applicable Law and the terms of the Nonassignable Assets, Seller shall, to the extent practicable in light of Seller's then current circumstances, take or cause to be taken at Purchaser's expense such actions in its name or otherwise as Purchaser may reasonably request so as to provide Purchaser with the benefits of the Nonassignable Assets and, to the extent practicable in light of Seller's then current circumstances, to effect collection of money or other consideration that becomes due and payable under the Nonassignable Assets as Purchaser may reasonably request, and Seller shall promptly pay over to Purchaser all money or other consideration received by it in respect of all Nonassignable Assets. As of and from the Closing Date, Seller authorizes Purchaser, to the extent permitted by applicable Law and the terms of the Nonassignable Assets, at Purchaser's expense, to perform all the obligations and receive all the benefits of Seller or its Affiliates under the Nonassignable Assets and appoint Purchaser their attorney-in-fact to act in its name on its behalf or in the name of the applicable Affiliate of Seller and on such Affiliate's behalf with respect thereto, and Purchaser agrees to indemnify and hold Seller and its Affiliates, agents, successors and assigns harmless from and against any and all Liabilities and Losses based upon, arising out of or relating to Purchaser's gross negligence, intentional misconduct, or fraud in connection with the performance of, or failure to perform, such obligations under the Nonassignable Assets.

        2.6    Bulk Sales Laws.     Seller and Purchaser each hereby waive compliance by the other with the requirements and provisions of any "bulk-transfer" laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Purchaser.

        2.7    Purchase Price Allocation.     Seller shall prepare and deliver to Purchaser as promptly as practicable following the Effective Date (but in any event not later than 30 days following the Effective Date) a schedule (the "Allocation Schedule") allocating the Purchaser Price, the Assumed Liabilities and other relevant items among the Purchased Assets in accordance with Code section 1060 and Treasury regulations promulgated thereunder and comparable provisions of state or local Tax Law, as appropriate. Following such delivery, Purchaser and Seller shall work in good faith to resolve any disputes or questions Purchaser may have on the proposed Allocation Schedule and reasonably agree to a final Allocation Schedule as promptly as practicable. In accordance the final as agreed upon Allocation Schedule, Seller shall prepare and deliver to Purchaser copies of Form 8594 and any required exhibits thereto (the "Asset Acquisition Statement") to be filed with the IRS. Prior to its filing with the IRS, the Asset Acquisition Statement shall be revised to include any reasonable comments made by Purchaser. The Total Consideration for the Purchased Assets shall be allocated in accordance with the Asset Acquisition Statement filed with the IRS, and all income Tax Returns and reports filed by Purchaser and Seller shall be prepared consistently with such allocation. Neither Purchaser nor Seller shall, nor shall they permit their respective Affiliates to, take any position on any Tax Return, before any Taxing Authority, or in any proceeding that is in any way inconsistent with the terms of the Asset Acquisition Statement filed with the IRS.

ARTICLE III

CONSIDERATION

        3.1    Consideration.     The aggregate consideration for the Purchased Assets shall be (a) (i) an amount in cash equal to Sixteen Million and 00/100 Dollars ($16,000,000), plus or minus (ii) any adjustment to the purchase price determined in accordance with Section 3.3 hereof (as adjusted, the "Purchase Price"), and (b) the assumption of the Assumed Liabilities (together with the Purchase Price, the "Total Consideration").

        3.2    Payment of Purchase Price.     On the Closing Date, Purchaser shall pay to Seller by wire transfer in immediately available funds an amount equal to the Closing Date Payment. The "Closing Date Payment" shall mean (a) $16,000,000 minus (b) the Indemnity Escrow Amount.

        3.3    Purchase Price Adjustments.

          (a)   For the purpose of confirming the Closing Date Net Working Capital and the payments contemplated by this Section 3.3, Seller shall prepare, or cause to be prepared, a balance sheet of the Business and calculation of Closing Date Net Working Capital, which balance sheet shall be prepared in accordance with GAAP, consistent with the accounting methods, practices, principles, policies and procedures used in preparing the Financial Statements and Exhibit A; provided, however, that, even if inconsistent with the foregoing, the consolidated balance sheet shall not take into account the Excluded Assets and Excluded Liabilities, except to the extent that Purchaser satisfies any obligations of Seller that are Excluded Liabilities. The balance sheet prepared in accordance with the foregoing is referred to as the "Final Closing Date Balance Sheet."

          (b)   No later than 30 days after the Closing Date, Seller shall deliver to Purchaser the Final Closing Date Balance Sheet together with a worksheet showing the calculation of the Closing Date Net Working Capital shown on the Final Closing Date Balance Sheet (the "Final Net Working Capital"). If within 30 days after the date of the delivery to Purchaser of the Final Closing Date Balance Sheet Purchaser determines in good faith that Purchaser disagrees with any portion of the Final Closing Date Balance Sheet (the disputed items being the "Disputed WC Items"), then Purchaser may give written notice (a "WC Dispute Notice") to Seller within such 30-day period, which WC Dispute Notice shall: (i) set forth Purchaser's proposed resolution of the Disputed WC Items (including Purchaser's determination of Final Net Working Capital taking into account such proposed resolution of the Disputed WC Items), (ii) specify in reasonable detail Purchaser's basis for disagreement with the Final Closing Date Balance Sheet and (iii) include materials showing in reasonable detail Purchaser's support for such position. Any matters set forth in the Final Closing Date Balance Sheet that are not included as Disputed WC Items in a timely delivered WC Dispute Notice shall be deemed accepted by Purchaser and shall be binding and final for all purposes of this Agreement, and (A) the failure by Purchaser to provide a WC Dispute Notice within such 30-day period or (B) the delivery by Purchaser to Seller during such 30-day period of a written notice stating that Purchaser has elected not to deliver a WC Dispute Notice, will constitute a full and complete acceptance of the Final Closing Date Balance Sheet as determined by Seller and such Final Closing Date Balance Sheet shall be binding and final for all purposes of this Agreement. If Purchaser and Seller are unable to resolve any disagreement among them with respect to the Final Closing Date Balance Sheet within 15 days after the delivery of a WC Dispute Notice by Purchaser to Seller, then the Disputed WC Items (but no others) may be referred by Seller or Purchaser for determination to BDO Seidman ("BDO") (or, if they are unable or unwilling to serve, another nationally recognized accounting firm not affiliated with Seller or Purchaser that is mutually selected by Seller and Purchaser). If Seller and Purchaser are unable to select a nationally recognized accounting firm within five Business Days of BDO declining to accept such engagement, either Seller or Purchaser may thereafter request that the American Arbitration Association ("AAA") make such selection (as applicable, BDO, the firm selected by Seller and Purchaser or the firm selected by the AAA is referred to as the "Independent Accountant"). Each of Seller and Purchaser shall provide the Independent Accountant and the other party with a statement of its position as to the amount for each Disputed WC Item within 15 days from the date of the referral of the disagreement to the Independent Accountant. The Independent Accountant shall make a written determination as promptly as practicable, but in any event within 30 days after the date on which the disagreement is referred to the Independent Accountant, by selecting from the position of either Seller (on the one hand) or Purchaser (on the other hand) as to the amount of Final Net Working Capital. The Independent Accountant shall be authorized to select only the position as to the amount of Final Net Working Capital as presented by either Seller (on one hand) or Purchaser (on the other hand). If at any time Seller and Purchaser resolve their dispute, then notwithstanding the preceding provisions of this Section 3.3(b), the Independent Accountant's involvement promptly shall be discontinued and the

  Final Closing Date Balance Sheet shall be revised, if necessary, to reflect such resolution and thereupon shall be final and binding for all purposes of this Agreement. The Parties shall make readily available to the Independent Accountant all relevant books and records relating to the Final Closing Date Balance Sheet and all other items reasonably requested by the Independent Accountant in connection with resolving the disagreement regarding the amount of Final Net Working Capital. The costs and expenses of the Independent Accountant shall be shared equally by Seller and Purchaser. The decision of the Independent Accountant shall be final and binding for all purposes of this Agreement and the Final Closing Date Balance Sheet shall be revised, if necessary, to reflect such decision and thereupon shall be final and binding for all purposes of this Agreement.

          (c)   For purposes hereof:

              (i)  "Adjusted Closing Date Payment" shall mean (a) $16,000,000, plus (b) the Final Working Capital Surplus Amount, if any, minus (c) the Final Working Capital Deficit Amount, if any, minus (d) the Indemnity Escrow Amount.

             (ii)  If the Final Net Working Capital (as finally determined pursuant to Section 3.3(b)) exceeds the Net Working Capital Threshold by more than $75,000, then the "Final Working Capital Surplus Amount" shall equal the amount of such excess over $75,000 (it being understood that if the Final Net Working Capital does not exceed the Net Working Capital Threshold by more than $75,000, the Final Working Capital Surplus Amount shall be equal to $0).

            (iii)  If the Net Working Capital Threshold exceeds the Final Net Working Capital (as finally determined pursuant to Section 3.3(b)) by more than $75,000, then the "Final Working Capital Deficit Amount" shall equal the amount of such excess over $75,000 (it being understood that if the Net Working Capital Threshold does not exceed the Final Net Working Capital by more than $75,000, the Final Working Capital Deficit Amount shall be equal to $0).

            (iv)  "Net Working Capital Threshold" shall mean an amount equal to $3,000,000.

          (d)   Following the final determination of the Final Closing Date Balance Sheet in accordance with Section 3.3(b), if the Closing Date Payment exceeds the Adjusted Closing Date Payment (such excess, the "Final Seller Working Capital Payment"), Seller shall promptly (but in any event within five Business Days) wire transfer in immediately available funds an amount equal to the Final Seller Working Capital Payment to Purchaser.

          (e)   Following the final determination of the Final Closing Date Balance Sheet in accordance with Section 3.3(b), if the Adjusted Closing Date Payment exceeds the Closing Date Payment (such excess, the "Final Purchaser Working Capital Payment"), then Purchaser shall promptly (but in any event within five Business Days) wire transfer in immediately available funds to Seller an amount equal to the Final Purchaser Working Capital Payment.

        3.4    Indemnity Escrow Amount.     At the Closing, Purchaser shall withhold from the Purchase Price $1,300,000 (the "Indemnity Escrow Amount"), which amount shall be deposited with the Escrow Agent pursuant to the Escrow Agreement and used to satisfy any claims for indemnification made by any Purchaser Indemnified Party pursuant to Article X (including Section 10.2). The Escrow Agreement shall provide that within five Business Days following the earlier of (x) the Indemnification Notification Date and (y) the Seller Distribution Date (such earlier date, the "Escrow Distribution Date"), Purchaser and Seller shall direct the Escrow Agent, by joint written instruction, to pay to Seller in cash, by wire transfer of immediately available funds to an account designated by Seller, an amount equal to (i) the Indemnity Escrow Amount (including any interest or earnings earned in respect thereof); less (ii) the aggregate amount of the Indemnity Escrow Amount paid out to the Purchaser Indemnified Parties as of the Escrow Distribution Date, less (iii) the aggregate amount of all bona fide indemnification claims (A) that have been made by Purchaser Indemnified Parties as of the Escrow Distribution Date and (B) with respect to which it has not yet been finally determined are indemnifiable Damages pursuant to Article X, as long as Purchaser has in good faith timely submitted a notice of claim on or before the Escrow Distribution Date; provided that, for purposes of clarity, if the amount determined by the formula above is zero or negative, no amounts will be paid and released to Seller pursuant to this sentence.

ARTICLE IV

CLOSING

        4.1    Closing Date.     The consummation of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities provided for in Article II hereof (the "Closing") shall take place at the offices of Morgan, Lewis & Bockius LLP located at 1701 Market Street, Philadelphia, Pennsylvania 19103 (or at such other place as the parties may designate in writing) no later than two Business Days following the satisfaction or waiver of the conditions set forth in Article VIII (other than those that by their terms are to be satisfied on the Closing Date). The exchange of executed documents and other materials to be delivered at the Closing by facsimile or other electronic copy shall be deemed sufficient. The date on which the Closing occurs is referred to herein as the "Closing Date."

        4.2    Transactions to be Effected at the Closing.     At the Closing,

          (a)   Seller will deliver to Purchaser:

              (i)  the Escrow Agreement, executed by Seller;

             (ii)  the Bill of Sale and Assignment and Assumption Agreement, in the form attached hereto as Exhibit B hereto (the "Bill of Sale and Assignment and Assumption Agreement"), executed by Seller;

            (iii)  one or more assignment and assumption agreements, in the form attached hereto as Exhibit C hereto (each, an "Intellectual Property Assignment"), and other required assignment or conveyance documents, in form and substance reasonably satisfactory to Purchaser, providing for the assignment of the Purchased Intellectual Property to Purchaser, executed by the Seller;

            (iv)  with respect to each Owned Real Property, a special warranty deed under applicable law (each, a "Deed"), in form and substance reasonably satisfactory to Purchaser, duly executed by Seller;

             (v)  landlord waivers/consents executed by the landlords under the Leased Real Property in form and substance reasonably satisfactory to Purchaser if, and to the extent, expressly required by any applicable Real Property Lease that is not an Excluded Contract;

            (vi)  a Seller non-foreign status FIRPTA certificate meeting the requirements of Section 1445(b)(2) of the Code and the regulations promulgated thereunder;

           (vii)  a certificate of the Chief Executive Officer of Seller, dated as of the Closing Date, as to the matters set forth in Section 8.2(a), Section 8.2(b), and Section 8.2(d).

          (viii)  copies of the resolutions or consents of the board and stockholders, as required, of Seller authorizing and approving this Agreement and the transactions contemplated hereby, certified by a duly authorized representative of such company to be true and complete and in full force and effect and unmodified as of the Closing Date;

            (ix)  copies of any third party and governmental consents, approvals and waivers (including landlord waivers/consents as required by any applicable Leased Real Property leases) that are listed on Schedule 5.3(b) of the Disclosure Schedules and that have been obtained prior to the Closing Date;

             (x)  evidence satisfactory to Purchaser that all Liens (other than Permitted Liens) on the Purchased Assets have been released;

            (xi)  originals or copies of all Books and Records; and

           (xii)  an affidavit of Seller, in the form attached hereto as Exhibit E ("Seller's Affidavit").

          (b)   Purchaser will deliver to Seller:

              (i)  the Closing Date Payment in accordance with Section 3.2;

             (ii)  the Escrow Agreement, executed by Purchaser;

            (iii)  the Bill of Sale and Assignment and Assumption Agreement, executed by Purchaser;

            (iv)  the Intellectual Property Assignment, executed by Purchaser; and

             (v)  a certificate of the Chief Executive Officer of Purchaser, dated as of the Closing Date, as to the matters set forth in Sections 8.3(a) and 8.3(b).

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SELLER

        Except as (a) disclosed in any Qualifying SEC Report (other than any information that is contained solely in the "Risk Factors" section of such Qualifying SEC Reports, except with respect to information contained in the "Risk Factors" section of such Qualifying SEC Reports consisting solely of factual historical statements) or (b) set forth on the disclosure schedules delivered by Seller to Purchaser (the "Disclosure Schedules"), Seller hereby represents and warrants to Purchaser as of the Effective Date and as of the Closing Date as follows:

        5.1    Organization and Good Standing; Subsidiaries.     Seller is duly organized, validly existing and in good standing under the Laws of the State of Delaware. Seller has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted; except where failure to have such corporate power and authority would not have a Material Adverse Effect. Seller is duly qualified or authorized to do business and is in good standing in each jurisdiction set forth on Schedule 5.1 of the Disclosure Schedules, which are the only jurisdictions in which the nature of Seller's business as now conducted by Seller or the property owned, leased or used by Seller makes such qualification, registration, licensing or authorization necessary, except where the failure to be so qualified, registered, licensed or authorized or in good standing would not have a Material Adverse Effect.

        5.2    Authorization of Agreement.     Seller has all requisite corporate power and authority to execute and deliver this Agreement and the Transfer Documents, and subject to the adoption of this Agreement by Seller's stockholders pursuant to the DGCL to the extent required by applicable Law, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each of the Transfer Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by all requisite corporate action on the part of Seller except, to the extent required by the DGCL, for the adoption of this Agreement by the holders of a majority of the issued and outstanding shares of common stock of Seller (the "Required Stockholder Vote"). This Agreement has been, and each of the Transfer Documents will be at or prior to the Closing, duly and validly executed and delivered by Seller and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the Transfer Documents when so executed and delivered will constitute, legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at Law or in equity).

        5.3    Conflicts; Consents of Third Parties.

          (a)   Except as set forth on Schedule 5.3(a) of the Disclosure Schedules, none of the execution and delivery by Seller of this Agreement or the Transfer Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by Seller with any of the provisions hereof or thereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (i) the Organizational Documents of Seller or any resolution adopted by the stockholders of Seller; and (ii) subject to receipt of the Required Stockholder Vote (to the extent required by the DGCL) and obtaining or making the consents, waivers, approvals, authorizations, filings or notifications referred to in Section 5.3(b), as applicable, any Order of any Governmental Body applicable to Seller or by which any of the properties or assets of Seller are bound or any applicable Law, other than in the case of clause (ii), such conflicts, violation, defaults, terminations or cancellations that would not be material to the Business. Further, and except as set forth on Schedule 5.3(a) of the Disclosure Schedules, none of the execution and delivery by Seller of this Agreement or the Transfer Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by Seller with any of the provisions hereof or thereof will, directly or indirectly (with or without notice or lapse of time or both) (a) result in the cancellation, forfeiture, revocation, suspension or modification of any of the Purchased Assets, (b) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract to which Seller is a party; or (c) result in the imposition or creation of any claim or Lien (other than a Permitted Lien) upon or with respect to any of the Purchased Assets, in each case, other than as would not result in, or reasonably be expected to result in, a Material Adverse Effect.

          (b)   Except (i) the Required Stockholder Vote, (ii) filings required by the rules and regulations of the SEC, (iii) filings required by the rules and regulations of the NASDAQ Capital Market, (iv) any Contract involving an amount less than $75,000 annually to which Seller is a party or by which any of the properties or assets of Seller are bound, and (v) as set forth on Schedule 5.3(b) of the Disclosure Schedules, no consent, waiver, approval or authorization of, or filing with, or notification to, any Person or Governmental Body is required on the part of Seller in connection with the execution and delivery of this Agreement, the compliance by Seller with any of the provisions hereof, or the consummation of the transactions contemplated hereby.

        5.4    SEC Filings.     Seller has filed or furnished all registration statements, reports, schedules and other documents required to be filed or furnished by it with the SEC since December 31, 2010 (collectively, including any amendments thereto, the "Seller SEC Reports"). As of their respective filing dates (or, if amended, as of the date of such amendment), the Seller SEC Reports were prepared in accordance with, and complied in all material respects with, the requirements of the Exchange Act of 1934 and the Securities Act of 1933, as the case may be, and the rules and regulations of the SEC promulgated thereunder.

        5.5    Financial Statements.     Seller has made available to Purchaser copies of the following financial statements: (a) audited balance sheets and statements of operations as of and for the fiscal year ended December 31, 2011 for Seller and (b) unaudited balance sheets and statements of operations for the nine month period ended September 30, 2012. Such financial statements, including the related notes and schedules thereto, are referred to herein as the "Financial Statements". Except as set in forth in the notes and as disclosed in Schedule 5.5 of the Disclosure Schedules, each of the Financial Statements has been prepared in accordance with GAAP consistently applied (except for normal year-end adjustments). The Financial Statements present fairly and accurately in all material respects the financial condition and results of operations of Seller as of the respective dates of and for the periods referred to in the Financial Statements. The Financial Statements are consistent with the books and records of Seller.

        5.6    Books and Records.     All books and records (including Tax records) relating to the ownership and operation of the Business and the Purchased Assets have been maintained in all material respects in accordance with applicable Laws.

        5.7    Personal Property; Real Property.

          (a)   Except as set forth on Schedule 5.7(a) of the Disclosure Schedules, Seller, and not any Affiliate or subsidiary of Seller, owns in fee simple or leasehold, as applicable, title in the case of Owned Real Property, Leased Real Property, Owned Fixtures and Improvements, and Leased Fixtures and Improvements, (subject only to the matters permitted by the following sentence) (i) all the assets and other properties (whether real, personal, or mixed and whether tangible or intangible) that it purports to own and all of the assets and other properties reflected in the Financial Statements (except for personal property sold since September 30, 2012 in the Ordinary Course of Business), including the Purchased Assets, and (ii) all of the assets and other properties purchased or otherwise acquired by Seller since September 30, 2012 (except for personal property acquired and sold since September 30, 2012 in the Ordinary Course of Business). The Purchased Assets are owned by Seller free and clear of any and all Liens (other than Permitted Liens).

          (b)   Schedule 5.7(b) of the Disclosure Schedules sets forth a true and complete list of all the material Equipment and Machinery of the Business now owned, leased or licensed by Seller. As to each asset shown on Schedule 5.7(b) of the Disclosure Schedules, Seller has valid title to, or holds by a valid, enforceable and existing lease or license with respect to such asset, free and clear of all Liens (other than Permitted Liens). Except as set forth on Schedule 5.7(b) of the Disclosure Schedules, no material rights of Seller under any such leases or licenses have been assigned or otherwise transferred as security for any obligation of any Person. With respect to each lease or license, except as otherwise specified on Schedule 5.7(b) of the Disclosure Schedules, (i) Seller is not in material default under any such lease or license and no event has occurred which, with or without the passage of time, would constitute a default on Seller's obligations under such lease or license, (ii) to the Knowledge of Seller, no other party to any such lease or license is in material default thereunder, and (iii) Seller has not received written notice of a material default with respect to such lease or license which has not already been previously remedied.

          (c)   Schedule 5.7(c) of the Disclosure Schedules is a true and complete list of all capital leases of Seller, indicating the names of the parties to such capital leases, each item of equipment subject to such lease, and the payoff amount under each such capital lease that, if paid to the lessor thereunder, would fully satisfy the applicable lessee's remaining obligations under such capital lease.

          (d)   Schedule 5.7(d) of the Disclosure Schedules lists all real property, land, improvements, fixtures and water rights, and other interests in land, including easements, rights of way and options leased, licensed or subleased by Seller (the "Leased Real Property"). Schedule 5.7(d) of the Disclosure Schedules contains a true and complete list of all written leases, licenses and subleases covering the Leased Real Property (the "Real Property Leases"). True and complete copies of the Real Property Leases (including all amendments thereto and notices exercising any rights thereunder) have heretofore been delivered by Seller to Purchaser. Seller is not party to or bound by any oral lease, sublease, or occupancy agreements. With respect to each Real Property Lease and except as otherwise specified on Schedule 5.7(d) of the Disclosure Schedules:

              (i)  such Real Property Lease is in full force and effect and enforceable against Seller in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at Law or in equity);

             (ii)  Seller has a valid leasehold interest in all of its Leased Real Property and all fixtures and improvements on such Leased Real Property (the "Leased Fixtures and Improvements"), in each case, free and clear of any and all Liens other than Permitted Liens;

            (iii)  Seller is not currently in default beyond any applicable notice and cure period under any such Real Property Lease and no event has occurred which, with the passage of time or expiration of any grace period, would constitute a default of Seller's obligations under any such Real Property Lease; to the Knowledge of Seller, no other party to any Real Property Lease is in material default thereunder; and Seller has not received a written or other notice of material default or potential material default with respect to any Real Property Lease;

            (iv)  there are no material unwritten or oral modifications to any of the Real Property Leases and the full security deposit (if any) required by each such Real Property Lease is being held thereunder;

             (v)  no Real Property Lease has been mortgaged, deeded in trust, sublet, sublicensed, or subjected to a Lien other than Permitted Liens;

            (vi)  to Knowledge of Seller, there are no existing Disputes between Seller, on one hand, and any of the lessors or sublessors with respect to the Leased Real Property or any Person having rights under or with respect to any of the Leased Real Property, on the other hand; and

           (vii)  (A) the enforceability of each such Real Property Lease will not be impaired in any material respect by the execution or delivery of this Agreement or the consummation of the contemplated transactions, (B) neither the execution and delivery of this Agreement, nor the consummation of the contemplated transactions, will entitle the "landlord" or "lessor" or "sublessor" under any of the Real Property Leases to terminate such lease or sublease prior to the scheduled expiration thereof, (C) Seller is not currently participating in any discussions or negotiations regarding termination of any such Real Property Lease prior to the scheduled expiration of such Real Property Lease (whether by reason of a breach or alleged breach by the tenant or subtenant thereunder or otherwise) and (D) all necessary third party consents with regard to the execution and delivery of each material Real Property Lease have been obtained or will be obtained prior to Closing.

          (e)   Schedule 5.7(e) of the Disclosure Schedules lists all land owned by Seller (the "Owned Real Property"). True and complete copies of all existing surveys, title insurance policies, title insurance abstracts, other evidence of title and similar documents in the possession or control of Seller relating to any Owned Real Property have been heretofore made available to Purchaser; provided, however, Purchaser has no right to rely on such documentation and has the right to obtain updated documentation at Purchaser's sole cost and expense. With respect to each such parcel of the Owned Real Property, except as otherwise specified on Schedule 5.7(e) of the Disclosure Schedules:

              (i)  Seller has fee simple title to the parcel of the Owned Real Property and all fixtures on such Owned Real Property (the "Owned Fixtures and Improvements"), free and clear of any Liens (other than Permitted Liens);

             (ii)  there are no pending or, to the Knowledge of Seller, threatened condemnation, eminent domain or requisition Proceedings;

            (iii)  to the Knowledge of Seller, there are no other matters that materially adversely affect the title of Seller to the Owned Real Property or the Owned Fixtures and Improvements, other than Permitted Liens;

            (iv)  to the Knowledge of Seller, there are no contemplated zoning changes, variances, special zoning exceptions or similar events;

             (v)  to the Knowledge of Seller, each of the Owned Real Property is an independent unit which does not rely on any drainage, sewer, access, structural or other facilities located on any property not included in the same to fulfill any Law, for structural support or to furnish the same with any building systems or utilities or access egress; and

            (vi)  to the Knowledge of Seller, Seller has not transferred any development, water, timber, gas, mineral or similar rights applicable to same.

          (f)    Seller has no written or oral leases, subleases, licenses, assignments thereof and other instruments, agreements and arrangements pursuant to which Seller leases, licenses or subleases any Owned Real Property and/or Leased Real Property to any other Person, except as set forth on the Disclosure Schedules.

          (g)   Except as would not individually or in the aggregate be reasonably likely to have a Material Adverse Effect, Seller has not received written notice from any Governmental Body that any portion of the Leased Real Property, Owned Real Property, the Owned Fixtures and Improvements, Leased Fixtures and Improvements, or any Equipment and Machinery located thereon, currently violates any Laws.

          (h)   Except as listed on Schedule 5.7(h) of the Disclosure Schedules, no Owned Real Property, Leased Real Property, Owned Fixtures and Improvements or Leased Fixtures and Improvements is subject to any written Order specifically issued with respect to such property (or, to Seller's Knowledge, any threatened or proposed Order) requiring the material repair, removal or alteration of the same or of Equipment and Machinery situated thereon.

        5.8    Title to Purchased Assets; Sufficiency; Inventory.

          (a)   Except as set forth in Schedule 5.8(a) of the Disclosure Schedules and except as would not have a Material Adverse Effect, the Purchased Assets transferred to Purchaser pursuant hereto (a) will constitute all of the assets necessary or required, together with Seller's agreements hereunder and under the Transfer Documents, to permit Purchaser to carry on the Business in substantially the same manner, without interruption and in the Ordinary Course of Business, as presently conducted and as conducted since September 30, 2012, (b) constitute all of the assets of Seller used in the Business presently and as conducted since September 30, 2012 other than personal property disposed of since September 30, 2012 in the Ordinary Course of Business, and (c) are in good operating condition and repair for assets of like type, age and purpose, ordinary wear and tear excepted.

          (b)   Except as would not individually or in the aggregate be reasonably likely to have a Material Adverse Effect or as reserved for in the Financial Statements, the Inventories (i) are in good and merchantable condition and fit for the purpose for which they were procured or manufactured, (ii) are not obsolete, damaged or defective, and (iii) constitute a customary and normal supply, consistent with Seller's past practices, of Inventory.

        5.9    Accounts Receivable; Accounts Payable.

          (a)   Schedule 5.9(a) of the Disclosure Schedules contains a complete and accurate list of all Accounts Receivable as of February 28, 2013 which list sets forth the customary aging of such Accounts Receivable. All Accounts Receivable reflected in the Financial Statements represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business and are not subject to set-off or counterclaim (other than (a) those for which Seller has reserved against in respect of uncollectable accounts or other past-due amounts in the ordinary course and (b) those that would not, individually in or in the aggregate, be material to the Business).

          (b)   Schedule 5.9(b) of the Disclosure Schedules contains a complete and accurate list of all Accounts Payable as of February 28, 2013. All Accounts Payable reflected in the Financial Statements represent valid obligations of Seller arising from goods or services actually received by such entities in the Ordinary Course of Business.

        5.10    No Undisclosed Liabilities.     Except as set forth on Schedule 5.10 of the Disclosure Schedules, Seller did not have as of September 30, 2012 any liabilities (whether known or unknown and whether absolute, accrued, contingent or otherwise) required to be reflected in the Financial Statements prepared in accordance with GAAP, other than (a) liabilities reflected on or reserved for on the Financial Statements, or the notes thereto, (b) liabilities incurred in the Ordinary Course of Business since September 30, 2012 and (c) liabilities for future performance under Contracts of Seller. Schedule 5.10 of the Disclosure Schedules sets forth the aggregate principal amount of currently outstanding Indebtedness for borrowed money of Seller as of the Effective Date. Except for obligations and liabilities reflected in the Financial Statements, Seller has no "off-balance sheet arrangements" (as defined in Item 303(c) of Regulation S-K of the SEC).

        5.11    Absence of Certain Developments.     Except as set forth on Schedule 5.11 of the Disclosure Schedules, since September 30, 2012, Seller has conducted the Business only in the Ordinary Course of Business and there has not been any:

          (a)   damage to or destruction or loss of any asset or property of the Business or included in the Purchased Assets, whether or not covered by insurance, in each case, materially adversely affecting the properties, assets, business, financial condition or prospects of Seller or the Purchased Assets;

          (b)   termination of or receipt by Seller of notice of termination of (i) any material license, distributorship, sales representative, joint venture, credit or similar Contract, or (ii) any Contract or transaction involving a total remaining commitment by or to Seller of at least $75,000 in any given year;

          (c)   sale (other than sales of Inventory in the Ordinary Course of Business), lease, or other disposition of any material asset or property of Seller or included in the Purchased Assets, or mortgage, pledge or imposition of any Lien (other than a Permitted Lien) on any material asset or property of the Business or included in the Purchased Assets, including the sale, lease or other disposition of any of the material Intellectual Property assets;

          (d)   cancellation or waiver of any claims or rights with a value to Seller in excess of $75,000;

          (e)   change in the accounting methods or principles or Tax reporting principles used by Seller with respect to the Business;

          (f)    legal actions, suits or other legal Proceedings instituted or settled by Seller relating to the Purchased Assets, the Assumed Liabilities or the Business;

          (g)   election, change or rescission of any election relating to Taxes; adoption or settlement or compromise of any claim relating to Taxes; consent to any extension or waiver of the limitation period with respect to any claim relating to Taxes; or filing of any amended Tax Return, in each case, with respect to the Purchased Assets or the Business; or

          (h)   entry into any Contract (other than this Agreement and any Transfer Documents) by Seller to do any of the foregoing.

        5.12    Taxes.

          (a)   Except as set forth on Schedule 5.12(a) of the Disclosure Schedules and except for matters that would not have a Material Adverse Effect, (i) Seller has timely filed, or there have been timely filed on Seller's behalf, all Tax Returns required to be filed with respect to the Business (taking into account any extension of time to file granted or to be obtained on behalf of Seller); (ii) all such Tax Returns were correct and complete and were prepared in substantial compliance with all applicable Laws; and (iii) all Taxes payable with respect to such Tax Returns have been paid.

          (b)   No claim has ever been made by an authority in a jurisdiction in which Seller does not file Tax Returns that Seller is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes (other than for current Taxes not yet due and payable) upon any of the Purchased Assets.

          (c)   There are no audits, investigations, disputes, notices of deficiency, claims or other actions for or relating to any liability for Taxes of Seller, currently in progress or, to the Knowledge of Seller, threatened or contemplated. Except as described on Schedule 5.12(c) of the Disclosure Schedules, Seller has not been given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to Taxes.

          (d)   Seller has no liability for the Taxes of any Person (other than Taxes of Seller) (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract or (iv) otherwise.

          (e)   Seller is not a party to any agreement, Contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (i) any "excess parachute payment" within the meaning of Section 280G of the Code (or any corresponding provision of state, local or foreign Tax Law) and (ii) any amount that will not be fully deductible by reason of Section 162(m) of the Code (or any corresponding provision of state, local or foreign Tax Law).

          (f)    Seller has collected all sales, use and other similar Taxes required to be collected with respect to the Business or the Purchased Assets, and has remitted or will remit on a timely basis, such amounts to the appropriate Taxing Authorities, or has been furnished properly completed exemption certificates. Seller (i) has in its possession all material records and supporting documents required by all applicable sales, use and other similar Tax statutes and regulations regarding the collection and payment of sales, use and other similar Taxes required to be collected and paid over by Seller and regarding all exempt transactions by Seller for all periods open under the applicable statute of limitations, and (ii) has maintained all such records and supporting documents in material compliance with all sales, use and other similar Tax statutes and regulations applicable thereto.

          (g)   Seller has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any Employee, Former Employee whose employment ended following January 1, 2008, contractor, creditor, stockholder or other third party, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

          (h)   None of the Purchased Assets is held in an arrangement that is a partnership for U.S. federal Tax purposes.

          (i)    All of the Purchased Assets that are subject to property Tax have been properly listed and described on the property tax rolls of the appropriate Taxing Authority for all periods prior to Closing and no portion of such property constitutes omitted property for property Tax purposes.

          (j)    Seller is not a "foreign person" within the meaning of Section 1445 of the Code.

        5.13    Intellectual Property.

          (a)   Schedule 5.13(a) of the Disclosure Schedules sets forth a complete and accurate list of (i) all registered Intellectual Property that is owned by Seller and used in the Business and (ii) all applications for registration of patents and trademarks that are owned by Seller and used in the Business.

          (b)   Except as set forth on Schedule 5.13(b) of the Disclosure Schedules, (a) Seller owns or possesses free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances all right, title and interest to the Purchased Intellectual Property or any proprietary right therein and the right to transfer same; (b) the validity of the Purchased Intellectual Property or any proprietary right therein is not the subject of any adverse claim, dispute, controversy or challenge received by Seller in writing; (c) any registration of the Purchased Intellectual Property is in full force and effect and will not require any maintenance filing to keep such rights valid within the next six (6) months; (d) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) breach, violate or conflict with in any material respect any instrument or agreement governing the Purchased Intellectual Property or any proprietary right therein or (ii) in any way impair in any material respect the right of Purchaser to use, sell or license or dispose of the Purchased Intellectual Property or any proprietary right therein; and (e) to the Knowledge of Seller no third party is infringing on the Purchased Intellectual Property or any proprietary right therein where such infringement could materially limit the protection afforded the Purchased Intellectual Property or Purchaser's ability to the use, sale, license, sublicense or disposition of the Purchased Intellectual Property or any proprietary right therein or prevent the future enforcement of such proprietary rights. The Purchased Contracts are in full force and effect and include all licenses, sublicenses and other agreements pursuant to which a third party authorizes Seller to use, practice any rights under, or grant sublicenses with respect to, any Intellectual Property relating solely to the Business (collectively, the "Intellectual Property Licenses"). Seller has not received any written notice of any default or any event that with notice or lapse of time, or both, would constitute a default under any Intellectual Property License to which Seller is a party or by which it is bound. Seller has taken commercially reasonable steps to protect, safeguard and maintain the secrecy and confidentiality of, and the proprietary rights in, the Purchased Intellectual Property.

        5.14    Material Contracts.

          (a)   Schedule 5.14(a) of the Disclosure Schedules sets forth a list of all of the following Contracts to which Seller is a party or by which Seller is bound and that are related to the

  Business or by which the Purchased Assets may be bound or affected and that are Purchased Contracts (collectively, the "Material Contracts"):

              (i)  Contracts involving an amount in excess of $75,000 to sell or supply products or to perform services (other than sale of Inventory or delivery of services pursuant to customer purchase orders in the Ordinary Course of Business consistent with past practice);

             (ii)  Contracts involving an amount in excess of $75,000 for the future purchase of, or payment for, supplies, products or services (other than purchases of Inventory in the Ordinary Course of Business consistent with past practice);

            (iii)  All employment or consulting Contracts involving an amount in excess of $50,000 annually;

            (iv)  Each licensing agreement or other Contract with respect to the Purchased Intellectual Property to which Seller is a party or otherwise affecting the ownership of the Purchased Intellectual Property;

             (v)  Partnership, collaboration or joint venture Contracts;

            (vi)  Each Contract providing for payments or commissions in excess of $75,000 to or by any Person based on sales, purchases or profits of Seller;

           (vii)  Each Contract containing covenants that in any way purport to restrict the business activity of Seller or limit the freedom of Seller to engage in any line of business or to compete with any Person;

          (viii)  Contracts relating to the incurrence of Indebtedness for borrowed money or the making of any loans;

            (ix)  All outstanding standby letters of credit, guarantees, subordination and indemnity Contracts, whether or not entered into in the Ordinary Course of Business, under which Seller may become liable for or obligated to discharge, or any asset of Seller is or may become subject to the satisfaction of, any indebtedness, obligations, performance or undertaking of any other Person involving the potential expenditure by Seller after the Effective Date of more than $50,000 in any instance;

             (x)  Each Contract (other than this Agreement) relating to the sale or other disposition of any of the Purchased Assets following the Effective Date;

            (xi)  Each written warranty, guaranty or other similar undertaking with respect to contractual performance extended by Seller other than in the Ordinary Course of Business;

           (xii)  Any Contract or agreement to which Seller is a party for the payment or receipt of license fees, commissions or royalties to or from any Person anticipated to be in excess of $50,000 per year;

          (xiii)  Other Contracts involving an amount in excess of $100,000 and which cannot be terminated within one year without material cost; and

          (xiv)  Each amendment, supplement and modification (whether oral or written) in respect of any of the foregoing.

          (b)   Except as set forth on Schedule 5.14(b) of the Disclosure Schedules, Seller has not received any written notice of any material default or event that with notice or lapse of time or both would constitute a material default by Seller under any Material Contract.

        5.15    Employees and Labor Relations.

          (a)   Schedule 5.15(a) of the Disclosure Schedules contains a true, complete and accurate list, as of the Effective Date, of the following information for each employee of Seller (other than Excluded Employees), including each employee who may be on a leave of absence or layoff status: name; date of hire; job title; current compensation package (including any bonus, incentive, severance, profit-sharing or other contingent payments) and any material change in compensation since December 31, 2012; vacation, sick leave, personal and/or other accrued but unused paid time off accrued; and fringe benefits (including amount of service credited for purposes of vesting and eligibility to participate under any Seller Employee Benefit Plans). Except as set forth on Schedule 5.15(a) of the Disclosure Schedules, there are no employment contracts pursuant to which Seller is obligated to make any payment to any Person.

          (b)   Except as set forth on Schedule 5.15(b) of the Disclosure Schedules, Seller has no leased employees, independent contractors or consultants.

          (c)   To the Knowledge of Seller, no Employee is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition or proprietary rights agreement, between such Employee and any other Person (a "Proprietary Rights Agreement") that adversely affects (i) the performance of his or her current duties as a Employee, or (ii) the ability of Seller to conduct the Business, including any Proprietary Rights Agreement with Seller by any such Employee.

          (d)   Except as set forth on Schedule 5.15(d) of the Disclosure Schedules or as would not have a Material Adverse Effect, there are no Proceedings which have been asserted or, to the Knowledge of Seller, threatened against Seller that relate to any Employee or Former Employee or applicant for employment or Seller's labor or employment practices except to the extent the same would not have a Material Adverse Effect, including those for: (i) wages, salaries, commissions, bonuses, vacation pay, severance or termination pay, sick pay or other compensation; (ii) employee benefits; (iii) alleged unlawful, unfair, wrongful or discriminatory employment or labor practices; (iv) alleged breach of contract or other claim arising under a collective bargaining agreement, other labor contract or individual agreement, or any other employment covenant whether express or implied; (v) alleged violation of any statute, ordinance, contract or regulation relating to meal or rest breaks, employee classification, minimum wages, maximum hours of work, overtime or any other laws regarding hours of work or payment of wages or compensation; (vi) alleged violation of occupational safety and health standards; or (vii) alleged violation of plant closing and mass layoff, immigration, recordkeeping, workers' compensation, disability, unemployment compensation, whistleblower laws or other labor or employment laws.

          (e)   Except where non-compliance would not have a Material Adverse Effect or except as set forth on Schedule 5.15(e) of the Disclosure Schedules, Seller is in, and has been since January 1, 2008, in material compliance with all applicable laws and regulations regarding labor and employment practices and policies, including those regarding: (i) wages, salaries, commissions, overtime, bonuses, vacation pay, severance or termination pay, sick pay or other compensation; (ii) employee benefits; (iii) unlawful, unfair, wrongful or discriminatory employment or labor practices; (iv) breach of contract or other claim arising under a collective bargaining agreement, other labor contract or individual agreement, or any other employment covenant whether express or implied; (v) exercise of rights protected by the National Labor Relations Act of 1935 (as amended); (vi) meal and rest breaks, employee classification, minimum wages, maximum hours of work, overtime and any other laws regarding hours of work or the payment of wages or compensation; (vii) occupational safety and health standards; (viii) plant closing and mass layoff, immigration, recordkeeping, workers' compensation, disability, unemployment compensation, and whistleblowing; and (ix) employee leave requirements.

          (f)    Except as set forth on Schedule 5.15(f) of the Disclosure Schedules, there have not been any plant closings, mass layoffs, or other terminations of employees of Seller at any time which would create any obligations upon or liabilities for Seller under the WARN Act.

          (g)   Except as set forth on Schedule 5.15(g) of the Disclosure Schedules, all Employees are lawfully authorized to work in the United States for Seller in accordance with applicable immigration laws. Seller has taken all steps required by law to ensure that independent contractors are properly classified. Seller is in compliance in all material respects with all Laws relating to the documentation and record keeping of their employees' work authorization status.

          (h)   Except as set forth on Schedule 5.15(h) of the Disclosure Schedules, Seller is not subject to any settlement Contract, conciliation agreement, letter of commitment, deficiency letter or consent decree with any Employee or former employee or applicant for employment, labor union or other collective bargaining representative, or any Governmental Body or arbitrator relating to claims of unfair labor practices, employment discrimination or other claims with respect to labor and employment practices and policies, and no Governmental Body or arbitrator has issued an Order with respect to the labor and employment practices or policies of Seller which have any present Material Adverse Effect (or would reasonably be likely to have any future Material Adverse Effect) on Seller or the labor and employment practices and policies of Seller.

          (i)    Seller is not a party to any labor or collective bargaining agreement.

          (j)    Except as set forth on Schedule 5.15(j) of the Disclosure Schedules, there are no (i) strikes, work stoppages, work slowdowns or lockouts pending or, to the Knowledge of Seller, threatened against or involving Seller, or (ii) unfair labor practice charges, grievances or complaints pending or, to the Knowledge of Seller, threatened by or on behalf of any employee or group of employees of Seller, except in each case as would not have a Material Adverse Effect.

          (k)   Seller is in compliance in all material respects with all Workers' Compensation Laws, except as would not have a Material Adverse Effect. All pending claims against Seller under each Workers' Compensation Law are set forth on Schedule 5.15(k) of the Disclosure Schedules.

        5.16    Litigation.

          (a)   Except as set forth on Schedule 5.16(a) of the Disclosure Schedules, there is no pending Proceeding (i) that has been commenced by or against Seller or that otherwise relates to or that is reasonably likely to materially adversely affect the Business or Purchased Assets; (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, this Agreement or any of the contemplated transactions hereunder; or (ii) that is related to any of the Governmental Authorizations. No such Proceeding has been threatened in writing and to the Knowledge of Seller, no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. The Proceedings listed on Schedule 5.16(a) of the Disclosure Schedules will not have a Material Adverse Effect.

          (b)   Except as set forth on Schedule 5.16(b) of the Disclosure Schedules, there is no Order to which the Business or any of the Purchased Assets is subject or in respect of any Governmental Authorizations and to the Knowledge of Seller, no officer, manager, agent or employee of Seller is subject to any Order that prohibits such officer, manager, agent or employee from engaging in or continuing any conduct, activity or practice relating to the Business.

          (c)   Seller is, and at all times has been, in material compliance with all of the terms and requirements of each Order to which the Business, or any of the Purchased Assets, is or has been subject. To the Knowledge of Seller, no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a material violation of or material failure to comply with any term or requirement of any Order to which Seller or any of the assets owned or used by Seller is subject. Seller has not received any written notice from any Governmental Body or any other Person regarding any material actual, alleged, possible or potential violation of, or material failure to comply with, any term or requirement of any Order to which the Business or the Purchased Assets are subject.

          (d)   There are no existing Disputes between Seller and any Persons owning lands or realty adjoining any of the Owned Real Property or the Leased Real Property or, to the Knowledge of Seller, regarding adverse possession, the location of boundary lines, encroachments, water quality or quantity, flood damage, trespass, migration of Hazardous Materials, waste, transportation of materials, nuisances or any other similar matter.

        5.17    Compliance with Law; Governmental Authorizations.

          (a)   Except as set forth on Schedule 5.17(a) of the Disclosure Schedules:

              (i)  Seller is, and has been since January 1, 2008, in compliance in all material respects with each Law that is or was applicable to it or to the conduct or operation of its Business or the ownership, lease, license, or use of any of its Purchased Assets;

             (ii)  To the Knowledge of Seller, no event has occurred or circumstance exists that (with or without notice or lapse of time) that may constitute or result in a violation by Seller of, or a failure on the part of Seller to comply with any applicable Law, except for such violations or failures that would not, individually or in the aggregate, be reasonably likely to have Material Adverse Effect; and

            (iii)  Seller has not received any written notice from any Governmental Body or any other Person, which has not already been previously remedied, regarding any actual material violation of, or material failure to comply with, any Law.

          (b)   Schedule 5.17(b) of the Disclosure Schedules contains a complete and accurate list of each Governmental Authorization (including all Purchased Permits) that is held by Seller in respect of the Business or any of the Purchased Assets. Each Governmental Authorization listed or required to be listed on Schedule 5.17(b) of the Disclosure Schedules is valid in all material respects and in full force and effect. Except as set forth on Schedule 5.17(b) of the Disclosure Schedules:

              (i)  To the Knowledge of Seller, no event has occurred or circumstance exists that may (with or without notice or lapse of time or both) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed on Schedule 5.17(b) of the Disclosure Schedules, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Governmental Authorization listed or required to be listed on Schedule 5.17(b) of the Disclosure Schedules, except, in each case, as would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect.

             (ii)  Except as would not be material to the Business, all applications required to have been filed for the timely renewal of the Governmental Authorizations listed or required to be listed on Schedule 5.17(b) of the Disclosure Schedules have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings, payments and fees required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

            (iii)  The Governmental Authorizations listed on Schedule 5.17(b) of the Disclosure Schedules collectively constitute all of the Governmental Authorizations necessary to allow Seller to lawfully conduct and operate in all material respects the Business in the manner the Business was conducted and operated by Seller prior to the consummation of the transactions contemplated hereunder and to allow Seller in all material respects to own and use its Purchased Assets in the manner in which Seller owned and used the Purchased Assets prior to the consummation of the contemplated transactions.

        5.18    Environmental Matters.     Except as set forth on Schedule 5.18 of the Disclosure Schedules hereto and except in each case as would not have Material Adverse Effect:

          (a)   The Knowledge of Seller, Seller is, and has been since January 1, 2008, in compliance with, and has not been since January 1, 2008 and is not in violation of, and has not been held or found liable for any Damages by any Governmental Body under, any applicable Environmental Law. Seller has not received any actual or threatened citation, directive, written notice, Order, written demand, summons, or written inquiry, written warning or other written communication from (i) any Governmental Body or private citizen purporting to act in the public interest, or (ii) the current or prior owner of any adjoining properties to Seller's Owned Real Property or Leased Real Property, of or concerning any actual, potential or claimed violation of or failure to comply with any Environmental Law, or of or concerning any actual, threatened or claimed obligation to undertake or bear the cost of any Liabilities arising under Environmental Law with respect to any property, including but not limited to any waste disposal facility, from, to or at which Hazardous Materials were transported, generated, imported, processed, manufactured, treated, stored, handled, refined, used, transferred, disposed, discharged, Released, recycled or received by Seller or by any other Person for whose conduct Seller is, held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

          (b)   There are no pending or to the Knowledge of Seller, threatened, claims, or Liens (other than Permitted Liens) resulting from any Environmental, Health and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting (i) any of the Purchased Assets, or (ii) the Business.

          (c)   Seller has not received, any citation, written directive, written notice, Order, written demand, summons, or written warning or other written communication that relates to any alleged, actual or potential violation of or failure to comply with any Environmental Law with respect to (i) any of the Purchased Assets, (ii) the Business, or (iii) any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, processed, imported, used, owned, processed or possessed by Seller, or by any other Person for whose conduct Seller is held responsible, have been transported, whether for treatment, storage, disposal, recycling, reclamation or otherwise, including any claim against any state or federal underground storage tank cleanup response fund.

          (d)   To Seller's Knowledge, there has been no Release or Threat of Release of any Hazardous Materials at or from the Owned Real Property or Leased Real Property or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used or processed by Seller that is required to be remediated or otherwise addressed by Seller pursuant to applicable Environmental Law which Release or Threatened Release has not been remediated or otherwise addressed in compliance with the applicable Environmental Laws of the relevant Governmental Bodies with jurisdiction. To the Knowledge of Seller, documentation of such remediation or compliance, to the extent in the possession of Seller, has been made available to Purchaser pursuant to Section 5.18(e) hereof.

          (e)   To Seller's Knowledge, Seller has delivered, or made available, to Purchaser copies of all material reports, correspondence from Governmental Bodies, and the results of all material studies, analyses, tests and monitoring, possessed by Seller and (i) pertaining to the Release of Hazardous Materials in, on or under Seller's Owned Real Property or Leased Real Property, or (ii) concerning non-compliance by Seller, or any other Person for whose conduct Seller is responsible, with Environmental Laws.

          (f)    The representations and warranties contained in this Section 5.18 are the sole and exclusive representations and warranties of Seller pertaining or relating to any environmental, health or safety matters, including any arising under Environmental Laws.

        5.19    Insurance.     Schedule 5.19 of the Disclosure Schedules sets forth a true and complete list of all policies, binders or insurance contracts under which Seller or any of the Purchased Assets is currently insured (the "Insurance Policies") and has been insured for the three (3) years preceding the Effective Date. With respect to each Insurance Policy, Schedule 5.19 of the Disclosure Schedules sets forth a true and correct description of (a) the current scope of coverage, (b) the current limits of liability, (c) the current deductibles and other similar amounts, (d) the aggregate limits and available coverage (if less than the aggregate limits) as of the Effective Date and (e) the loss experience under each Insurance Policy for the three (3) years preceding the Effective Date and as valued within sixty (60) days of the Effective Date. The Insurance Policies of Seller are sufficient for compliance with all Legal Requirements applicable to Seller and Contracts to which Seller is a party or by which Seller is bound and otherwise provide a level of coverage that is customary in the industry in which Seller operates. Except as set forth on Schedule 5.19 of the Disclosure Schedules, (i) each of the Insurance Policies is in full force and effect and will continue in full force and effect until the consummation of the transactions contemplated hereunder, (ii) each Insurance Policy has been issued by an insurer with an A.M. Best rating of "A-IX" or better, and (iii) there has been no written notice of any cancellation or any threatened cancellation of any Insurance Policy. All premiums relating to the Assigned Insurance Policy have been paid in full, and on a timely basis, and the Assigned Insurance Policy is in full force and effect and will continue in full force and effect until the expiration of the stated term of coverage of such policy.

        5.20    Financial Advisors.     Except as set forth on Schedule 5.20 of the Disclosure Schedules, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for Seller in connection with the transactions contemplated by this Agreement and no such Person is entitled to any fee or commission or like payment in respect thereof.

        5.21    Customers and Suppliers.     Schedule 5.21 of the Disclosure Schedules contains a list of the top ten customers of Seller (determined on the basis of revenues) for the fiscal year ended December 31, 2011 and the nine-month period ended September 30, 2012 ("Material Customers") and a list of the top ten suppliers of Seller (determined on the basis of the cost to Seller of items or services purchased by Seller) for the fiscal year ended December 31, 2011 and the nine-month period ended September 30, 2012 ("Material Suppliers"). Since December 31, 2012, as of the Effective Date (i) Seller has not received any written notice from a Material Customer or Material Supplier that it will stop or materially decrease the rate of supplying or purchasing products to or from the Business from and after the Closing and (ii) to the Knowledge of Seller, none of the Material Customers or Material Suppliers has a current intention to suspend deliveries or to cancel, terminate or otherwise materially and adversely modify their business dealings with the Business.

        5.22    Relationships with Affiliates.     Except as set forth on Schedule 5.22 of the Disclosure Schedules, no Affiliate of Seller has, or since September 30, 2012, has had, any interest in any property (whether real, personal or mixed and whether tangible or intangible), used in or pertaining to the Business of Seller, including the Purchased Assets (other than ownership of equity securities of Seller). There have been no transactions, agreements, arrangements or understandings between Seller and

Affiliates of Seller that would be required to be disclosed under Item 404 under Regulation S-K under the Securities Exchange Act of 1934, as amended, and that has not been so disclosed.

        5.23    No Material Adverse Effect.     Since September 30, 2012, there has not been any Material Adverse Effect and no event has occurred or circumstance exists that is reasonably likely to result in such a Material Adverse Effect.

        5.24    No Other Representations or Warranties; Schedules.     EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE V (AS MODIFIED BY THE SCHEDULES HERETO), NEITHER SELLER NOR ANY OTHER PERSON MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO SELLER, THE BUSINESS, THE PURCHASED ASSETS, THE ASSUMED LIABILITIES OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND SELLER DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY SELLER, ANY AFFILIATE OF SELLER OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE V (AS MODIFIED BY THE SCHEDULES HERETO), SELLER (I) EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESSED OR IMPLIED, AT COMMON LAW, BY STATUTE, OR OTHERWISE, RELATING TO THE CONDITION OF THE PURCHASED ASSETS (INCLUDING ANY IMPLIED OR EXPRESSED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS) AND (II) HEREBY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, PROJECTION, FORECAST, STATEMENT, OR INFORMATION MADE, COMMUNICATED, OR FURNISHED (ORALLY OR IN WRITING) TO PURCHASER OR ITS AFFILIATES OR REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION, PROJECTION, OR ADVICE THAT MAY HAVE BEEN OR MAY BE PROVIDED TO PURCHASER BY ANY DIRECTOR, OFFICER, EMPLOYEE, AGENT, CONSULTANT, OR REPRESENTATIVE OF SELLER OR ANY OF THEIR AFFILIATES). SELLER MAKES NO REPRESENTATIONS OR WARRANTIES TO PURCHASER REGARDING THE PROBABLE SUCCESS OR PROFITABILITY OF THE BUSINESS. THE DISCLOSURE OF ANY MATTER OR ITEM IN ANY SCHEDULE HERETO SHALL NOT BE DEEMED TO CONSTITUTE AN ACKNOWLEDGMENT THAT ANY SUCH MATTER IS REQUIRED TO BE DISCLOSED.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF PURCHASER

        Purchaser hereby represents and warrants to Seller that as of the Effective Date and as of the Closing Date as follows:

        6.1    Organization and Good Standing.     Purchaser is a limited liability company duly organized, validly existing and in good standing under the Laws of Delaware and has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business.

        6.2    Authorization of Agreement.     Purchaser has full limited liability company power and authority to execute and deliver this Agreement and each Transfer Document. The execution, delivery and performance by Purchaser of this Agreement and each Transfer Document have been duly authorized by all necessary limited liability company action on behalf of Purchaser. This Agreement has been, and each Transfer Document will be at or prior to the Closing, duly executed and delivered by Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Transfer Document when so executed and delivered will constitute, the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at Law or in equity).

        6.3    Conflicts; Consents of Third Parties.

          (a)   Except as set forth on Schedule 6.3 of the Disclosure Schedules, none of the execution and delivery by Purchaser of this Agreement or the Transfer Documents, the consummation of the transactions contemplated hereby or thereby, or the compliance by Purchaser with any of the provisions hereof or thereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (i) the certificate of formation (or other organizational or governing documents) of Purchaser, (ii) any Contract to which Purchaser is a party or by which Purchaser or its properties or assets are bound, or (iii) any Order of any Governmental Body applicable to Purchaser or by which any of the properties or assets of Purchaser are bound or any applicable Law.

          (b)   No consent, waiver, approval or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Purchaser in connection with the execution and delivery of this Agreement, the compliance by Purchaser with any of the provisions hereof, the consummation of the transactions contemplated hereby, or for Purchaser to conduct the Business, except for such consents, waivers, approvals or authorizations the failure of which to obtain would not have a material adverse effect upon Purchaser's ability to consummate the transactions contemplated by this Agreement.

        6.4    Litigation.     There are no Proceedings pending or, to the knowledge of Purchaser, threatened against Purchaser, or to which Purchaser is otherwise a party before any Governmental Body, which, if adversely determined, would reasonably be expected to have a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement or to consummate the transactions hereby. Purchaser is not subject to any Order of any Governmental Body except to the extent the same would not reasonably be expected to have a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

        6.5    Financial Advisors.     Except as set forth on Schedule 6.5 of the Disclosure Schedules, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for Purchaser in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

        6.6    Financial Capability.     Purchaser (i) has, and will have at Closing, sufficient internal funds available to pay the Purchase Price and any expenses incurred by Purchaser in connection with the transactions contemplated by this Agreement, (ii) has the financial resources to perform its obligations hereunder, and (iii) has not incurred any obligation, commitment, restriction or Liability of any kind, which would impair or adversely affect such financial resources.

ARTICLE VII

COVENANTS

        7.1    Conduct of Seller's Business.     From and after the Effective Date and prior to the Closing, or the earlier termination of this Agreement in accordance with Article IX, except (i) as set forth on

Schedule 7.1 of the Disclosure Schedules, (ii) as otherwise contemplated by this Agreement or (iii) as Purchaser may otherwise consent to in writing, Seller will:

          (a)   conduct the Business only in the Ordinary Course of Business, and use commercially reasonable efforts to preserve intact the Purchased Assets, the Business, and related relationships with customers, suppliers and other third parties, which efforts shall include, but not be limited to, the timely hiring, consistent with Seller's past practices, of new employees who are reasonably qualified to fill any vacated positions, at Seller's typical compensation rates, to replace any employees whose employment by Seller has been terminated for any reason to the extent necessary to conduct Business in the Ordinary Course of Business;

          (b)   maintain the Purchased Assets in a manner that complies with all requirements of applicable Law and is consistent in all material respects with its Ordinary Course of Business;

          (c)   not incur, create or assume any Lien, other than Permitted Liens, with respect to any assets that would constitute Purchased Assets;

          (d)   not dispose of any assets outside of the Ordinary Course of Business that would constitute Purchased Assets having a value in excess of $25,000 in the aggregate;

          (e)   not undertake or commit to any capital expenditures in an amount in excess of $75,000 in the aggregate;

          (f)    not enter into any collective bargaining agreement with respect to any employee of the Business;

          (g)   not amend, except in the Ordinary Course of Business, any material term of, or waive any material right under, or terminate, or renew on any different terms any Material Contract; and not cease from complying with and enforcing the terms of the Material Contracts in a manner consistent in all material respects with the manner in which they are being complied with or enforced as of the Effective Date;

          (h)   not make any change in any method of accounting or accounting practice or policy used by Seller or the Business in the preparation of its financial statements, other than such changes as are required by GAAP or applicable Law;

          (i)    not amend or propose to amend its certificate of incorporation or bylaws (or similar organizational documents) or effect or become a party to any merger, consolidation, share exchange, business combination, recapitalization or similar transaction, except in accordance with the terms hereof;

          (j)    not acquire by merger, consolidation, or otherwise, or by purchasing all or a substantial portion of the assets of, or by purchasing all or a substantial equity or voting interest in, or by any other manner, any business or any Person or entity or division thereof;

          (k)   not take any action (or omit to take any action) if such action (or omission) would, or would be reasonably likely to result in any representation and warranty of Seller set forth in this Agreement becoming untrue in any material respect;

          (l)    not enter into any settlement or release with respect to any material Proceeding relating to the Business, unless such settlement or release contemplates only the payment of money without admission of wrongdoing or misconduct and results in an absolute release of the Business relating to such Proceeding; and

          (m)  not authorize any of, or commit, resolve or agree to take any of, the actions described in clauses (c)—(l) above.

        7.2    Confidentiality as to Seller's Confidential Information.     Purchaser acknowledges that the information provided to it in connection with this Agreement and the transactions contemplated hereby is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference. Effective upon, and only upon, the Closing Date, the Confidentiality Agreement shall terminate with respect to information relating solely to the Business or otherwise included in the Purchased Assets; provided, however, that Purchaser acknowledges that any and all other Confidential Information provided to it by Seller or its Representatives concerning Seller shall remain subject to the terms and conditions of the Confidentiality Agreement after the Closing Date.

        7.3    Noncompete; Nonsolicitation; Nondisparagement; Confidentiality.     In order to induce Purchaser to enter into the transactions contemplated hereby, Seller agrees to the provisions of this Section 7.3, as follows:

          (a)   During the period commencing on the Closing Date and ending on the fifth (5th) anniversary of the Closing Date, Seller agrees that it will not at any time during such period, directly or indirectly (except for Purchaser and/or its Affiliates and then only as authorized by Purchaser): (i) create, establish or form or obtain an ownership interest in, or assist any Person in creating, establishing or forming, a Person that is engaged in the Antibody and Assay Design Business (as defined below) within the Non-Compete Area (as defined below), or provide to any such Person any services (as a consultant or otherwise) similar to or of the same nature as the services provided by Purchaser or any Affiliate thereof or Seller; provided, however, that this restriction shall not prohibit Seller from owning less than three percent (3%) of the equity securities of any such Person that is a publicly traded company; or (ii) create, establish or form or obtain an ownership interest in, or assist any Person in creating, establishing or forming, a Person that owns an Antibody and Assay Design Business within the Non-Compete Area, or provide to any such Person any services (as a consultant or otherwise) similar to or of the same nature as the services provided by Purchaser, or any Affiliate, or by Seller; provided, however, that this restriction shall not prohibit Seller from owning less than three percent (3%) of the equity securities of any such Person that is a publicly traded company. For purposes hereof, the term "Antibody and Assay Design Business" means the design, development and production of antibodies and assays for the life sciences market; and the term "Non-Compete Area" means the area within the continental United States.

          (b)   During the period commencing on the Closing Date and ending on the second (2nd) anniversary of the Closing Date, Seller agrees that it will not during such period, and will cause each of its respective Controlled Affiliates not to, without the prior written consent of Purchaser, directly or indirectly, induce or attempt to induce any such employee or officer to leave his or her employment with Purchaser; provided, however, that nothing herein shall limit or restrict Seller's ability to hire any employee or officer who responds to a general solicitation by Seller.

          (c)   During the period commencing on the Closing Date and ending on the fifth (5th) anniversary of the Closing Date, Seller will not during such period, and will cause each of its respective Controlled Affiliates not to, without the prior written consent of Purchaser, directly or indirectly, for its own account or on behalf of any other Person, in any way solicit or intentionally interfere with, disrupt or attempt to disrupt, any relationships between Purchaser and any customers, subcontractors, suppliers, or other Persons with whom it deals.

          (d)   Purchaser and Seller each agree that at any time, it will not disparage the other or any manager, officer, director, member, equity holder, employee, consultant or agent of the other in their respective capacities as such.

          (e)   Seller shall maintain the confidentiality of (i) confidential or proprietary information, knowledge or data regarding Seller, including, but not limited to, any facts, information, know-how, processes, drawings, software, customer lists, pricing lists, accounts, financial dealings, transactions, intangibles, processes, plans, proposals or confidential matters relating solely to the Business or the Purchased Assets, or (ii) trade secrets regarding Seller; provided that this Section 7.3(e) shall not apply to information: (A) that becomes available to Seller after the Closing Date from a source other than Purchaser, Seller or any of their respective Representatives (and not as a result of a violation of a contractual restriction or fiduciary duty); or (B) that was or becomes generally available to the public (and not as a result of a violation of a contractual restriction or fiduciary duty). Notwithstanding the preceding sentence, Seller may, and may permit, disclosure of such information (v) to its Representatives; (w) in connection with any litigation concerning the rights and obligations of the parties to this Agreement; (x) in response to any judicial or administrative proceedings (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigation demand or similar process); (y) if required by a Governmental Body; or (z) to avoid violating any applicable Law; provided that Seller will, to the extent practicable, promptly notify Purchaser thereof and cooperate with Purchaser at Purchaser's reasonable request and cost if Purchaser should seek to obtain an Order that confidential treatment will be accorded to such information.

          (f)    Seller acknowledges and agrees that the restrictions set forth in this Section 7.3 are necessary to protect the legitimate business interests of Purchaser, including preservation of the goodwill that Seller is conveying hereunder. Seller further acknowledges that all of the restrictions in this Section 7.3 are reasonable in all respects, including duration, geographical limitation and scope of activity restricted and no greater than necessary to protect Purchaser's legitimate business interests. In the event that it is judicially determined that the restrictions set forth in this Section 7.3 are overly broad, such restrictions will be reformed to the extent necessary to make such restrictions reasonable. Seller agrees that each of the covenants contained in this Section 7.3 shall be construed as separate agreements independent of any other provision of this Agreement or of any other agreement between Seller and Purchaser. Seller agrees that the existence of any claim or cause of action by Seller against Purchaser or any other entity, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of the covenants and restrictions contained in this Section 7.3. Seller acknowledges that an actual breach, or threatened breach, by Seller of the provisions of this Section 7.3 shall cause irreparable harm to Purchaser, which harm may not be fully redressed by the payment of damages to Purchaser. Accordingly, Purchaser shall be entitled, in addition to any other right or remedy it may have at law or in equity, to seek an injunction enjoining or restraining Seller from any breach or threatened breach of this Section 7.3. Moreover, in the event of a breach by Seller of this Section 7.3, the term of this covenant will be extended by the period of the duration of such breach.

        7.4    Efforts.     During the period from the Effective Date to the Closing Date, each of Seller and Purchaser shall use its commercially reasonable efforts to cause the conditions set forth in Section 8.2 and Section 8.3, respectively, to be satisfied as soon as practicable and to cooperate in good faith to consummate the transactions contemplated hereby as soon as possible.

        7.5    Books and Records.     Seller acknowledges and agrees that, from and after the Closing, Purchaser will be entitled to originals or copies of all Books and Records. Seller will, on the Closing Date, deliver to Purchaser such originals or copies of all such Books and Records.

        7.6    Access and Investigation.     Prior to the Closing Date, and upon reasonable notice from Purchaser, Seller shall, and shall cause its Representatives to, (a) afford Purchaser and Purchaser's Representatives reasonable and free access (but with escort, if required by Seller), during regular business hours (and in a manner not disruptive to Seller's conduct of its businesses), to Seller, Seller's personnel, and the Purchased Assets (including the Purchased Contracts, the Owned Real Property, and the Leased Real Property), (b) furnish Purchaser with copies of all such Purchased Contracts as Purchaser may reasonably request, (c) furnish Purchaser with such additional financial, operating, and other relevant data and information as Purchaser may reasonably request, and (d) otherwise cooperate and assist, to the extent reasonably requested by Purchaser, with Purchaser's investigation of the Business, condition (financial or otherwise), assets, results of operations, or prospects of Seller. In addition, only after prior written approval by Seller (in Seller's reasonable discretion which shall not be unreasonably withheld, delayed, or conditioned), Purchaser shall have the right to have the Purchased Assets inspected by Purchaser's Representatives, at Purchaser's sole cost and expense, including the performance of subsurface or other non-intrusive testing of the Owned Real Property and the Leased Real Property.

        7.7    Preservation of and Access to Records.     Purchaser agrees that it shall preserve and keep the records held by it or its Affiliates relating to the Business for a period of five years from the Closing Date and shall make such records and personnel available to Seller as may be reasonably required by Seller in connection with, among other things, any insurance claims by, Proceedings or Tax audits against or governmental investigations of Seller or any of its Affiliates or in order to enable Seller or to comply with its obligations under this Agreement and each other agreement, document or instrument contemplated hereby or thereby. Such availability shall include reasonable access upon reasonable advance notice to Purchaser, subject to restrictions under applicable Law, to the Books and Records transferred to Purchaser to the extent necessary for the preparation of financial statements, regulatory filings or Tax Returns of Seller or its Affiliates in respect of periods ending on or prior to Closing, or in connection with any Proceedings during such five-year period. Seller shall be entitled, at its sole cost and expense, to make copies of the Books and Records to which they are entitled to access pursuant this Section 7.7. In the event Purchaser wishes to destroy such records after that time, Purchaser shall first give 45-days prior written notice to Seller and Seller shall have the right at its option and expense, upon prior written notice given to such party within that 45-day period, to take possession of the records within 75 days after the date of such notice.

        7.8    Notice of Breach.

          (a)   Prior to the Closing Date, Seller shall promptly provide notice to Purchaser of any breach of any representation or warranty of Seller or any fact or circumstance that, to the Knowledge of Seller, would or would reasonably be likely to cause or constitute a breach of any such representation or warranty had that representation or warranty been made as of the time of the occurrence of such fact or circumstance. Should any such breach relate to Seller's Disclosure Schedules, Seller shall promptly deliver to Purchaser a supplement to the Disclosure Schedules. No such notice or delivery will be deemed to have cured any breach of any representation or warranty or affect any right or remedy of Purchaser under this Agreement (including Purchaser's rights hereunder to indemnification).

          (b)   Prior to the Closing Date, Seller shall promptly provide notice to Purchaser of any breach of any covenant of Seller or any fact or circumstance that could make the satisfaction of any condition in Section 8.2 impossible. No such notice will be deemed to have cured any breach of any covenant or affect any right or remedy of Purchaser under this Agreement (including Purchaser's rights hereunder to indemnification).

        7.9    Risk of Loss.     In the event of a material loss to all or substantially all of the Purchased Assets prior to or on the Closing Date or condemnation of any of the Purchased Assets prior to or on the Closing Date such that the conditions in Section 8.2(d) is incapable of being satisfied, Purchaser shall be entitled, upon completion (if at all) of the transactions contemplated hereby in accordance with the terms and subject to the conditions hereof, to all insurance proceeds collectible by reason of such loss or damage and/or any funds received in connection with any such condemnation; provided, however, that Purchaser shall not be entitled to indemnification or reimbursement hereunder for any amount relating to any such loss to the extent Purchaser has already been actually compensated or reimbursed for such amount under any other provision of this Agreement (including, for the avoidance of doubt, this Section 7.9), it being the intent of the parties that Purchaser not have any right hereunder to recover such amount more than once.

        7.10    Publicity.     Neither Seller nor Purchaser shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other party hereto, which approval will not be unreasonably withheld or delayed, unless, in the reasonable judgment of Purchaser or Seller, as applicable, disclosure is otherwise required by applicable Law by the terms of this Agreement or by the applicable rules of any stock exchange on which Purchaser or Seller lists securities, provided that, to the extent required by applicable Law, the party intending to make such release shall use its reasonable efforts consistent with such applicable Law to consult with the other party with respect to the timing and content thereof.

        7.11    Tradename.

          (a)   As soon as reasonably practicable (and, in any event, within 30 days after the Closing), Seller shall, and shall cause its Affiliates to, cease to use any written materials, including labels, packing materials, letterhead, advertising materials and forms, in each case which include the words "SDIX" (or any reasonably similar phrase or abbreviation thereof) and, accordingly, Purchaser hereby consents to the use by Seller and its Affiliates of the words "SDIX" (or any reasonably similar phrase or abbreviation thereof) on such written materials for such 30-day (or shorter) period. Seller acknowledges and agrees that, after the Closing, it and its respective Affiliates shall not have the right to use the word "SDIX" (or any reasonably similar phrase or abbreviation thereof) other than to identify the Purchaser's Business in a lawful manner.

          (b)   As soon as reasonably practicable (and, in any event, within 60 days after the Closing), Seller shall change and shall cause (and shall continue after the Closing to cause) any of its Affiliates to change Seller's and its Affiliates' assumed names, ticker symbol or other "doing business as" names that includes the word "SDIX" to names that do not include the word "SDIX" or any other name or abbreviation that is reasonably likely to be confused with "SDIX".

          (c)   Seller shall amend its Organizational Documents and take all other actions necessary to change its name to one sufficiently dissimilar to "Strategic Diagnostics, Inc."

        7.12    Preparation of the Proxy Statement; Stockholder Meeting.

          (a)   Seller shall prepare and file with the SEC a proxy statement (as amended or supplemented from time to time, the "Proxy Statement") to be sent to the stockholders of Seller in connection with the meeting of the stockholders of Seller to approve and adopt this Agreement and the transactions contemplated hereby (the "Seller Stockholders Meeting") as promptly as practicable following the Effective Date. In furtherance of the foregoing, Purchaser shall provide to Seller any information regarding Purchaser required for inclusion in the Proxy Statement as Seller may reasonably request. Seller shall thereafter use commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement and to cause the Proxy Statement to be mailed as promptly as practicable after the Proxy Statement is cleared by the SEC (or following such time as the SEC may advise that it will not review and/or provide comments with respect to the Proxy Statement). Seller shall keep Purchaser reasonably informed of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Purchaser with copies of all correspondence between Seller and its Representatives, on the one hand, and the SEC and its staff, on the other hand relating to the Proxy Statement or the transactions contemplated by this Agreement. In the event that Seller receives any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement, Purchaser shall provide to Seller upon a reasonable request made by Seller, any information regarding Purchaser that is required for inclusion in the response of Seller to such comments or such request.

          (b)   Seller shall (i) as soon as practicable following the date on which the Proxy Statement is cleared by the SEC (or following the date upon which the SEC advises that it will not review and/or provide comments with respect to the Proxy Statement), establish a record date for and duly call the Seller Stockholders Meeting, (ii) duly give notice of the Seller Stockholders Meeting and convene and hold the Seller Stockholders Meeting as soon as practicable (and shall not change such record date without the prior written consent of Purchaser, not to be unreasonably withheld), and (iii) use commercially reasonable efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and take all such other action reasonably necessary or advisable to secure such approval. Seller may adjourn or postpone the Seller Stockholders Meeting to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the stockholders of Seller or, if as of the time for which the Seller Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of capital stock represented (either in person and/or by proxy) to constitute a quorum necessary to conduct business at such meeting. Seller shall, through its board of directors (the "Board"), recommend to its stockholders that such stockholders vote in favor of and adopt and approve this Agreement and the transactions contemplated hereby at the Seller Stockholders Meeting, and the Proxy Statement shall include a statement to the effect that the Board has recommended that the stockholders of Seller vote in favor of and adopt and approve this Agreement and the transactions contemplated hereby at the Seller Stockholders Meeting (the "Seller Board Recommendation"). Upon termination of this Agreement by Seller pursuant to Section 9.1(a)(vi), and payment of the Termination Fee to Purchaser in accordance with such section and Section 9.3(a), the obligations of Seller under this Section 7.12 shall terminate immediately. Subject to Section 7.13, neither Seller nor the Board shall (i) withdraw or modify the Seller Board Recommendation in a manner adverse to Purchaser, fail to reaffirm, without qualification, the Seller Board Recommendation, or fail to state publicly, without qualification, that this Agreement and the transactions contemplated hereby are in the best interests of Seller, within five Business Days after Purchaser reasonably requests in writing that such action be taken, (ii) fail to announce publicly, within 10 Business Days after a tender offer or exchange offer relating to the securities of Seller shall have been commenced, that the Board recommends rejection of such tender offer or exchange offer, (iii) fail to issue, within 10 Business Days after an Acquisition Proposal is publicly announced, a press release announcing its opposition to such Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal, or (v) resolve or propose to take any action described in clauses (i) through (iv) of this sentence.

        7.13    No Solicitation of Transactions; Change of Seller Board Recommendation.

          (a)   Subject to Section 7.13(b), from and after the Effective Date until the Closing or, if earlier, the termination of this Agreement in accordance with Article IX, Seller shall not, and shall instruct its Representatives not to, directly or indirectly, (i) initiate, solicit, encourage, induce, or facilitate the making, submission, or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any non-public information regarding Seller, the Business, or the Purchased Assets to any Person in connection with, or in response to, an Acquisition Proposal or an inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal, (iii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information for the purpose of facilitating or that could reasonably be expected to lead to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal, or (v) enter into any letter of intent or similar document or any contract contemplating or otherwise relating to any Acquisition Proposal. Seller shall, and shall direct its Representatives to, cease and cause to be terminated any discussion or negotiation with any Persons conducted prior to the Effective Date by the Seller or any of its Representatives with respect to any Acquisition Proposal. Notwithstanding anything to the contrary herein, Seller may refer any third party to this Section 7.13.

          (b)   Notwithstanding anything to the contrary contained in Section 7.13(a), if, at any time following the Effective Date and prior to Seller securing the Required Stockholder Vote, (i) Seller has received a bona fide written Acquisition Proposal from a third party that did not result from a material breach of this Section 7.13 and (ii) Seller's Board or any committee thereof determines in good faith, after consultation with its financial advisors or outside counsel, that such Acquisition Proposal constitutes or may lead to a Superior Proposal, then Seller may, subject to compliance with this Section 7.13(b) and Section 7.13(c), (A) furnish information with respect to Seller to such Person making such Acquisition Proposal and its Representatives and (B) participate in discussions or negotiations (including the solicitation of any revised Acquisition Proposals) with such Person making such Acquisition Proposal and its Representatives regarding the terms of such Acquisition Proposal or otherwise take any other action designed to, or that would knowingly facilitate the making of such Acquisition Proposal; provided that, (1) neither Seller nor any Representative of Seller shall have violated in any material respect any of the restrictions set forth in this Section 7.13, (2) Seller's Board concludes in good faith, after having taken into account the advice of its outside legal counsel, that such action is required in order for Seller's Board to comply with its fiduciary obligations to Seller's stockholders under applicable law, (3) at least two Business Days prior to furnishing any such nonpublic information to, or entering into discussions with, such Person, Seller gives Purchaser written notice of Seller's intention to furnish nonpublic information to, or enter into discussions with, such Person, and Seller receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person by or on behalf of Seller and containing "standstill" provisions reasonably satisfactory to Purchaser, and (4) at least two business days prior to furnishing any such nonpublic information to such Person, Seller furnishes such nonpublic information to Purchaser (to the extent such nonpublic information has not been previously furnished by Seller to Purchaser). Without limiting the generality of the foregoing, Seller acknowledges and agrees that any violation of or the taking of any action inconsistent in any material respect with any of the restrictions set forth in the preceding sentence by any Representative of Seller, whether or not such Representative is purporting to act on behalf of Seller, shall be deemed to constitute a breach of this Section 7.13 by Seller.

          (c)   Seller shall promptly (and in no event later than 24 hours after receipt of any Acquisition Proposal, any inquiry or indication of interest that Seller reasonably believes could lead to an Acquisition Proposal or any request for nonpublic information) notify Purchaser if Seller receives any written Acquisition Proposal, any inquiry or indication of interest that Seller reasonably believes could lead to an Acquisition Proposal or any request for nonpublic information relating to Seller or the Business (including a reasonably detailed summary of the terms thereof), and shall keep Purchaser fully informed of the status of any such Acquisition Proposal, inquiry, indication of interest or request and any modification or proposed modification thereto.

          (d)   Seller agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, "standstill" or similar agreement to which Seller is a party, and will use its commercially reasonable efforts to enforce or cause to be enforced each such agreement at the request of Purchaser. Seller also will promptly request each Person that has executed a confidentiality agreement within 12 months prior to the Effective Date, in connection with its consideration of a possible acquisition transaction or equity investment, to return all confidential information heretofore furnished to such Person by or on behalf of Seller or certify in writing as Destroyed, within sixty (60) days of receipt of Seller's request, all tangible items containing any of Seller's confidential information that are held by that Person or its employees, agents or contractors. "Destroy/Destroyed" means, with respect to the subject confidential information, destruction of such information through shredding, pulverizing, burning, destruction or erasure (in the case of electronic media), or other methods such that it cannot practicably be read or reconstructed.

          (e)   Except as set forth in this Section 7.13, neither Seller's Board nor any committee thereof shall (i) approve, recommend, or declare advisable or publicly propose to approve, recommend, or declare advisable any Acquisition Proposal, or any inquiry or proposal that would reasonably be expected to lead to an Acquisition Proposal, or the abandonment, termination or failure to consummate the transactions contemplated by this Agreement, or (ii) withdraw or modify, in a manner adverse to Purchaser, or publicly propose to withdraw or modify, in a manner adverse to Purchaser, the Seller Board Recommendation (any action set forth in the foregoing clauses (i) or (ii), a "Change of Seller Board Recommendation").

          (f)    Notwithstanding anything to the contrary contained in Section 7.13(e), at any time prior to obtaining the Required Stockholder Vote, Seller's Board or any committee thereof may make a Change of Seller Board Recommendation if (i) after the Effective Date, an unsolicited, bona fide, written offer or to effect a transaction of the type referred to in the definition of the term "Superior Proposal" made to Seller and is not withdrawn; (ii) such unsolicited, bona fide, written offer was not obtained or made as a direct or indirect result of a breach in any material respect of (or any action materially inconsistent with) this Agreement, the Confidentiality Agreement or any "standstill" or similar agreement under which Seller has any rights or obligations; (iii) at least two Business Days prior to any meeting of Seller's Board at which Seller's Board will consider and determine whether such offer is a Superior Proposal, Seller provides Purchaser with a written notice specifying the date and time of such meeting, the reasons for holding such meeting, the terms and conditions of the offer that is the basis of the potential action by Seller's Board (including a copy of any draft definitive agreement reflecting the offer) and the identity of the Person making the offer; (iv) Seller's Board determines in good faith, after obtaining and taking into account the advice of an independent financial advisor, that such offer constitutes a Superior Proposal; (v) Seller's Board does not effect, or cause Seller to effect, a Change of Seller Board Recommendation at any time within two Business Days after Purchaser receives written notice from Seller confirming that Seller's Board has determined that such offer is a Superior Proposal; (vi) during such two Business Day period, if requested by Purchaser, Seller engages in good faith negotiations with Purchaser to amend this Agreement in such a manner that, following such amendment(s), the offer that was determined to constitute a Superior Proposal no longer constitutes a Superior Proposal; (vii) at the end of such two Business Day period, such offer has not been withdrawn and continues to constitute a Superior Proposal (taking into account any changes to the terms of this Agreement proposed by Purchaser as a result of the negotiations required by clause (vi) or otherwise); and (viii) Seller's Board or any committee thereof determines in good faith, after consultation with its financial advisors and outside counsel, that the failure to do so would be inconsistent with its fiduciary duties under applicable Law.

          (g)   Nothing contained in this Section 7.13 shall prohibit Seller or Seller's Board or any committee thereof from (i) disclosing to the stockholders of Seller a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, provided that this clause (i) shall not be deemed to permit Seller's Board to make a Change in Seller Board Recommendation or take any of the actions referred to in the last sentence of Section 7.12(b), except to the extent permitted by Section 7.13(f) or (ii) making any disclosure to the stockholders of Seller if Seller's Board or any committee thereof determines in good faith, after consultation with outside counsel, that the failure to make such disclosure would be inconsistent with applicable Law.

          (h)   Seller shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal.

        7.14    Employees.

          (a)   No fewer than ten (10) Business Days prior to the Closing Date, Purchaser shall offer employment to all Employees (other than the Employees listed or holding the job titles listed on Schedule 7.14(a), hereinafter referred to as the "Excluded Employees"), including Employees who are absent due to vacation, sick leave, family leave, short-term disability or any other approved leave or absence, on such terms and conditions as described in this Agreement, such employment to be contingent upon and effective immediately following the Closing. Such offer of employment by Purchaser shall be bona fide, which Purchaser shall have no current intention to change, on an at-will basis on terms and conditions as Purchaser, in its sole discretion, shall determine; provided, however, that such offer shall be (i) at a level of compensation (including, base salary and bonus) at least equal to the level of compensation then in effect for Employee, (ii) at a position in which Employee's authority, duties and responsibilities are not materially less than those then in effect and (iii) at a principal office location not more than fifty (50) miles from such Employee's principal office location as then in effect. Purchaser has the option to offer Excluded Employees employment if it so chooses, but it is not obligated to. In no event shall the number of Excluded Employees exceed the fifteen (15) individuals, as identified on Schedule 7.14(a). The Employees who accept Purchaser's offer of employment and commence employment with Purchaser shall be referred to, collectively, as "Transferred Employees".

          (b)   On the date of the Closing, effective immediately before the Closing, Seller will terminate the employment of all Transferred Employees.

          (c)   Except as otherwise provided in Section 7.14(d) below, it is understood and agreed that any offer of employment made by Purchaser to employees of Seller (employees receiving such offers, the "Hired Employees") shall not constitute any commitment, contract or understanding (expressed or implied) of any obligation on the part of Purchaser or its Affiliates to a post-Closing employment relationship of any fixed term or duration or upon any terms or conditions other than those that Purchaser may establish pursuant to individual written agreements or written offers of employment. Nothing in this Agreement shall be deemed to prevent or restrict in any way the right of Purchaser and its Affiliates to terminate, reassign, promote or demote any of the Hired Employees after the Closing or to change adversely or favorably the title, powers, duties, responsibilities, functions, locations, salaries, other compensation or terms or conditions of employment of such Hired Employees.

          (d)   As of the Closing Date, Purchaser or its Affiliates shall assume each agreement listed on Schedule 7.14(d), including each Retention and Severance Agreement (collectively, the "Retention and Severance Agreements"), and the obligations and liabilities provided thereunder, provided that the applicable employee to which such Retention and Severance Agreement applies (i) shall have executed and delivered an agreement (in each case, a "Clarification Agreement") in form and substance reasonably satisfactory to Purchaser that amends and clarifies certain provisions in such employee's original Retention and Severance Agreement and (ii) such employee accepts "Comparable Employment" (as defined in the applicable Clarification Agreement) with Purchaser in accordance with Section 7.14(a) above for the period starting immediately after the Closing.

          (e)   Seller shall be solely responsible for (and each of the following shall be deemed to be Excluded Liabilities for purposes of this Agreement): (i) the payment of all wages and other compensation (including commissions, bonuses and incentive compensation) due or which may become due to any of their respective employees (including the Hired Employees) as a result of the work performed for Seller through the close of business on the Closing Date, including a pro-rata portion of any accrued but unpaid/unused compensation which does not accrue (either in full or in part) and/or is not payable until after the Closing; and (ii) the payment of any termination or severance payments arising prior to or as of the Closing Date.

          (f)    Seller shall retain all Liability for all vacation and paid time off accrued by Hired Employees for the 2012 calendar year, including any amounts that were accrued for the 2012 calendar year which such Hired Employees were permitted to carry over to the 2013 calendar year pursuant to Seller's vacation and paid time off policies and for the period beginning January 1, 2013 through the Effective Date, and in each case, not used prior to Closing Date. Purchaser or its Affiliates shall recognize and assume all Liability for, and shall credit each Hired Employee for, all vacation and paid time off accrued by Hired Employees for the period beginning on the Effective Date through the Closing Date (excluding any amounts that were accrued for the 2012 calendar year which such Hired Employees were permitted to carry over to the 2013 calendar year pursuant to Seller's vacation and paid time off policies).

          (g)   The Purchaser and the Seller hereby acknowledge and agree that the transactions contemplated by this Agreement will result in "relevant transfers" in the UK within the meaning of the Transfer of Undertakings (Protection of Employment) Regulations 2006 ("TUPE"). The Purchaser shall use all reasonable endeavors to comply with its obligations under TUPE and to assist the Seller with complying with its obligations under TUPE, including, but not limited to, the Purchaser and the Seller's respective obligations under Regulation 13 of TUPE (duty to inform and consult representatives).

        7.15    Tax Matters.

          (a)    Tax Cooperation.    Seller and Purchaser shall furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Business (including access to Books and Records as well as the timely provision of powers of attorney or similar authorizations) as is reasonably necessary for the filing of all Tax Returns, the making of any election related to Taxes, the preparation for any audit by any Taxing Authority, and the prosecution or defense of any audit, proposed adjustment or deficiency, assessment, claim, suit or other proceeding relating to any Taxes or Tax Return. Seller and Purchaser shall cooperate with each other in the conduct of any audit or other proceeding related to Taxes and all other Tax matters relating to the Business.

          (b)    Payment of Sales, Use or Similar Taxes; Income Taxes.    Purchaser and Seller shall each pay 50% of all sales Taxes applicable to the Purchased Assets and for all other applicable sales, use, stamp, documentary, filing, recording, transfer or similar fees or Taxes or governmental charges (including real property transfer Taxes, UCC-3 filing fees, real estate and motor vehicle registration, title recording or filing fees and other amounts payable in respect of transfer filings) in connection with the transactions contemplated by this Agreement (other than Taxes measured by or with respect to income imposed on Seller or its Affiliates) ("Transfer Taxes"). Purchaser and Seller shall each pay 50% of all such Transfer Taxes when due, and file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes and, if required by applicable Law, the Parties will, and will cause their Affiliates to, join the execution of any such Tax Returns and other documentation. Without duplication of any other rights to recovery provided for in this Agreement, Seller shall pay all income (or similar) Taxes, if any, incurred as a result of the transactions contemplated hereby, regardless of the party on which such Taxes are imposed by Law and shall timely file (or cause to be filed) all Tax Returns with respect to such Taxes.

          (c)    Proration.    All real property Taxes, personal property Taxes, or ad valorem obligations and similar recurring Taxes and fees on the Purchased Assets for Taxable periods beginning on or before, and ending after, the Closing Date, shall be prorated between Purchaser, on the one hand, and Seller, on the other hand, as of the close of business on the Closing Date on a daily basis. Without duplication of any other rights to recovery provided for in this Agreement, Seller shall be responsible for all such Taxes and fees on the Purchased Assets accruing under such daily proration methodology during any period up to and including the Closing Date. Purchaser shall be responsible for all such Taxes and fees with respect to the Purchased Assets accruing during any period beginning after the Closing Date. With respect to Taxes described in this Section 7.15(c), Seller shall timely file all Tax Returns due before the Closing Date with respect to such Taxes and Purchaser shall prepare and timely file all Tax Returns due on or after the Closing Date with respect to such Taxes. If one Party remits to the appropriate Taxing Authority payment for Taxes, which are subject to proration under this Section 7.15(c) and such payment includes the other Party's share of such Taxes, such other Party shall promptly reimburse the remitting party for its share of such Taxes.

          7.16    Purchaser's Name.    In the event this Agreement is terminated in accordance with Section 9.1, (a) as promptly as practicable (but in any event no later than five days following such termination), Purchaser shall amend its organizational documents and take all other actions necessary to change its name to one sufficiently dissimilar to "SDIX, LLC" (it being understood that such name shall not include the word "SDIX") and (b) as soon as reasonably practicable (and, in any event, within 10 days following the date of such termination), Purchaser shall, and shall cause its Affiliates to, cease to use any written materials, including labels, packing materials, letterhead, advertising materials and forms, in each case which include the words "SDIX" (or any reasonably similar phrase or abbreviation thereof) and, accordingly, Seller hereby consents to the use by Purchaser and its Affiliates of the words "SDIX" (or any reasonably similar phrase or abbreviation thereof) on such written materials for such 10-day (or shorter) period. Purchaser acknowledges and agrees that, in the event this Agreement is terminated in accordance with Section 9.1, it and its respective Affiliates shall not have the right to use the word "SDIX" (or any reasonably similar phrase or abbreviation thereof) other than to identify the Seller's Business in a lawful manner.

          7.17    Insurance Matters.    From and after the Closing for a period of three years, Purchaser shall use commercially reasonable efforts to maintain the Assigned Insurance Policy in accordance with its terms, including with respect to maintaining the policy limits at a minimum at the limits in place as of the Closing. Notwithstanding the foregoing, if such Assigned Insurance Policy gets renewed in the form of a new insurance policy of Purchaser (or encompassed within an existing policy of Purchaser), such renewed policy shall be deemed to be the "Assigned Insurance Policy" for purposes hereof. In addition, Purchaser shall make claims under, and use commercially reasonable efforts to seek reimbursement for coverage, under the Assigned Insurance Policy in respect of any Liabilities described in Section 2.3(e); provided, however, that if Purchaser is unsuccessful in obtaining all or any such reimbursement despite Purchaser's commercially reasonable efforts, Purchaser shall have no obligation to dispute or pursue claims and in any case shall have no obligation at any time to initiate or continue any lawsuit or other action or proceeding for such purpose. In addition, to the extent that Purchaser is denied coverage up to the amounts sought, Purchaser grants and shall assign Seller the right (at Seller's sole cost and expense, which costs and expenses will be reimbursed with any proceeds received from the insurer) to dispute and pursue claims directly with the insurer in order to maximize recovery in respect of any such Liabilities.

ARTICLE VIII

CONDITIONS PRECEDENT

          8.1    Condition to the Obligations of Purchaser and Seller.    The obligations of Purchaser and Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment or satisfaction of the following conditions:

            (a)   No Governmental Body of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law, injunction or other Order having the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting consummation of the transactions contemplated by this Agreement.

            (b)   No action or proceeding shall be pending or threatened seeking to restrain or prohibit, or to obtain damages or other relief in connection with, this Agreement and/or the consummation of the transactions contemplated hereby.

            (c)   Seller shall have obtained the Required Stockholder Vote.

          8.2    Conditions Applicable to Purchaser.    The obligations of Purchaser under this Agreement to consummate the transactions contemplated by this Agreement are subject to the fulfillment or satisfaction (or waiver at its discretion), on or prior to Closing, of the following conditions:

            (a)   The representations and warranties of Seller contained in this Agreement shall be true and correct on the Effective Date, and shall also be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, except (i) to the extent such representations and warranties speak as of an earlier date and (ii) where the failure of such representations and warranties to be so true and correct has not had, and would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect.

            (b)   All the terms, covenants and conditions of this Agreement to be complied with or performed by Seller on or before the Closing Date shall have been complied with or performed in all material respects.

            (c)   Neither the consummation nor the performance of any of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of, or cause Purchaser to suffer any adverse consequence under, any applicable Law.

            (d)   Since the Effective Date, there shall have been no Material Adverse Effect.

            (e)   Seller shall have delivered all of the deliverables required under Section 4.2(a).

          8.3    Conditions Applicable to Seller.    The obligations of Seller under this Agreement to consummate the transactions contemplated by this Agreement are subject to the fulfillment or satisfaction (or waiver at its discretion), on or prior to at Closing, of the following conditions:

            (a)   The representations and warranties of Purchaser contained in this Agreement shall be true and correct on the Effective Date, and shall also be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, except (i) to the extent such representations and warranties speak as of an earlier date and (ii) where the failure of such representations and warranties to be so true and correct did not, and would not reasonably be likely to, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement or have a material adverse effect on the ability of Purchaser to consummate the transactions contemplated by this Agreement.

            (b)   All the terms, covenants and conditions of this Agreement to be complied with and performed by Purchaser on or before the Closing Date shall have been fully complied with and performed in all material respects.

            (c)   Neither the consummation nor the performance of any of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of, or cause Seller to suffer any adverse consequence under, any applicable Law.

            (d)   Purchaser shall have delivered all of the deliverables required under Section 4.2(b).

ARTICLE IX

TERMINATION

        9.1    Termination.

          (a)   This Agreement may be terminated at any time prior to the Closing (whether before or after adoption of this Agreement by Seller's stockholders):

              (i)  by mutual written consent of Purchaser and Seller;

             (ii)  by Seller or Purchaser if the Closing does not occur on or before August 31, 2013 (the "End Date"); provided that the right to terminate this Agreement under this clause (ii) shall not be available to any party whose breach of a representation, warranty, covenant or agreement under this Agreement has been the proximate cause of or resulted in the failure of the Closing to occur on or before such date;

            (iii)  by Purchaser or Seller if (i) a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable Order, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby, or (ii) a Law or Order shall be in effect that makes consummation of such contemplated transactions illegal or otherwise prohibits or prevents the consummation of such transactions;

            (iv)  by Purchaser or Seller if (i) the Seller Stockholder Meeting (including any adjournments thereof) shall have been held and completed and (ii) this Agreement shall not have been adopted at such meeting by the Required Stockholder Vote; provided, however, that a party hereto shall not be permitted to terminate this Agreement pursuant to this Section 9.1(a)(iv) if the failure to obtain the Required Stockholder Vote is attributable to a failure on the part of such party to perform any material obligation required to be performed by such party;

             (v)  by Purchaser (at any time prior to the adoption of this Agreement by the Required Stockholder Vote) if (i) Seller's Board shall have failed to recommend that Seller's stockholders vote to adopt this Agreement, (ii) there shall have occurred a Change of Seller Board Recommendation, (iii) Seller's Board shall have approved, endorsed or recommended any Acquisition Proposal, (iv) Seller shall have failed to include the Seller Board Recommendation in the Proxy Statement, (v) Seller or any Representative of Seller, shall have, in any material respect, violated, breached or taken any action inconsistent with any of the provisions set forth in Section 7.12 or Section 7.13, or (vi) Seller's Board or any committee thereof shall have resolved or proposed to take any action described in clauses (i) through (v) of this sentence;

            (vi)  by Seller, prior to obtaining the Required Stockholder Vote, in order to enter into a definitive agreement to effect a transaction contemplated by a Superior Proposal immediately following a Change of Seller Board Recommendation by the Seller Board in accordance with Section 7.13(f) in response such Superior Proposal, provided that Seller may only terminate the Agreement pursuant to this Section 9.1(a)(vi) if it pays to Purchaser the Termination Fee prior to or simultaneously with such termination;

           (vii)  by Purchaser (i) if (A) any of Seller's representations and warranties become inaccurate in any material respect as of a date subsequent to the Effective Date (as if made on such subsequent date), such that the condition set forth in Section 8.2(a) would not be satisfied if the condition were then being tested, and (B) such inaccuracy, if capable of cure, cannot, in Purchaser's reasonable judgment, be cured by the End Date, or (ii) if (A) any of Seller's covenants contained in this Agreement shall have been breached in any material respect, such that the condition set forth in Section 8.2(b) would not be satisfied, and (B) such breach, if capable of cure, cannot, in Purchaser's reasonable judgment, be cured by the End Date;

          (viii)  by Seller (i) if (A) any of Purchaser's representations and warranties shall have become inaccurate in any material respect as of a date subsequent to the Effective Date (as if made on such subsequent date), such that the condition set forth in Section 8.3(a) would not be satisfied if the condition were then being tested, and (B) such inaccuracy, if capable of cure, cannot, in Seller's reasonable judgment, be cured by the End Date, or (ii) if (A) any of Purchaser's covenants contained in this Agreement shall have been breached in any material respect such that the condition set forth in Section 8.3(b) would not be satisfied, and (B) such breach, if capable of cure, cannot, in Seller's reasonable judgment, be cured by the End Date; or

            (ix)  by Purchaser if, since the Effective Date, there shall have been a Material Adverse Effect.

          (b)   The party desiring to terminate this Agreement pursuant to any of clauses (ii) through (viii) of Section 9.1(a) shall give written notice of such termination to the other party hereto.

        9.2    Effect of Termination.     In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect; provided that (a) the provisions of Section 7.2 (Confidentiality), Section 7.10 (Publicity), Section 7.16 (Purchaser's Name), this Section 9.2 (Effect of Termination), Section 9.3 (Remedies; Termination Fee), and Article XI (Miscellaneous) of this Agreement shall remain in full force and effect and survive any termination of this Agreement and (b) the termination of this Agreement shall not relieve any party hereto from any liability for fraud.

        9.3    Remedies; Termination Fee.

          (a)   Any Party terminating this Agreement pursuant to Section 9.1 shall have the right to seek recovery of damages sustained by such party as a result of any willful breach by the other party of any representation, warranty, covenant or agreement contained in this Agreement or fraudulent or willful misrepresentation; provided, however, that the party seeking such relief is not in breach of any representation, warranty, covenant or agreement contained in this Agreement under circumstances which would have permitted the other party to terminate the Agreement under Section 9.1; provided, further, that Seller agrees to pay Purchaser (or its designee) an amount equal to $480,000 (the "Termination Fee") if this Agreement is terminated:

              (i)  by Purchaser pursuant to Section 9.1(a)(v) or by Seller pursuant to Section 9.1(a)(vi);

             (ii)  by Purchaser or Seller pursuant to Section 9.1(a)(ii) and, on or before the date of any such termination (x) an Acquisition Proposal shall have been announced, disclosed or otherwise communicated to Seller's Board, and (y) a definitive agreement is entered into by

    Seller with respect to the transaction contemplated by such Acquisition Proposal or such a transaction is consummated within twelve (12) months of such termination of the Agreement;

            (iii)  by Purchaser or Seller pursuant to Section 9.1(a)(iv) and on or before the date of the adoption of this Agreement by the Required Stockholder Vote (x) an Acquisition Proposal shall have been announced, disclosed or otherwise communicated to Seller's Board, and (y) a definitive Agreement is entered into by Seller with respect to the transaction contemplated by such Acquisition Proposal or such a transaction is consummated within twelve (12) months of such termination of this Agreement; or

            (iv)  by any Party hereto at any time during which the Agreement was otherwise terminable in a circumstance in which Purchaser would be entitled to payment of the Termination Fee pursuant to Section 9.3(a)(i), Section 9.3(a)(ii) or Section 9.3(a)(iii) and in the case of a circumstance associated with Section 9.3(a)(ii) or Section 9.3(a)(iii), the condition specified in clause (y) of such section has occurred.

          (b)   Any Termination Fee required to be paid (i) pursuant to Section 9.3(a)(i) shall be paid within two business days after termination by Purchaser, (ii) pursuant to Section 9.3(a)(ii) or Section 9.3(a)(iii) shall be paid within two business days after the event giving rise to such payment and (iii) pursuant to Section 9.3(a)(iv), at the time such fee would be payable pursuant to Section 9.3(a)(i), (ii) or (iii), as applicable.

          (c)   If Seller fails to pay when due any amount payable under this Section 9.3, then (i) Seller shall reimburse Purchaser for all costs and expenses (including reasonable out-of-pocket fees and disbursements of counsel) incurred in connection with the enforcement by Purchaser of its rights under this Section 9.3, and (ii) Seller shall pay to Purchaser interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to Purchaser in full) at the Applicable Rate on the date such overdue amount was originally required to be paid.

          (d)   The Parties hereto acknowledge that the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the Parties hereto would not enter into this Agreement. Payment of the fees and expenses described in this Section 9.3 shall not be in lieu of liability pursuant to Section 9.2(b).

ARTICLE X

INDEMNIFICATION; REMEDIES

        10.1    Survival; Right To Indemnification Not Affected By Knowledge.

          (a)   All representations and warranties, covenants and obligations of this Agreement, and the Disclosure Schedules will survive the Closing until the date that is nine months following the Closing Date (the "Indemnification Notification Date"), after which an indemnification claim with respect thereto may no longer be made. The covenants and agreements (a) which by their terms contemplate performance on or prior to the Closing date shall terminate upon the Closing and (b) which by their terms contemplate performance after the Closing Date shall survive the Closing until performed. Following the survival period specified in the previous sentence of this Section 10.1, the covenants shall terminate and no claim with respect thereto may be made.

          (b)   The right to indemnification, payment of Damages or other remedy based on such representations, and warranties will not be affected by any investigation conducted with respect to, or any actual knowledge acquired at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation or warranty. The waiver of any condition based on the accuracy of any representation or warranty will not affect the right to indemnification, payment of Damages, or other remedy based on such representations and warranties.

        10.2    Indemnification and Payment of Damages by Seller.     From and after the Closing, Seller shall indemnify and hold harmless Purchaser and its Representatives, stockholders and other equity owners (collectively, the "Purchaser Indemnified Parties") against and from, and shall pay to the Purchaser Indemnified Parties the amount of, any Damages arising from or in connection with:

          (a)   any breach of any representation or warranty made by Seller in Article V of this Agreement or the Disclosure Schedules;

          (b)   any breach by the Seller of any covenant or obligation of Seller contained in this Agreement;

          (c)   any noncompliance with any "bulk-transfer" Laws or fraudulent transfer Law in respect of the transactions contemplated hereunder; and

          (d)   all Excluded Liabilities.

All claims for indemnification by Purchaser Indemnified Parties pursuant to this Section 10.2, and actions required to be taken by Purchaser Indemnified Parties under this Article X (including as indemnified parties), shall be made or taken exclusively by Purchaser, in any case for the benefit of the Purchaser Indemnified Parties, and not by any other Purchaser Indemnified Party.

        10.3    Indemnification and Payment of Damages by Purchaser.     From and after the Closing, Purchaser shall indemnify and hold harmless Seller and its Representatives and stockholders (the "Seller Indemnified Parties") against and from, and shall pay to the Seller Indemnified Parties the amount of any Damages arising directly or indirectly from or in connection with (a) any breach of any representation or warranty made by Purchaser in this Agreement or the Disclosure Schedules, (b) any breach by Purchaser of any covenant or obligation of Purchaser contained in this Agreement, and (c) the Assumed Liabilities. All claims for indemnification by Seller Indemnified Parties pursuant to this Section 10.3, and actions required to be taken by Seller Indemnified Parties under this Article X (including as indemnified parties), shall be made or taken exclusively by Seller for the benefit of the Seller Indemnified Parties, and not by any other Seller Indemnified Party.

        10.4    Time Limitations.

          (a)    Representations and Warranties of Seller.    Seller will have no liability under Section 10.2 unless on or before the Indemnification Notification Date, Purchaser delivers to Seller a claim notice specifying the factual basis of such claim in reasonable detail in accordance with either Section 10.6 or Section 10.7, as applicable (a "Claim Notice"). No claim for indemnification by Seller may be made after the Indemnification Notification Date, and if no Claim Notice is given by the Indemnification Notification Date in accordance with either Section 10.6 or Section 10.7, as applicable, then all liability of Seller under Section 10.2 shall thereupon be immediately extinguished.

          (b)    Representations and Warranties of Purchaser.    Purchaser will have no liability under Section 10.3, unless on or before the Indemnification Notification Date, Seller delivers to Purchaser of a Claim Notice. No claim for indemnification by Purchaser may be made after the Indemnification Notice Date. If no Claim Notice is received by Purchaser on or prior to the Indemnification Notification Date in accordance with either Section 10.6 or Section 10.7, as applicable, then all liability of Purchaser under Section 10.3 shall thereupon be immediately extinguished.

        10.5    Limitations on Indemnification Amounts.

          (a)   Subject to Section 10.5(b), Seller and Purchaser shall have no liability pursuant to Section 10.2 or Section 10.3, as applicable, until the total of all Damages for which the Purchaser Indemnified Parties or Seller Indemnified Parties, as applicable, are entitled to indemnification pursuant to Section 10.2 or Section 10.3, as applicable, exceeds, in the aggregate, $350,000 (the "Deductible"), at which point the Purchaser Indemnified Parties shall be entitled to recover only the amount of any Damages pursuant to Section 10.2 in excess of the Deductible. Subject to Section 10.5(b), the aggregate liability of Seller or Purchaser for Damages under Section 10.2 or Section 10.3, as applicable, shall be limited to $3,600,000 (the "Liability Cap"), and in no event, shall Seller or Purchaser be liable under Section 10.2 or Section 10.3, as applicable, to the extent that the aggregate indemnification payments for Damages hereunder would exceed the Liability Cap.

          (b)   Notwithstanding anything in Section 10.5(a) to the contrary, in no event will the limitations set forth in Section 10.5(a) and Section 10.5(c) apply (a) to the extent of any fraud, or knowing and intentional misconduct by Seller or Purchaser or (b) with respect to any breach by Seller of the non-compete provisions and non-solicitation provisions contained in Section 7.3.

          (c)   Subject to Section 10.5(b), Purchaser shall have no liability pursuant to Section 10.3 until the total of all Damages for which the Seller Indemnified Parties are entitled to indemnification pursuant to Section 10.3 exceeds, in the aggregate, the Deductible, at which point the Seller Indemnified Parties shall be entitled to recover only the amount of any Damages pursuant to Section 10.3 in excess of the Deductible. Subject to Section 10.5(b), the aggregate liability of Purchaser for Damages under Section 10.3 shall be limited to the Liability Cap, and in no event, shall Purchaser be liable under Section 10.3, to the extent that the aggregate indemnification payments for Damages hereunder would exceed the Liability Cap.

        10.6    Procedure For Third Party Indemnification Claims.

          (a)   Promptly after receipt by an indemnified party under Section 10.2 or Section 10.3 of notice of the commencement of any Proceeding against it by a Person other than a party hereto or an Affiliate (a "Third Party Claim"), such indemnified party will, if a claim is to be made against an indemnifying party under either Section 10.2 or Section 10.3, give written notice (which notice will constitute a Claim Notice) to the indemnifying party of the commencement of such Third Party Claim (together with a statement specifying in reasonable detail the nature of the claim for which indemnification is being sought, to the extent known, the amount of alleged Damages, and the basis for such Third Party Claim and the provisions of this Agreement upon which such indemnification claim is made), but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party is materially prejudiced by the indemnified party's failure to give such notice. Thereafter, the indemnified party shall deliver or make available to the indemnifying party, within five Business Days after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim.

          (b)   If any Third Party Claim is brought against an indemnified party and Purchaser (for itself or on behalf of a Purchaser Indemnified Party) or Seller (for itself or on behalf of a Seller Indemnified Party) gives notice to the indemnifying party of the commencement of such Third Party Claim, the indemnifying party shall have the right, at its option, to assume the defense, negotiation and settlement of such Proceeding with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense, negotiation and settlement of such Third Party Claim, the indemnifying party will not, except as otherwise provided below and as long as it diligently conducts such defense, be liable to the indemnified party under this Article X for any fees of other counsel or any other expenses with respect to the defense of such Third Party Claim, in each case subsequently incurred by the indemnified party in connection with the defense of such Third Party Claim, other than reasonable costs of investigation; provided, however, that notwithstanding the foregoing, the indemnifying party shall not be entitled to assume control of the defense of a Third Party Claim if the named parties to such Third Party Claim include both the indemnified party and the indemnifying party and the indemnified party shall have been advised in writing by outside legal counsel reasonably satisfactory to the indemnifying party that there are one or more legal or equitable defenses available to the indemnified party that conflict with those defenses available to the indemnifying party. If the indemnifying party assumes the defense of a Third Party Claim, (i) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) unless as part of such compromise or settlement (A) there is no finding or admission of any violation of Law or any violation of the rights of any Person and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party in accordance with this Article X; and (ii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent in violation of this Section 10.6(b).

          (c)   If a Claim Notice contemplated by Section 10.6(a) is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within 45 days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnified party shall have the right to conduct such defense in good faith and shall proceed reasonably diligently to defend such Third Party Claim. If the indemnified party defends any Third Party Claim, then (i) the indemnified party shall be entitled to recover the reasonable costs and expenses of defending such Third Party Claim to the extent the indemnified party is otherwise entitled to indemnification pursuant to this Article X and (ii) the indemnified party may not settle or compromise any Third Party Claim or admit any liability with respect to such Third Party Claim or permit a default or consent to entry of any judgment without the prior written consent of the indemnifying party (such consent not to be unreasonably withheld, conditioned or delayed). If the indemnifying party elects to conduct the defense of the Third Party Claim, the indemnified party may participate, at its own expense, in the defense of such Third Party Claim; provided, however, that such indemnified party shall be entitled to participate in (but not control) any such defense with separate counsel at the expense of the indemnifying party (i) if so requested by the indemnifying party to participate or (ii) if in the reasonable opinion of legal counsel to the indemnified party, an actual conflict exists between the indemnified party and the indemnifying party that would make it inappropriate under applicable standards of professional conduct to have common counsel; and provided, further, that the indemnifying party shall not be responsible for the costs and expenses of more than one counsel for all indemnified parties in connection with any Third Party Claim.

          (d)   The parties hereto agree to reasonably cooperate with each other in connection with the defense, negotiation or settlement of any Third Party Claim, and to provide reasonable access to the other parties hereto to such documents and information as may reasonably be requested in connection with the defense, negotiation or settlement of any such Third Party Claim. If the indemnifying party assumes the defense of a Third Party Claim, the indemnified party shall cooperate with and make available to the indemnifying party such assistance and materials as may be reasonably requested by the indemnifying party. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information which are reasonably relevant to such Third Party Claim, and making employees and other Representatives of the indemnified party available on a mutually convenient basis to provide additional information and explanation of any material provide hereunder.

          (e)   Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or any of its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but, in such case, the indemnifying party will not be bound by any determination of a Third Party Claim (and shall not be liable for any Damages resulting therefrom, whether pursuant to this Article X or otherwise) so defended or any compromise or settlement effected in connection therewith.

        10.7    Procedure for Other Indemnification Claims.     It is the intent of the Parties hereto that all direct claims by an indemnified party against an indemnifying party hereto not arising out of a Third Party Claims shall be subject to and benefit from the terms of this Article X. Any claim under this Article X by an indemnified party for indemnification other than indemnification against a Third Party Claim (a "Direct Claim") shall be asserted by giving the indemnifying party reasonably prompt written notice (which will constitute a Claim Notice) thereof (together with a statement specifying in reasonable detail the nature of the Direct Claim for which indemnification is being sought, to the extent known, the amount of alleged Damages, and the basis for such Direct Claim and the provisions of this Agreement upon which such Direct Claim is made), and the indemnifying party shall have a period of 45 days within which to satisfy such Direct Claim. If the indemnifying party does not so respond within such 45-day period, the indemnifying party shall be deemed to have rejected such claim, in which event the indemnified party shall be free to pursue such remedies as may be available to the indemnified party under this Article X.

        10.8    Exclusive Remedy; Satisfaction of Indemnification Claims.

          (a)   Purchaser and Seller acknowledge that, except for (a) the right to specific performance pursuant to Section 11.9, if applicable, (b) the rights of Seller pursuant to pursuant to Section 11.11 (Parent Guaranty) and (c) actions arising from fraud, or knowing and intentional misconduct on the part of a party hereto, following the Closing, the indemnification provisions of Section 10.2 and Section 10.3 shall be the sole and exclusive remedies of Purchaser and Seller for any breach by the other parties hereto of the representations and warranties in this Agreement and for any failure by the other parties to perform and comply with any covenants and agreements in this Agreement (whether such claim is framed in tort, contract or otherwise), and anything herein to the contrary notwithstanding, no breach of any representation, warranty, covenant or agreement contained herein (whether such claim is framed in tort, contract or otherwise) shall give rise to any right on the part of Purchaser or Seller after the Closing to rescind this Agreement or any of the transactions contemplated hereby.

          (b)    Satisfaction of Indemnification Claims.

              (i)  Subject to Section 10.8(b)(ii), all claims for indemnification under this Article X shall be paid by the indemnifying party on demand in immediately available funds in U.S. dollars after the liability for Damages thereunder have been finally determined. The liability for Damages under any such claims for indemnification shall be deemed to be "finally determined" for purposes of this Article X when the parties to an action have so determined by mutual agreement or, if disputed, when a final non-appealable order of a court having competent jurisdiction has been entered. Upon a determination of liability in respect of a claim of indemnification under this Article X, the indemnifying party shall pay the indemnified party the amount so determined (subject to the limitations hereof) within ten (10) Business Days after the date of determination (such tenth Business Day, the "Due Date").

             (ii)  Purchaser shall be entitled to receive from the Indemnity Escrow Amount for its own account (or that of the applicable Purchaser Indemnified Party) any indemnification payment amount to which it or any other Purchaser Indemnified Party may be entitled pursuant to this

    Article X, upon written notice to the Escrow Agent directing the Escrow Agent to immediately release to the indemnified party funds from the Indemnity Escrow Amount equal to such amount in accordance with the terms of the Escrow Agreement (it being understood that any amounts disputed or deemed disputed by Seller or Purchaser shall not be available for release by the Escrow Agent until the claims in respect thereof are finally determined). If any indemnification payment is to be made to any Purchaser Indemnified Party pursuant to this Article X, all such indemnification payments shall be made (i) first from the then-remaining Indemnity Escrow Amount on deposit with the Escrow Agent and (ii) after the Indemnity Escrow Amount has been reduced by any indemnification payments so that no Indemnity Escrow Amount remains on deposit with the Escrow Agent, out-of-pocket from Seller pursuant to Section 10.8(b)(i). If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Agreement, the indemnifying party shall nevertheless pay when due, or Purchaser may (in accordance with the foregoing) obtain from the Indemnity Escrow Amount, as applicable, such portion, if any, (and only such portion) of the obligation as shall not be subject to dispute. The difference, if any, between the amount of the obligation ultimately determined as properly payable under this Agreement and the portion, if any, theretofore paid shall bear interest as provided below in Section 10.8(b)(iii). Upon the payment in full of any claim of indemnification, the indemnifying party or other Person making payment shall be subrogated to the rights of the indemnified party against any Person with respect to the subject matter of such claim for indemnification.

            (iii)  If all or part of any indemnification obligation under this Agreement is not paid when due, then the indemnifying party shall pay the indemnified party interest on the unpaid amount of the obligation for each calendar day from the Due Date until payment in full at a rate per annum equal to the Applicable Rate on the Due Date.

ARTICLE XI

MISCELLANEOUS

        11.1    Expenses.     Except as otherwise provided in this Agreement, each of Seller and Purchaser shall bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby. Notwithstanding the foregoing, Purchaser shall be responsible for, and shall pay directly or promptly reimburse Seller for amounts paid by or on behalf of Seller, all filing fees lawfully payable to or at the request of any Governmental Body in connection with this Agreement, the Transfer Documents and the consummation of the transactions contemplated hereby and thereby.

        11.2    Submission to Jurisdiction; Consent to Service of Process.

          (a)   The Parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located in Wilmington, Delaware over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each Party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The Parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.

          (b)   Each of the Parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the delivery of a copy thereof in accordance with the provisions of Section 11.5.

        11.3    Entire Agreement; Amendments and Waivers.     This Agreement (including the Schedules and Exhibits hereto), the Transfer Documents and the Confidentiality Agreement represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and thereof. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the Party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

        11.4    Governing Law.     This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to contracts made and performed therein without giving effect to the choice of Law principles of the State of Delaware that would require or permit the application of the Laws of another jurisdiction.

        11.5    Notices.     All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a Party may have specified by notice given to the other Party pursuant to this provision):

  If to Seller, to:

    Strategic Diagnostics Inc.
    111 Pencader Drive
    Newark, DE 19702
    Facsimile: (302) 456-6770
    Attention: Francis M. DiNuzzo, Chief Executive Officer

    With a copy (which shall not constitute notice) to:

    Morgan, Lewis & Bockius LLP
    1701 Market Street
    Philadelphia, PA 19103
    Facsimile: (215) 963-5001
    Attention: Justin W. Chairman

  If to Purchaser, to:

    SDIX, LLC
    9620 Medical Center Dr., Suite 200
    Rockville, MD 20850
    Attention: General Counsel
    Facsimile: (240) 620-0216

    With a copy (which shall not constitute notice) to:

    Shulman, Rogers, Gandal, Pordy & Ecker, P.A.
    12505 Park Potomac, Ave.—6th Floor
    Potomac, MD 20854

    Attention: Donald R. Rogers, Esq. and Aaron A. Ghais, Esq.
    Facsimile: (301) 230-2891

  If to Parent, to:

    Origene Technologies, Inc.
    9620 Medical Center Dr., Suite 200
    Rockville, MD 20850
    Attention: General Counsel
    Facsimile: (240) 620-0216

    With a copy (which shall not constitute notice) to:

    Shulman, Rogers, Gandal, Pordy & Ecker, P.A.
    12505 Park Potomac, Ave.—6th Floor
    Potomac, MD 20854
    Attention: Donald R. Rogers, Esq. and Aaron A. Ghais, Esq.
    Facsimile: (301) 230-2891

        11.6    Severability.     If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any Law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

        11.7    Binding Effect; Assignment.     This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by either Seller or Purchaser, directly or indirectly (by operation of Law or otherwise), without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void. No assignment of any obligations hereunder shall relieve the parties hereto of any such obligations. Upon any such permitted assignment, the references in this Agreement to Purchaser shall also apply to any such assignee unless the context otherwise requires. Notwithstanding the foregoing, Purchaser may assign any of its rights under this Agreement, without obtaining such prior written consent (i) to any Controlled Affiliate of Purchaser, including any such Affiliate designated by Purchaser to take title to any of the Purchased Assets; or (ii) upon prior written notice to Seller, to any third party that acquires (A) all or substantially all of the assets, whether through a sale, lease, transfer, exclusive license or other disposition, and whether in a single transaction or a series of related transactions, or (B) control of Purchaser, whether through the acquisition of equity interests of Purchaser or by merger, consolidation, or otherwise, and whether in a single transaction or a series of related transactions, provided, however, that, in each case, any such assignment shall not relieve Purchaser of any of its rights or obligations hereunder.

        11.8    Non-Recourse.     No past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or Representative of Seller or its Affiliates shall have any Liability for any obligations or liabilities of Seller under this Agreement or the Transfer Documents of or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby and thereby.

        11.9    Specific Performance.     Each of the Parties hereto acknowledges and agrees that the other Parties hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties hereto agrees that the other parties hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement (including the obligations of the parties to consummate the transactions contemplated by this Agreement if such Party required to do so hereunder) without the posting of a bond or undertaking, this being in addition to any other remedy to which they are entitled at law or in equity and the terms and provisions hereof in any action instituted in any court of the United States or any State thereof having jurisdiction over the Parties hereto and the matter, in addition to any other remedy to which they may be entitled, at law or in equity. None of the Parties shall oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other Parties have an adequate remedy at law.

        11.10    Counterparts.     This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement (including those delivered via facsimile) and all of which, when taken together, will be deemed to constitute one and the same agreement.

        11.11    Parent Guaranty.     Parent irrevocably guarantees the obligations of Purchaser in this Agreement, including the obligation to pay the Purchase Price at the Closing pursuant to the provisions of, and subject to the conditions contained in, this Agreement. This is a guarantee of payment, not merely of collection, and Parent acknowledges and agrees that this guarantee is full and unconditional, and no release or extinguishments of Purchaser's Liabilities (other than in accordance with the terms of this Agreement), whether by decree in any bankruptcy proceeding or otherwise, will affect the continuing validity and enforceability of this guarantee. This guarantee is irrevocable. Parent hereby waives, for the benefit of Seller, (i) any right to require Seller as a condition of payment of Parent to proceed against Purchaser or pursue any other remedies whatsoever and (ii) to the fullest extent permitted by Law, any defenses or benefits that may be derived from or afforded by Law that limit the liability of or exonerate guarantors or sureties, except to the extent that any such defense is available to Purchaser. Parent understands that Seller is relying on this guarantee in entering into this Agreement. Parent hereby represents and warrants as of the Effective Date and as of the Closing Date that (x) it is duly organized and validly existing under the Laws of its jurisdiction of organization and has all necessary power (corporate or otherwise) and authority to enter into this guarantee and to carry out its obligations under this guarantee and (y) this guarantee has been duly executed and delivered by Parent, and this guarantee constitutes a legal, valid and binding obligation of Parent enforceable against Parent in accordance with its terms.

        11.12    Third Party Beneficiaries.     Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their permitted successors and assigns.

[Signature Page Follows]

        IN WITNESS WHEREOF, the undersigned Parties have caused this Agreement to be executed by their respective authorized officers as of the date first written above.

SELLER:
STRATEGIC DIAGNOSTICS INC.
By:	/s/ FRANCIS M. DINUZZO
	Name:	Francis M. DiNuzzo
	Title:	Chief Executive Officer
PURCHASER:
SDIX, LLC
By:	/s/ WEI-WU HE
	Name:	Wei-Wu He
	Title:	President
PARENT:
ORIGENE TECHNOLOGIES, INC.
By:	/s/ WEI-WU HE
	Name:	Wei-Wu He
	Title:	President

SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT

Exhibit A

Illustrative Sample Net Working Capital as of December 31, 2012

Net Working Capital Adjustment

Accounts receivable	$1,700,000
Inventory	$1,800,000

Total	$3,500,000
Less Accounts payable	$400,000

Net Working Capital	$3,100,000
Net Working Capital Threshold	$3,000,000

Net Working Capital over (under) Threshold	$100,000

Amount Net Working Capital over Threshold	$100,000
Less	$75,000

Amount Purchaser owes to Seller	$25,000

EXHIBIT B

FORM OF

BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT

        THIS BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is made as of            ,    2013 (the "Effective Date") by and among SDIX, LLC, a Delaware limited liability company ("Purchaser"), STRATEGIC DIAGNOSTICS INC., a Delaware corporation ("Seller"), and ORIGENE TECHNOLOGIES, INC., a Delaware corporation ("Parent"). Any capitalized terms used in this Agreement but not defined in the body hereof shall have the meanings specified in the Purchase Agreement (as defined below).

RECITALS

        WHEREAS, pursuant to that certain Asset Purchase Agreement (the "Purchase Agreement"), dated April 5, 2013, by and among Purchaser, Seller, and Parent, Seller has agreed, among other things, to sell, transfer, assign, convey and deliver all of Seller's right, title and interest in the Purchased Assets to Purchaser, and Purchaser has agreed to purchase the Purchased Assets from Seller and assume the Assumed Liabilities, all pursuant to and in accordance with the terms of and subject to the conditions in the Purchase Agreement; and

        WHEREAS, this Agreement is being executed and delivered pursuant to Section 4.2(a)(ii) and Section 4.2(b)(iii) of the Purchase Agreement.

AGREEMENT

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties agree as follows:

        1.    Assignment and Conveyance of Purchased Assets.     Seller has sold, transferred, assigned, conveyed, and delivered, and by these presents does hereby, sell, transfer, assign, convey, and deliver to Purchaser, free and clear of all Liens (other than Permitted Liens) all of Seller's right, title, and interest in and to the Purchased Assets; to have and to hold the Purchased Assets unto Purchaser and its successors and assigns, and Seller does hereby bind itself, and its successors and assigns, and Purchaser does hereby accept all of Seller's right, title, and interest in and to such Purchased Assets.

        2.    Assumption of Assumed Liabilities.     Purchaser does hereby assume and agree to pay, perform and discharge promptly and in full when due, all of the Assumed Liabilities.

        3.    Delivery of Transfer Documents.     Seller agrees that it shall, subject to the limitations set forth in the Purchase Agreement, promptly deliver to Purchaser such bills of sale, endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment as the parties and their respective counsel shall deem reasonably necessary or appropriate to sell, transfer, assign, and convey to Purchaser all of Seller's right, title and interest in and to the Purchased Assets.

        4.    Assignment.     This Agreement shall not be assigned by either party hereto without the prior written consent of the other party and any such attempted assignment shall be null and void, except that Purchaser may assign any of its rights under this Agreement upon prior written notice to Seller. Purchaser may assign this Agreement without providing such prior written notice to Seller if Purchaser assigns this Agreement: (i) to any Controlled Affiliate of Purchaser, including any such Affiliate designated by Purchaser to take title to any of the Purchased Assets; or (ii) upon prior written notice to Seller, to any third party that acquires (A) all or substantially all of the assets, whether through a sale, lease, transfer, exclusive license or other disposition, and whether in a single transaction or a series of related transactions, or (B) control of Purchaser, whether through the acquisition of equity interests of Purchaser or by merger, consolidation, or otherwise, and whether in a single transaction or a series of related transactions; provided, however, that, in each case, any such assignment shall not relieve Purchaser of any of its rights or obligations hereunder. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assignees of the parties hereto.

        5.    No Third Party Beneficiaries.     Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their permitted successors and assigns.

        6.    Terms of Purchase Agreement.     The scope, nature, and extent of the Purchased Assets and Assumed Liabilities are expressly set forth in the Purchase Agreement. Nothing contained herein will itself change, amend, extend, or alter (nor should it be deemed or construed as changing, amending, extending, or altering) the terms or conditions of the Purchase Agreement in any manner whatsoever. This instrument does not create or establish rights, liabilities or obligations not otherwise created or existing under or pursuant to the Purchase Agreement. The parties hereto acknowledge and agree that the representations, warranties, covenants, agreements, and indemnities contained in the Purchase Agreement will not be superseded hereby but will remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms of this Agreement, the terms of the Purchase Agreement will govern.

        7.    Governing Law.     This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to contracts made and performed therein without giving effect to the choice of Law principles of the State of Delaware that would require or permit the application of the Laws of another jurisdiction.

        8.    Counterparts.     This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement (including those delivered via facsimile) and all of which, when taken together, will be deemed to constitute one and the same agreement.

[Signature Page Follows]

        IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be duly executed on and as of the Effective Date.

SELLER:
STRATEGIC DIAGNOSTICS INC.
By:
	Name:	Francis M. DiNuzzo
	Title:	Chief Executive Officer
PURCHASER:
SDIX, LLC
By:
	Name:	Wei-Wu He
	Title:	President
PARENT:
ORIGENE TECHNOLOGIES, INC.
By:
	Name:	Wei-Wu He
	Title:	President

Bill of Sale and Assignment and Assumption Agreement—Signature Page

EXHIBIT C-1

FORM OF

TRADEMARK ASSIGNMENT

        THIS TRADEMARK ASSIGNMENT ("Assignment") is made and entered into by and between Strategic Diagnostics Inc., a Delaware corporation ("Assignor") and SDIX, LLC, a Delaware limited liability company ("Assignee").

RECITALS

        R.1    Assignor is the sole and exclusive owner of the registered and pending trademarks and service marks identified and set forth on Schedule A (collectively, the "Marks") attached hereto and made part of this Assignment and the goodwill of the business symbolized thereby, which Marks have been registered or are currently pending with the respective domestic and foreign intellectual property offices.

        R.2    The parties hereto are entering into that certain Asset Purchase Agreement and desire by means of this Assignment to assign, convey and transfer all of Assignor's right, title and interest in the Marks to Assignee pursuant to the terms of such Asset Purchase Agreement.

        NOW THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by reference and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, said Assignor does hereby sell, assign, convey, transfer and deliver unto said Assignee all of Assignor's right, title and interest in and to the Marks, together with the goodwill of the business symbolized by the Marks, the same to be held and enjoyed by Assignee for its own use, including all rights to injunctive relief, damages or profits, due or accrued, arising out of past infringement of the Marks or injury to their goodwill, and the right to sue for and recover the same in its, the Assignee's, own name.

        IN WITNESS WHEREOF, this Assignment has been executed this      day of                     , 2013.

ASSIGNOR
Strategic Diagnostics Inc.
By:
	Name:	Francis M. DiNuzzo
	Title:	Chief Executive Officer

STATE OF	)
) ss:
COUNTY OF	)

On this     day of                     , 2013, Francis M. DiNuzzo, an authorized officer of Strategic Diagnostics Inc. personally appeared, known to me (or satisfactorily proven) to be the person whose name is subscribed to within the instrument, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as authorized corporate officer.

In witness hereof I hereunto set my hand and official seal.
By:
Name: [Notary Public]
[Notary Seal]	My Commission expires

ASSIGNEE
SDIX, LLC
By:
	Name:	Wei-Wu He
	Title:	President

STATE OF	)
) ss:
COUNTY OF	)

On this     day of                     , 2013, Wei-Wu He, an authorized officer of SDIX, LLC personally appeared, known to me (or satisfactorily proven) to be the person whose name is subscribed to within the instrument, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as authorized corporate officer.

In witness hereof I hereunto set my hand and official seal.
By:
Name: [Notary Public]
[Notary Seal]	My Commission expires

SCHEDULE A

	Country	Mark	App. No.	Reg. No.
1.	Canada	SDIX	1475020	pending
2.	China	SDIX	8146114	8146114
3.	China	SDIX	8146113	8146113
4.	China	SDIX	8146112	8146112
5.	China	SDIX	8146111	8146111
6.	China	STRATEGIC DIAGNOSTICS INC.	5283128	5283128
7.	China	STRATEGIC DIAGNOSTICS INC.	5283129	5283129
8.	European Community	SDIX	008977498	008977498
9.	European Community	GAT GENOMIC ANTIBODY TECHNOLOGY	007178692	007178692
10.	European Community	STRATEGIC BIOSOLUTIONS	004623237	004623237
11.	European Community		004623823	004623823
12.	European Community	STRATEGIC DIAGNOSTICS INC.	004939609	004939609
13.	Japan	SDIX	201022512	5409602
14.	Japan	GAT GENOMIC ANTIBODY TECHNOLOGY	200869178	5254591
15.	Japan	STRATEGIC DIAGNOSTICS INC.	200631908	5146284
16.	USA	GENOMIC ANTIBODY TECHNOLOGY	77/835245	3833174
17.	USA	SDIX GENOMIC ANTIBODY TECHNOLOGY	77/835241	4175982
18.	USA	SDIX	77/835235	4206299
19.	USA	GENOMIC ANTIBODIES	78/592744	3219042
20.	USA	STRATEGIC BIOSOLUTIONS	78/626976	3167697
21.	USA		78/626980	3188779
22.	USA	STRATEGIC DIAGNOSTICS INC.	78/732322	3219622
23.	USA	STRATEGIC DIAGNOSTICS INC.	78/731968	3232612
24.	USA	STRATEGIC DIAGNOSTICS INC.	77/040452	3409862
25.	USA	GAT	85211907	pending
26.	USA	XGAT	85207828	pending

EXHIBIT C-2

FORM OF

PATENT ASSIGNMENT

        THIS PATENT ASSIGNMENT ("Assignment") is made and entered into by and between Strategic Diagnostics Inc., a Delaware corporation ("Assignor") and SDIX, LLC, a Delaware limited liability company ("Assignee").

RECITALS

        R.1    Assignor is the sole and exclusive owner of the registered and pending patents identified and set forth on Schedule A (collectively, the "Patents") attached hereto and made part of this Assignment, which have been registered or are currently pending with the U.S. Patent and Trademark Office.

        R.2    The parties hereto are entering into that certain Asset Purchase Agreement and desire by means of this Assignment to assign, convey and transfer all right, title and interest in the Patents to Assignee.

        NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor hereby sells, transfers, assigns, and sets over to Assignee, and to its successors, assigns, and legal representatives, the entire right, title and interest in and to the Patents, for the entire world, including (without limitation) the United States and all foreign countries, and to all Letters Patent to be obtained therefor, divisions, continuations, continuations-in-part, substitutions, reissues, reexaminations, and extensions to be obtained therefor, and in and to all rights of priority resulting from the filing of the Patents, together with the right to sue and recover for, and the right to profits or damages due or accrued arising out of or in connection with, any and all past, present or future infringement of the Patents. The Assignor agrees to cooperate with the Assignee in obtaining and sustaining any or all Letters Patent, but at the expense of the Assignee. The Commissioner of Patents is hereby authorized and requested to issue any and all Letters Patent solely, in accordance with this Assignment, to the Assignee, its successors, legal representatives and assigns as the Assignee of the entire rights, title and interest therein.

        The Assignor further agrees to communicate to the Assignee or its representatives any facts known to the Assignor respecting the Patents, and at the expense of the Assignee, to testify in any legal proceedings, sign all necessary and lawful papers, execute all necessary oaths, declarations, or other papers required for division, continuation, continuation-in-part, substitution, reissue, reexamination, and extension applications, execute all necessary assignment papers to cause any and all of said Letters Patent to be issued to the Assignee, and to take lawful and commercially reasonable action necessary to aid the Assignee, its successors and assigns, to maintain, perfect, and enforce the Patents in the United States and in any and all foreign countries.

        IN WITNESS WHEREOF, this Assignment has been executed this      day of                     , 2013.

ASSIGNOR
Strategic Diagnostics Inc.
By:
	Name:	Francis M. DiNuzzo
	Title:	Chief Executive Officer

STATE OF	)
) ss:
COUNTY OF	)

On this     day of                     , 2013, Francis M. DiNuzzo, an authorized officer of Strategic Diagnostics Inc. personally appeared, known to me (or satisfactorily proven) to be the person whose name is subscribed to within the instrument, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as authorized corporate officer.

In witness hereof I hereunto set my hand and official seal.
By:
Name: [Notary Public]
[Notary Seal]	My Commission expires

ASSIGNEE
SDIX, LLC
By:
	Name:	Wei-Wu He
	Title:	President

STATE OF	)
) ss:
COUNTY OF	)

On this     day of                     , 2013, Wei-Wu He, an authorized officer of SDIX, LLC personally appeared, known to me (or satisfactorily proven) to be the person whose name is subscribed to within the instrument, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as authorized corporate officer.

In witness hereof I hereunto set my hand and official seal.
By:
Name: [Notary Public]
[Notary Seal]	My Commission expires

 SCHEDULE A

	Patent No.	Patent Title
1.	6,096,563	Dual particle immunoassay method & kit
2.	6,376,195	Indirect label assay device for detecting small molecules and method of use thereof
3.	6,663,833	Integrated Assay Device and Methods of Production and Use
4.	7,241,626	Isolation and confirmation of analytes from test devices
5.	13/402,423 PCT/US2012/026138	Constructs that allow for detection and quantitation of membrane-bound polypeptides
6.	61/800,963	Anti-Human CXCR4 Antibodies
7.	61/801,080	Anti-Human ADORA2A Antibodies
8.	13/794,921	CD20 Conformational Isomers and Methods of Using
9.	13/725,459	Microfluidic Systems (jointly owned with Sphere Fluidics Limited)

EXHIBIT D

FORM OF

ESCROW AGREEMENT

        This ESCROW AGREEMENT (this "Escrow Agreement") is entered into as of [                    ] (the "Effective Date") by and among SDIX, LLC, a Delaware limited liability company ("Purchaser"), OriGene Technologies, Inc., a Delaware corporation ("Parent"), Strategic Diagnostics Inc., a Delaware corporation ("Seller"), and Chicago Title (the "Escrow Agent"), as escrow agent hereunder.

        Capitalized terms used but not defined herein shall have the meanings ascribed to them in that certain Asset Purchase Agreement, dated of even date herewith (the "Asset Purchase Agreement"), by and among Purchaser, Seller, and Parent, pursuant to which, among other matters, Purchaser will purchase substantially all of the assets of Seller.

        WHEREAS, pursuant to the Asset Purchase Agreement, the parties agreed to deliver a portion of the Purchase Price equal to One Million and Three Hundred Thousand Dollars ($1,300,000.00) (the "Escrowed Cash") into an escrow account, to be held upon the terms and conditions set forth in this Escrow Agreement; and

        WHEREAS, the Escrow Agent has agreed to hold and/or release the Escrowed Cash pursuant to the terms hereof.

        NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Asset Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

        1.    Appointment of Escrow Agent.     Purchaser and Seller hereby appoint Escrow Agent to act as escrow agent in accordance with the terms hereof, and Escrow Agent hereby accepts such appointment.

        2.    Deposit of Escrowed Cash; Income.     Concurrently with the execution of this Escrow Agreement, the Escrowed Cash is being deposited into an interest-bearing account by Purchaser in immediately available funds by wire transfer (the "Escrow Account") pursuant to the Asset Purchase Agreement, which amount, subject to the terms and conditions hereof, will be available to Purchaser for the purposes set forth below.

          (a)   From the date hereof until the final disbursement of all funds held in the Escrow Account pursuant to Section 4, Escrow Agent shall, upon the Joint Instruction of Seller and Purchaser, be authorized to invest and reinvest any cash held by Escrow Agent hereunder in any readily marketable obligations issued or guaranteed by the United States of America or any agency or instrumentality thereof with (i) maturities of three (3) months or less or (ii) dollar denominated money market funds, agencies, and municipalities having credit ratings of no less than AAA issued by both Moody's and Standard & Poor's. All investment orders involving U.S. Treasury obligations, commercial paper, and other direct investments may be executed through any affiliate of the Escrow Agent ("Escrow Agent Affiliate"). Subject to principles of best execution, transactions are effected on behalf of the Escrow Account through broker-dealers selected by an Escrow Agent Affiliate. In this regard, Escrow Agent Affiliates will seek to attain the best overall result for the Escrow Account, taking into consideration quality of service and reliability. Periodic statements will be provided to Purchaser and Seller, reflecting transactions executed on behalf of the Escrow Account. The parties to this agreement, upon written request, will receive a statement of transaction details upon completion of any securities transaction in the Escrow Account, without any additional cost. In the event the Escrow Agent does not receive Joint Instruction from Seller and Purchaser to invest or reinvest such cash, Escrow Agent will invest and reinvest such cash in a money market fund agreed to by Seller in writing, which invests in direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States Government and repurchase agreements with respect to such securities. Escrow Agent shall have the right to sell any investments held hereunder to comply with the terms of this Escrow Agreement and shall not be liable for any loss due to fluctuation of interest rates or the market value of the investment being sold. All investments shall be registered in the name of Escrow Agent. Neither Escrow Agent nor Purchaser shall be responsible for any unrealized profit or realized loss on such investments.

          (b)   Purchaser and Seller each represents, severally and not jointly, to Escrow Agent that its correct taxpayer identification number assigned by the Internal Revenue Service (the "IRS") or any other taxing authority is set forth on the signature pages hereto beneath their respective names. All interest or other income earned with respect to the Escrow Account shall be allocated and/or paid as set forth below and reported by the recipient to the IRS or any other taxing authority, provided that it is understood and agreed by the parties hereto that, for tax purposes, Seller is the owner of the Escrow Account and any income or losses resulting from investments of the Escrow Account shall be treated as income or losses of Seller for tax purposes. Notwithstanding the written directions provided in accordance with Section 2(a), Escrow Agent shall report and, as required, withhold any taxes as it determines may be required by any law or regulation in effect at the time of the distribution and shall remit such taxes to the appropriate authorities. In the absence of direction (by Joint Instruction), all interest or other income in the Escrow Account shall be retained and reinvested. In the event that any earnings remain undistributed at the end of any calendar year, the Escrow Agent shall report to the IRS or such other authority such earnings as it deems appropriate or as required by any applicable law or regulation or, to the extent consistent therewith, as directed by a joint written instruction executed by Purchaser and Seller. Notwithstanding any provision to the contrary in this Agreement, an amount equal to forty percent (40%) of any interest or other income earned with respect to the Escrow Account, or otherwise derived from the investment or reinvestment of amounts (if any) held in the Escrow Account, net of losses (if any) suffered on the investment or reinvestment of such amounts, during any calendar quarter, shall be distributed by the Escrow Agent from the Escrow Account to the Seller, within thirty (30) days after the end of such quarter, by wire transfer of immediately available funds to such account or accounts as may be specified in writing by the Seller.

        3.    Definitions.     As used in this Agreement:

        "Business Day" means any day other than a Saturday, Sunday, or day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

        "Claim" means any claim for recovery of all or a portion of the Escrow Balance, made by Purchaser pursuant to the Asset Purchase Agreement and this Escrow Agreement, of which Escrow Agent has been notified in writing by Purchaser (with a copy to Seller).

        "Escrow Balance" means, as of any date, the aggregate amount on deposit in the Escrow Account on such date, including any income earned on any funds in the Escrow Account and excluding any distributions.

        "Joint Instruction" means a joint written instruction to the Escrow Agent executed by Purchaser and Seller.

        4.    Release of Escrow Account

          4.1    Claims on the Escrow Account.    Subject to the terms of Article X of the Asset Purchase Agreement, in the event that Purchaser suffers any Damages for which Seller has agreed to indemnify Purchaser under Section 10.2 of the Asset Purchase Agreement and Purchaser, on or before the Indemnification Notification Date specified in Section 10.1 of the Asset Purchase Agreement, submits a Claim Notice to both Seller and Escrow Agent that specifies the factual basis of such claim in reasonable detail in accordance with Section 10.6 or Section 10.7 of the Asset Purchase Agreement, as applicable, the following provisions in this Section 4 shall apply.

            (a)   Within forty-five (45) calendar days after receipt of a Claim Notice from Purchaser seeking payment from the Escrow Balance (such payment amount being hereinafter referred to as the "Claim Amount") Seller shall deliver written notice to Purchaser and Escrow Agent (a "Response Notice") that shall either (i) state that Seller does not object to the Claim Notice and instruct the Escrow Agent to disburse the Claim Amount to Purchaser, or (ii) state that Seller disputes the Claim Notice and all or a portion of the Claim Amount. If the Response Notice states that Seller disputes the Claim Notice and all or a portion of the Claim Amount, then Escrow Agent shall disburse to Purchaser that portion, if any, of the Claim Amount not in dispute, but shall not disburse the disputed portion of the Claim Amount until the dispute is resolved in accordance with Section 4.1(b) below. If Seller fails to deliver a Response Notice within such forty-five (45) day period, the Claim Amount shall be deemed to be not in dispute, and Escrow Agent shall disburse such Claim Amount to Purchaser within three (3) Business Days.

            (b)   If Seller delivers a Response Notice setting forth an objection to the Claim Notice, Purchaser and Seller shall negotiate in good faith to agree upon how to resolve the Claim Notice and, if successful in reaching a resolution on such Claim Notice, shall deliver to the Escrow Agent a Joint Instruction, directing the Escrow Agent how to proceed with respect to the disputed Claim Notice. If Purchaser and Seller are unable to agree on how to handle the disputed Claim Notice within thirty (30) calendar days after the date Seller delivered a Response Notice to Purchaser and the Escrow Agent, then each Purchaser and Seller shall be entitled at any time thereafter to pursue such remedies as may be available under the terms of the Asset Purchase Agreement. Upon the issuance of a final, non-appealable judgment (the "Judgment") in connection with any action or proceeding initiated by any of the parties, Seller and Purchaser shall deliver a Joint Instruction to the Escrow Agent, and Escrow Agent shall then disburse the funds held in the Escrow Account in accordance with the terms of such Joint Instruction. In event Seller does not execute such Joint Instruction within five days after the issuance of a Judgment, Purchaser shall submit a written certification to the Escrow Agent that it is entitled to the amount set forth in and pursuant to the Judgment, together with a copy of such Judgment, and Escrow Agent shall then disburse the funds held in the Escrow Account in accordance with the terms of the Judgment; provided that at any time prior to the issuance of any such Judgment, Purchaser and Seller may settle or otherwise resolve any such action or proceeding or disputed Claim Notice, and upon such settlement or other resolution, shall deliver to Escrow Agent a Joint Instruction, directing Escrow Agent how to proceed with respect to the disputed Claim Notice.

          4.2    Payments from the Escrow Account.    The Escrow Agent shall hold the Escrowed Cash in the Escrow Account in accordance with this Agreement and shall make payments from the Escrow Account only as follows:

            (a)   Payments shall be made to Purchaser for claims made by Purchaser when, and to the extent, authorized under Section 4.1 above.

            (b)   On or prior to the third (3rd) Business Day following the Escrow Distribution Date, Purchaser and Seller shall prepare and deliver a Joint Instruction to pay from the Escrow Account to Seller an amount equal to any Escrow Balance (less any Reserve Amount, if applicable) and, promptly (but not longer than three (3) Business Days) after receipt of such Joint Instruction by the Escrow Agent, the Escrow Agent shall distribute such amount to Seller. In the event, however, that Purchaser has in good faith sent a Claim Notice on or before the Escrow Distribution Date, and such Claim Notice may require Escrow Agent to disburse all or a portion of the Escrow Balance to Purchaser (such amount the "Reserve Amount"), such amount shall continue to be held by Escrow Agent until the Claim Amount has been resolved in accordance with the procedures described in Section 4.1 above. If Purchaser does not deliver a Joint Instruction on or prior to the third (3rd) Business Day following the Escrow Distribution Date to pay from the Escrow Account to Seller an amount equal to any Escrow Balance (less any Reserve Amounts, if applicable), the Escrow Agent shall nevertheless pay such amount to Seller within five (5) days of receipt of a written certification from Seller (with a copy to Purchaser) that the Escrow Distribution Date has occurred.

          4.3    General.    If at any time the Escrow Agent shall receive a Joint Instruction to release any funds from the Escrow Account, the Escrow Agent shall release such funds in accordance with the Joint Instruction.

        5.    Escrow Agent.

          (a)    Duties and Responsibilities.    (i) The duties and responsibilities of the Escrow Agent hereunder shall be limited to those expressly set forth in this Escrow Agreement, and the Escrow Agent shall not be bound in any way by any other contract or agreement between the parties hereto, whether or not the Escrow Agent has knowledge of any such contract or agreement or of the terms or conditions thereof. In the event that the Escrow Agent shall be uncertain as to any duties or responsibilities hereunder or shall receive instructions from any of the parties hereto with respect to the Escrow Account that, in the Escrow Agent's belief, are in conflict with other instructions previously received by the Escrow Agent or in conflict with any of the provisions of this Escrow Agreement, then the Escrow Agent shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed to do so by Joint Instruction or by a final order or judgment of a court of competent jurisdiction in proceedings which the Escrow Agent or any other party hereto shall be entitled to commence. The Escrow Agent may act upon the advice of its agents or counsel (and shall be liable only for the careful selection of any such agent or attorney) and may consult with counsel, accountants and other skilled persons to be selected and retained by it in taking or refraining from taking any action hereunder and may act upon any instrument or other writing believed in good faith to be genuine and to be signed and presented by the proper person or persons. The Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.

             (ii)  The Escrow Agent shall not be responsible for the genuineness of any signature or document presented to it pursuant to this Escrow Agreement and may rely conclusively upon and shall be protected in acting upon any list, advice, judicial order or decree, certificate, notice, request, consent, statement, instruction or other instrument believed by it in good faith to be genuine or to be signed or presented by the proper person hereunder, or duly authorized by such person or properly made. The Escrow Agent shall not be responsible for any of the agreements contained herein except the performance of its duties as expressly set forth herein. The duties and obligations of the Escrow Agent hereunder shall be governed solely by the provisions of this Escrow Agreement and the Escrow Agent shall have no duties other than the duties expressly imposed herein and shall not be required to take any action other than in accordance with the terms hereof. The Escrow Agent shall not be bound by any notice of, or demand with respect to, any waiver, modification, amendment, termination, cancellation, rescission or restatement of this Escrow Agreement, unless in writing and signed by Purchaser and Seller, and, if the duties of the Escrow Agent are altered thereby, the Escrow Agent, unless Escrow Agent shall have given its prior written consent thereto. Anything in this Escrow Agreement to the contrary notwithstanding, but subject to the provisions of Section 5(b) below, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

          (b)    Liability; Indemnification.    The Escrow Agent shall not be liable to any party hereto for any damage, loss or expense incurred as a result of any act or omission of the Escrow Agent, unless such damage, loss or expense is caused by the Escrow Agent's gross negligence or willful misconduct or bad faith in the performance of its obligations under this Escrow Agreement or breach of this Escrow Agreement. The Escrow Agent, and its directors, officers, agents and employees (the "Indemnitees") shall be indemnified, jointly and severally, and held harmless by Purchaser and Seller, from all loss and against any and all liability, including all expenses (including the reasonable fees and out-of-pocket expenses of in house or one outside counsel) reasonably incurred in its defense, to which the Escrow Agent shall be subject by reason of any action taken or omitted or any investment or disbursement of any part of the Escrow Account made by the Escrow Agent pursuant to this Escrow Agreement, except as a result of the Escrow Agent's own gross negligence or willful misconduct or bad faith in the performance of its obligations under this Escrow Agreement or breach of this Escrow Agreement. Solely as between Purchaser and Seller, the costs and expenses of enforcing this right of indemnification also shall be borne 50% by Purchaser, on the one hand, and 50% by Seller, on the other hand. This right of indemnification shall survive the termination of this Escrow Agreement, and the removal or resignation of the Escrow Agent.

          (c)    Disputes.    In the event conflicting demands are made or conflicting notices are served upon the Escrow Agent with respect to the Escrow Account, the Escrow Agent will have the absolute right, at the Escrow Agent's election, to do either or both of the following: (i) resign as Escrow Agent so a successor can be appointed pursuant to Section 5(g), or (ii) file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring the parties to interplead and litigate in such court their several claims and rights among themselves. In the event such interpleader suit is brought, the Escrow Agent will thereby be fully released and discharged from all further obligations imposed upon it under this Escrow Agreement, and Purchaser and Seller will pay the Escrow Agent all costs, expenses and reasonable attorneys' fees expended or incurred by the Escrow Agent pursuant to the exercise of the Escrow Agent's rights under this Section 5(c).

          (d)    Attachment.    In the event all or any part of the Escrow Account shall be attached, garnished or levied upon pursuant to any court order, or the delivery thereof shall be stayed or enjoined by a court order, or any other order, judgment or decree shall be made or entered by any court affecting the Escrow Account or any part hereof or any act of the Escrow Agent, the Escrow Agent is authorized to obey and comply with all writs, orders, judgments or decrees so entered or issued by any such court, without the necessity of inquiring whether such court has jurisdiction; and if the Escrow Agent obeys or complies with any such writ, order, or decree, the Escrow Agent shall not be liable to any of the parties hereto or any other person by reason of such compliance.

          (e)    No Liens or Claims.    The Escrow Agent shall have no interest in the Escrow Account, but is serving as escrow holder only and having only possession thereof.

          (f)    Legal Action.    The Escrow Agent shall have no duty to incur any out-of-pocket expenses or to take any legal action in connection with this Escrow Agreement or towards its enforcement, or to appear in, prosecute or defend any action or legal proceeding that would result in or might require it to incur any cost, expense, loss, or liability, unless and until it shall receive confirmation and at its option, security, with respect to indemnification therefor in accordance with Section 5 of this Escrow Agreement.

          (g)    Resignation.    The Escrow Agent, or the Escrow Agent's successor hereinafter appointed, may at any time resign by giving sixty (60) days advance notice in writing to Purchaser and Seller, and shall be discharged of all further duties hereunder upon the appointment of a successor escrow agent which shall be appointed by Joint Instruction of Purchaser and Seller, and the transfer of funds held in the Escrow Account pursuant to this Agreement to the successor escrow agent; provided, however, that such resigning Escrow Agent shall remain entitled to indemnification hereunder pursuant to Section 5(b). If Purchaser and Seller are unable to agree on a successor escrow agent, either of such parties may petition a court of competent jurisdiction to appoint one. From the date upon which the Escrow Agent sends notice of any resignation until the acceptance by a successor escrow agent appointed as provided herein, the Escrow Agent's sole obligation hereunder shall be to hold the Escrow Account delivered to it in accordance with this Escrow Agreement. Any such successor escrow agent shall deliver to Purchaser and Seller a written certificate accepting such appointment hereunder, and thereupon it shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive the benefit of the provisions set forth herein.

          (h)    Replacement.    Purchaser and Seller, by Joint Instruction, may at any time substitute a new escrow agent by giving sixty (60) days' notice thereof to the Escrow Agent then acting. The Escrow Agent shall continue to serve until its successor accepts the escrow and receives delivery of the funds in the Escrow Account.

          (i)    Accounting.    The Escrow Agent will provide to Purchaser and Seller a written accounting of the investments held in escrow hereunder and all transactions relating to this Escrow Agreement, including any distributions of the Escrow Account, within five (5) business days following written request of any such party.

          (j)    Fees and Expenses.    The Escrow Agent shall be entitled to compensation for its services hereunder as Escrow Agent, in the amounts and payable as set forth on Exhibit A. The Escrow Agent shall also be entitled to reimbursement for its out of pocket costs and expenses and payment of any amounts to which the Escrow Agent is entitled under the indemnification provisions contained herein. All amounts owing under this Section 5(j) shall be paid 50% by Purchaser, on the one hand, and 50% by Seller, on the other hand.

          (k)    Security Procedures.    In the event funds transfer instructions are given to the Escrow Agent, whether in writing, by telecopier or otherwise, the Escrow Agent may rely upon the information provided.

        6.    Notices.     All notices, requests, demands, claims, and other communications hereunder will be in writing, and shall be given (and shall be deemed to have been duly given upon receipt) by personal delivery, electronic facsimile transmission or overnight courier and addressed to the intended recipient as set forth below (or at such other address as shall be specified in a notice given in accordance with this Section 6:

If to Seller:	Strategic Diagnostics Inc. Attn: Francis M. DiNuzzo, Chief Executive Officer 111 Pencader Drive Newark, DE 19702 Facsimile: (302) 456-6770
with a copy to:	Morgan, Lewis & Bockius LLP Attn: Justin W. Chairman 1701 Market Street Philadelphia, PA 19103 Facsimile: (215) 963-5001
If to Purchaser or Parent:	OriGene Technologies, Inc. Attn: James Hu 9620 Medical Center Drive, Suite 200 Rockville, Maryland 20850 Telephone: (301) 340-3188 Facsimile: (301) 340-9254 E-mail: jhu@origene.com with a copy to:

Shulman, Rogers, Gandal,
    Pordy & Ecker, P.A.
Attn: Aaron A. Ghais, Esq.
12505 Park Potomac Avenue, Sixth Floor
Potomac, Maryland 20854
Telephone: (301) 230-5200
Facsimile: (301) 230-2891
E-mail: AGhais@shulmanrogers.com

If to the Escrow Agent:	Chicago Title Attn: Telephone: Facsimile: E-mail:

        7.    Miscellaneous.

          (a)    Termination.    This Escrow Agreement shall terminate when all of the funds in the Escrow Account have been released from escrow pursuant to the provisions of Section 4 of this Escrow Agreement.

          (b)    Entire Agreement.    This Escrow Agreement and the Asset Purchase Agreement embody the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings between or among the parties relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Escrow Agreement or the Asset Purchase Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Escrow Agreement.

          (c)    Amendments, Waivers and Consents.    Except as otherwise expressly provided herein, the terms and provisions of this Escrow Agreement may be modified or amended only by Joint Instruction and, if the duties of the Escrow Agent are affected thereby, the Escrow Agent. The terms and provisions of this Escrow Agreement may be waived, or consent for the departure therefrom granted, only by a written document signed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Escrow Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

          (d)    Assignment.    The rights and obligations under this Escrow Agreement may not be assigned or delegated by any of the parties hereto without the prior written consent of the other parties.

          (e)    Benefit.    All statements, representations, warranties, covenants and agreements in this Escrow Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto.

          (f)    Governing Law; Venue and Service of Process; Waiver of Jury Trial.

            (1)   This Escrow Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof.

            (2)   By execution and delivery of this Escrow Agreement, each of the parties hereto hereby irrevocably and unconditionally (i) consents to submit to the exclusive jurisdiction of the courts of the State of Delaware in New Castle County and the United States District Court for located in Wilmington, Delaware (collectively, the "Selected Courts") for any action or proceeding arising out of or relating to this Escrow Agreement and the transactions contemplated hereby, and agrees not to commence any action or proceeding relating thereto except in the Selected Courts, provided, that, a party may commence any action or proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; (ii) consents to service of any process, summons, notice or document in any action or proceeding by registered first-class mail, postage prepaid, return receipt requested or by nationally recognized courier guaranteeing overnight delivery in accordance with Section 6 hereof and agrees that such service of process shall be effective service of process for any action or proceeding brought against it in any such court, provided, that, nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; (iii) waives any objection to the laying of venue of any action or proceeding arising out of this Escrow Agreement or the transactions contemplated hereby in the Selected Courts; and (iv) waives and agrees not to plead or claim in any court that any such action or proceeding brought in any such Selected Court has been brought in an inconvenient forum.

            (3)   With respect to any action or proceeding arising out of or relating to this Escrow Agreement or the transactions contemplated hereby, each of the parties hereby irrevocably, to the extent not prohibited by applicable law that cannot be waived, waives, and covenants that it will not assert (whether as plaintiff, defendant or otherwise), any right to trial by jury in any action arising in whole or in part under or in connection with this Escrow Agreement or the transactions contemplated hereby, whether now existing or hereafter arising, and whether sounding in contract, tort or otherwise, and agrees that any of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained-for agreement among the parties irrevocably to waive its right to trial by jury in any action or proceeding whatsoever between them relating to this Escrow Agreement or the transactions contemplated hereby. Such action or proceeding shall instead be tried in a Selected Court by a judge sitting without a jury.

          (g)    Severability.    Whenever possible, each provision or portion of any provision of this Escrow Agreement will be interpreted in such manner as to be effective and valid under applicable law but the invalidity or unenforceability of any provision or portion of any provision of this Escrow Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Escrow Agreement in that jurisdiction or the validity or enforceability of this Escrow Agreement, including that provision or portion of any provision, in any other jurisdiction. In addition, should a court or arbitrator determine that any provision or portion of any provision of this Escrow Agreement is not reasonable or valid, either in period of time, geographical area, or otherwise, the parties hereto agree that such provision should be interpreted and enforced to the maximum extent which such court or arbitrator deems reasonable or valid.

          (h)    Expenses.    Except for the fees and expenses of the Escrow Agent which shall be paid as provided in Section 5(b) and Section 5(j), each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Escrow Agreement and the transactions contemplated hereby.

          (i)    Headings and Captions.    The headings and captions contained in this Escrow Agreement are for convenience only and shall not affect the meaning or interpretation of this Escrow Agreement or of any of its terms or provisions.

          (j)    Interpretation.    The parties hereto acknowledge and agree that they have participated jointly in the negotiation and drafting of this Escrow Agreement, have each been represented by counsel in such negotiation and drafting, and that in the event an ambiguity or question of intent or interpretation arises, this Escrow Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Escrow Agreement.

          (k)    Further Assurances.    At any time or from time to time after the date hereof, the parties hereto shall do and perform, or cause to be done and performed, all further acts and things, and shall execute and deliver all other agreements, certificates, instruments, and documents, as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Escrow Agreement and to evidence or effectuate the consummation of the transactions contemplated hereby.

          (l)    Counterparts.    This Escrow Agreement may be executed in any number of counterparts (including by facsimile or email transmission), and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (m)    Identifying Information.    Purchaser and Seller acknowledge that a portion of the identifying information requested by Escrow Agent is required in connection with the USA Patriot Act, Pub.L.107-56 (the "Act"), and each agrees to provide any additional information reasonably requested by Escrow Agent in connection with the Act or any similar legislation or regulation to which Escrow Agent is subject, in a timely manner.

*    *    *    *

        IN WITNESS WHEREOF, the parties hereto have duly executed this Escrow Agreement as of the date first above written.

PURCHASER:
SDIX, LLC
By:
	Name:	Wei-Wu He
	Title:	President

Taxpayer Identification No.:

PARENT:
ORIGENE TECHNOLOGIES, INC.
By:
	Name:	Wei-Wu He
	Title:	President/Chief Executive Officer

Taxpayer Identification No.:

SELLER:
STRATEGIC DIAGNOSTICS INC.
By:
	Name:	Francis M. DiNuzzo
	Title:	Chief Executive Officer

Taxpayer Identification No.:

ESCROW AGENT:
CHICAGO TITLE
By:
Name:
Title:

[Escrow Agreement Signature Page]

EXHIBIT A

Escrow Agent Fees

Escrow Agent's compensation:	[ ]
Out-of-Pocket Expenses:	[ ]

EXHIBIT E

FORM OF

AFFIDAVIT OF TITLE

COMMONWEALTH OF PENNSYLVANIA	)
	)	ss
COUNTY OF	)

        The undersigned, on                              , 20    , being first duly sworn on oath, deposes and says:

        Affiant,                  [, being the                          of                 ] ("Owner"), the owner of the premises described on the attached Schedule A (the "Premises") as described in that certain title commitment issued by                          ("Company") under reference number                         (the "Commitment") and in consideration of the Company issuing its policy of title insurance insuring an interest in the Premises described herein, being duly sworn, deposes and says, to Owner's actual knowledge, without inquiry or investigation:

  1.
  All labor, services or materials rendered or furnished on behalf of, or with the consent or direction of Owner within 120 days of the date hereof in connection with the Premises that might become the subject of a lien upon the Premises have been paid for in full other than routine repairs and/or maintenance which will be paid for in the ordinary course of business.

  2.
  There are no tenants or parties in possession of the Premises, except for tenants as set forth on the attached Schedule B.

  3.
  Other than those shown on the Commitments, Owner has received no written notice of any pending or levied assessments or dues on the Premises, including but not limited to those for association fees, management fees, broker fees, streets, solid waste assessments and charges, sewers and water line charges not shown as existing liens in the public records.

  4.
  Owner shall pay or cause to be paid any unpaid delinquent real estate taxes, charges, assessments, water and sewer or other similar municipal charges which are a lien upon the Premises as of the date of closing. Owner shall also pay or cause to be paid in the ordinary course of business any unpaid corporate income taxes which are a lien upon the Premises as of the date of closing.

  5.
  Owner agrees to promptly remove, bond or otherwise dispose of any encumbrance arising as a result of an act of Owner which may first appear in the public record between the date of closing and the earlier to occur of (a) the date the deed is filed for record in the recording office against the Premises, or (b) thirty days after the date of closing.

  6.
  No proceeding in bankruptcy has been instituted by or against Owner and Owner has not made any assignment for the benefit of creditors.

  7.
  This affidavit is given to induce the Company to issue a policy of title insurance with full knowledge that it will be relying upon the accuracy of same.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, Owner has caused this Affidavit to be duly executed as of the date first written above.

By:
Name:
Title:

--[COMMONWEALTH OF PENNSYLVANIA
	:	SS.
COUNTY OF	:

        On this, the              day of                 , 201  , before me, a Notary Public in and for the Commonwealth of Pennsylvania, personally appeared                         who acknowledged himself (herself) to be the              of                 , a                                   and that he, as such                 , being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the                                      by himself as                                     .

        In Witness Whereof, I have hereunto set my hand and official seal.

Notary Public
My Commission Expires

 SCHEDULE A

Premises

 SCHEDULE B

Tenants

Appendix B

April 6, 2013

PERSONAL & CONFIDENTIAL

Board of Directors
Strategic Diagnostics Inc.
111 Pencader Drive
Newark, DE 19702-3322

Members of the Board:

        This letter is to confirm in writing the opinion provided orally to the Board of Directors of Strategic Diagnostics Inc., a Delaware corporation (the "Company"), at its meeting held on April 5, 2013. We understand that the Company, OriGene Technologies, Inc., a Delaware corporation ("Parent"), and SDIX, LLC a Delaware limited liability company and a wholly-owned subsidiary of Parent ("Purchaser"), are entering into an Asset Purchase Agreement in the form of the draft provided to us on April 5, 2013 (the "Agreement"). As provided in the Agreement, the Company desires to sell, transfer and assign to Purchaser, and Purchaser desires to acquire and assume from Company, all of the Purchased Assets and Assumed Liabilities, upon certain terms and subject to certain conditions (the "Transaction") and the Company will receive an amount of $16,000,000 million in cash (the "Consideration"). Capitalized terms used herein but not defined have the same meanings as set forth in the Agreement.

        As you know, BroadOak Partners, LLC ("BroadOak") has been engaged by the Company to render certain financial advisory services. In this connection, pursuant to our April 4, 2013 engagement letter and as contemplated by the second addendum, dated October 10, 2012, to the Company's engagement letter with BroadOak dated February 16, 2012, you have requested our opinion as to the fairness, from a financial point of view, to the Company of the Consideration to be received by the Company pursuant to the terms the Agreement.

        BroadOak Partners LLC ("BroadOak") is regularly engaged in the valuation of life sciences businesses and their securities in connection with mergers and transactions, private placements and related financings. In this capacity, we are continually engaged in performing financial analyses with respect to businesses and their securities in connection with strategic transactions and other corporate purposes. We have acted as financial advisor to the Board of Directors in connection with the provision of this opinion about the Transaction and will receive a fee for our services in providing this opinion which is not contingent on the closing of the Transaction. In addition, the Company has agreed to indemnify us for certain liabilities and other matters arising out of our engagement. BroadOak also acted as a financial advisor to the Board of Directors in connection with the search for, and negotiation with, a purchase or transaction partner. In connection with these services, BroadOak will receive reimbursement of its direct expenses and a success fee, conditional on the closing of the Transaction. This opinion was reviewed and approved for issuance by our authorized internal fairness opinion committee.

        In connection with our opinion, we have reviewed and considered such financial and other matters as we have deemed relevant, including, among other things:

  i.
  a draft of the Asset Purchase Agreement as of April 5, 2013;

  ii.
  certain publicly available financial and other information for the Company, including Annual Reports on Form 10-K for the fiscal year ended December 31, 2011, a draft report of the Form 10-K for December 31, 2012 and Quarterly Reports on Form 10-Q for the quarter ended September 30, 2012, and certain other relevant financial and operating data furnished to BroadOak by the Company management;

  iii.
  certain internal financial projections for the Company for the fiscal years ending December 31, 2013 through December 31, 2017 (the "Projections"), all as prepared and provided to us by the Company's management on March 20, 2013;

  iv.
  toured the Company's facilities and met with certain members of the Company's management to discuss the business, operations, historical and projected financial results and future prospects of the Company and such other matters we deemed relevant;

  v.
  reviewed and analyzed public information, including certain stock market data and financial information relating to selected companies with businesses which we deemed comparable to those of the Company;

  vi.
  analyzed the present value of the Company's future cash flows, based on the Company's actual financial results and projections;

  vii.
  reviewed public financial and transaction information relating to selected multiples paid in certain business combination transactions which we deemed comparable to the Transaction;

  viii.
  participated in discussions and negotiations among representatives of the Company and the Parent; and

  ix.
  such other information, financial studies, analyses and investigations and such other factors that we deemed relevant for the purposes of this opinion.

        In conducting our review and arriving at our opinion, we have, with your consent, assumed and relied, without independent investigation or verification, upon the accuracy and completeness of all financial and other information provided to us by the Company or which is publicly available. We have not assumed any responsibility for the accuracy, completeness or reasonableness of, or independently verified such information. In addition, we have not conducted nor have we assumed any obligation to conduct any physical inspection of the properties or facilities of the Company. We have further relied upon the assurance of management of the Company that they are unaware of any facts that would make the information provided to us incomplete or misleading in any respect. We have, with your consent, assumed that the financial forecasts which we examined were reasonably prepared by the management of the Company on bases reflecting the best currently available estimates and good faith judgments of such management as to the future performance of the Company, and such projections provide a reasonable basis for our opinion.

        We have not made or obtained any independent evaluations, valuations or appraisals of the assets or liabilities of the Company nor have we been furnished with such materials. We have assumed with your consent that there are no legal issues with regard to the Company, the Purchaser or the Parent that would affect our opinion, and we have relied on this assumption without undertaking any independent investigation or inquiry or verification. Our services to the Company in connection with the Transaction have been comprised of rendering an opinion from a financial point of view with respect to the Consideration to the Company. Our opinion is necessarily based upon economic and market conditions and other circumstances as they exist and can be evaluated by us on the date hereof.

It should be understood that although subsequent developments may affect our opinion, we do not have any obligation to update, revise or reaffirm our opinion and we expressly disclaim any responsibility to do so.

        For purposes of rendering our opinion we have assumed without independent verification in all respects material to our analysis, that the representations and warranties of each party contained in the Agreement are true and correct, that each party will perform all of the covenants and agreements. We have assumed that the final form of the Agreement will be substantially similar to the draft provided as of April 5, 2013; the last draft reviewed by us. We have also assumed that all governmental, regulatory and other consents and approvals contemplated by the Agreement will be obtained and that in the course of obtaining any of those consents no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the Transaction.

        It is understood that this letter is intended for the benefit and use of the Board of Directors of the Company in its consideration of the Transaction and may not be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent. This letter does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Transaction or to take any other action in connection with the Transaction or otherwise. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company's officers, directors, or employees, or any class of such persons, relative to the Consideration. Our opinion does not address the Company's underlying business decision to effect the Merger. Our opinion does not address the non-financial terms of the Agreement, including any governance arrangement or effects relating to Purchaser.

        Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Consideration is fair, from a financial point of view, to the Company.

        This opinion and a summary discussion of our underlying analyses with respect to the Transaction, in form and substance satisfactory to us and our legal counsel, may be included in a proxy or registration statement of the Company distributed in connection with the Transaction.

Very truly yours,
/s/ LARS HANAN, Managing Partner

BROADOAK PARTNERS, LLC

Appendix C

STRATEGIC DIAGNOSTICS INC. CONSOLIDATED FINANCIAL STATEMENTS FOR THE FISCAL YEARS ENDED DECEMBER 31, 2012 AND DECEMBER 31, 2011

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Strategic Diagnostics Inc.:

        We have audited the accompanying consolidated balance sheets of Strategic Diagnostics Inc. and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income (loss), stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Strategic Diagnostics Inc. and subsidiaries as of December 31, 2012 and 2011, and the results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Baltimore, Maryland
April 15, 2013

STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	December 31, 2012	December 31, 2011
ASSETS
Current Assets:
Cash and cash equivalents	$18,145	$10,665
Restricted cash	—	300
Receivables, net	2,276	3,758
Inventories	1,990	2,142
Other current assets	457	618

Total current assets	22,868	17,483

Property and equipment, net	4,637	3,890
Other assets	28	6
Deferred tax asset	37	36
Intangible assets, net	—	1,207

Total assets	$27,570	$22,622

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current portion of long-term debt	$47	$300
Accounts payable	419	556
Accrued expenses	1,771	1,769
Deferred revenue	32	—

Total current liabilities	2,269	2,625

Long-term debt	191	—

COMMITMENTS AND CONTINGENCIES (NOTE 9)
Stockholders' Equity:
Preferred stock, $.01 par value, 20,920,648 shares authorized, no shares issued or outstanding	—	—
Common stock, $.01 par value, 50,000,000 shares authorized, 21,467,700 and 21,000,960 issued at December 31, 2012 and December 31, 2011, respectively	215	210
Additional paid-in capital	42,879	42,146
Treasury stock, 406,627 common shares at cost at December 31, 2012 and December 31, 2011	(555)	(555)
Accumulated deficit	(17,195)	(21,537)
Cumulative translation adjustments	(234)	(267)

Total stockholders' equity	25,110	19,997

Total liabilities and stockholders' equity	$27,570	$22,622

The accompanying notes are an integral part of these statements.

STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Year Ended December 31,
	2012	2011
Revenues	$15,071	$16,520
Cost of sales	7,533	7,885

Gross profit	7,538	8,635

Operating expenses:
Research and development	3,509	3,271
Selling, general and administrative	11,197	12,060

Total operating expenses	14,706	15,331

Operating loss	(7,168)	(6,696)
Interest income (expense), net	(25)	(33)

Loss from continuing operations before taxes	(7,193)	(6,729)
Income tax expense (benefit)	3	29

Loss from continuing operations, net of taxes	(7,196)	(6,758)

Discontinued operations:
Income from discontinued operations	1,656	3,427
Gain on sale of assets	9,882	3,033

Income from discontinued operations	11,538	6,460

Net income (loss)	$4,342	$(298)

Basic loss per share from continuing operations	$(0.35)	$(0.33)
Basic income per share from discontinued operations	0.56	0.32

Basic net income (loss) per share	$0.21	$(0.01)

Shares used in computing basic net income (loss) per share	20,534,047	20,435,935

Diluted loss per share from continuing operations	$(0.35)	$(0.33)
Diluted income per share from discontinued operations	0.56	0.32

Diluted net income (loss) per share	$0.21	$(0.01)

Shares used in computing diluted net income (loss) per share	20,534,047	20,435,935

The accompanying notes are an integral part of these statements.

STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSVE INCOME (LOSS)

(in thousands)

	Year Ended December 31,
	2012	2011
Net income (loss)	$4,342	$(298)
Foreign currency translation adjustment	33	(5)

Comprehensive income (loss)	$4,375	$(303)

The accompanying notes are an integral part of these statements.

STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

(in thousands)

	Preferred Stock	Common Stock	Additional Paid-In Capital	Treasury Stock	Accumulated Deficit	Cumulative Translation Adjustments	Total
Balance January 1, 2011	$—	$209	$41,551	$(555)	$(21,239)	$(262)	$19,704

Net loss	—	—	—	—	(298)	—	(298)
Currency translation adjustment	—	—	—	—	—	(5)	(5)
Employee stock purchase plan	—	1	17	—	—	—	18
Stock option exercises	—	—	64	—	—	—	64
Stock-based compensation	—	—	514	—	—	—	514

Balance December 31, 2011	—	210	42,146	(555)	(21,537)	(267)	19,997

Net income	—	—	—	—	4,342	—	4,342
Currency translation adjustment	—	—	—	—	—	33	33
Employee stock purchase plan	—	—	15	—	—	—	15
Stock-based compensation	—	5	718	—	—	—	723

Balance December 31, 2012	$—	$215	$42,879	$(555)	$(17,195)	$(234)	$25,110

The accompanying notes are an integral part of these statements.

STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2012	2011
Cash Flows from Operating Activities:
Net income (loss)	$4,342	$(298)
Add: Income from discontinued operations, net of taxes	11,538	6,460

Loss from continuing operations	(7,196)	(6,758)
Adjustments to reconcile loss from continuing operations to net cash cash provided by (used in) operating activities :
Depreciation and amortization	1,114	1,221
Stock-based compensation expense	725	517
Deferred income taxes	(1)	1
(Increase) decrease in:
Receivables	1,482	618
Inventories	(1,660)	(771)
Other current assets	161	(57)
Other assets	(22)	38
Increase (decrease) in:
Accounts payable	(137)	65
Accrued expenses	2	172
Deferred revenue	32	(24)
Net operating activities from discontinued operations	(9,018)	(2,174)

Net cash provided by (used in) operating activities	(2,980)	(692)

Cash Flows from Investing Activities:
Purchase of property and equipment	(1,628)	(991)
Net proceeds from sale of discontinued operations	12,075	4,217

Net cash provided by (used in) investing activities	10,447	3,226

Cash Flows from Financing Activities:
Proceeds from exercise of stock options	—	64
Proceeds from employee stock purchase plan	13	16
Restricted cash requirement	300	400
Repayments on financing obligations	(333)	(400)

Net cash provided by (used in) financing activities	(20)	80

Effect of exchange rate changes on cash	33	(5)
Net increase in cash and cash equivalents	7,480	2,609
Cash and Cash Equivalents, Beginning of Year	10,665	8,056

Cash and Cash Equivalents, End of Year	$18,145	$10,665

Supplemental Cash Flow Disclosure:
Capital lease obligations	$271	$—
Cash paid (received) for taxes and tax refunds	35	14
Cash paid for interest	30	46

The accompanying notes are an integral part of these statements

STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012

(in thousands, except share and per share data)

1. SUBSEQUENT EVENTS

        On April 5, 2013, the Company entered into an agreement to sell the assets of its Life Sciences business to OriGene Technologies, Inc. for $16.0 million. OriGene will acquire substantially all of the non-cash assets of SDIX and had agreed to offer employment to a substantial majority of the Company's employees. The transaction is expected to be completed during the quarter ending June 30, 2013, subject to the approval of the Company's shareholders and other customary closing conditions.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND CERTAIN BALANCE SHEET INFORMATION

Business

        Strategic Diagnostics Inc. and its subsidiaries ("SDIX" or the "Company") is a biotechnology company with a core mission of developing, commercializing and marketing innovative and proprietary products, services and solutions that preserve and enhance the quality of human health and wellness.

        The Company supplies products, custom services and critical reagents used across the life science research and development markets. The Company's Genomic Antibody Technology® ("GAT") is being used in proteomic research, disease understanding and drug/biomarker discovery among academic, biotech, in-vitro diagnostic and large pharmaceutical customers.

        By applying its core competencies of creating proprietary antibodies and assay development, the Company has produced sophisticated testing and reagent systems that are responsive to each customer's analytical information needs.

        SDIX is a customer-centric organization. The Company's goals are to consistently deliver increased value to its customers that facilitate their business results, reduce costs and help in the management of risk. SDIX sales professionals focus on delivering a quantifiable "return on investment" to their customers by reducing time and total costs associated with applications for which the Company's products are used. In addition, the Company believes its tests provide high levels of accuracy and reliability, which deliver more actionable test results to the customer as compared to alternative products. The Company is focused on sustaining profitable growth by leveraging its expertise in antibodies and immuno-technologies to successfully develop proprietary products and services that enhance the competitive advantage of its customers.

        The Company believes that its competitive position has been enhanced through the combination of talent, technology and resources resulting from the business development activities it has pursued since its inception. The Company has achieved meaningful economies of scale for the products it offers through the utilization of its facilities in Newark, Delaware and its facility in Windham, Maine for the manufacture of antibody products and services.

        The continued economic downturn, including disruptions in the capital and credit markets, may continue indefinitely and intensify, and could adversely affect our results of operations, cash flows and financial condition or those of our customers and suppliers. These circumstances could adversely affect our access to liquidity needed to conduct or expand our business or conduct acquisitions or make other discretionary investments. These circumstances may also adversely impact the capital needs of our customers and suppliers, which, in turn, could adversely affect their ability to purchase our products or

STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2012

(in thousands, except share and per share data)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND CERTAIN BALANCE SHEET INFORMATION (Continued)

supply us with necessary equipment and raw materials. This could adversely affect our results of operations, cash flows and financial condition. A weakening business climate could cause longer sales cycles and slower growth, and could expose us to increased business or credit risk in dealing with customers or suppliers adversely affected by economic conditions. Our ability to collect accounts receivable may be delayed or precluded if our customers are unable to pay their obligations.

Basis of Presentation

        The historical financial statements presented herein include the consolidated financial statements of Strategic Diagnostics Inc. and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. The Company consummated the sale of its Water Quality and Environmental products assets in December 2011 and the sale of its Food Pathogens and AG-GMO products assets in October 2012. The financial information of the Water Quality and Environmental products as well as the Food Pathogens and AG-GMO products, have been separately reclassified within the consolidated financial statements as discontinued operations. See Note 3 for further information.

Foreign Currency Translation

        The functional currency for the Company's United Kingdom branch operation is the British pound. Assets and liabilities related to this foreign operation are translated at the current exchange rates at the end of each period. The resulting translation adjustments are accumulated as a separate component of stockholders' equity. Revenues and expenses are translated at average exchange rates in effect during the period with foreign currency transaction gains and losses, if any, included in results of operations.

Use of Estimates

        The preparation of the consolidated financial statements requires the management of the Company to make a number of estimates and assumptions relating to the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. These estimates include those made in connection with assessing the valuation of accounts receivable, inventories, deferred tax assets and long lived assets. Actual results could differ from those estimates.

Accounts Receivable

        As of December 31, 2012 and 2011, the allowance for doubtful accounts was $63 and $141, respectively. If receivables are in dispute with the customer or otherwise deemed uncollectible, the Company's policy is to charge these write-offs against the allowance. The Company continually reviews the realizability of its receivables and charges current period earnings for the amount deemed unrealizable. At December 31, 2012 and 2011, net accounts receivable were $2,276 and $3,758, respectively.

STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2012

(in thousands, except share and per share data)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND CERTAIN BALANCE SHEET INFORMATION (Continued)

        A summary of the activity in the allowance for doubtful accounts for the years ended December 31, 2012 and 2011 is as follows:

	2012	2011
Balance, January 1	$141	$78

Adjustments to allowance for doubtful accounts charged to costs and expenses	(3)	74
Deductions-written off as uncollectible	(75)	(11)

Balance, December 31	$63	$141

Inventories

        The Company's inventories are valued at the lower of cost or market. For inventories that consist primarily of lab supplies, bulk antibody serum and antibody products, cost is determined using the first in, first out method.

        For inventories that consist of costs associated with the production of custom antibodies, cost is determined using the specific identification method. Realization of such inventories is dependent upon the successful completion of a project in accordance with customer specifications. Losses on projects in progress are recorded in the period such losses become probable.

        At December 31, inventories consisted of the following:

	December 31, 2012	December 31, 2011
Raw materials	$692	$706
Work in progress	1,023	717
Finished goods	275	719

Inventories	$1,990	$2,142

Property and Equipment

        Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives (generally three to five years) of the assets. Leasehold improvements are depreciated over the shorter of the lease term or the estimated useful life.

Long-Lived Assets

        Long-lived assets, such as property and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash

STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2012

(in thousands, except share and per share data)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND CERTAIN BALANCE SHEET INFORMATION (Continued)

flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Revenue Recognition

        Revenues composed of sales of certain antibodies and immunochemical reagents are recognized upon the shipment of the product and transfer of title, or when related services are provided. Revenues associated with such products or services are recognized when persuasive evidence of an order exists, shipment of product has occurred or services have been provided, the price is fixed or determinable and, collectability is reasonably assured. Management is required to make judgments based on actual experience about whether or not collectability is reasonably assured.

        The Company enters into contracts related to the production of custom antibodies, which provide for the performance of defined tasks for a fixed price, with delivery of the product upon completion of production. The standard time to complete a project is typically longer than 30 days but less than 12 months and effort is expended over the life of the project. Revenues related to sales of custom antibody projects are recognized when a project's specifications have been met and/or the related materials have been shipped.

        Fees associated with products and services added on to a custom antibody project subsequent to delivery of the initial project are billed monthly and recognized as revenue as the services and other deliverables are provided.

        The Company follows Accounting Standards Codification, (ASC) 605-25 Revenue Recognition—Multiple-Element Arrangements to determine the recognition of revenue under collaboration agreements that include multiple elements. The deliverables under these agreements are evaluated to determine if they have stand-alone value and revenue is allocated to the elements based upon their relative selling prices. Since the adoption of this standard, the Company has entered into one agreement with multiple-elements. During the year ended December 31, 2012, the Company recognized approximately $1,250 in revenue related to this agreement, comprised of $816 for technology access fees, $385 for materials shipped and $49 for consulting services provided.

Stock-Based Compensation

        The Company accounts for stock-based compensation using the fair value method, which requires that compensation costs related to employee share-based payment transactions are measured in the financial statements at fair value on the date of grant and are recognized over the vesting period of the award.

Research and Development

        Research and development costs are charged to expense as incurred.

STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2012

(in thousands, except share and per share data)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND CERTAIN BALANCE SHEET INFORMATION (Continued)

Accounting for Income Taxes

        Deferred income tax assets and liabilities are determined based on the differences between the financial statement and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits which are not expected to be realized. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in the period that such changes are enacted.

        The Company utilizes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. As a result of the implementation of authoritative guidance related to the accounting for uncertainty in income taxes, the Company recognizes in its financial statements the impact of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The authoritative guidance also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods and disclosure. The Company includes interest and penalties related to unrecognized tax benefits as a component of income tax expense. See Note 12 for further information.

Basic and Diluted Loss per Share

        Basic loss per share (EPS) is computed by dividing net income or loss available for common stockholders by the weighted-average number of common shares outstanding during the period. Diluted EPS is similar to basic EPS, except that the dilutive effect of converting or exercising all potentially dilutive securities is also included in the denominator. The Company's calculation of diluted EPS includes the dilutive effect of exercising stock options into common shares and the inclusion of unvested restricted stock awards. Basic loss per share excludes potentially dilutive securities. For the years 2012 and 2011, conversion of stock options and unvested restricted shares totaling 445,280, and 329,740, respectively, into common share equivalents were excluded from this calculation because they were anti-dilutive, due to the net losses recorded in the periods.

        Listed below are the basic and diluted share calculations for the years ended December 31, 2012 and 2011:

	2012	2011
Weighted average common shares outstanding	20,534,047	20,435,935
Shares used in computing basic net loss per share	20,534,047	20,435,935

Dilutive effect of stock options and unvested restricted stock awards	—	—

Shares used in computing diluted net loss per share	20,534,047	20,435,935

STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2012

(in thousands, except share and per share data)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND CERTAIN BALANCE SHEET INFORMATION (Continued)

Treasury Stock

        Shares of common stock repurchased by the Company are recorded at cost as treasury stock in the stockholders' equity section of the consolidated balance sheet, and as a use of cash in the financing activities section of the consolidated statement of cash flows.

Comprehensive Income (Loss)

        Comprehensive income (loss) is comprised of net income (loss) and currency translation adjustments and is presented in the consolidated statements of comprehensive income (loss).

Statements of Cash Flows

        The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

New Accounting Pronouncements

        In June 2011, the Financial Accounting Standards Board, (FASB) issued Accounting Standards Update (ASU) 2011-05 Comprehensive Income (Topic 220), Presentation of Comprehensive Income, which amends current comprehensive income guidance. This ASU increases the prominence of other comprehensive income in financial statements. Under this ASU, the Company has chosen to present the components of net income (loss) and comprehensive income (loss) in consecutive financial statements. The Company adopted the provisions of this guidance January 1, 2012, which resulted in adding the Consolidated Statements of Comprehensive Income (Loss) to our Consolidated Financial Statements.

3. DISCONTINUED OPERATIONS

        On October 16, 2012, the Company completed the sale of its Food Pathogens and AG-GMO products assets to Romer Labs for approximately $12,075, net of transaction fees. These assets included intellectual property, inventory, commercial contracts and equipment. The Company recognized a gain on the sale of these assets, after transaction fees, of $9,882.

        The Company may receive additional consideration of up to $600 if it is able to meet certain conditions by April 30, 2013 as provided for in the Asset Purchase Agreement. Any such additional consideration will be recorded as a gain on sale of assets as it is received.

        On December 8, 2011, the Company completed the sale of its water and environmental products assets to Modern Water PLC for approximately $4,217, net of transaction fees. These assets included intellectual property, inventory, commercial contracts and equipment. The Company recognized a gain on the sale of these assets, after transaction fees, of $3,033.

        In accordance with ASC 360, the results of operations and cash flow activity of the water and environmental products and the food pathogens and AG-GMO products were reclassified separately as

STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2012

(in thousands, except share and per share data)

3. DISCONTINUED OPERATIONS (Continued)

discontinued operations within the consolidated financial statements for all periods presented. The following table presents key information associated with the operating results of the discontinued operation for the reporting periods included in the Company's 2012 and 2011consolidated statements of operations:

  Results of Operations of Discontinued Operations

	Year Ended December 31,
	2012	2011
Revenues	$5,616	$11,040
Cost of sales	2,049	4,226

Gross profit	3,567	6,814

Operating expenses:
Research and development	324	463
Selling, general and administrative	1,587	2,924
Gain on sale of assets	(9,882)	(3,033)

Total operating expenses (income)	(7,971)	354

Operating income	11,538	6,460
Income tax expense (benefit)	—	—

Income from discontinued operations	$11,538	$6,460

        For comparative purposes, items from discontinued operations in the Company's 2011 Consolidated Balance Sheet include approximately $1,305 of accounts receivable, $1,021 of inventory, $41 of net property, plant and equipment and $1,207 for the Food Pathogens and AG-GMO products intangible assets.

4. PROPERTY AND EQUIPMENT

        As of December 31, property and equipment consisted of the following:

	2012	2011
Equipment	$8,281	$7,217
Building improvements	4,175	4,117
Furniture and fixtures	233	206
Land	1,452	1,452
Leasehold improvements	1,983	1,408

Total property and equipment	16,124	14,400
Less—accumulated depreciation and amortization	(11,487)	(10,510)

Net property and equipment	$4,637	$3,890

STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2012

(in thousands, except share and per share data)

4. PROPERTY AND EQUIPMENT (Continued)

        Depreciation expense was $1,029 and $1,107 in 2012 and 2011, respectively.

5. INTANGIBLE ASSETS

        As of December 31, intangible assets consisted of the following:

	2012	2011	Lives
Intangible assets	$—	$2,614	2 - 20
Less—accumulated amortization	—	(1,407)

Net intangible assets	$—	$1,207

        The Company's intangible assets, primarily the technology acquired from Molecular Circuitry Inc.("MCI") related to proprietary growth media used in the Company's food pathogens test kits, was sold as part of the sale of the Food Pathogens and AG-GMO products to Romer Labs in October 2012.

        Amortization of those intangible assets was on a straight line basis over their useful lives and was $85 and $114 in 2012, and 2011, respectively.

6. ACCRUED EXPENSES

        As of December 31, accrued expenses consisted of the following:

	2012	2011
Royalties	$36	$54
Compensation	1,153	1,283
Professional fees	287	168
Purchases	295	264

Total accrued expenses	$1,771	$1,769

7. LONG-TERM DEBT

        On March 26, 2012, the Company entered into a Master Equipment Lease agreement with a commercial bank (as amended November 14, 2012). The agreement is for a $500 revolving line of credit to lease equipment. The equipment leased has a distinct lease schedule under the agreement and provides for specific terms of payment related to that particular equipment lease. For accounting purposes, the leases are considered capital leases and accordingly are recorded as debt and amortized with an imputed interest rate according to the terms of the applicable equipment lease. All leases carry a one dollar buyout at lease end.

        To date, the Company has borrowed $271 against this Master Lease agreement, which includes three separate leases, of which $238 is outstanding as of December 31, 2012. Each of the leases contains a 60 month term with an imputed interest rate of approximately 4.3%.

STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2012

(in thousands, except share and per share data)

7. LONG-TERM DEBT (Continued)

        The Company has certain financial covenants to meet related to this Master Equipment Lease, including tangible net worth of not less than $15,000, minimum liquidity of $2,000 and a requirement to maintain its primary banking accounts with the commercial bank. As of December 31, 2012, the Company was in compliance with all applicable loan covenants.

        The following table is a schedule of the principal payments required under the Company's long-term indebtedness:

2013	$47
2014	53
2015	56
2016	58
2017	24

Total debt	$238

        Future expected interest payments in addition to principle payments are expected to be $23. Interest expense was $29 and $44 in 2012 and 2011, respectively.

8. SHARE-BASED COMPENSATION

        Under various plans, executives, key employees and outside directors receive awards of options to purchase common stock. The Company has a stock option plan (the "2000 Plan") which authorizes the granting of incentive and nonqualified stock options and restricted stock awards. Incentive stock options are granted at not less than 100% of fair market value at the date of grant (110% for stockholders owning more than 10% of the Company's common stock). Nonqualified stock options are granted at not less than 85% of fair market value at the date of grant. A maximum of 8,000,000 shares of common stock are issuable under the 2000 Plan. Certain additional options have been granted outside the 2000 Plan. These options generally follow the provisions of the 2000 Plan. The Company issues new shares to satisfy option exercises and the vesting of restricted stock awards.

        The Company also has an Employee Stock Purchase Plan (the "ESPP"). The ESPP allows eligible full-time employees to purchase shares of common stock at 90 percent of the lower of the fair market value of a share of common stock on the first or last day of the quarter. Eligible employees are provided the opportunity to acquire Company common stock during each quarter. No more than 661,157 shares of common stock may be issued under the ESPP. Such stock may be unissued shares or treasury shares of the Company or may be outstanding shares purchased in the open market or otherwise on behalf of the ESPP. For financial reporting purposes, the Company's ESPP is compensatory. Therefore, the Company is required to recognize compensation expense related to the discount from market value of shares sold under the ESPP.

STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2012

(in thousands, except share and per share data)

8. SHARE-BASED COMPENSATION (Continued)

        Share-based compensation expense recorded in 2012 and 2011 is summarized as follows:

	2012	2011
Stock options	$386	$396
Employee stock purchase plan	2	3
Restricted stock awards and restricted stock units	337	118

Total share-based compensation expense	$725	$517

        The deferred income tax benefit related to share-based compensation expense for the years ended December 31, 2012 and 2011 was $0 due to the full valuation allowance recorded against deferred tax assets (see Note 11). Share-based compensation expense is a component of selling, general and administrative expense, and is recorded as a non-cash expense in the operating activities section of the consolidated statement of cash flows.

        Information with respect to the stock options granted under the 2000 Plan and options granted separately from the 2000 Plan is summarized as follows:

	Number of Shares	Price Range	Weighted Average Remaining Contractual term	Aggregate Instrinsic Value
Balance, January 1, 2011	2,158,906	$1.10 - $5.17

Granted	795,400	$1.85 - $2.25
Exercised	(40,000)	$1.50 - $2.09
Cancelled / forfeited	(488,512)	$1.10 - $5.17

Balance, January 1, 2011	2,425,794	$1.49 - $4.65

Granted	739,500	$1.60 - $2.10
Cancelled / forfeited	(995,251)	$1.50 - $4.56

Balance, December 31, 2012	2,170,043	$1.49 - $4.65	6.7 years	$—

Vested and exercisable at December 31, 2012	1,216,743	$1.49 - $4.65	5.6 years	$—

Expected to vest as of December 31, 2012	2,089,213	$1.49 - $4.65	6.7 years	$—

        As of December 31, 2012, options covering 1,216,743 shares were exercisable with a weighted average exercise price of $2.34 per share, and 2,710,538 shares were available for future grant under the 2000 Plan.

        As of December 31, 2012, there was $570 of unrecognized compensation expense related to non-vested stock options that is expected to be recognized over a weighted average period of 2.4 years.

        The total aggregate intrinsic value of options exercised during the years ended December 31, 2012 and 2011 was $0 and $40, respectively. Cash received from the exercises during the years ended December 31, 2012 and 2011 was $0 and $64, respectively and are included within the financing activity section of the consolidated statements of cash flows.

STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2012

(in thousands, except share and per share data)

8. SHARE-BASED COMPENSATION (Continued)

        The weighted average fair value at the date of grant for options granted during 2012 and 2011 was estimated at $0.80 and $1.07 per share, respectively, using the Black-Scholes pricing model. The weighted-average assumptions used in the Black-Scholes model were as follows: dividend yield of 0%, expected volatility of 48% in 2012 and 50% in 2011, risk-free interest rate of 1.13% in 2012 and 2.32% 2011 and expected option life of 6 years in each of the years ended December 31, 2012 and 2011. The expected option life was computed using the sum of the average vesting period and the contractual life of the option and dividing by 2, for all periods presented.

        The following table provides additional information about the Company's stock options outstanding at December 31, 2012:

	Options Outstanding			Options Exercisable
		Weighted Average
Range of Exercise Prices	Number of Shares	Remaining Contractual Life	Exercise Price	Number of Shares	Wtd. Average Exercise Price
$1.49 - $2.51	1,840,902	7.3 Years	$1.85	887,602	$1.73
$3.05 - $3.57	81,300	1.6 Years	$3.51	81,300	$3.51
$3.69 - $4.65	247,841	4.2 Years	$4.17	247,841	$4.17

$1.49 - $4.65	2,170,043	6.7 Years	$2.18	1,216,743	$2.34

        The Company grants restricted stock awards (RSA) which is the right to receive shares. The fair value of RSAs is based on the market price for the stock at the date of grant. RSAs generally vest over periods of two to five years.

        The following table summarizes the changes in non-vested restricted stock units for the two year period ending December 31, 2012:

	Shares	Weighted Average Grant Date Fair Value	Aggregate Intrinsic Value
Non-vested RSAs at January 1, 2011	135,750	$1.95

Granted	42,500	$2.17
Vested	(54,500)	$2.54
Cancelled / forfeited	(7,500)	$1.49

Non-vested RSAs at December 31, 2011	116,250	$1.78

Granted	752,500	$1.99
Vested	(127,500)	$2.54
Cancelled / forfeited	(296,250)	$1.75

Non-vested RSAs at December 31, 2012	445,000	$1.60	$476

Expected to vest at December 31, 2012	403,125	$1.60	$431

STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2012

(in thousands, except share and per share data)

8. SHARE-BASED COMPENSATION (Continued)

        The Company recorded compensation expense of $337 and $118, respectively for the years ended December 31, 2012 and 2011, for RSAs. This expense is a component of selling, general and administrative expenses, and is recorded as a non-cash expense in the operating activities section of the consolidated statement of cash flows. As of December 31, 2012, 403,125 of the above non-vested RSAs are expected to vest and there is approximately $578 of unrecognized compensation expense related to non-vested RSAs that are expected to vest over a weighted average of 2.5 years.

        The Company also issued 410,000 performance-based Restricted Stock Units ("RSUs") during the year ended December 31, 2012, of which 200,000 have been forfeited. The fair value of an RSU is equal to the market value of a share of stock on the date of grant. The performance-based RSUs vest based upon the achievement of certain goals related to the Company's senior management team, for periods ranging from June 30, 2012 through December 31, 2015. Unless forfeited, the performance-based RSUs will be paid out in the form of stock, if the Company meets the performance targets. If the designated performance targets are not met, no payout will be made. As of December 31, 2012, performance related to 85,000 RSUs has been met, and these shares are included in the Restricted Stock summary above. No expense has been recognized for the remaining awards as the probability of achieving the targets is currently assessed as not probable.

        The Company also issued 315,000 performance-based Restricted Stock Units ("RSUs") during the year ended December 31, 2011, of which 50,000 have been forfeited. The performance-based RSUs vest based upon the achievement of certain revenue targets. 50% of the RSUs vest upon the achievement of certain revenue growth targets during any 12-month period prior to December 31, 2012, and any remaining unvested RSUs vest upon the achievement of certain revenue growth targets during any 12-month period prior to December 31, 2014. No expense has been recognized for these awards as the probability of achieving the targets is currently assessed as not probable.

9. GEOGRAPHIC AND CUSTOMER INFORMATION

        The Company develops and manufactures antibodies and provides services related to custom antibody production. These antibodies and related services are sold to medical diagnostic and pharmaceutical companies and research institutions.

Geographic:

        The following table sets forth revenues by geographic region:

	Year Ended December 31,
	2012	2011
United States	$12,882	$14,450
Rest of the world	2,189	2,070

Total	$15,071	$16,520

STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2012

(in thousands, except share and per share data)

9. GEOGRAPHIC AND CUSTOMER INFORMATION (Continued)

        The Company's basis for identifying sales by country is the ship-to location. There were no individual countries outside of the United States that represented more than 10% of the total revenues of the Company. There are no significant long-lived assets located outside the United States.

        Revenue from the Company's two largest customers was 9.6% and 9.5% of total revenue in 2012 and 13.2% and 10.7% of total revenue in 2011.

10. COMMITMENTS AND CONTINGENCIES

        The Company leases its office and manufacturing facilities and other equipment under operating leases. Rent expense for the years ended December 31, 2012 and 2011, was $895 and $949, respectively. Future commitments under non-cancelable leases at December 31, 2012 are as follows:

2013	$859
2014	879
2015	590
2016	177
2017 and thereafter	—

$2,505

        The Company's subsidiary, AZUR Environmental Limited, is the lessee for a real property lease located in the United Kingdom. In 2001, the landlord of the property gave AZUR Environmental Limited its consent to allow AZUR to assign the lease and its related obligations to a third party. As inducement to the landlord to grant the assignment, AZUR was required to guarantee performance under the original lease terms if the third party fails to perform. The lease term expires in November 2016 and provides for annual principal rent payments of approximately $150 per year in the aggregate and these amounts have been included in the table above.

        The Company is subject to various claims arising in the ordinary course of business. Although the ultimate outcome of these matters is presently not determinable, management does not believe that the outcome of these matters will have a material adverse effect on the Company's financial position or results of operations.

11. RETIREMENT SAVINGS PLAN

        The Company maintains a retirement savings plan qualified under Section 401(k) of the Internal Revenue Code. The plan allows for eligible employees to contribute a portion of their gross wages to the plan. The Company matches employees' contributions on a 100% basis up to 1% of gross wages and on a 50% basis up to the next 5% of gross wages. In 2012 and 2011, the Company recognized expense of $252 and $285, respectively, associated with this plan.

STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2012

(in thousands, except share and per share data)

12. INCOME TAXES

        The components of income (loss) from continuing operations before tax expense as of December 31 are as follows:

	2012	2011
United States	$(7,258)	$(6,269)
Rest of the world	65	(460)

Total	$(7,193)	$(6,729)

        The income tax expense (benefit) from continuing operations consists of the following:

		2012	2011
Federal	current	$—	$27
	deferred	—	—

		—	27

State	current	—	—
	deferred	—	—

		—	—

Foreign	current	3	—
	deferred	—	2

		3	2

Total		$3	$29

        The following table summarizes the significant differences between the U.S. Federal statutory rate and the Company's effective tax rate for financial statement purposes on income from continuing operations:

	2012	2011
Statutory tax rate	34.0%	34.0%
Expiring federal net operating losses	—	(8.7)
Valuation allowance, federal	20.2	6.8
Valuation allowance related to discontinued operations	(54.5)	(32.1)
Stock compensation expense	(0.8)	(2.5)
Research and development credits	1.7	2.8
Other, net	(0.6)	(1.0)

Total	0.0%	(0.7)%

STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2012

(in thousands, except share and per share data)

12. INCOME TAXES (Continued)

        Significant components of the Company's deferred tax assets as of December 31 are as follows:

	2012	2011
Net operating loss carryforwards	$4,930	$6,636
Credit carryforwards	1,299	1,187
Amortization and depreciation	2,615	2,883
Deferred compensation	442	253
Non-deductible reserves	342	255
Inventory costs not currently deductible	334	367

Total deferred tax assets	9,962	11,581
Valuation allowance	(9,925)	(11,545)

Net deferred tax assets	$37	$36

        For the year ended December 31, 2012, the Company recorded income tax expense of $3. Foreign tax expense of $3 represents tax on interest income earned in the UK.

        Overall, the valuation allowance for deferred tax assets decreased during 2012 by $1,620. The valuation allowance was decreased by $3,920 related to net operating losses utilized by income from discontinued operations, which was offset by an increase in the valuation allowance of $2,300 related to the net operating loss generated by continuing operations during 2012.

        FASB ASC 740, Accounting for Income Taxes ("FASB ASC 740"), requires a company to evaluate its deferred tax assets on a regular basis to determine if a valuation allowance against the net deferred tax assets is required. Pursuant to FASB ASC 740, a cumulative pre-tax loss in recent years is significant negative evidence that is difficult to overcome in considering whether deferred tax assets are more likely than not realizable. The Company has evaluated the possibility of potential tax planning strategies and determined that none currently exist that the Company would conclude are prudent and feasible. The Company has concluded, based upon the evaluation of all available evidence, that it is more likely than not that the U.S. federal and state net deferred tax assets will not be realized and has recorded a full valuation allowance on its U.S. federal and state net deferred tax assets, as of December 31, 2012.

        At December 31, 2012, the Company had approximately $4,700 of net operating loss carryforwards for tax purposes which have no expiration related to operations in the United Kingdom ("UK"). Management considered positive and negative indicators, as well as potential tax planning strategies, and has concluded that a substantial valuation allowance of approximately $897 was necessary for the foreign deferred tax assets of approximately $934. The positive indicators include the contribution to income before taxes by the foreign operations in the UK for 2012, 2011 and 2010, and the forecasted income before taxes in the UK for 2013 and 2014. The negative indicators include a history of substantial net operating losses in the UK, the lack of income before taxes prior to 2004, limited income before taxes in the recent years and limitations with regard to estimating income in the UK beyond 2014 resulting from a year-to-year evaluation of the future need for a UK subsidiary.

STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2012

(in thousands, except share and per share data)

12. INCOME TAXES (Continued)

        At December 31, 2012, the Company had U.S. federal net operating loss carryforwards of approximately $10,978 including those of acquired companies, which will expire as follows:

Year	Net Operating Loss (in thousands)
2022	$1,222
2024	1,876
2025	3
2026	1
2027	1
2028	3,492
2029	2,501
2030	1,281
2031	601

Total	$10,978

        The above includes net operating losses of $662 which, if realized, would be accounted for as additional paid in capital and excludes $1,190 related to unrecognized tax benefits.

        The Tax Reform Act of 1986 (the "Act") limits the annual use of net operating loss and income tax credit carryforwards (after certain ownership changes, as defined by the Act). The application of these limits could significantly restrict the Company's ability to utilize these carryforwards. Certain of the Company's total net operating loss carryforwards from 2001 and prior years are subject to limitations on their annual use since a cumulative change in ownership of more than 50% has occurred within a three-year period with respect to those net operating loss carryforwards. The Company is currently evaluating recent changes in ownership and has determined that no limitations on net operating carryforwards exist for the years expiring 2028 through 2031 (tax years 2008 through 2011). If it is determined that an ownership change of more than 50% within a three-year period did occur for prior years, as determined pursuant to the Internal Revenue Code and Regulations, substantially all the net operating loss carryforwards and income tax credit carryforwards expiring through 2027 could be subject to annual limitations on usage. Because U.S. tax laws limit the time period during which these carryforwards may be applied against future taxable income, the Company may not be able to take full advantage of these attributes for federal and state income tax purposes due to the annual limitation usage.

        The Company has federal research and experimentation credit carryforwards of $1,074, net of $119 related to unrecognized tax benefits, as of December 31, 2012, which are set to expire in years 2021 through 2032. The Company also has federal alternative minimum tax credit carryforwards of $6 which have indefinite lives.

        For the year ended December 31, 2012, the Company increased its unrecognized tax benefits by $36.

STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2012

(in thousands, except share and per share data)

12. INCOME TAXES (Continued)

        The following table is a reconciliation of the gross unrecognized tax benefits during the years ended December 31:

	2012	2011
Gross unrecognized tax benefits as of January 1	$554	$540
Increases from positions taken in prior periods	—	1
Decreases from positions taken in prior periods	—	(26)
Increases from positions taken in current period	36	39

Gross unrecognized tax benefits as of December 31	$590	$554

        The unrecognized tax benefits at December 31, 2012 of $590, if recognized in a period where there was not a full valuation allowance, would affect the effective tax rate.

        The Company is subject to U.S. federal and UK income tax, as well as income taxes of multiple state jurisdictions.

        The Company recognizes accrued interest expense and penalties related to uncertain tax benefits that have resulted in a refund or reduction of income taxes paid. Unrecognized tax benefits aggregating $584 would reduce already existing net operating loss and tax credit carryforwards and therefore require no accrual for interest or penalty in any of the years 2012 or 2011. The remaining unrecognized tax benefit of $6 include diminimus interest and penalty where required.

        For federal purposes, post-1992 tax years remain open to examination as a result of net operating loss carryforwards. For state purposes, the statute of limitations remains open in a similar manner for states that have generated net operating losses. The Company does not expect that the total amount of unrecognized tax benefits related to positions taken in prior periods will change significantly during the next twelve months.

STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2012

(in thousands, except share and per share data)

13. QUARTERLY FINANCIAL DATA (unaudited)

	Three Months Ended,
	March 31	June 30	September 30	December 31
	(In thousands except per share data)
2012
Revenues	$3,980	$3,635	$3,995	$3,461
Gross profit	2,283	1,753	1,910	1,592
Loss from continuing operations	(1,506)	(2,115)	(1,720)	(1,855)
Income from discontinued operations	309	659	690	9,880
Net income (loss)	(1,197)	(1,456)	(1,030)	8,025
Basic loss per share from continuing operations	(0.07)	(0.10)	(0.09)	(0.09)
Basic income per share from discontinued operations	0.01	0.03	0.03	0.49
Basic net income (loss) per share	(0.06)	(0.07)	(0.06)	0.40
Diluted loss per share from continuing operations	(0.07)	(0.10)	(0.09)	(0.09)
Diluted income per share from discontinued operations	0.01	0.03	0.03	0.49
Diluted net income (loss) per share	(0.06)	(0.07)	(0.06)	0.40
2011
Revenues	$4,497	$4,154	$4,084	$3,785
Gross profit	2,343	2,317	2,292	1,683
Loss from continuing operations	(1,577)	(1,597)	(1,558)	(2,026)
Income from discontinued operations	919	940	864	3,737
Net income (loss)	(658)	(657)	(694)	1,711
Basic loss per share from continuing operations	(0.08)	(0.08)	(0.07)	(0.10)
Basic income per share from discontinued operations	0.05	0.05	0.04	0.18
Basic net income (loss) per share	(0.03)	(0.03)	(0.03)	0.08
Diluted loss per share from continuing operations	(0.08)	(0.08)	(0.07)	(0.10)
Diluted income per share from discontinued operations	0.05	0.05	0.04	0.18
Diluted net income (loss) per share	(0.03)	(0.03)	(0.03)	0.08

Appendix D

STRATEGIC DIAGNOSTICS INC. UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2013

STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(unaudited)

	March 31, 2013	December 31, 2012
ASSETS
Current Assets:
Cash and cash equivalents	$16,026	$18,145
Other current assets	510	71
Current assets held for sale	5,097	4,652

Total current assets	21,633	22,868

Deferred tax asset	35	37
Non-current assets held for sale	4,893	4,665

Total assets	$26,561	$27,570

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accrued expenses	1,905	1,437
Current liabilities held for sale	850	832

Total current liabilities	2,755	2,269

Non-current liabilities held for sale	215	191

Stockholders' Equity:
Preferred stock, $.01 par value, 20,920,648 shares authorized, no shares issued or outstanding	—	—
Common stock, $.01 par value, 50,000,000 shares authorized, 21,521,461 and 21,467,700 issued at March 31, 2013 and December 31, 2012, respectively	215	215
Additional paid-in capital	43,003	42,879
Treasury stock, 406,627 common shares at cost at March 31, 2013 and December 31, 2012	(555)	(555)
Accumulated deficit	(18,789)	(17,195)
Cumulative translation adjustments	(283)	(234)

Total stockholders' equity	23,591	25,110

Total liabilities and stockholders' equity	$26,561	$27,570

The accompanying notes are an integral part of these statements.

STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2013	2012
Revenues	$—	$—

Gross profit	—	—

Operating expenses:
Selling, general and administrative	454	441

Total operating expenses	454	441

Operating loss	(454)	(441)
Interest income (expense), net	—	—

Loss from continuing operations before taxes	(454)	(441)
Income tax expense (benefit)	—	—

Loss from continuing operations, net of taxes	(454)	(441)
Loss from discontinued operations	(1,140)	(756)

Net loss	$(1,594)	$(1,197)

Basic loss per share from continuing operations	$(0.02)	$(0.02)
Basic loss per share from discontinued operations	(0.06)	(0.04)

Basic net loss per share	$(0.08)	$(0.06)

Shares used in computing basic net loss per share	20,619,165	20,488,242

Diluted loss per share from continuing operations	$(0.02)	$(0.02)
Diluted loss per share from discontinued operations	(0.06)	(0.04)

Diluted net loss per share	$(0.08)	$(0.06)

Shares used in computing diluted net loss per share	20,619,165	20,488,242

The accompanying notes are an integral part of these statements.

STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2013	2012
Net loss	$(1,594)	$(1,197)
Foreign currency translation adjustment	(49)	22

Comprehensive loss	$(1,643)	$(1,175)

The accompanying notes are an integral part of these statements

STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2013	2012
Cash Flows from Operating Activities :
Net loss	$(1,594)	$(1,197)
Less: Loss from discontinued operations	1,140	756
Loss from continuing operations	(454)	(441)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities :
Deferred income tax provision	2	—
(Increase) in :
Other current assets	(439)	(526)
Increase in :
Accrued expenses	468	381
Net operating activities from discontinued operations	(1,359)	280

Net cash used in operating activities	(1,782)	(306)
Cash Flows from Investing Activities :
Net investing activities from discontinued operations	(277)	(585)

Net cash used in investing activities	(277)	(585)
Cash Flows from Financing Activities :
Proceeds from employee stock purchase plan	2	2
Restricted cash requirement	—	100
Net financing activities from discontinued operations	(13)	(100)

Net cash provided by (used in) financing activities	(11)	2
Effect of exchange rate changes on cash	(49)	22
Net decrease in Cash and Cash Equivalents	(2,119)	(867)
Cash and Cash Equivalents, Beginning of Period	18,145	10,665

Cash and Cash Equivalents, End of Period	$16,026	$9,798

Supplemental Cash Flow Disclosure :
Cash paid for taxes, net of tax refunds	27	14
Cash paid for interest	5	9
Noncash investing activity, purchase of property and equipment	145	—
Noncash investing activity, capital lease obligations	45	—

The accompanying notes are an integral part of these statements.

STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(in thousands, except share and per share data)

(unaudited)

1. SUBSEQUENT EVENTS

        On April 5, 2013, Strategic Diagnostics Inc., a Delaware corporation ("SDIX Inc."), SDIX, LLC, a Delaware limited liability company (the "Purchaser") and OriGene Technologies, Inc., a Delaware corporation and the ultimate parent of the Purchaser ("Parent" or "OriGene") entered into an Asset Purchase Agreement (the "Asset Purchase Agreement").

        Pursuant to the terms and conditions of the Asset Purchase Agreement, the Purchaser will acquire all of SDIX Inc.'s right, title, and interest in substantially all of the assets, equipment, inventory, and intellectual property (the "Purchased Assets") related exclusively to SDIX Inc.'s life sciences business, the product portfolio in respect of which includes a full suite of integrated capabilities, including antibody and assay design, development and production and the Advanced Technologies Business (the "Asset Sale"). The Purchaser will also assume and agree to discharge the Assumed Liabilities, as defined in the Asset Purchase Agreement. Parent unconditionally guarantees Purchaser's obligations in the Asset Purchase Agreement. The purchase price for the Purchased Assets is $16,000, which is subject to a post-closing working capital adjustment. SDIX Inc. will retain the cash from the purchase price, less the escrow amount (described below) until such amount, if any, is released from escrow.

        SDIX Inc. and Purchaser each made customary representations, warranties and covenants in the Asset Purchase Agreement. At closing, $1,300 of the purchase price will be placed in escrow to be governed by the terms of a separate escrow agreement. The Asset Purchase Agreement contains indemnification provisions pursuant to which SDIX Inc. and the Purchaser have agreed to indemnify the other for certain losses, including with respect to environmental, litigation, tax and other matters.

        Customary covenants govern the time between the date of the Asset Purchase Agreement and the closing regarding conduct of the Business, access to information pertaining to the Business, confidentiality, publicity, and notification of certain events. The Asset Purchase Agreement also contains restrictive covenants, including, that SDIX Inc. not (i) engage in a competing business for a period of five years after the closing date, (ii) directly or indirectly solicit Purchaser's employees for a period of two years after the closing date, (iii) directly or indirectly solicit the Purchaser's customers for a period of five years after the closing date and (iv) disparage the Purchaser at any time.

        The closing will occur by August 31, 2013, unless otherwise agreed by SDIX Inc. and Purchaser. The Asset Purchase Agreement may be terminated (i) by mutual written consent of SDIX Inc. and the Purchaser, (ii) if closing does not occur on or before August 31, 2013, (iii) if stockholder approval is not obtained by SDIX Inc., (iv) if SDIX Inc. receives a Superior Proposal, as defined in the Agreement, (v) by Purchaser if there has been a Material Adverse Effect, as defined in the Asset Purchase Agreement, and in other circumstances. SDIX Inc. has agreed to pay the Purchaser a termination fee of $480 if, among other things, (i) stockholder approval is not obtained by SDIX Inc., (ii) SDIX Inc. changes its recommendation to the stockholders or (iii) SDIX Inc. accepts an Acquisition Proposal, as defined in the Asset Purchase Agreement, and a transaction is consummated within 12 months of termination of the Asset Purchase Agreement.

        Except as otherwise indicated, the disclosure set forth in these Notes to Consolidated Interim Financial Statements and elsewhere in this Form 10-Q does not give effect to the closing of the Asset Sale, which is subject to conditions as described above. Should the Asset Sale be consummated,

STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

(unaudited)

1. SUBSEQUENT EVENTS (Continued)

SDIX Inc. will no longer own its historical operating assets, and its past business operations will be discontinued.

        In accordance with Accounting Standards Codification (ASC) 360, Property, Plant and Equipment, the results of operations, cash flow activity and assets and liabilities of the Life Sciences business and Food Pathogen and AG-GMO products assets were reclassified separately as held for sale and as a discontinued operation within the consolidated financial statements for all periods presented. (Note 4, Discontinued Operations)

2. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business

        SDIX Inc. and its subsidiaries collectively, ("SDIX" or the "Company") is a biotechnology company with a core mission of developing, commercializing and marketing innovative and proprietary products, services and solutions that preserve and enhance the quality of human health and wellness.

        The Company supplies products, custom services and critical reagents used across the life science research and development markets. The Company's Genomic Antibody Technology® ("GAT") is being used in proteomic research, disease understanding and drug/biomarker discovery among academic, biotech, in-vitro diagnostic ("IVD") and large pharmaceutical customers.

        By applying its core competencies of creating proprietary antibodies and assay development, the Company has produced sophisticated testing and reagent systems that are responsive to each customer's analytical information needs.

        SDIX is a customer-centric organization. The Company's goals are to consistently deliver increased value to its customers that facilitate their business results, reduce costs and help in the management of risk. SDIX sales professionals focus on delivering a quantifiable "return on investment" to their customers by reducing time and total costs associated with applications for which the Company's products are used. In addition, the Company believes its tests provide high levels of accuracy and reliability, which deliver more actionable test results to the customer as compared to alternative products. The Company is focused on sustaining profitable growth by leveraging its expertise in antibodies and immuno-technologies to successfully develop proprietary products and services that enhance the competitive advantage of its customers.

        The Company believes that its competitive position has been enhanced through the combination of talent, technology and resources resulting from the business development activities it has pursued since its inception. The Company has achieved meaningful economies of scale for the products it offers through the utilization of its facilities in Newark, Delaware and its facility in Windham, Maine for the manufacture of antibody products and services.

        The continued economic downturn, including disruptions in the capital and credit markets, may continue indefinitely and intensify, and could adversely affect our results of operations, cash flows and financial condition. These circumstances could adversely affect our access to liquidity needed to conduct or expand our business or conduct acquisitions or make other discretionary investments.

STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

(unaudited)

2. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Basis of Presentation and Interim Financial Statements

        The accompanying unaudited consolidated interim financial statements of the Company have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") regarding interim financial reporting. Accordingly, they do not include all the information and footnotes required by U.S. generally accepted accounting principles ("GAAP") for complete financial statements and should be read in conjunction with the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012. In the opinion of management, the accompanying consolidated interim financial statements include all adjustments (all of which are of a normal recurring nature) necessary for a fair presentation of the results of operations. The interim operating results are not necessarily indicative of the results to be expected for the entire year.

Revenue Recognition

        Revenues from discontinued operations composed of sales of immunoassay-based test kits and certain antibodies and immunochemical reagents are recognized upon the shipment of the product and transfer of title, or when related services are provided. Revenues associated with such products or services are recognized when persuasive evidence of an order exists, shipment of product has occurred or services have been provided, the price is fixed and determinable and collectability is reasonably assured. Management is required to make judgments based on actual experience about whether or not collectability is reasonably assured.

        The Company enters into contracts related to the production of custom antibodies, which provide for the performance of defined tasks for a fixed price, with delivery of the product upon completion of production. The standard time to complete a project is typically longer than 30 days but less than 12 months, and effort is expended over the life of the project. Revenues related to sales of custom antibody projects are recognized when a project's specifications have been met and the related materials have been shipped.

        Fees associated with products and services added on to a custom antibody project subsequent to delivery of the initial project are billed monthly and recognized as revenue as the services and other deliverables are provided. Sales taxes collected from customers are presented net in the consolidated statement of operations.

        The Company follows Accounting Standards Codification, (ASC) 605-25 "Revenue Recognition—Multiple-Element Arrangements" to determine the recognition of revenue under collaboration agreements that include multiple elements. The deliverables under these agreements are evaluated to determine if they have stand-alone value and revenue is allocated to the elements based upon their relative selling prices. Since the adoption of this standard, the Company has entered into one agreement with multiple-elements. During the first three months of 2012, the Company recognized approximately $920 in revenue related to this $1,250 agreement. The amount recognized was comprised of $95 for materials supplied, $9 in consulting services provided and $816 in technology access fees. In November 2012, the Company announced this agreement had been terminated by BD Diagnostics and that all revenues related to the initial $1,250 payment had been earned.

STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

(unaudited)

2. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates

        The preparation of the consolidated interim financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated interim financial statements, and the reported amounts of revenues and expenses during the period. These estimates include those made in connection with assessing the valuation of accounts receivable, inventories, deferred tax assets and long lived assets. Actual results could differ from these estimates.

3. BASIC AND DILUTED LOSS PER SHARE

        Basic loss per share (EPS) is computed by dividing net loss available for common stockholders by the weighted-average number of common shares outstanding during the period. Diluted EPS is similar to basic EPS, except that the dilutive effect of converting or exercising all potentially dilutive securities is also included in the denominator such as stock options and restricted stock units. Basic loss per share excludes potentially dilutive securities. For the three month periods ended March 31, 2013 and 2012, conversion of stock options and unvested restricted shares totaling 495,000 and 349,398, respectively, into common share equivalents were excluded from this calculation because they were anti-dilutive, due to the net loss incurred in each of the periods.

	Three Months Ended March 31,
	2013	2012
Weighted average common shares outstanding	20,619,165	20,488,242
Shares used in computing basic loss per share	20,619,165	20,488,242

Dilutive effect of stock options and unvested restricted stock units	—	—

Shares used in computing diluted loss per share	20,619,165	20,488,242

4. DISCONTINUED OPERATIONS

        On April 5, 2013, the Company entered into an agreement to sell the assets of its Life Sciences business to OriGene for $16,000 in cash. OriGene will acquire substantially all of the non-cash assets and assume certain liabilities of SDIX and has agreed to offer employment to a substantial majority of the Company's employees. The transaction is expected to be completed during the quarter ending June 30, 2013, subject to the approval of the Company's shareholders and other customary closing conditions. (See Note 1, Subsequent Events)

        On October 16, 2012, the Company completed the sale of its Food Pathogens and AG-GMO products assets to Romer Labs for approximately $12,075, net of transaction fees. These assets included intellectual property, inventory, commercial contracts and equipment. The Company recognized a gain on the sale of these assets, after transaction fees, of $9,882.

STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

(unaudited)

4. DISCONTINUED OPERATIONS (Continued)

        The Company may receive additional consideration of up to $600 if it is able to meet certain conditions by April 30, 2013 as provided for in the Asset Purchase Agreement. As of April 30, 2013, the Company received $150 pursuant to this additional consideration, and is currently seeking an extension of time to meet the remaining conditions to receive the $450 balance remaining. Any such, additional consideration will be recorded as a gain on sale of assets as it is received.

        In accordance with Accounting Standards Codification (ASC) 360, Property, Plant and Equipment, the results of operations, cash flow activity and assets and liabilities of the Life Sciences business and Food Pathogen and AG-GMO products assets were reclassified separately as items held for sale and as a discontinued operation within the consolidated financial statements for all periods presented.

        The following tables presents key information associated with the operating results of the discontinued operation for the reporting periods included in the Company's consolidated balance sheets and consolidated statements of operations:

Assets and Liabilities of Discontinued Operations Held for Sale

	March 31, 2013	December 31, 2012
ASSETS
Current Assets:
Receivables, net	$2,451	$2,276
Inventories	2,276	1,990
Other current assets	370	386

Total current assets held for sale	$5,097	$4,652

Property and equipment, net	4,868	4,637
Other assets	25	28

Total non-current assets held for sale	$4,893	$4,665

LIABILITIES
Current Liabilities:
Current portion of long-term debt	$55	$47
Accounts payable	553	419
Accrued expenses	205	334
Deferred revenue	37	32

Total current liabilities held for sale	$850	$832

Long-term debt	215	191

Total non-current liabilities held for sale	$215	$191

STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

(unaudited)

4. DISCONTINUED OPERATIONS (Continued)

Results of Operations of Discontinued Operations

	Three Months Ended March 31,
	2013	2012
Revenues	$3,383	$5,637
Cost of sales	1,705	2,442

Gross profit	1,678	3,195

Operating expenses:
Research and development	486	1,098
Selling, general and administrative	2,327	2,846

Total operating expenses	2,813	3,944

Operating loss	(1,135)	(749)
Interest expense, net	5	7

Loss from discontinued operations	$(1,140)	$(756)

5. SHARE-BASED COMPENSATION

        Under various plans, executives, key employees and outside directors receive awards of options to purchase common stock. The Company has a stock option plan (the "2000 Plan") which authorizes the granting of incentive and nonqualified stock options and restricted stock units. Incentive stock options are granted at not less than 100% of fair market value at the date of grant (110% for stockholders owning more than 10% of the Company's common stock). Nonqualified stock options are granted at not less than 85% of fair market value at the date of grant. A maximum of 8,000,000 shares of common stock are issuable under the 2000 Plan. Certain additional options have been granted outside the 2000 Plan. These options generally follow the provisions of the 2000 Plan. The Company issues new shares to satisfy option exercises and the vesting of restricted stock awards.

        The Company also has an Employee Stock Purchase Plan (the "ESPP"). The ESPP allows eligible full-time employees to purchase shares of common stock at 90 percent of the lower of the fair market value of a share of common stock on the first or last day of the quarter. Eligible employees are provided the opportunity to acquire Company common stock during each quarter. No more than 661,157 shares of common stock may be issued under the ESPP. Such stock may be unissued shares or treasury shares of the Company or may be outstanding shares purchased in the open market or otherwise on behalf of the ESPP. The Company's ESPP is compensatory and therefore, the Company is required to recognize compensation expense related to the discount from market value of shares sold under the ESPP. The Company issues new shares to satisfy shares purchased under the ESPP.

STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

(unaudited)

5. SHARE-BASED COMPENSATION (Continued)

        Share-based compensation expense recorded in the three month periods ended March 31, 2013 and 2012 is summarized as follows:

	Three Months Ended March 31,
	2013	2012
Stock options	$77	$106
Employee stock purchase plan	—	1
Restricted stock awards	43	27

Total share-based compensation expense	$120	$134

        Share-based compensation expense is a component of selling, general and administrative expense, and is recorded as a net operating activity from discontinued operations in the operating activities section of the Company's consolidated statements of cash flows.

        No options were exercised in the three month periods ended March 31, 2013 and 2012. Proceeds received from employee payments into the ESPP in the three month periods ended March 31, 2013 and 2012, were $2 in both periods. These amounts are recorded in the cash flows from financing activities section of the Company's consolidated statements of cash flows.

        Information with respect to the activity of outstanding stock options granted under the 2000 Plan and options granted separately from the 2000 Plan for the three months ended March 31, 2013 is summarized as follows:

	Number of Shares	Price Range	Weighted Average Remaining Contractual term	Aggregate Instrinsic Value
Balance, January 1, 2013	2,170,043	$1.49 - $4.65

Granted	81,200	$1.19 - $1.19
Cancelled / Forfeited	(32,800)	$2.00 - $3.45

Balance, March 31, 2013	2,218,443	$1.19 - $4.65	6.6 years	$—

Vested and excercisable at March 31, 2013	1,327,101	$1.49 - $4.65	5.7 years	$—

Expected to vest as of March 31, 2013	2,143,309	$1.19 - $4.65	6.6 years	$—

        During the three month period ended March 31, 2013, there were 81,200 options granted with a weighted average grant date fair value, based on a Black-Scholes option pricing model, of $0.44 per share. The assumptions used in the Black-Scholes model are as follows: dividend yield 0%, expected volatility 47.1%, risk-free interest rate 1.17% and expected life of 6.25 years. The Company uses the Simplified Method for determining the expected life of options granted to employees which is computed using the sum of the average vesting period and the contractual life of the option and dividing by two, for all periods presented. The Company uses the contractual life of the option to determine the expected life of the option for nonemployees.

STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

(unaudited)

5. SHARE-BASED COMPENSATION (Continued)

        The following table provides additional information about the Company's stock options outstanding and exercisable at March 31, 2013:

	Options Outstanding			Options Exercisable
		Weighted Average
Range of Exercise Prices	Number of Shares	Remaining Contractual Life	Exercise Price	Number of Shares	Wtd. Average Exercise Price
$1.19 - $2.51	1,904,302	7.1 Years	$1.82	1,012,960	$1.76
$3.05 - $3.57	66,300	1.8 Years	$3.52	66,300	$3.52
$3.69 - $4.65	247,841	3.9 Years	$4.17	247,841	$4.17

$1.19 - $4.65	2,218,443	6.6 Years	$2.13	1,327,101	$2.30

        A summary of the status of the Company's unvested restricted stock as of December 31, 2012 and changes during the three month period ended March 31, 2013 is presented below.

	Shares	Weighted Average Grant Date Fair Value	Aggregate Intrinsic Value
Non-vested RSA's at January 1, 2013	445,000	$1.60

Granted	100,000	$1.08
Cancelled / forfeited	(50,000)	$1.59

Non-vested RSA's at March 31, 2013	495,000	$1.50	$485

Expected to vest at March 31, 2013	448,125	$1.50	$439

        Restricted stock granted is generally scheduled to vest over periods of two to four years. The cost of the grant is charged to operations over the vesting period. At March 31, 2013, the weighted average remaining term of non-vested restricted stock was 2.5 years.

        The Company also issued 410,000 performance-based Restricted Stock Units ("RSUs") during the period ended March 31, 2012, of which 200,000 have been forfeited. The fair value of an RSU is equal to the market value of a share of stock on the date of grant. The performance-based RSUs vest based upon the achievement of certain goals related to the Company's senior management team, for periods ranging from June 30, 2012 through December 31, 2015. Unless forfeited, the performance-based RSUs will be paid out in the form of stock, if the Company meets the performance targets. If the designated performance targets are not met, no payout will be made. Performance related to 85,000 RSUs was met in the quarter ended December 31, 2012, and these shares are included in the Restricted Stock summary above. No additional performance targets were met in the quarter ended March 31, 2013. No expense has been recognized for the remaining awards as the probability of achieving the targets is currently assessed as not probable.

        The Company also issued 315,000 performance-based Restricted Stock Units ("RSUs") during the year ended December 31, 2011, of which 50,000 have been forfeited. The performance-based RSUs vest based upon the achievement of certain revenue targets. 50% of the RSUs vest upon the achievement of

STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

(unaudited)

5. SHARE-BASED COMPENSATION (Continued)

certain revenue growth targets during any 12-month period prior to December 31, 2012, and any remaining unvested RSUs vest upon the achievement of certain revenue growth targets during any 12-month period prior to December 31, 2014. No expense has been recognized for these awards as the probability of achieving the targets is currently assessed as not probable.

6. INVENTORIES

        The Company's inventories are valued at the lower of cost or market. For inventories that consist primarily of test kit components, bulk serum and antibody products, cost is determined using the first in, first out method. For inventories that consist of costs associated with the production of custom antibodies, cost is determined using the specific identification method. At March 31, 2013 and December 31, 2012, inventories consisted of the following and are included in assets held for sale (Note 4, Discontinued Operations):

	March 31, 2013	December 31, 2012
Raw materials	$695	$692
Work in progress	1,162	1,023
Finished goods	419	275

Inventories	$2,276	$1,990

7. DEBT

        On March 26, 2012, the Company entered into a Master Equipment Lease agreement with a commercial bank (as amended November 14, 2012). The agreement is for a $500 revolving line of credit to lease equipment. The equipment leased has a distinct lease schedule under the agreement and provides for specific terms of payment related to that particular equipment lease. For accounting purposes, the leases are considered capital leases and accordingly are recorded as debt and amortized with an imputed interest rate according to the terms of the applicable equipment lease. All leases carry a one dollar buyout at lease end.

        To date, the Company has borrowed $316 against this Master Lease agreement, which includes four separate leases, of which $270 is outstanding as of March 31, 2013. Each of the leases contains a 60 month term with an imputed interest rate of approximately 4.3%.

        The Company has certain financial covenants to meet related to this Master Equipment Lease, including tangible net worth of not less than $15,000, minimum liquidity of $2,000 and a requirement to maintain its primary banking accounts with the commercial bank. As of March 31, 2013, the Company was in compliance with all applicable loan covenants. This debt is included in both current liabilities held for sale ($55) and non-current liabilities held for sale ($215). (Note 4, Discontinued Operations)

STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

(unaudited)

8. INCOME TAXES

        The Company evaluates its deferred tax assets on a regular basis to determine if a valuation allowance against the net deferred tax assets is required. The Company had a full valuation allowance offsetting its U.S. federal and state net deferred tax assets which primarily represent net operating loss carryforwards ("NOLs") at December 31, 2012. During the three month period ended March 31, 2013, the Company's management concluded that the full valuation allowance for U.S. federal and state net deferred tax assets is appropriate as the facts and circumstances during the first three months of 2013 did not change management's conclusion that a full valuation allowance is necessary.

        The Company is subject to U.S. federal and UK income tax, as well as income taxes of multiple state jurisdictions. The Company recognizes interest and penalties related to uncertain tax positions in income tax expense. At March 31, 2013, the Company had no interest or penalties accrued related to uncertain tax positions due to the available NOLs.

        As of March 31, 2013, the Company provided a liability for approximately $596 of unrecognized tax benefits. For the three months ended March 31, 2013, unrecognized tax benefits increased by $6 to $596, which if recognized in a period where there was not a full valuation allowance, would affect the effective tax rate.

        For federal purposes, post-1992 tax years remain open to examination as a result of earlier net operating losses being utilized in recent years. For state purposes, the statute of limitations remains open in a similar manner for states that have generated net operating losses. The Company does not expect that the total amount of unrecognized tax benefits related to positions taken in prior periods will change significantly during the next 12 months.

Appendix E

STRATEGIC DIAGNOSTICS INC.
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2012 AND
THE THREE MONTH PERIOD ENDED MARCH 31, 2013

STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

        On April 5, 2013, Strategic Diagnostics Inc., a Delaware corporation ("SDIX Inc."), SDIX,LLC, a Delaware limited liability company (the "Purchaser") and OriGene Technologies, Inc., a Delaware corporation and the ultimate parent of the Purchaser ("Parent" or Guarantor") entered into an Asset Purchase Agreement (the "Asset Purchase Agreement").

        Pursuant to the terms and conditions of the Asset Purchase Agreement, the Purchaser will acquire all of SDIX Inc.'s right, title and interest in substantially all of the assets, equipment, inventory and intellectual property (the "Purchased Assets") related exclusively to SDIX Inc.'s life sciences business, the product portfolio in respect of which includes a full suite of integrated capabilities, including antibody assay and design, development and production and the Advanced Technologies Business (the "Asset Sale"). The Purchaser will also assume and agree to discharge the Assumed Liabilities, as defined in the Asset Purchase Agreement. The purchase price for the Purchased Assets is $16,000, which is subject to a post-closing working capital adjustment. SDIX Inc. will retain the cash from the purchase price, less the escrow amount of $1,300 until such amount, if any, is released from escrow.

        The unaudited pro forma consolidated balance sheets as of December 31, 2012 and March 31, 2013 are based on the balance sheets of SDIX Inc. and its subsidiaries (collectively, the "Company") as of the respective dates after giving effect to the Asset Sale, including the proceeds related to the purchase price as if the Asset Sale had occurred as of the date of the respective balance sheets. The unaudited pro forma statements of operations for the three months ended March 31, 2013 and the fiscal year ended December 31, 2012 give effect to the Asset Sale as if it occurred on January 1, 2012.

        The unaudited pro forma consolidated balance sheet as of March 31, 2013 and unaudited pro forma consolidated statement of operations for the three months ended March 31, 2013 have been derived from the consolidated financial statements and notes included in the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2013 that has been filed with the Securities and Exchange Commission ("SEC"). The unaudited pro forma consolidated balance sheet as of December 31, 2012 and unaudited pro forma consolidated statement of operations for the year ended December 31, 2012 have been derived from the consolidated financial statements and notes included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 that has been filed with the SEC. The unaudited pro forma consolidated financial statements are based on available information and assumptions the Company believes are reasonable.

        The unaudited pro forma consolidated financial statements have been provided for informational purposes only. The unaudited consolidated financial statements do not purport to project the future financial position or operating results of the life sciences business. The unaudited pro forma consolidated financial statements, including the notes thereto, should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2013 and Annual Report on Form 10-K for the year ended December 31, 2012 that have been filed with the SEC.

 STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(in thousands, except share and per share data)

STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET (Continued)

(in thousands, except share and per share data)

	As of March 31, 2013
	Unaudited Financials(1)	Disposition of Life Science Business(2)	Pro Forma(3)
ASSETS
Current Assets:
Cash and cash equivalents	$16,026	$12,500 (4)	$28,526
Receivables, net	2,451	(2,451)	—
Inventories	2,276	(2,276)	—
Other current assets	880	(370)	510

Total current assets	21,633	7,403	29,036

Property and equipment, net	4,868	(4,868)	—
Other assets	25	(25)	—
Deferred tax asset	35	—	35

Total assets	$26,561	$2,510	$29,071

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current portion of debt	$55	(55)	$—
Accounts payable	553	(553)	—
Accrued expenses	2,110	(205)	1,905
Deferred revenue	37	(37)	—

Total current liabilities	2,755	(850)	1,905

Long-term debt	215	(215)	—

Stockholders' Equity:
Preferred stock, $.01 par value, 20,920,648 shares authorized, no shares issued or outstanding	—	—	—
Common stock, $.01 par value, 50,000,000 shares authorized, 21,467,700 issued at December 31, 2012	215	—	215
Additional paid-in capital	43,003	—	43,003
Treasury stock, 406,627 common shares at cost at December 31, 2012	(555)	—	(555)
Accumulated deficit	(18,789)	3,575 (5)	(15,214)
Cumulative translation adjustments	(283)	—	(283)

Total stockholders' equity	23,591	3,575	27,166

Total liabilities and stockholders' equity	$26,561	$2,510	$29,071

(1)
Represents balances as reported on the unaudited Consolidated Balance Sheet including the assets and liabilities classified as held for sale included in the Company's Form 10-Q for the quarter ended March 31, 2013.

(2)
Represents the assets and liabilities to be sold pursuant to the Asset Purchase Agreement.

(3)
Represents the assets, liabilities and equity remaining with the continuing operations of the Company.

(4)
Represents cash proceeds to be received from the Purchaser, net of transaction costs shown as follows:

Proceeds from the purchaser	$16,000
Cash paid for transaction costs	(3,500)

Total adjustments to cash and cash equivalents	$12,500

(5)
Represents the portion of the estimated gain on the sale to be recorded by the Company during the second quarter of 2013.

The accompanying notes are an integral part of these statements.

 STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(in thousands, except share and per share data)

STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET (Continued)

(in thousands, except share and per share data)

	As of December 31, 2012
	As Reported(1)	Disposition of Life Science Business(2)	Pro Forma(3)
ASSETS
Current Assets:
Cash and cash equivalents	$18,145	$12,500 (4)	$30,645
Receivables, net	2,276	(2,276)	—
Inventories	1,990	(1,990)	—
Other current assets	457	(386)	71

Total current assets	22,868	7,848	30,716

Property and equipment, net	4,637	(4,637)	—
Other assets	28	(28)	—
Deferred tax asset	37	—	37

Total assets	$27,570	$3,183	$30,753

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current portion of debt	$47	(47)	$—
Accounts payable	419	(419)	—
Accrued expenses	1,771	(334)	1,437
Deferred revenue	32	(32)	—

Total current liabilities	2,269	(832)	1,437

Long-term debt	191	(191)	—

Stockholders' Equity:
Preferred stock, $.01 par value, 20,920,648 shares authorized, no shares issued or outstanding	—	—	—
Common stock, $.01 par value, 50,000,000 shares authorized, 21,467,700 issued at December 31, 2012	215	—	215
Additional paid-in capital	42,879	—	42,879
Treasury stock, 406,627 common shares at cost at December 31, 2012	(555)	—	(555)
Accumulated deficit	(17,195)	4,206 (5)	(12,989)
Cumulative translation adjustments	(234)	—	(234)

Total stockholders' equity	25,110	4,206	29,316

Total liabilities and stockholders' equity	$27,570	$3,183	$30,753

(1)
Represents balances as reported on the audited Consolidated Balance Sheet Company's Form 10-K for the year ended December 31, 2012.

(2)
Represents the assets and liabilities to be sold pursuant to the Asset Purchase Agreement.

(3)
Represents the assets, liabilities and equity remaining with the continuing operations of the Company.

(4)
Represents cash proceeds to be received from the Purchaser, net of transaction costs shown as follows:

Proceeds from the purchaser	$16,000
Cash paid for transaction costs	(3,500)

Total adjustments to cash and cash equivalents	$12,500

(5)
Represents the portion of the estimated gain on the sale to be recorded by the Company during the second quarter of 2013.

The accompanying notes are an integral part of these statements.

STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended March 31, 2013
	Unaudited Financials(1)	Disposition of Life Science Business(2)	Pro Forma(3)
Revenues	$3,383	$3,383	$—
Cost of sales	1,705	1,705	—

Gross profit	1,678	1,678	—

Operating expenses:
Research and development	486	486	—
Selling, general and administrative	2,781	2,327	454

Total operating expenses	3,267	2,813	454

Operating loss	(1,589)	(1,135)	(454)
Interest income (expense), net	(5)	(5)	—

Loss before taxes	(1,594)	(1,140)	(454)
Income tax expense (benefit)	—	—	—

Net loss	$(1,594)	$(1,140)	$(454)

Basic loss per share from continuing operations	(0.08)	(0.06)	(0.02)

Basic net loss per share	$(0.08)	$(0.06)	$(0.02)

Shares used in computing basic net loss per share	20,619,165	20,619,165	20,619,165

Diluted loss per share from continuing operations	(0.08)	(0.06)	(0.02)

Diluted net loss per share	$(0.08)	$(0.06)	$(0.02)

Shares used in computing diluted net loss per share	20,619,165	20,619,165	20,619,165

(1)
Represents revenues and expenses as reported on the Consolidated Income Statement including the results of the items reported as discontinued operations as included in the Company's Form 10-Q for the quarter ended March 31, 2013.

(2)
Represents revenues and expenses attributable to the Life Sciences Business being disposed of pursuant to the Asset Sale.

(3)
Represents costs of personnel and related expenses being retained in the continuing business.

 STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except share and per share data)

	Year Ended December 31, 2012
	As Reported(1)	Disposition of Life Science Business(2)	Proforma(3)
Revenues	$15,071	$15,071	$—
Cost of sales	7,533	7,533	—

Gross profit	7,538	7,538	—

Operating expenses:
Research and development	3,509	3,509	—
Selling, general and administrative	11,197	9,353	1,844

Total operating expenses	14,706	12,862	1,844

Operating loss	(7,168)	(5,324)	(1,844)
Interest income (expense), net	(25)	(25)	—

Loss before taxes	(7,193)	(5,349)	(1,844)
Income tax expense (benefit)	3	3	—

Loss from continuing operations	$(7,196)	$(5,352)	$(1,844)

Discontinued operations:
Income from discontinued operations, net of taxes	1,656	—	1,656
Gain on sale of assets, net of taxes	9,882	—	9,882

Net income from discontinued operations. net of taxes	11,538	—	11,538

Net income (loss)	$4,342	$(5,352)	$9,694

Basic loss per share from continuing operations	(0.35)	(0.26)	(0.09)
Basic income per share from discontinued operations	0.56	0.00	0.56

Basic net income (loss) per share	$0.21	$(0.26)	$0.47

Shares used in computing basic net income (loss) per share	20,534,047	20,534,047	20,534,047

Diluted loss per share from continuing operations	(0.35)	(0.26)	(0.09)
Diluted income per share from discontinued operations	0.56	0.00	0.56

Diluted net income (loss) per share	$0.21	$(0.26)	$0.47

Shares used in computing diluted net income (loss) per share	20,534,047	20,534,047	20,534,047

(1)
Represents revenues and expenses as reported on the audited Consolidated Income Statement as included in the Company's Form 10-K for the year ended December 31, 2012.

(2)
Represents revenues and expenses attributable to the Life Sciences Business being disposed of pursuant to the Asset Sale.

(3)
Represents costs of personnel and related expenses being retained in the continuing business.

Appendix F

STRATEGIC DIAGNOSTICS INC.
UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE BUSINESS TO BE SOLD
FOR THE FISCAL YEARS ENDED DECEMBER 31, 2012 AND
DECEMBER 31, 2011 AND THE THREE MONTH PERIOD ENDED MARCH 31, 2013

STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

LIFE SCIENCES BUSINESS

UNAUDITED BALANCE SHEETS
(in thousands)

	December 31,		March 31,
	2012	2011	2013	2012
ASSETS
Current Assets:
Receivables, net	$2,276	$2,191	$2,451	$2,206
Inventories	1,990	1,031	2,276	1,161
Other current assets	386	524	370	539

Total current assets	4,652	3,746	5,097	3,906

Property and equipment, net	4,637	3,849	4,868	4,207
Other assets	28	6	25	32

Total assets	$9,317	$7,601	9,990	8,145

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current portion of long-term debt	$47	$300	$55	$200
Accounts payable	419	361	553	378
Accrued expenses	334	301	205	290
Deferred revenue	32	—	37	334

Total current liabilities	832	962	$850	$1,202

Long-term debt	191	—	215	—

Net Assets	8,294	6,639	8,925	6,943

Total liabilities and net assets	$9,317	$7,601	$9,990	$8,145

STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

LIFE SCIENCES BUSINESS

UNAUDITED STATEMENTS OF OPERATIONS
(in thousands)

	Year Ended December 31,		Three Months Ended March 31,
	2012	2011	2013	2012
Revenues	$15,071	$16,520	$3,383	$3,980
Cost of sales	7,533	7,885	1,705	1,964

Gross profit	7,538	8,635	1,678	2,016
Operating expenses:
Research and development	3,509	3,271	486	958
Selling, general and administrative	9,353	10,252	2,327	2,115

Total operating expenses	12,862	13,523	2,813	3,073

Operating loss	(5,324)	(4,888)	(1,135)	(1,057)
Interest income (expense), net	(25)	(33)	(5)	(7)

Loss before taxes	(5,349)	(4,921)	(1,140)	(1,064)
Income tax expense (benefit)	3	29	—	—

Net loss	$(5,352)	$(4,950)	$(1,140)	$(1,064)

STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

LIFE SCIENCES BUSINESS

UNAUDITED STATEMENTS OF CASH FLOW
(in thousands)
(unaudited)

	Twelve Months Ended December 31,		Three Months Ended March 31,
	2012	2011	2013	2012
Cash Flows from Operating Activities:
Net Loss	$(5,352)	$(4,950)	$(1,140)	$(1,064)
Depreciation and amortization	1,096	1,082	235	227
Share compensation expense	725	517	123	134
(Increase) decrease in:
Receivables	(85)	220	(175)	(15)
Inventories	(959)	519	(286)	(130)
Other current assets	138	(188)	16	(15)
Other assets	(22)	39	3	(26)
Increase (decrease) in:
Accounts payable	58	42	(11)	17
Accrued expenses	33	86	(129)	(11)
Deferred revenue	32	(24)	5	334

Net cash used in operating activities:	(4,336)	(2,657)	(1,359)	(549)
Cash Flows from Investing Activities:
Purchase of property and equipment	(1,342)	(991)	(277)	(585)

Net cash used in investing activities:	(1,342)	(991)	(277)	(585)
Cash Flows from Financing Activities :
Repayments on financing obligations	(333)	(400)	(13)	(100)

Net cash used in financing activities:	(333)	(400)	(13)	(100)
Intercompany cash activity, net	6,011	4,048	1,649	1,234
Cash, Beginning of Period	—	—	—	—

Cash, End of Period	$—	$—	$—	$—

Supplemental Cash Flow Disclosure:
Noncash investing activity, purchase of property and equipment	—	—	145	—
Noncash investing activity, capital lease obligation	271	—	45	—

STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

LIFE SCIENCES BUSINESS

NOTES TO UNAUDITED FINANCIAL STATEMENTS
(in thousands)

1. RECENT DEVELOPMENTS

        On April 5, 2013, Strategic Diagnostics Inc., a Delaware corporation ("SDIX Inc."), SDIX, LLC, a Delaware limited liability company (the "Purchaser") and OriGene Technologies, Inc., a Delaware corporation and the ultimate parent of the Purchaser ("Parent" or "OriGene") entered into an Asset Purchase Agreement (the "Asset Purchase Agreement").

        Pursuant to the terms and conditions of the Asset Purchase Agreement, the Purchaser will acquire all of SDIX Inc.'s right, title, and interest in substantially all of the assets, equipment, inventory, and intellectual property (the "Purchased Assets") related exclusively to SDIX Inc.'s life sciences business (the "Life Sciences Business" or the "Business"), the product portfolio in respect of which includes a full suite of integrated capabilities, including antibody and assay design, development and production and the Advanced Technologies Business (the "Asset Sale"). The Purchaser will also assume and agree to discharge the Assumed Liabilities, as defined in the Asset Purchase Agreement. Parent unconditionally guarantees Purchaser's obligations in the Asset Purchase Agreement. The purchase price for the Purchased Assets is $16,000, which is subject to a post-closing working capital adjustment. SDIX Inc. will retain the cash from the purchase price, less the escrow amount (described below) until such amount, if any, is released from escrow.

        SDIX Inc. and Purchaser each made customary representations, warranties and covenants in the Asset Purchase Agreement. At closing, $1,300 of the purchase price will be placed in escrow to be governed by the terms of a separate escrow agreement. The Asset Purchase Agreement contains indemnification provisions pursuant to which SDIX Inc. and the Purchaser have agreed to indemnify the other for certain losses, including with respect to environmental, litigation, tax and other matters.

        Except as otherwise indicated, the disclosure set forth in these Notes to Unaudited Financial Statements does not give effect to the closing of the Asset Sale, which is subject to conditions as described above.

2. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business

        The Life Sciences Business has a core mission of developing, commercializing and marketing innovative and proprietary products, services and solutions that preserve and enhance the quality of human health and wellness.

        The Life Sciences Business supplies products, custom services and critical reagents used across the life science research and development markets. The Business's Genomic Antibody Technology® ("GAT") is being used in proteomic research, disease understanding and drug/biomarker discovery among academic, biotech, in-vitro diagnostic ("IVD") and large pharmaceutical customers.

        By applying its core competencies of creating proprietary antibodies and assay development, the Business has produced sophisticated testing and reagent systems that are responsive to each customer's analytical information needs.

        The Business's goals are to consistently deliver increased value to its customers that facilitate their business results, reduce costs and help in the management of risk. The Business' sales professionals focus on delivering a quantifiable "return on investment" to their customers by reducing time and total costs associated with applications for which the Life Science Business products are used. In addition, SDIX Inc. and its subsidiaries (collectively, the "Company") believes the Life Science Business tests

STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

LIFE SCIENCES BUSINESS

NOTES TO UNAUDITED FINANCIAL STATEMENTS
(in thousands) (Continued)

2. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

provide high levels of accuracy and reliability, which deliver more actionable test results to the customer as compared to alternative products. The Life Science Business is focused on sustaining profitable growth by leveraging its expertise in antibodies and immuno-technologies to successfully develop proprietary products and services that enhance the competitive advantage of its customers.

Basis of Presentation and Interim Financial Statements

        The accompanying unaudited financial statements reflect the operations of the Life Sciences Business and have been derived from the consolidated financial statements of the Company. They do not include all the information and footnotes required by U.S. generally accepted accounting principles ("GAAP") for complete financial statements and should be read in conjunction with the Company's Quarterly Report on From 10-Q for the three months ended March 31, 2013 and Annual Report on Form 10-K for the fiscal year ended December 31, 2012. The interim operating results are not necessarily indicative of the results to be expected for the entire year.

Revenue Recognition

        Revenues composed of sales of immunoassay-based test kits and certain antibodies and immunochemical reagents are recognized upon the shipment of the product and transfer of title, or when related services are provided. Revenues associated with such products or services are recognized when persuasive evidence of an order exists, shipment of product has occurred or services have been provided, the price is fixed and determinable and collectability is reasonably assured. Management of the Company is required to make judgments based on actual experience about whether or not collectability is reasonably assured.

        The Business enters into contracts related to the production of custom antibodies, which provide for the performance of defined tasks for a fixed price, with delivery of the product upon completion of production. The standard time to complete a project is typically longer than 30 days but less than 12 months, and effort is expended over the life of the project. Revenues related to sales of custom antibody projects are recognized when a project's specifications have been met and the related materials have been shipped.

        Fees associated with products and services added on to a custom antibody project subsequent to delivery of the initial project are billed monthly and recognized as revenue as the services and other deliverables are provided. Sales taxes collected from customers are presented net in the consolidated statement of operations.

        The Business follows Accounting Standards Codification, (ASC) 605-25 "Revenue Recognition—Multiple-Element Arrangements" to determine the recognition of revenue under collaboration agreements that include multiple elements. The deliverables under these agreements are evaluated to determine if they have stand-alone value and revenue is allocated to the elements based upon their relative selling prices. Since the adoption of this standard, the Company has entered into one agreement with multiple-elements. During the first three months of 2012, the Business recognized approximately $920 in revenue related to this $1,250 agreement. The amount recognized was comprised of $95 for materials supplied, $9 in consulting services provided and $816 in technology access fees. In

STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

LIFE SCIENCES BUSINESS

NOTES TO UNAUDITED FINANCIAL STATEMENTS
(in thousands) (Continued)

2. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

November 2012, the Company announced this agreement had been terminated by BD Diagnostics and that all revenues related to the initial $1,250 payment had been earned.

Use of Estimates

        The preparation of the consolidated interim financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated interim financial statements, and the reported amounts of revenues and expenses during the period. These estimates include those made in connection with assessing the valuation of accounts receivable, inventories, and long lived assets. Actual results could differ from these estimates.

3. INVENTORIES

        The inventories of the Life Science Business are valued at the lower of cost or market. For inventories that consist primarily of test kit components, bulk serum and antibody products, cost is determined using the first in, first out method. For inventories that consist of costs associated with the production of custom antibodies, cost is determined using the specific identification method. At March 31, 2013 and December 31, 2012, inventories consisted of the following:

	March 31, 2013	December 31, 2012
Raw materials	$695	$692
Work in progress	1,162	1,023
Finished goods	419	275

Inventories	$2,276	$1,990

4. DEBT

        On March 26, 2012, the Company entered into a Master Equipment Lease agreement with a commercial bank (as amended November 14, 2012). The agreement is for a $500 revolving line of credit to lease equipment. The equipment leased has a distinct lease schedule under the agreement and provides for specific terms of payment related to that particular equipment lease. For accounting purposes, the leases are considered capital leases and accordingly are recorded as debt and amortized with an imputed interest rate according to the terms of the applicable equipment lease. All leases carry a one dollar buyout at lease end.

        To date, the Company has borrowed $316 against this Master Lease agreement, which includes four separate leases, of which $270 is outstanding as of March 31, 2013. Each of the leases contains a 60 month term with an imputed interest rate of approximately 4.3%.

        The Company has certain financial covenants to meet related to this Master Equipment Lease, including tangible net worth of not less than $15,000, minimum liquidity of $2,000 and a requirement to maintain its primary banking accounts with the commercial bank. As of March 31, 2013, the Company was in compliance with all applicable loan covenants. This debt is included in both current liabilities ($55) and non-current liabilities.

STRATEGIC DIAGNOSTICS INC.

Dear Stockholder,

        Please take note of the important information regarding the Asset Sale Proposal, the Name Change Proposal, the Compensation Proposal and the Proposal to Adjourn or Postpone the Special Meeting enclosed with this Proxy Ballot (the "Proposals").

        Your votes on the Proposals are important and you are strongly encouraged to exercise your right to vote your shares.

        Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

        Your vote must be received prior to the Special Meeting of Stockholders on    •    , 2013.

        Thank you in advance for your prompt consideration of these matters.

Sincerely,

Strategic Diagnostics Inc.

PRELIMINARY COPY OF PROXY CARD

STRATEGIC DIAGNOSTICS INC.

111 Pencader Drive
Newark, Delaware 19702

Special Meeting of Stockholders—[    •    ], 2013
Proxy Solicited on Behalf of the Board of Directors

        The undersigned, revoking all prior proxies, hereby appoints Francis M. DiNuzzo and Kevin J. Bratton as Proxies, with full power of substitution to each, to vote for and on behalf of the undersigned at the Special Meeting of Stockholders of STRATEGIC DIAGNOSTICS INC. to be held at [    •    ], on [    •    ], [    •    ], 2013, at [    •    ]. local time, and at any adjournment, adjournments or postponements thereof. The undersigned hereby directs the said Proxies to vote in accordance with their judgment on any matters which may properly come before the Special Meeting, all as set forth in the Notice of Special Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE (1) ASSET SALE PROPOSAL, (2) NAME CHANGE AMENDMENT PROPOSAL, (3) COMPENSATION PROPOSAL AND (4) PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

        PLEASE COMPLETE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

        Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees, custodians, and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If the stockholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet	Telephone	Mail

Please visit www.proxyvote.com and follow the onscreen instructions. You may enter your voting instructions at www.proxyvote.com up until 11:59 P.M. Eastern Time, the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

Call toll-free 1-800-690-6903 from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. You may transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.

Mark, sign and date your proxy card and return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, using the enclosed postage paid envelope. Please allow sufficient time for mailing.

        If you vote your proxy by Internet or telephone you do NOT need to mail back your Proxy Card.

 The Board of Directors recommends a vote "FOR" the following proposals:

1.	To approve the sale of substantially all of Strategic Diagnostics Inc.'s right, title, and interest in substantially all of the non-cash assets, equipment, inventory, and intellectual property related exclusively to the Company's life sciences business, as contemplated by the asset purchase agreement between Strategic Diagnostics Inc., OriGene Technologies, Inc. and OriGene Technologies, Inc.'s wholly owned subsidiary, SDIX, LLC, dated as of April 5, 2013. We refer to this transaction as the "Asset Sale Transaction" and this proposal as the "Asset Sale Proposal."	FOR ☐	ABSTAIN ☐	AGAINST ☐
2.	To approve an amendment to our certificate of incorporation to change our name to Special Diversified Opportunities Inc. effective upon completion of the Asset Sale Transaction. We refer to this proposal as the "Name Change Amendment Proposal."	FOR ☐	ABSTAIN ☐	AGAINST ☐
3.	To approve, on an advisory basis, the compensation that may be paid or become payable to Strategic Diagnostics Inc.'s named executive officers in connection with the Asset Sale Transaction. We refer to this as the "Compensation Proposal."	FOR ☐	ABSTAIN ☐	AGAINST ☐
4.	To approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Asset Sale Proposal. We refer to this proposal as the "Proposal to Adjourn or Postpone the Special Meeting."	FOR ☐	ABSTAIN ☐	AGAINST ☐

        THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR THE (1) ASSET SALE PROPOSAL, (2) NAME CHANGE AMENDMENT PROPOSAL, (3) COMPENSATION PROPOSAL AND (4) PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	Please be sure to sign and date this Proxy. In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the meeting or at any adjournment thereof.

Stockholder sign here	Date
Co-owner sign here	Date

Mark box at right if an address change or comment has been noted on the reverse side of this card.	☐

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